As filed with the Securities and Exchange Commission on February 14, 2025.

Registration No. 333-284180

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 6

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)
(Exact name of registrant as specified in its charter)

Delaware	325411	85-4094332
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6400 SW Rosewood Street

Lake Oswego, Oregon 97035

(269) 579-2915

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Gripentrog

Chief Executive Officer

6400 SW Rosewood Street

Lake Oswego, Oregon 97035

(269) 579-2915

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq. Scott E. Linsky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036-6569 (212) 326-0820

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of common stock through the underwriter named on the cover page of this prospectus, which we refer to as Public Offering Prospectus.

●	The Resale Prospectus. A prospectus to be used for the resale by selling shareholders of 2,549,486 shares of common stock, which we refer to as the Resale Prospectus.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different front and back covers;

●	they contain different Offering sections in the Prospectus Summary;

●	they contain different Use of Proceeds sections;

●	the Capitalization and Dilution sections are deleted from the Resale Prospectus;

●	a Selling Shareholders section is included in the Resale Prospectus;

●	the Underwriting section from the Public Offering Prospectus is deleted from the Resale Prospectus and a Plan of Distribution section is inserted in its place; and

●	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriter.

The registrant has included in this registration statement a set of alternate pages after the back cover page of the Public Offering Prospectus, which we refer to as the Alternate Pages, to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling shareholders.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2025

PRELIMINARY PROSPECTUS

FUNCTIONAL BRANDS INC.

1,500,000 Shares of Common Stock

1,500,000 Series A Warrants to Purchase Shares of Common Stock

1,500,000 Series B Warrants to Purchase Shares of Common Stock

3,000,000 Shares of Common Stock Underlying the Series A Warrants and Series B Warrants

This is an initial public offering of our common stock. We are offering 1,500,000 units (the “Units”), with each Unit consisting of one (1) share of common stock, par value $0.00001 per share (“Common Stock”), a Series A warrant to purchase one (1) share of common stock (the “Series A Warrant”), and a Series B warrant to purchase one (1) share of common stock (the “Series B Warrant” and, together with the Series A Warrants, the “Warrants”) based on an assumed offering price of $4.25 per Unit. Each share of our common stock is being sold together with a Series A Warrant to purchase one share of our common stock and a Series B Warrant to purchase one share of our common stock. The shares of common stock and Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering.

Each Series A warrant will have an exercise price equal to $4.00 per share, will be exercisable immediately and will expire on the third anniversary of the original issuance date. Each Series B warrant will have an exercise price equal to $4.00 per share, will be exercisable immediately and will expire on the fifth anniversary of the original issuance date. The Units will not be certificated.

Our board of directors approved a 1-for-18.338622 reverse stock split of all classes of our issued and outstanding capital stock (the “Reverse Stock Split”). On January 22, 2025, we filed a certificate of amendment of certificate of incorporation with the State of Delaware to immediately effect the Reverse Stock Split. All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

Currently, there is no public market for our common stock. We intend to apply to list our common stock on The Nasdaq Stock Market LLC (“NASDAQ”), under the symbol “MEHA”. We cannot guarantee that our common stock will be approved for listing on NASDAQ and if our common stock is not approved for listing on NASDAQ, we will not consummate this offering.

We do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market, and we do not believe any such market will develop. Therefore, the liquidity of the Warrants will be limited and should be considered illiquid. The Units have no stand-alone rights and will not be issued as stand-alone securities. The assumed offering price and related share numbers used throughout this prospectus has been included for illustration purposes only. The actual offering price may differ materially from the assumed price used in the prospectus and will be determined by negotiations between us and the representative of the underwriters and may not be indicative of prices that will prevail in the trading market.

This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants sold in this offering. The shares of Common Stock can each be purchased in this offering only with the accompanying Warrants (other than pursuant to the underwriters’ warrant to purchase additional shares of Common Stock as part of the Units).

We were previously deemed a “controlled company” under NASDAQ corporate governance rules because Hemptown Organics Corp. ("HOC") owned a majority of our outstanding shares of common stock. Since the filing of our Registration Statement on Form S-1 on January 8, 2025, HOC has distributed most of the shares it holds in our Company to HOC’s shareholders and debtholders. Therefore, we are no longer deemed a controlled company and will not be relying on any exemptions from corporate governance requirements provided to controlled companies.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 13 for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER UNIT	TOTAL(4)
Initial public offering price(1)	$4.25	$6,375,000
Underwriting discounts and commissions(2)	$.34	$510,000
Proceeds, before expenses, to us(3)	$3.91	$5,865,000

(1)	The initial public offering price is $4.25 per unit.
(2)	We have agreed to pay the underwriter a discount equal to 8% of the gross proceeds of the offering. We have agreed to issue to the Representative, on the applicable closing date of this offering, warrants in an amount equal to 6% of the aggregate number of shares of common stock sold by us in this offering (the “Representative’s Warrants”) (not including over-allotment shares). For a description of other terms of the Representative’s Warrants and a description of the other compensation to be received by the Underwriter, see “Underwriting” section herein beginning on page 97.
(3)	Excludes fees and expenses payable to the Underwriter. The total amount of Underwriter’s expenses related to this offering is set forth in the section entitled “Underwriting.”
(4)	Assumes that the Underwriter does not exercise any portion of its over-allotment option.

We expect our total cash expenses for this offering (including cash expenses payable to our Underwriter for its out-of-pocket expenses) to be approximately $722,844, exclusive of the above discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce the proceeds available to us before expenses. See “Underwriting” beginning on page 97.

This offering is being conducted on a firm commitment basis. Joseph Gunnar & Co., LLC (the “Underwriter”) is obligated to take and pay for all of the shares of common stock if any such shares of common stock are taken. We have granted the Underwriter an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of our shares of common stock offered by us pursuant to this offering (excluding shares of common stock subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts and commissions. If the Underwriter exercises its option in full, the total underwriting discounts and commissions payable will be $659,813 based on an assumed offering price of $4.25 per unit, and the total gross proceeds to us, before underwriting discounts and commissions expenses, will be $7,331,250. If we complete this offering, net proceeds will be delivered to us on the applicable closing date.

The Underwriter expects to deliver the shares of common stock against payment as set forth under the “Underwriting” section herein on or about          , 2025.

JOSEPH GUNNAR & CO., LLC

Prospectus dated          , 2025.

Please read this prospectus carefully. It describes our business, financial condition, results of operations and prospects, among other things. We are responsible for the information contained in this prospectus and in any free-writing prospectus we have authorized. Neither we nor the Underwriter has authorized anyone to provide you with different information, and neither we nor the underwriter takes responsibility for any other information others may give you. Neither we nor the underwriter are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. You should not assume that the information contained in this prospectus is accurate as of any date other than its date.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We use various trademarks, trade names and service marks in our business, including “Biofilm Defense,” “Flura,” “Isogest;” “HempTown,” “Nu-Thera,” “HT Naturals,” “HempTown Naturals,” “Ultra Tested,” “Functional Brands,” and “Kirkman,” among others. For convenience, we may not include the SM, ® or ™ symbols, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, as well as public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position and market estimates are based on management’s estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of such information contained in this prospectus. Such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Our board of directors approved a 1-for-18.338622 reverse stock split of all classes of our issued and outstanding capital stock (the “Reverse Stock Split”). On January 22, 2025, we filed a certificate of amendment of certificate of incorporation with the State of Delaware to immediately effect the Reverse Stock Split. All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Our company consists of two primary legal entities: Functional Brands Inc. (formerly HT Naturals Inc.), a Delaware corporation (“Functional Brands”) and HTO Nevada Inc., a Delaware corporation dba Kirkman (“HTO Nevada”) HTO Nevada was acquired by Functional Brands through a corporate restructuring consummated on May 19, 2023. Functional Brands was formerly a 72% subsidiary owned by Hemptown Organics Corp., a British Columbia corporation (“HOC”). The percentage of ownership held by HOC in Functional Brands was calculated by dividing the total amount of shares of Functional Brands owned by HOC by the total amount of outstanding shares of Functional brands as a result of certain transactions conducted between the entities and described further in this prospectus. On January 24, 2025, Functional Brands ceased to be deemed a controlled company. Upon the completion of the restructuring of the company, mainly consisting of a majority of shareholders of HOC executing exchange agreements to receive an equivalent amount of shares of Functional Brands in exchange for their equity in HOC as only consideration and upon the conversion described in the exchange agreement, pursuant to the recent completion of this transaction, as of the date of this prospectus, HOC holds the approximate amount of 13.8% of the total outstanding shares of Functional Brands. Functional Brands will be a majority publicly owned company as of the effective date of this prospectus. HTO Nevada operates in the nutraceutical and supplement industry through the Kirkman entities as a manufacturer and distributor of health supplements in different categories further described in this prospectus. Functional Brands Inc. operates certain hemp derived products in different categories further described in this prospectus. HOC is a holding company with various interests in nutraceutical manufacturing and federally legal industrial hemp products, HOC owns intellectual property, including brands and pending trademarks, as well as other intangible assets, such as “Hemptown”, “Hemptown USA” Brand and logo pending trademark. Functional Brands has a perpetual license to use and operate the HOC brand and logo. In this prospectus, “Functional Brands,” “HempTown,” “HTO Nevada Inc,” “Kirkman,” “we,” “us,” “our,” “our company” and similar references refer to Functional Brands Inc.

OUR COMPANY

Overview

Our company operates in the nutraceutical supplement industry. We are a manufacturer and distributor of supplements in categories such as pain, energy, prenatal, general health, bone and joint, gastro, immunity, cardiac, detox, brain and memory, sleep, prenatal and urinary. Our end markets focus on end-consumers through different channels that include pharmacies, US wholesalers, international distributors and direct-to-consumers sales. Our products are sold over the counter and consumers do not need a prescription to purchase our products. Our products are not approved by the FDA. Our company also operates in the hemp industry as a retailer of hemp derived products in categories such as capsules, cigarettes, gummies, and tinctures with a commercial end market, and end-consumers.

Functional Brands is a super majority owned subsidiary of HOC, a privately held British Columbia corporation. Incorporated as HT Naturals Inc. in November 2020, the Company changed its name to Functional Brands Inc. on March 22, 2023. The Company aims to deliver the highest quality and innovative products under multiple brands. Kirkman, P2i by Kirkman Prenatal, HempTown Naturals and Golf Mellow are current brands in the market or prepared to be launched in the market.

Our Products

Kirkman Brand

Our products under our “Kirkman” brand are manufactured in our cGMP certified, FDA registered manufacturing facility located in Lake Oswego, Oregon. Kirkman is a manufacturer of nutritional supplements. Founded in 1949, Kirkman is also one of the oldest nutritional supplement companies serving the special needs community.

Our Kirkman brand offers more than 150 products, including probiotics, enzymes, vitamins, multivitamins, amino acids, antioxidants, immune support, essential fatty acids, preconception, prenatal supplements, personal care products and other specialty products. Kirkman treats patients with autism spectrum disorders and special dietary needs through an established network of over 2,000 doctors in over 40 countries. Our Kirkman brand operates in 95% of the major subsegments in the supplement industry. Kirkman has a long-standing loyal customer and consumer base due to the rigorous testing of products in compliance with FDA requirements. Kirkman has been endorsed by various businesses and celebrities, including the famous and original Shark Tank member, Kevin Harrington.

Digestive enzymes: Over the counter oral digestive enzyme supplements are a combination of proteases, which aid protein digestion; lipases, which aid in fat digestion; and amylases, which aid in carbohydrate digestion. These may be prescribed by a doctor in some cases, when the pancreas does not make enough digestive enzymes on its own. People are increasingly taking over the counter (“OTC”) digestive enzymes in lower doses to support general gut health.

Essential fatty acids: Also called omega-3 fatty acids, essential fatty acids are important digestive chemicals that the body cannot make on its own.

Our products under the Kirkman Brand include, but are not limited to, the following:

●	Supplements for Autism;	●	Essential Fatty Acids;
●	Oxytocin;	●	Vitamin B12;
●	Vitamin B6 and Magnesium;	●	Glutathione;
●	Melatonin;	●	Functional Mushrooms;
●	Probiotics;	●	Multivitamins and Minerals;
●	Digestive Enzymes;	●	Antioxidants; and
		●	Amino Acids.

P2i (prenatal) Brand

We have recently launched a certified prenatal vitamin in April 2024 for expectant mothers under the P2i by Kirkman brand. These vitamins have been specially formulated by our company to provide essential nutrients for both the mother and the developing fetus. The International Federation of Gynecology and Obstetrics (“FIGO”) published a position statement about toxic chemicals and environmental contaminants in prenatal vitamins. FIGO’s recommendation from the October 2023 position statement highlights that patients should only consume, and clinicians should only prescribe, vitamins and supplements that have been independently assessed to make certain they do not contain contaminants. Manufacturers should be held to a standard of production that assures safety and minimizes contaminants and certification of all prenatal vitamins becomes the standard of care. The FIGO Committee report on Climate Change and Toxic Environmental Exposures brought together global scientists to review reputable reference sources for chemicals that have the potential to impact maternal and newborn health, including the USA Environmental Protection Agency, the European Union, and the California EPA.

The group of experts recommended several approaches, including:

1.	creating a list of toxic chemicals and contaminants that should be screened for in Prenatal Vitamins and reduced to de minimis standards; and

2.	conducting assays of existing vitamins to assess ongoing risk to maternal and newborn health. This work can extend to personal exposure risk by offering women testing for the presence of potentially toxic environmental chemicals. Mass Spectrometry currently offers the most comprehensive measurement.

This first publication of a list of toxic chemicals and contaminants represents the most comprehensive testing available at present but does not purport to identify or eliminate all potential sources of toxicity.

We are currently the only certified prenatal vitamin in the market that aligns to the FIGO position statement. We have formulated and produced a prenatal vitamin called P2i by Kirkman. There are 3.6M pregnancies alone in the United States (https://www.cdc.gov/nchs/fastats/births.htm) and the initial market focus for this product will be the United States with the expectation to expand globally since FIGO’s position statement reaches all countries.

The P2i by Kirkman prenatal vitamin has been certified by The FORUM, a nonprofit 501(c)(3) organization dedicated to promoting low-toxicity standards for prenatal healthy products. The FORUM operates under a Memorandum of Understanding (MOU) with the International Federation of Gynecology and Obstetrics (FIGO), a globally recognized organization of obstetricians and gynecologists. This MOU establishes a shared objective to reduce environmental toxicity in prenatal products.

●	The certification process involves rigorous testing and evaluation to ensure compliance with The FORUM’s low-toxicity standards, which align with FIGO’s objectives for maternal and fetal health. These standards include:

o	Analysis of 24 Heavy Metals, ensuring levels are below stringent safety thresholds

o	Testing for the presence of 120 toxic chemicals, such as pesticides and endocrine disruptors, with strict limits to prevent potential harm

o	Utilization of ISO 17025-accredited laboratories for all testing to ensure reliability and reproducibility of results

●	Purity Labs, an ISO 17025-accredited laboratory, as directed by The FORUM, conducted testing, which confirmed the product’s compliance with The FORUM’s criteria. Based on this testing, The FORUM issued its certification, indicating that Kirkman’s prenatal vitamin meets its standards for low toxicity and safety.

HempTown Naturals Brand

All HempTown Naturals products are produced and sold in compliance with the US 2018 Farm Bill and the US Agricultural Act of 2014. CBD and CBG are cannabinoids present in the cannabis plant. Both CBD and CBG are used in hemp derived products. These products are believed to help in treating certain neurodegenerative and inflammatory conditions.1

CBD

CBD, or cannabidiol, is the second most prevalent ingredient in cannabis. While CBD is an integral component of medical marijuana, it is derived directly from the hemp plant, both of which are the same species: Cannabis sativa L. One of the hundreds of components of Cannabis sativa L., CBD does not cause a “high” by itself. According to a report from the World Health Organization, “In humans, CBD exhibits no effects indicative of any abuse or dependence potential…. To date, there is no evidence of public health related products associated with the use of pure CBD.”2

As reported by Forbes Health, CBD is applied topically or consumed through smoke inhalation or edible consumption. CBD interacts with neuroreceptors in your endocannabinoid system, which sends signals between your cells to help regulate your movement, mood, homeostasis, and immune system. Different studies have shown that CBD can offset everyday anxiety and depression.3

CBG

CBG, or cannabigerol, is another compound found in hemp which doesn’t have intoxicatingly psychoactive effects. CBG, often referred to by experts as “the mother of all cannabinoids,” is the cannabinoid from which other types of cannabinoids (including CBD) are derived, says Michelle Sexton, a naturopathic doctor who works at the Pain Trauma Institute in San Diego. “CBG is the first compound in the biosynthesis (the production of chemical compounds by a living organism) of the other cannabinoids,” she adds.

CBG is available in many forms, including tinctures, gummies, capsules and topical creams and lotions. CBG is often coupled with CBD in these products because the two cannabinoids can provide complimentary benefits, such as decreasing inflammation and pain, says Fraser Smith, a naturopathic doctor, as well as assistant dean and associate professor at the National University of Health Services in Lombard, Illinois. CBD and CBG occur naturally in hemp extract which is the source of our cannabinoids.4

Golf Mellow Brand

The Company has utilized existing product formulations with plans to introduce 12 different products under the Golf Mellow brand. A brand logo and packaging has been created to support the existing formulations. These supplements will be targeting the golf industry and golf professionals. These products include capsules, a powder, a cream and tinctures to help golfers of all levels improve their game and overall well-being. The capsules are packed with a blend of essential vitamins and minerals that support joint health, flexibility, and energy levels. The tinctures are made from all-natural ingredients and provide a quick and easy way to support focus and mental clarity, helping athletes stay in the zone and make the perfect shot. The creams are specially designed to provide targeted relief for sore muscles and joints, helping them stay comfortable and focused on the course. Some of these products include Sleep Caps to ensure that players are well rested the night before, Super B12 Powder which provides the energy needed for the perfect round, Calm Caps which help manage anxiety when players need it most, and Epsom Salt Cream & Recovery Caps, which aids with recovery. Once we receive a purchase order, we will package the products to fulfill the respective order.

According to data from the National Golf Foundation 25.1 million people (aged six and over) played on a golf course in the United States in 2021 – furthermore there were another 12.4 million people who took part in off-course activities like driving ranges, indoor golf simulators or venues like Topgolf and Drive Shack.5

[1]	https://www.medicalnewstoday.com/articles/cgb-vs-cbd

[2]	www.health.harvard.edu

[3]	www.forbes.com/health/body/cbd-oil-benefits/

[4]	www.forbes.com/health/body/cannabigerol-cbg/

[5]	https://www.golfmonthly.com/news/how-many-golfers-are-there-in-the-united-states

Competitive Strengths

The Kirkman brand has been in business for over 70 years with a loyal consumer base and we believe that we maintain high purity and quality standards in the industry. We source all materials from high quality suppliers. We test finished goods in certified laboratories with state-of-the-art equipment and manufacture our supplements in US-based cGMP certified and FDA registered facility located in Lake Oswego, Oregon. The FDA requires that we conduct at least one appropriate test or examination to verify and identify any component that is a dietary ingredient. We conduct ingredient testing by verifying the identity through ISO certified 3rd party laboratories. We also test for residual solvents and pesticides (where applicable), presence of up to 24 heavy metals and microbial contamination that could lead to illness or death. Microbial tests can include, but are not limited to, aerobic plate count, yeast & mold, coliforms, E. coli, pseudomonas, staphylococcus aureus, Bile Tolerant gram negative, Salmonella, Aflatoxins and listeria. Heavy metals testing includes beryllium, aluminum, vanadium, chromium, manganese, cobalt, nickel, copper, zinc, arsenic, selenium, molybdenum, palladium, silver, cadmium, tin, antimony, barium, tungsten, platinum, thallium, lead, uranium and mercury. For incoming raw ingredients, we ID using the following methods: Botanicals – HPLC (High Pressure Liquid Chromatography) or TLC (Thin Layer Chromatography), or an approved Chemical test; Vitamins – IR (Infrared) absorption, Chemical test, UV (Ultraviolet) absorption, UV fluorescence, GC (Gas Chromatography), HPLC; Minerals – ICP-MS (Inductively Coupled Plasmas – Mass Spectroscopy), IR (Infrared), Chemical tests, TLC (Thin Layer Chromatography); Enzymes – HPLC (High Pressure Liquid Chromatography), PCR (Polymerase Chain Reaction); Amino Acids – IR absorption, Optical Rotation, HPLC, TLC, GC (Gas Chromatography), Assay; Probiotics – PCR and HPLC; Metals – HPLC or ICP-MS; Micros – Cell culture and cell identification. The FDA requires that a finished batch of the dietary supplement meets product specifications for identity, purity, strength, composition, and for limits on those types of contamination that may adulterate or that may lead to adulteration of the finished batch of the dietary supplement. This can be conducted for a subset of finished dietary supplement batches through a sound statistical sampling plan (or for every finished batch). For our business, we test every batch of products to ensure heavy metals are below Pop 65 limits. In addition, every batch is tested for microbial contamination. Our 75+ year history in the industry, along with our rigorous material testing, allows Kirkman to use statistical sampling to ensure the identity, purity and strength of each product is met. Our formulations use proprietary blends. Although we are authorized to produce hemp derived products because we hold a hemp handler’s license, we currently do not grow any hemp, but we source our hemp derived products from registered growers in operation. The FDA does not require any testing on dietary supplements whereas we test for approximately 90 metals and toxins in raw materials.

As stated elsewhere in this prospectus, we’ve recently launched P2i by Kirkman prenatal vitamin, which is the only certified prenatal vitamin that aligns to FIGO’s position statement.

The P2i by Kirkman prenatal vitamin has been certified by The FORUM, a nonprofit 501(c)(3) organization dedicated to promoting low-toxicity standards for prenatal healthy products. The FORUM operates under a Memorandum of Understanding (MOU) with the International Federation of Gynecology and Obstetrics (FIGO), a globally recognized organization of obstetricians and gynecologists. This MOU establishes a shared objective to reduce environmental toxicity in prenatal products.

●	The certification process involves rigorous testing and evaluation to ensure compliance with The FORUM’s low-toxicity standards, which align with FIGO’s objectives for maternal and fetal health. These standards include:

o	Analysis of 24 Heavy Metals, ensuring levels are below stringent safety thresholds

o	Testing for the presence of 120 toxic chemicals, such as pesticides and endocrine disruptors, with strict limits to prevent potential harm

o	Utilization of ISO 17025-accredited laboratories for all testing to ensure reliability and reproducibility of results

●	Purity Labs, an ISO 17025-accredited laboratory, as directed by The FORUM, conducted testing, which confirmed the product’s compliance with The FORUM’s criteria. Based on this testing, The FORUM issued its certification, indicating that Kirkman’s prenatal vitamin meets its standards for low toxicity and safety.

We have an exclusive license agreement with the Trailer Park Boys to market & sell hemp derived products. There are two product categories that include Hemp Derived Delta 9 products. This includes Delta 9 gummies and Delta 9 Drink Enhancers. These two specific products are intended for health and wellness, as well as for recreational use. Both product categories comply with the 2018 Farm Bill where THC concentration does not exceed 0.3% on a dry weight basis. The revenue of these two product categories represents .6% of total company revenue. We executed a license agreement with the Trailer Park Boys which is in effect since July 21, 2021 and until December 31, 2024, under the license agreement as amended, the Company will pay the Trailer Park Boys, an amount equal to $200,000 with $50,000 advance against royalties payable upon execution of the agreement and $150,000 to be paid during the second year of the agreement, additionally, the Trailer Park Boys are entitled to 1,000,000 shares of the Company. The royalty rate under this agreement is between 15 - 30% of the gross sales of the company derived from sales related to the license. To date, $425,000 has been paid to the Trailer towards the license agreement. The license agreement may be terminated with reasonable cause upon six months’ written notice or for certain triggering events without recourse or an opportunity to cure.

Growth Strategy

We aim to be a leader in the nutraceutical space by manufacturing products held to the highest standard of quality in terms of toxins, metals, and other impurities. Our goal is to build a well-rounded portfolio of products including mushroom-based supplements targeted for everyday use, prenatal, athletes and beyond.

We plan to do this by:

●	Strengthening our existing 70-year-old Kirkman brand with its established base of consumers in the autism community by curating our product mix to cater to their specific needs;

●	Launching multiple brands, broad as well as niche, including P2i by Kirkman which is the only certified prenatal vitamin supporting FIGO’s October 2023 position statement, to allow us to increase our market share;

●	Modernizing our manufacturing capabilities by reorganizing the space and introducing new and efficient machinery and equipment to significantly enhance our output;

●	Investing heavily into our sales and marketing activities as well as business development in order to increase sales and distribution; and

●	Identify key companies with synergistic strengths for partnerships or acquisitions.

Challenges, Risks and Limitations

Our ability to utilize our competitive advantages in order to strengthen and expand our business and achieve our growth plan is subject to a number of risks and uncertainties more fully discussed under “Risk Factors” in this Prospectus. As discussed in our financial statements, we have suffered recurring losses from operations and have a significant accumulated deficit. In addition, we continue to experience negative cash flows from operations. This limited working capital capability may delay or make the accomplishment of our growth plans difficult. In assessing the likelihood of our future success, investors in this offering should note our history of losses and the likelihood of our operating profitably in the future. Further, some of our products may be subject to uncertain and evolving federal, state, and local regulations concerning hemp, CBD, CBG, and other non-tobacco consumable products. Because the type, timing, and impact of such regulations remain uncertain, we cannot give any assurance that such actions will not have a material adverse effect on this emerging business and our strategy.

Our Corporate History and Structure

Functional Brands was organized under the General Corporation Law in the state of Delaware on November 19, 2020, under the name HT Naturals Inc. HT Naturals Inc. changed its name to Functional Brands Inc. on March 23, 2023. Our principal business is the production, marketing, sales, and distribution of nutraceutical products through our Kirkman division, alongside our hemp derived products under the Hemptown brand in certain states within the United States that permit such sales. We ship our Kirkman products to all US states. As for hemp derived products, we only sell to states which permit this activity with certain restrictions, such as the content of THC, which differs depending on the state.

The states in which we have sold hemp derived products in the past are Alabama, Arizona, Arkansas, California (D9 ingestible and CBD/CBG ingestible only), Colorado (CBD/CBG inhalable only), Connecticut, Delaware (D9 ingestible), Florida, Georgia (D9 ingestible and CBD/CBG ingestible only), Hawaii (CBD/CBG ingestible only), Illinois(D9 ingestible and CBD/CBG inhalable), Indiana (D9 ingestible only), Iowa (D9 ingestible only), Kansas, Kentucky (D9 ingestible only), Louisiana, Maine (D9 ingestible and CBD/CBG inhalable), Maryland (CBD/CBG inhalable only), Massachusetts, Michigan, Minnesota, Missouri, Montana, Nevada, New Hampshire, New Jersey, New York (D9 and CBD/CBG ingestible only), North Carolina, North Dakota (CBD/CBG ingestible only), Ohio, Oklahoma, Oregon (CBD/CBG ingestible only), Pennsylvania, Rhode Island, South Carolina, South Dakota (D9 ingestible only), Tennessee (CBD/CBG inhalable only), Texas, Virgina (CBD/CBG ingestible and inhalable only), Washington (CBD/CBG Inhalable only), West Virginia, Wisconsin, Wyoming. We have engaged specialized hemp counsel to provide regular updates on the 50 states and the legality of our hemp products in each state. In addition, we have established and followed a standard of operating procedure (SOP) to ensure sales do not occur in the states where hemp products may not be sold consistent with the regular updates provided by our hemp counsel. We have an internal policy that prohibits us as a company and any of our executives, directors, employees, sales representatives, and distributors from distributing any of the Company’s hemp derived products in places in which the sale of hemp derived products is prohibited.

We were originally a 72% subsidiary of Hemptown Organics Corp. (“HOC”), a British Columbia, Canada private operating holding company with various interests in nutraceutical manufacturing and federally legal industrial hemp products. We were granted a licensing agreement by Hemptown Organics Corp. The licensing agreement, dated December 10, 2020, provides Functional Brands Inc. as licensee, a license to use the Hemptown USA and Hemptown Naturals brand and trademarks on a perpetual, non-exclusive, non-transferable basis, with no expiration date. The 72% ownership was calculated by dividing the total number of shares of Functional Brands owned by HOC by the total number of outstanding shares of Functional brands, the figure is the result of certain transactions conducted between the entities. HOC was issued 2,181,189 shares in connection with the license agreement with Functional Brands Inc. (formerly HT Naturals) and 4,362,378 shares for the transfer of the Kirkman brand to Functional Brands Inc. in May 2023, resulting in an amount equal to 6,543,567 shares (after giving effect to the Reverse Stock Split). After these issuances, Hemptown Organics Corp. undertook transactions to sell 1,744,951 of its shares of Functional Brands Inc., resulting in the total amount of 4,798,616 shares held in Functional Brands (after giving effect to the Reverse Stock Split). Therefore 4,798,616 divided by 6,652,626 (which is the total amount of outstanding shares of Functional Brands) was approximately 72%. This licensing agreement will transfer full ownership to Functional Brands upon the effective date of this registration statement in connection with the Company’s public offering and listing on the exchange.

On July 3, 2019, HTO Holdings Inc. (“HTO Holdings”) a wholly owned subsidiary of HOC and the owner of all issued and outstanding stock of HTO Nevada (as “Purchaser”), entered into an asset purchase agreement (“APA”) for the net assets of Kirkman Group Inc. a Nevada corporation, Kirkman Laboratories Inc., an Oregon corporation and Kirkman Group International, Inc. a Nevada corporation (collectively “Kirkman” or the “Seller,” and together with Purchaser, the “Parties”) for a consideration equal to $5 million with payout in a business combination of cash and deferred consideration. The ’’Seller’’ is David Humphrey. Under the APA, Purchaser and HTO Holdings were to make certain additional payments toward the purchase price. The APA was amended on November 30, 2021 by the Parties with the purpose of modifying the payment schedule of the deferred consideration; and in exchange for amending the payment schedule of the deferred consideration, the Purchaser and HTO Holdings agreed to enter into a security agreement, and amend the APA and other agreements attached to the APA (including, but not limited to, the non-competition agreement, the trademark assignment agreement, the domain names transfer agreement, the assignment of intangible assets, and the intellectual property security agreement (collectively, the “IP Collateral Agreements”) to, among other things, provide additional collateral as security to Seller. Upon payment in full in cash of the deferred consideration or set-off of the deferred consideration, as amended: (i) each of the Parties agreed that the security agreement and amended intellectual property security agreement would be automatically terminated and be of no further force and effect; and (ii) Seller would, at its sole cost and expense, release all liens in the IP Collateral, as defined in the respective security agreement and intellectual property security agreement, and all rights therein would forthwith revert to Purchaser. On May 16, 2022, the APA was amended again by the Parties, to reflect further modifications to the schedules and exhibits to the APA and IP Collateral Agreements. On May 31, 2022, Purchaser paid Seller certain amounts (“Immediate Payments”), and on July 23, 2022, Purchaser and Seller executed a forbearance agreement (“Forbearance Agreement”) to extend the payments due under the APA to August 31, 2022. After Purchaser’s default, and partial payment to Seller in September 2022, the Parties executed an amendment to the Forbearance Agreement on December 27, 2022, to extend certain payments due under the APA, at which time the remaining balance due was $3,032,000 (the “Existing Default”). Since then, a Fourth Forbearance amendment has been signed by Seller and Buyer dated September 24, 2024, where additional principal and interest payments will continue. As of October 11, 2024, the balance owed to Seller is $2,412,366 and is due on January 1, 2025. We intend to use a portion of the proceeds of the public offering to cover the payment of some of the Existing Default.

On September 24, 2024, the Company executed a Forbearance Agreement which allows the postponement of principal payment. On the same date, the Company executed a Confession of Judgement in respect of the principal owed.

As a part of our restructuring efforts, HTO Nevada, formerly owned by HTO Holdings, was acquired by Functional Brands on May 19, 2023, through a share exchange agreement executed by HOC, HTO Holdings and Functional Brands, in which HTO Holdings exchanged 1,000 restricted shares of common stock, par value $0.0001 per share of HTO Nevada, being all of the issued and outstanding capital stock of HTO Nevada, in exchange for 4,362.378 restricted shares of common stock of Functional Brands, $0.00001 par value per share (the “Functional Brands Shares”) to HOC, such that, HTO Nevada shall be a wholly-owned subsidiary of Functional Brands (after giving effect to the Reverse Stock Split). The resulting entity, Functional Brands Inc., with its wholly owned subsidiary HTO Nevada, will be the publicly listed entity. Our fiscal year-end is December 31.

We were previously deemed a “controlled company” under NASDAQ corporate governance rules because Hemptown Organics Corp. ("HOC") owned a majority of our outstanding shares of common stock. Since the filing of our Registration Statement on Form S-1 on January 8, 2025, HOC has distributed most of the shares it holds in our Company to HOC’s shareholders and debtholders. Therefore, we are no longer deemed a controlled company and will not be relying on any exemptions from corporate governance requirements provided to controlled companies.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

Upon the completion of this offering, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act,”) which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

We are currently incorporated and in good standing in the State of Delaware. Our registered address is 6400 SW Rosewood Street, Lake Oswego, Oregon 97035 and our telephone number is (800) 245-8282. We maintain the following websites: https://functionalbrandsinc.com, https://kirkmangroup.com and https://hemptownnaturals.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

NASDAQ Listing

We intend to list our common stock on NASDAQ. There is no assurance that our listing application will be approved by NASDAQ. The approval of our listing on NASDAQ is a condition to closing. If our application to NASDAQ is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on NASDAQ, we will not complete the offering.

Reverse Stock Split

Our board of directors approved the Reverse Stock Split. On January 22, 2025, we filed a certificate of amendment of certificate of incorporation with the State of Delaware to immediately effect the Reverse Stock Split. All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

THE OFFERING

Shares being offered:

1,500,000 Units, with each Unit consisting of one share of Common Stock, one Series A Warrant to purchase one share of Common Stock and one Series B Warrant to purchase one share of Common Stock, at an estimated public offering price of $4.25 per Unit (or 1,725,000 Units if the representative of the underwriters exercises its over-allotment option in full).

The shares of Common Stock and the Warrants underlying the Units are immediately separable and will be issued separately in this offering but must be purchased together as a Unit in this offering.

Each Series A Warrant issued in this offering will have an exercise price of $4.00 per whole share and will be exercisable from the initial issuance date until they expire on the three-year anniversary of the original issuance date.

Each Series B Warrant issued in this offering will have an exercise price of $4.00 per whole share and will be exercisable from the initial issuance date until they expire on the five-year anniversary of the original issuance date.

Offering price:	The initial public offering price is $4.25 per Unit.

Shares outstanding immediately before the offering:	7,000,780 shares of common stock.

Shares outstanding after the offering:	8,500,780 shares of common stock (or 8,725,780 shares if the Underwriter exercises the over-allotment option in full) assuming no exercise of the Warrants.

Over-allotment option:	We have granted the Underwriter a 45-day option to purchase from us up to an additional 15% of the shares sold in the offering (225,000 additional shares) at the initial public offering price, less the underwriting discounts and commissions.

Description of Warrants:

Each Series A Warrant will have an exercise price per share of $4.00, will be exercisable immediately and will expire on the third anniversary of the original issuance date. Each Series A Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock as described herein.

Each Series B Warrant will have an exercise price per share of $4.00, will be exercisable immediately and will expire on the fifth anniversary of the original issuance date. Each Series A Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock as described herein.

Each holder of Warrants will be prohibited from exercising its Warrant for shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our Common Stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. The terms of the Warrants will be governed by a Warrant Agent Agreement, dated as of the effective date of this offering, between us and Endeavor Trust Corporation, as the warrant agent (the “Warrant Agent”).

This offering also relates to the offering of the shares of Common Stock issuable upon the exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities Being Offered in This Offering” in this prospectus.

Representative’s warrants:	We have agreed to issue to the representative of the Underwriter (the “Representative”) warrants to purchase a number of shares of common stock equal to 6% of the total number of shares issued in this offering. The Representative’s warrants will be exercisable at a per share exercise price equal to 100% of the public offering price per share of common stock sold in this offering. The Representative’s warrants will be exercised at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five years from the effectiveness of the offering. The registration statement of which this prospectus forms a part also registers the issuance of the shares of common stock issuable upon exercise of the Representative’s warrants. See the “Underwriting” section for more information.

Use of proceeds:

We expect to receive net proceeds of approximately $5,798,356 from this offering (or approximately $6,668,543 if the Underwriter exercises their over-allotment option in full), at an initial public offering price of $4.25 per Unit and assuming no exercise of the Underwriter’ over-allotment option, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We plan to use 41% of the net proceeds of this offering to cover a deferred payment in connection with the Kirkman acquisition, which has a maturity date of January 1, 2025; 6% for marketing awareness; 13% to cover expenses associated with becoming a public company; and 40% for general corporate purposes and working capital. See “Use of Proceeds” section for more information on the use of proceeds.

Risk factors:	Investing in our common stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13 before deciding to invest in our common stock.

Lock-up:	We, all of our directors and officers and all of our shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 180 days after the closing of this offering. See “Underwriting” for more information.

Proposed trading market and symbol:	We intend to apply to list our common stock on NASDAQ under the symbol “MEHA” We believe that upon the completion of this offering, we will meet the standards for listing on NASDAQ. The closing of this offering is contingent upon the successful listing of our common stock on NASDAQ.

The number of shares of common stock outstanding immediately following this offering is based on 7,000,780 shares of common stock. shares outstanding as of February 7, 2025.

SUMMARY FINANCIAL INFORMATION

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our board of directors and our stockholders each approved the Reverse Stock Split. On January 22, 2025, we filed a certificate of amendment of certificate of incorporation with the State of Delaware to immediately effect the Reverse Stock Split. All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

Our summary financial data as of December 31, 2023, and 2022, are derived from our audited financial statements included elsewhere in this prospectus. All financial statements included in this prospectus are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The summary financial information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein. The financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

	Nine-month Period Ended		Years Ended
	September 30, 2024 (Unaudited)	September 30, 2023 (Audited)	December 31, 2023	December 31, 2022 (Restated)
Statements of Operations Data
Net Revenue	$4,886,331	$5,268,405	$6,820,499	$7,051,224
Cost of Goods Sold	(2,272,561)	(2,852,939)	(3,641,648)	(4,049,780)
Operating Expenses	(2,703,668)	(2,804,658)	(4,261,354)	(4,339,296)
Operating Loss	(89,898)	(389,192)	(1,082,503)	(1,337,852)
Other Income / (Expenses), Net	(185,740)	(247,705)	(158,591)	395,517
Net Loss	$(275,638)	$(636,897)	$(1,241,094)	$(942,335)

	Period Ended September 30,	Years Ended
	2024 (Unaudited)	December 31, 2023	December 31, 2022
Balance Sheet Data
Cash	$246,903	$374,435	$202,827
Total Current Assets	2,678,503	2,543,744	2,728,173
Total Assets	7,088,190	7,254,635	6,444,378
Total Current Liabilities	2,039,925	2,251,468	1,488,657
Total Liabilities	7,337,949	7,228,756	7,703,451
Accumulated Deficit	(7,377,212)	(7,101,574)	(5,860,480)
Total Stockholder’s Equity / (Deficit)	(249,759)	25,879	(1,259,073)
Total Liabilities and Stockholders’ Equity / (Deficit)	$7,088,190	$7,254,635	$6,444,378

Dismissal of Previous Independent Registered Public Accounting Firm.

On February 14, 2024, BF Borgers CPA PC (“BF Borgers”) notified Functional Brands Inc. (the “Company”) that it was resigning as the independent registered public accounting firm for the Company. BF Borgers is not required to obtain and did not seek, the Company’s consent to its decision to resign as the Company’s independent registered public accounting firm. As a result, the board of directors of the Company (the “Board”) did not take part in BF Borgers’s decision to provide its notice of resignation.

During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through June 30, 2024, there were (i) no disagreements with BF Borgers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BF Borgers would have caused them to make reference thereto in connection with their reports on the financial statements for such years and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

BF Borgers’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Appointment of New Independent Registered Public Accounting Firm.

On March 12, 2024, the Company engaged and executed an agreement with TAAD, as the Company’s new independent accountant for the fiscal years ended December 31, 2023 and 2022. The board of directors approved the decision to engage TAAD.

During the Company’s fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through June 30, 2024, neither the Company nor anyone on its behalf consulted with TAAD on either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and its subsidiaries, and no written report or oral advice was provided by TAAD to the Company that TAAD concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SUMMARY OF RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

●	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

●	We may be unable to effectively manage future growth. We will need additional financing in the future, which may not be available when needed or may be costly and dilutive.

●	If we are unable to continue as a going concern, our securities will have little or no value.

●	We have a limited operating history, and we may not be able to successfully operate our business or execute our business plan.

●	We may incur significant debt to finance our operations.

●	We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

●	Our brand and image are keys to our business and any inability to maintain a positive brand image could have a material adverse effect on our results of operations.

●	Competition from traditional and large, well-financed product manufacturers or distributors may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

●	We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue developing new products to satisfy our consumers’ changing preferences will determine our long-term success.

●	We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.

●	We may experience a reduced demand for some of our products due to health concerns and legislative initiatives against smokables products.

●	Legislative or regulatory changes that affect our products, including new taxes, could reduce demand for products or increase our costs.

●	Some products we sell are subject to developing and unpredictable regulations. The Company may become subject to increasing regulation as a result of its hemp development activities, which could require it to incur additional costs associated with compliance requirements. Our ability to develop, commercialize and distribute hemp products and comply with laws and regulations governing cannabis, hemp or related products may affect our operational results.

●	International expansion efforts would likely significantly increase our operational expenses.

●	Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

●	We incur significant time and expense in attracting and maintaining key distributors, and loss of distributors or retails accounts would harm our business.

●	We rely on suppliers, manufacturers and contractors, and events adversely affecting them would adversely affect us.

●	We have a single customer that accounts for a substantial portion of our revenues, and our business would be harmed were we to lose this customer.

●	Wholesale price volatility may adversely affect operations.

●	We may sustain losses that cannot be recovered through insurance or other preventative measures.

●	We may be subject to product liability claims and other claims of our customers and partners.

●	If we encounter product recalls or other product quality issues, our business may suffer.

●	It is difficult to predict the timing and amount of our sales, and as a result our sales forecasts are uncertain.

●	If we do not adequately manage our inventory levels, our operating results could be adversely affected.

●	Increases in costs or shortages of raw materials could harm our business and financial results.

●	Increases in costs of energy and increased regulations may have an adverse impact on our gross margin.

●	Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.

●	If we are unable to attract and retain key personnel, our efficiency and operations would be adversely affected; in addition, staff turnover causes uncertainties and could harm our business.

●	If we lose the services of our Chief Executive Officer and/or Chief Financial Officer, our future operations could be impaired until such time as a qualified replacement can be found.

●	If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

●	Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

●	Our business is subject to many regulations and noncompliance is costly.

●	Significant additional labeling or warning requirements may inhibit sales of affected products.

●	Our industry may become subject to expanded regulation and increased enforcement by the Food and Drug Administration (FDA) and the Federal Trade Commission (FTC).

●	Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

●	Our results of operations may fluctuate from quarter to quarter for many reasons, including seasonality.

●	Global economic, political, social and other conditions, including the COVID-19 pandemic, may continue to adversely impact our business and results of operations.

●	We may not be able to satisfy listing requirements of NASDAQ or obtain or maintain a listing of our common stock on NASDAQ.

●	Prior to this offering, we were majority-owned by Hemptown Organics Corporation, and a small group of shareholders.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our securities. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements”.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to our Financial Condition and Capital Requirements

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

Our auditor’s report on our 2023 audited financial statements expresses an opinion that doubt exists as to whether we can continue as an ongoing business. Our recurring losses, negative cash flows and accumulated deficit raise doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

It is critical that we meet our sales goals and increase sales going forward as our operating plan already reflects prior significant cost containment measures and may make it difficult to achieve top-line growth if further significant reductions become necessary. If we do not meet our sales goals, our available cash and working capital will decrease and our financial condition and results of operation will be negatively impacted.  These factors raise substantial doubt about our ability to continue as a going concern.

We may be unable to effectively manage future growth.

We may be subject to growth-related risks, including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Rapid growth of our business may significantly strain our management, operations and technical resources. If we are successful in obtaining large orders for its products, we will be required to deliver large volumes of products to our customers on a timely basis and at a reasonable cost. We may not obtain large-scale orders for our products and if we do, we may not be able to satisfy large-scale production requirements on a timely and cost-effective basis. Our inability to deal with this growth may have a material adverse effect on our business, financial condition, results of operations and prospects.

We will need additional financing in the future, which may not be available when needed or may be costly and dilutive.

We will require additional financing to support our working capital needs in the future. The amount of additional capital we may require, the timing of our capital needs and the availability of financing to fund those needs will depend on a number of factors, including our strategic initiatives and operating plans, the performance of our business and the market conditions for debt or equity financing. Additionally, the amount of capital required will depend on our ability to meet our sales goals and otherwise successfully execute our operating plan. We believe it is imperative that we meet these sales objectives in order to lessen our reliance on external financing in the future. We intend to continually monitor and adjust our operating plan as necessary to respond to developments in our business, our markets and the broader economy. Although we believe various debt and equity financing alternatives will be available to us to support our working capital needs, financing arrangements on acceptable terms may not be available to us when needed. Additionally, these alternatives may require significant cash payments for interest and other costs or could be highly dilutive to our existing shareholders. Any such financing alternatives may not provide us with sufficient funds to meet our long-term capital requirements. If necessary, we may explore strategic transactions that we consider to be in our best interest of our company and the best interest of our shareholders, which may include, without limitation, public or private offerings of debt or equity securities, a rights offering, and other strategic alternatives; however, these options may not ultimately be available or feasible when needed.

Functional Brands Inc. has a limited operating history, and we may not be able to successfully operate our business or execute our business plan.

We are a development stage company and are therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of revenue. Given our limited operating history, it is hard to evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks, uncertainties, expenses and difficulties associated with early- stage enterprises. There is no assurance that we will be successful in achieving a return on shareholders’ investment, and the likelihood of success must be considered in light of the early stage of our hemp operations.

We may incur significant debt to finance our operations.

There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness, or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business.

Existing events of default under the Asset Purchase Agreement could have a material adverse effect on our financial condition, results of operations and prospects.

On June 28, 2019, HTO Holdings Inc. (“HTO Holdings”) a wholly owned subsidiary of HOC and the owner of all issued and outstanding stock of HTO Nevada (as “Purchaser”), entered into an asset purchase agreement (“APA”) for the net assets of Kirkman Group Inc. a Nevada corporation, Kirkman Laboratories Inc., an Oregon corporation and Kirkman Group International, Inc. a Nevada corporation (collectively “Kirkman” or the “Seller,” and together with Purchaser, the “Parties”) for a consideration equal to $5 million with payout in a business combination of cash and deferred consideration. The “Seller” is David Humphrey. Under the APA, Purchaser and HTO Holdings were to make certain additional payments toward the purchase price. The APA was amended on November 30, 2021 by the Parties, with the purpose of modifying the payment schedule of the deferred consideration; and in exchange for amending the payment schedule of the deferred consideration, the Purchaser and HTO Holdings agreed to enter into a security agreement, and amend the APA and other agreements attached to the APA (including, but not limited to, the non-competition agreement, the trademark assignment agreement, the domain names transfer agreement, the assignment of intangible assets, and the intellectual property security agreement (collectively, the “IP Collateral Agreements”)) to, among other things, provide additional collateral as security to Seller. Upon payment in full in cash of the deferred consideration or set-off of the deferred consideration, as amended: (i) each of the Parties agreed that the security agreement and amended intellectual property security agreement would be automatically terminated and be of no further force and effect, and (ii) Seller would, at its sole cost and expense, release all liens in the IP Collateral, as defined in the respective security agreement and intellectual property security agreement, and all rights therein would forthwith revert to Purchaser. On May 16, 2022, the APA was amended again by the Parties, to reflect further modifications to the schedules and exhibits to the APA and IP Collateral Agreements. On May 31, 2022, Purchaser paid Seller certain amounts (“Immediate Payments”), and on July 23, 2022, Purchaser and Seller executed a forbearance agreement (“Forbearance Agreement”) to extend the payments due under the APA to August 31, 2022. After Purchaser’s default, and partial payment to Seller in September 2022, the Parties executed an amendment to the Forbearance Agreement on December 27, 2022, to extend certain payments due under the APA, at which time the remaining balance due was $3,032,000 (the “Existing Default”). Since then, a Fourth Forbearance amendment has been signed by Seller and Buyer dated September 24, 2024 where additional principal and interest payments began to accrue. As of October 11, 2024, the balance due to Seller is $2,412,366. We intend to use a portion of the proceeds of the public offering to cover the payment of some of the Existing Default.

Risk Factors Relating to Our Business and Industry

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

Our business is substantially dependent upon awareness and market acceptance of our products and brands by our target market: trendy, young consumers looking for a distinctive product tonality and/or the perceived benefits of hemp, CBD and CBG in their smokables as compared to nicotine or tobacco-based smokables. In addition, our business depends on acceptance by our independent distributors and retailers of our brands that have the potential to provide incremental sales growth. If we are not successful in the growth of our brand and product offerings, we may not achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers. In addition, we may not be able to effectively execute our marketing strategies in light of the various closures and cancellations caused by the COVID-19 pandemic. Any failure of our brands to maintain or increase acceptance or market penetration would likely have a material adverse effect on our revenues and financial results.

Our brand and image are keys to our business and any inability to maintain a positive brand image could have a material adverse effect on our results of operations.

Our success depends on our ability to maintain the brand image for our existing products and effectively build up a brand image for new products and brand extensions. We cannot predict whether our advertising, marketing and promotional programs will have the desired impact on our products’ branding and on consumer preferences. In addition, negative public relations and product quality issues, including negative perceptions regarding the hemp industry, whether real or imagined, could tarnish our reputation and image of the affected brands and could cause consumers to choose other products. Our brand image can also be adversely affected by unfavorable reports, studies and articles, litigation, or regulatory or other governmental action, whether involving our products or those of our competitors.

Competition from traditional and large, well-financed product manufacturers or distributors may adversely affect our distribution relationships and may hinder the development of our existing markets, as well as prevent us from expanding our markets.

The hemp industry is highly competitive. We compete with other hemp companies, manufacturers and distributors, not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, many of whom also distribute other brands. Our products compete with hemp derived products, many of which are marketed by companies with substantially greater financial resources than ours. Some of these competitors are placing severe pressure on independent distributors not to carry competitive hemp brands such as ours. We also compete with regional hemp derived producers and “private label” suppliers.

Our direct competitors in the hemp industry include large domestic and international traditional hemp companies and distributors as well as regional or niche companies. These national and international competitors have advantages such as lower production costs, larger marketing budgets, greater financial and other resources and more developed and extensive distribution networks than ours. We may not be able to increase our volumes or maintain our selling prices, whether in existing markets or as we enter new markets.

Increased competitor consolidations, market-place competition, particularly among branded hemp smokables products, and competitive product and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our current revenue and financial targets. As a means of maintaining and expanding our distribution network, we intend to introduce additional brands. We may not be successful in doing this, or it may take us longer than anticipated to achieve market acceptance of these new products and brands, if at all. Other companies may be more successful in this regard over the long term. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our existing markets, as well as on our ability to expand the market for our products.

The supplements industry is highly competitive. We compete with other supplement companies, manufacturers, and distributors, not only for consumer acceptance, but also for shelf space in retail outlets and for marketing focus by our wholesalers and professional accounts. Our products are sold over the counter and do not require a doctor’s prescription since they are not FDA approved. Our products compete with other nutraceutical products, many of which are marketed by companies with substantially greater financial resources than ours. Our direct competition in the supplement industry includes domestic and international traditional nutraceutical companies and distributors as well as regional or niche companies. These national and international competitors have advantages such as lower production costs, larger marketing budgets, greater financial and other resources and more developed and extensive distribution networks than ours. We may not be able to increase our volumes or maintain our selling prices, whether in existing markets or as we enter new markets.

We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue developing new products to satisfy our consumers’ changing preferences will determine our long-term success.

Failure to introduce new brands, products or product extensions into the marketplace as current ones mature and to meet our consumers’ changing preferences could prevent us from gaining market share and achieving long-term profitability. Product lifecycles can vary, and consumers’ preferences and loyalties change over time. We may not succeed at innovating new products to introduce to our consumers. Customer preferences also are affected by factors other than taste, such as health and nutrition considerations, shifting consumer needs, changes in consumer lifestyles, increased consumer information and competitive product and pricing pressures. Sales of our products may be adversely affected by the negative publicity associated with these issues. In addition, there may be a decreased demand for our products as a result of the COVID-19 pandemic. If we do not adequately anticipate or adjust to respond to these and other changes in customer preferences, we may not be able to maintain and grow our brand image and our sales may be adversely affected.

We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.

Our future business success will depend upon our ability to maintain and enhance our product portfolio with respect to advances in technological improvements for certain products and market products that meet customer needs and market conditions in a cost-effective and timely manner. Maintaining and enhancing our product portfolio may require significant investments in licensing fees and royalties. We may not be successful in gaining access to new products that successfully compete or are able to anticipate customer needs and preferences, and our customers may not accept one or more of our products. If we fail to keep pace with evolving technological innovations or fail to modify our products and services in response to customers’ needs or preferences, then our business, financial condition and results of operations could be adversely affected.

We may experience a reduced demand for some of our products due to health concerns and legislative initiatives against smokables products.

Consumers are concerned about health and wellness; public health officials and government officials are increasingly vocal about smoking, vaping, and their adverse consequences. There has been a trend among many public health advocates to pursue generalized reduction in consumption of smokables products, as well as increased public scrutiny, new taxes on smokables products, and additional governmental regulations concerning the marketing and labeling/packing of smokable products. Additional or revised regulatory requirements, whether labeling, tax or otherwise, could have a material adverse effect on our financial condition and results of operations. Further, increasing public concern with respect to smokables could reduce demand for our hemp smokables products.

Legislative or regulatory changes that affect our products, including new taxes, could reduce demand for products or increase our costs.

Taxes imposed on the sale of certain of our products by federal, state, and local governments in the United States, or other countries in which we operate could cause consumers to shift away from purchasing our hemp smokables products. These taxes could materially affect our business and financial results.

Some products we sell are subject to developing and unpredictable regulations.

Some of our products may be subject to uncertain and evolving federal, state and local regulations concerning hemp, CBD, CBG, Hemp Derived Delta 9 and other non-tobacco consumable products. Regulatory and related enforcement initiatives by authorities related to such products are unpredictable and impossible to anticipate. We anticipate that all levels of government that have not already done so, are likely to seek in some way to regulate these products, but the type, timing, and impact of such regulations remains uncertain. These regulations include, or could include, restrictions prohibiting certain form factors, such as smokable hemp products, or age restrictions. Accordingly, we cannot give any assurance that such actions will not have a material adverse effect on this emerging business and our strategy.

Possible yet unanticipated changes in federal and state law could cause any of our current products containing hemp-derived CBD to be illegal, or could otherwise prohibit, limit or restrict any of our products containing CBD.

We have certain products containing hemp-derived CBD, and we may develop and launch additional products containing hemp-derived CBD in the future. Until 2014, when 7 U.S. Code §5940 became federal law as part of the Agricultural Act of 2014 (the “2014 Farm Act”), products containing oils derived from hemp, notwithstanding a minimal or non-existing THC content, were classified as Schedule I illegal drugs. The 2014 Farm Act expired on September 30, 2018, and was thereafter replaced by the Agricultural Improvement Act of 2018 on December 20, 2018 (the “2018 Farm Act”), which amended various sections of the U.S. Code, thereby removing hemp, defined as cannabis with less than 0.3% THC, from Schedule 1 status under the Controlled Substances Act, and legalizing the cultivation and sale of industrial-hemp at the federal level, subject to compliance with certain federal requirements and state law, amongst other things. More specifically, industrial hemp is defined as “the plant Cannabis sativa L. and any part of such plant, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” THC is the psychoactive component of plants in the cannabis family generally identified as marihuana or marijuana. There is no assurance that the 2018 Farm Act will not be repealed or amended such that our products containing hemp-derived CBD would once again be deemed illegal under federal law.

The psychedelic therapy industry and market are relatively new and this industry and market may not continue to exist or grow as anticipated

We operate our business in a relatively new industry and market. In addition to being subject to general business risks, we must continue to build brand awareness in this industry and market through significant investments in our strategy, our operational capacity, quality assurance and compliance with regulations. In addition, there is no assurance that the industry and market will continue to exist and grow as currently estimated or anticipated or function and evolve in the manner consistent with management’s expectations and assumptions. Any event or circumstance that adversely affects the psychedelic therapy industry and market could have a material adverse effect on our business, financial conditions and results of operations. The psychedelic medicine market will face specific marketing challenges given the products’ status as a controlled substance which resulted in past and current public perception that the products have negative health and lifestyle effects and have the potential to cause physical and social harm due to psychoactive and potentially addictive effects. Any marketing efforts by us would need to overcome this perception to build consumer confidence, brand recognition and goodwill.

The expansion of the use of psychedelics in the medical industry may require new clinical research into effective medical therapies

Research in United States and internationally regarding the medical benefits, viability, safety, efficacy, addictiveness, dosing and social acceptance of psychedelic and psychoactive products remains in early stages. There have been relatively few clinical trials on the benefits of such products. Although we believe that the articles, reports and studies support our beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of psychedelic and psychoactive products, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, psychedelic and psychoactive products. Given these risks, uncertainties and assumptions, readers should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated in this prospectus or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to psychoactive products, which could have a material adverse effect on the demand for some of our products with the potential to lead to a material adverse effect on the Company’s business, financial condition and results of operations.

The Company may become subject to increasing regulation as a result of its hemp development activities, which could require it to incur additional costs associated with compliance requirements.

The Company develops hemp products. Hemp is legally distinct from marijuana and recognized as an agricultural crop by the United States government. There are federal and state laws and regulations on hemp that address hemp production, monitoring, manufacturing, distribution, and laboratory testing to ensure that that the hemp has a THC concentration of not more than 0.3% on a dry weight basis. Federal laws and regulations may also address the transportation or shipment of hemp or hemp products. It is difficult to predict whether regulators, such as the USDA or the MDA, will alter the manner in which they interpret existing federal and state laws and regulations on hemp or institute new regulations, or otherwise modify regulations in a way that will render compliance more burdensome. As the Company continues to pursue hemp, it may become subject to increasing regulation particular to hemp, which could require the Company to incur additional costs associated with compliance requirements.

Our ability to develop, commercialize and distribute hemp derived products and comply with laws and regulations governing cannabis, hemp or related products may affect our operational results.

As of September 1, 2024, 42 states have USDA approved state hemp farming plans while in eight states the USDA issues producer licenses directly to farmers under USDA’s hemp farming plan. These eight states include Hawaii, Mississippi, Missouri, New Hampshire, North Carolina, Utah, Vermont, Wisconsin. The 2018 Farm Bill was signed into law on December 20, 2018. The 2018 Farm Bill removed hemp from the U.S. Controlled Substances Act (the “CSA”) and established a federal regulatory framework for hemp production in the United States. Among other provisions, the 2018 Farm Bill: (a) explicitly amends the CSA to exclude all parts of the cannabis plant (including its cannabinoids, derivatives, and extracts) containing a THC concentration of not more than 0.3% on a dry weight basis from the CSA’s definition of “marihuana”; (b) permits the commercial production and sale of hemp; (c) precludes states, territories, and Indian tribes from prohibiting the interstate transport of lawfully-produced hemp through their borders; and (d) establishes the USDA as the primary federal agency regulating the cultivation of hemp in the United States, while allowing states, territories, and Indian tribes to obtain (or retain) primary regulatory authority over hemp activities within their borders after receiving approval of their proposed hemp production plan from the USDA. Any such plan submitted by a state, territory, or Indian tribe to the USDA must meet or exceed minimum federal standards and receive USDA approval. Any state, territory, or Indian tribe that does not submit a plan to the USDA, or whose plan is not approved by the USDA, will be regulated by the USDA; provided that, states retain the ability to prohibit hemp production within their borders.

Marijuana continues to be classified as a Schedule I substance under the CSA. As a result, any cannabinoids (including CBD) derived from marijuana, as opposed to hemp, or any products derived from hemp containing in excess of 0.3% THC on a dry-weight basis, remain Schedule I substances under U.S. federal law. Cannabinoids derived from hemp are indistinguishable from those derived from marijuana, and confusion surrounding the nature of our smokable products containing hemp or CBD, inconsistent interpretations of the definition of “hemp”, inaccurate or incomplete testing, farming practices and law enforcement vigilance or lack of education could result in our products being intercepted by federal and state law enforcement as marijuana and could interrupt and/or have a material adverse impact on our business. We could be required to undertake processes that could delay shipments, impede sales or result in seizures, proper or improper, that would be costly to rectify or remove and which could have a material adverse effect on our business, prospects, results of operations or financial condition. If we make mistakes in processing or labeling, and THC in excess of 0.3% on a dry-weight basis is found in our products, we could be subject to enforcement and prosecution under local, state, and federal laws which would have a negative impact on our business and operations.

Under the 2018 Farm Bill, states have authority to adopt their own regulatory regimes, and as such, regulations will likely continue to vary on a state-by-state basis. States take varying approaches to regulating the production and sale of hemp and hemp-derived products under state food and drug laws. The variance in state law and that state laws governing hemp production are rapidly changing may increase the chance of unfavorable law enforcement interpretation of the legality of the Company’s operations as they relate to the cultivation of hemp. Further, such variance in state laws that may frequently change increases our compliance costs and risk of error.

While some states explicitly authorize and regulate the production and sale of hemp products or otherwise provide legal protection for authorized individuals to engage in commercial hemp activities, other states maintain outdated drug laws that do not distinguish between marijuana, hemp and/or hemp-derived CBD, hemp-derived Delta 9 resulting in hemp being classified as a controlled substance under state law. In these states, sale of CBD and hemp-derived Delta 9, notwithstanding origin, is either restricted to state medical or adult-use marijuana program licensees or remains otherwise unlawful under state criminal laws. Variance in hemp regulation across jurisdictions is likely to persist. This patchwork of state laws may, for the foreseeable future, materially impact our business and financial condition, limit the accessibility of certain state markets, cause confusion amongst regulators, and increase legal and compliance costs.

There are no express protections in the United States under applicable federal or state law for possessing or processing hemp biomass derived from lawful hemp not exceeding 0.3% THC on a dry weight basis and intended for use in finished product, but that may temporarily exceed 0.3% THC during the interim processing stages. While it is a common occurrence for hemp biomass to have variance in THC content during interim processing stages after cultivation but prior to use in finished products, there is risk that state or federal regulators or law enforcement could take the position that such hemp biomass is a Schedule I controlled substance in violation of the CSA and similar state laws. Further, there is a risk that state regulators and/or law enforcement may interpret provisions of state law prohibiting unlawful marijuana activity to apply to in-process hemp at any facility where we manufacture our hemp smokables products so that such activity is considered unlawful under state law.

In the event that our operations are deemed to violate any laws or if we are deemed to be assisting others to violate a state or federal law, we could be subject to enforcement actions and penalties, and any resulting liability could cause us to modify or cease its operations.

Continued development of the industrial hemp and cannabis industries will be dependent upon new legislative authorization of industrial hemp and cannabis at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp and cannabis industries is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests. Any one of these factors could slow or halt use of industrial hemp and cannabis, which could negatively impact our business and financial results.

In addition, the general manufacture, labeling and distribution of our hemp smokables products is regulated by various federal, state, and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to sell products in the future.

The shifting compliance environment and the need to build and maintain robust systems to comply with different compliance in multiple jurisdictions increases the possibility that we may violate one or more of the requirements. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to our business, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect the ability to operate our business and its financial results.

International expansion efforts would likely significantly increase our operational expenses.

We may in the future expand into other geographic areas, which could increase our operational, regulatory, compliance, reputational and foreign exchange rate risks. The failure of our operating infrastructure to support such expansion could result in operational failures and regulatory fines or sanctions. Future international expansion could require us to incur a number of up-front expenses, including those associated with obtaining regulatory approvals, as well as additional ongoing expenses, including those associated with infrastructure, staff and regulatory compliance. We may not be able to successfully identify suitable acquisition and expansion opportunities or integrate such operations successfully with our existing operations.

Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

Our ability to maintain and expand our existing markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable distributors, retailers and brokers strategically positioned to serve those areas. Most of our distributors, retailers and brokers sell and distribute competing products, including smokables products, and our products may represent a small portion of their business. The success of our distribution network will depend on the performance of the distributors, retailers, and brokers in our network. There is a risk they may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our product. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other hemp smokables companies who have greater resources than we do. To the extent that our distributors, retailers and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and results of operations could be adversely affected. Furthermore, such third parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sales activities.

Our ability to maintain and expand our distribution network and attract additional distributors, retailers and brokers will depend on a number of factors, some of which are outside our control. Some of these factors include:

●	the level of demand for our brands and products in a particular distribution area;

●	our ability to price our products at levels competitive with those of competing products; and

●	our ability to deliver products in the quantity and at the time ordered by distributors, retailers and brokers.

We may not be able to successfully manage all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve success with regards to any of these factors in a geographic distribution area will have a material adverse effect on our relationships in that particular geographic area, thus limiting our ability to maintain or expand our market, which will likely adversely affect our revenues and financial results.

We incur significant time and expense in attracting and maintaining key distributors, and a loss of distributors or retails accounts would harm our business.

Our marketing and sales strategy depends in large part on the availability and performance of our independent distributors. We currently do not have, nor do we anticipate in the future that we will be able to establish, long-term contractual commitments from some of our distributors. We may not be able to maintain our current distribution relationships or establish and maintain successful relationships with distributors in new geographic distribution areas. Moreover, there is the additional possibility that we may have to incur additional expenditures to attract and maintain key distributors in one or more of our geographic distribution areas in order to profitably exploit our geographic markets.

We currently have approximately ten distributors who service numerous retail accounts. If we were to lose any of our distributors, or if they were to lose national, regional or larger retail accounts, our financial condition and results of operations could be adversely affected. While we continually seek to expand and upgrade our distributor network, we may not be able to maintain our distributor or retailer base. The loss of any of our distributors, or their significant retail accounts, could have adverse effects on our revenues, liquidity and financial results, could negatively impact our ability to retain our relationships with our other distributors and our ability to expand our market, and would place increased dependence on our other independent distributors and national accounts.

Any pandemic such as the COVID-19 pandemic has and could continue to negatively affect various aspects of our business, make it more difficult for us to meet our obligations to our customers, and result in reduced demand for our products and services, which could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, and it has since spread throughout other parts of the world, including the United States. Any outbreak of contagious diseases or other adverse public health developments could have a material adverse effect on our business operations. These impacts to our operations have included and could again in the future include disruptions or restrictions on the ability of our employees and customers to travel or our ability to pursue collaborations and other business transactions, travel to customers and/or promote our products at conferences or other live events, oversee the activities of our third-party manufacturers and suppliers. We may also be impacted by the temporary closure of the facilities of suppliers, manufacturers or customers.

In an effort to halt the outbreak of COVID-19, a number of countries, including the United States, placed significant restrictions on travel and many businesses announced extended closures. These travel restrictions and business closures have and may in the future adversely impact our operations locally and worldwide, including our ability to manufacture, market, sell or distribute our products. Such restrictions and closure have caused or may cause temporary closures of the facilities of our suppliers, manufacturers or customers. A disruption in the operations of our employees, suppliers, customers, manufacturers or access to customers would likely impact our sales and operating results. We are continuing to monitor and assess the effects of the COVID-19 pandemic on our commercial operations; however, we cannot at this time accurately predict what effects these conditions will ultimately have on our operations due to uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak and speed of vaccinations, and the length of the travel restrictions and business closures imposed by the governments of impacted countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products and likely impact our operating results.

We rely on suppliers, manufacturers and contractors, and events adversely affecting them would adversely affect us.

We intend to maintain a full supply chain for the provision of our hemp-based smokables products. Due to the novel and variable regulatory landscape for hemp and CBD/CBG/Delta 9 production in the United States, our third-party hemp and hemp smokables suppliers, manufacturers and contractors may elect, at any time, to decline or withdraw services necessary for our operations. Loss of these suppliers, manufacturers and contractors, including for non-hemp-based ingredients in our hemp smokables products, may have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, any significant interruption, negative change in the availability or economics of the supply chain or increase in the prices for the ingredients in our products provided by any such third-party suppliers, manufacturers and contractors could materially impact our business, financial condition, results of operations and prospects. Any inability to secure required supplies or to do so on appropriate terms could have a materially adverse impact on our business, financial condition, results of operations and prospects.

We have two customers that account for a substantial portion of our revenues, and our business would be harmed were we to lose these customers.

We have a purchase agreement in place with our largest customer, iHerb, since June 28, 2011. This agreement provides us with a license to commercialize and re-sell Kirkman products with set minimum order requirements. Our customer iHerb accounts for approximately 22% of the Company’s total revenue for the year ended December 31, 2023 (17% - 2002). If we lose this customer, the company will lose a significant portion of our total revenues.

We have a reseller agreement in place with our second largest customer, OceanSide Health since April 18, 2022. This agreement provides OceanSide the ability to sell our Kirkman branded products on the Amazon platform. Oceanside represents approximately 19% of the Company’s total revenue for the year ended December 31, 2023 (13% - 2002). We do have the ability to convert this business to a traditional Amazon account through another partner, so the risk of lost business is minimal.

Wholesale price volatility may adversely affect operations.

The hemp smokables industry is margin-based with gross profits typically dependent on the excess of sales prices over costs. Consequently, profitability is sensitive to fluctuations in wholesale and retail prices caused by changes in supply (which itself depends on other factors such as weather, fuel, equipment and labor costs, shipping costs, economic situation and demand), taxes, government programs and policies for the hemp smokables and hemp industries (including price controls and wholesale price restrictions that may be imposed by government agencies responsible for the regulation of hemp and/or smokables products), and other market conditions, all of which are factors beyond our control. Our operating income will be sensitive to changes in the price of hemp and other product ingredients, and the overall condition of the hemp and smokables industries, as our profitability is directly related to the price of hemp and our other smokables ingredients. There is currently no established market price for hemp, and the price of hemp is affected by numerous factors beyond our control. Ingredient price volatility may have a material adverse effect on our business, financial condition, and results of operations.

We may sustain losses that cannot be recovered through insurance or other preventative measures.

There is no assurance that we will not incur uninsured liabilities and losses as a result of the conduct of its business. While we currently have some liability insurance coverage, it does not have broad coverage at high levels. We plan to continue to review its liability coverage in the light of its expanding operations in order to insure against potential major insurable liabilities. Should uninsured losses occur, shareholders could lose their invested capital.

We may be subject to product liability claims and other claims of our customers and partners.

The sale of hemp smokables products to consumers involves a certain level of risk of product liability claims and the associated adverse publicity. Because use of our hemp smokables products could cause injury to consumers if packaging or ingredients are defective, we are subject to a risk of claims for such injuries and damages. We could also be named as co-parties in product liability suits that are brought against manufacturing partners that produce our hemp smokables products, packaging for those products, or the ingredients in those products.

In addition, our customers and partners may bring suits against us alleging damages for the failure of our products to meet stated specifications or other requirements. Any such suit, even if not successful, could be costly, disrupt the attention of our management and damage our negotiations with distributors and/or customers. Any attempt by us to limit our product liability in our contracts may not be enforceable or may be subject to exceptions. While we do have product liability insurance, our amounts of coverage may be inadequate to cover all potential liability claims. Insurance coverage, particularly as it relates to products relating to the hemp industry, is expensive, and additional coverage may be difficult to obtain. Also, additional insurance coverage may not be available in the future on acceptable terms and may not be sufficient to cover potential claims. We cannot be sure that our contract manufacturers or manufacturing partners who produce our hemp smokables products, packaging and ingredients will have adequate insurance coverage themselves to cover against potential claims. If we experience a large insured loss, it may exceed any insurance coverage limits we have at that time, or our insurance carrier may decline to cover us or may raise our insurance rates to unacceptable levels, any of which could impair our financial position and potentially cause us to go out of business.

If we encounter product recalls or other product quality issues, our business may suffer.

Product quality issues, real or imagined, or allegations of product contamination, even when false or unfounded, could tarnish our image and could cause consumers to choose other products. In addition, because of changing government regulations or implementation thereof, or allegations of product contamination, we may be required from time to time to recall products entirely or from specific markets. Product recalls could affect our profitability and could negatively affect brand image.

It is difficult to predict the timing and amount of our sales, and as a result our sales forecasts are uncertain.

Many of our white label clients (clients who we manufacture product for, and which product is labeled with the clients’ own branding and then sold by the clients) are required to place minimum orders with us, but we cannot accurately predict what our sales will be.

Our independent distributors and national accounts are not generally required to place minimum monthly orders for our products. In order to reduce their inventory costs, independent distributors typically order products from us on a “just in time” basis in quantities and at such times based on the demand for the products in a particular distribution area. Accordingly, we cannot accurately predict the timing or quantity of purchases by any of our independent distributors or whether any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. Additionally, our larger distributors and regional partners may make orders that are larger than we have historically been required to fill. Shortages in inventory levels, supply of raw materials or other key supplies could also negatively affect us.

If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Our inventory supply depends on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, seasonal promotions and new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory of raw materials, we might not be able to satisfy demand on a short-term basis. If we overestimate distributor or retailer demand for our products, we may end up with too much inventory, resulting in higher storage costs, increased trade spend and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our relationships with our distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

Increases in costs or shortages of raw materials could harm our business and financial results.

In addition to the primary ingredient, the hemp blend, we use other principal ingredients, which manufacturing costs are subject to fluctuation. Substantial increases in the prices of ingredients, raw materials and packaging materials, used to produce our products, to the extent that they cannot be recouped through increases in the prices of finished hemp smokables products, would increase our operating costs and could reduce our profitability. If the supply of these raw materials is impaired or if prices increase significantly, it could affect the affordability of our products and reduce sales.

If we or any contract manufacturers we may use are unable to secure sufficient ingredients or raw materials including hemp, the various paper products and filters, and other key supplies, we might not be able to satisfy demand for our hemp smokables products on a short-term basis. Moreover, in the past there have been industry-wide shortages of hemp, papers and other ingredients in our products, and these shortages could occur again from time to time in the future, which could interfere with and delay production of our products and could have a material adverse effect on our business and financial results.

In addition, suppliers could fail to provide ingredients or raw materials on a timely basis, or fail to meet our performance expectations, for a number of reasons, including, for example, disruption to the global supply chain as a result of the COVID-19 pandemic, which could cause serious disruption to our business, increase our costs, decrease our operating efficiencies and have a material adverse effect on our business, results of operations and financial condition.

Increases in costs of energy and increased regulations may have an adverse impact on our gross margin.

Over the past few years, volatility in the global oil markets has resulted in high fuel prices, which many shipping companies have passed on to their customers by way of higher base pricing and increased fuel surcharges. If fuel prices increase, we expect to experience higher shipping rates and fuel surcharges, as well as energy surcharges on our raw materials. It is hard to predict what will happen in the fuel markets in 2024 and beyond. Due to the price sensitivity of our products, we may not be able to pass such increases on to our customers.

Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.

Our ability, through our suppliers, business partners, contract manufacturers, independent distributors and retailers, to make, move and sell products is critical to our success. Damage or disruption to our suppliers or to manufacturing or distribution capabilities due to weather, natural disaster, fire or explosion, terrorism, pandemics such as COVID-19, influenza, and other viruses, labor strikes or other reasons, could impair the manufacture, distribution and sale of our products. Many of these events are outside of our control. Failure to take adequate steps to protect against or mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations.

If we are unable to attract and retain key personnel, our efficiency and operations would be adversely affected; in addition, staff turnover causes uncertainties and could harm our business.

Our success depends on our ability to attract and retain highly qualified employees in such areas as finance, sales, marketing and product development and distribution. We compete to hire new employees, and, in some cases, must train them and develop their skills and competencies. We may not be able to provide our employees with competitive salaries, and our operating results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs.

If we lose the services of our executive officers, our future operations could be impaired until such time as a qualified replacement can be found.

Our business plan relies significantly on the continued services of Eric Gripentrog, our Chief Executive Officer and Tariq Rahim, our Chief Financial Officer. If we were to lose the services of Mr. Gripentrog and/or Mr. Rahim, our ability to obtain new business and new strategic partners, as well as our ability to manage our operations and finances, could be materially impaired.

We are required to indemnify our directors and officers.

Our Articles of Incorporation and Bylaws provide that we will indemnify our officers and directors to the maximum extent permitted by Delaware law, provided that the officer or director did not act in bad faith or breach his or her duty to us or our stockholders, or that it is more likely than not that it will ultimately be determined that the officer or director has met the standards of conduct which make it permissible for under Delaware law for us to indemnify the officer or director. If we were called upon to indemnify an officer or director, then the portion of its assets expended for such purpose would reduce the amount otherwise available for our business.

If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

We rely on a combination of trademark and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks and trade secrets, as crucial to our business and our success. However, the steps taken by us to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating our trademarks, trade secrets or similar proprietary rights. In addition, other parties may seek to assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

We believe that an appropriate information technology, or IT, infrastructure is important in order to support our daily operations and the growth of our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our management information systems or respond to changes in our business needs, we may not be able to effectively manage our business, and we may fail to meet our reporting obligations. Additionally, if our current arrangements and plans are not operated as planned, we may not be able to effectively recover our information system in the event of a crisis, which may materially and adversely affect our business and results of operations.

In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance and human or technological error. High-profile security breaches at other companies and in government agencies have increased in recent years, and security industry experts and government officials have warned about the risks of hackers and cyber-attacks targeting businesses such as ours. Computer hackers and others routinely attempt to breach the security of technology products, services and systems, and to fraudulently induce employees, customers, or others to disclose information or unwittingly provide access to systems or data. We can provide no assurance that our current IT system or any updates or upgrades thereto and the current or future IT systems of our potential distributors use or may use in the future, are fully protected against third-party intrusions, viruses, hacker attacks, information or data theft or other similar threats. Legislative or regulatory action in these areas is also evolving, and we may be unable to adapt our IT systems or to manage the IT systems of third parties to accommodate these changes. We have experienced and expect to continue to experience actual or attempted cyber-attacks of our IT networks. Although none of these actual or attempted cyber-attacks has had a material adverse impact on our operations or financial condition, we cannot guarantee that any such incidents will not have such an impact in the future.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our hemp and nutraceutical products, including contents, labels, and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production batch or “run” is not in compliance with any of these regulations, we may be fined, or production may be stopped, which would adversely affect our financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we cannot anticipate whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the chemical content or perceived adverse health consequences of our hemp products. These types of requirements, if they become applicable to one or more of our products under current or future environmental or health laws or regulations, may inhibit sales of such products.

Our industry may become subject to expanded regulation and increased enforcement by the Food and Drug Administration (“FDA”) and the Federal Trade Commission (“FTC”).

The FDA under the Federal Food, Drug, and Cosmetic Act regulates the formulation, manufacturing, packaging, labeling, and distribution of food, dietary supplements, drugs, cosmetics, medical devices, biologics, and tobacco products. Our products are subject to law and regulation by the FDA. Moreover, the regulatory status of our products is currently in a state of flux as the FDA attempts to determine the appropriate manner in which to regulate these products. Thus, the regulatory approach is still evolving, and we may be required to seek the FDA’s approval to market our products. It is also possible that the FDA may simply issue a regulation setting forth the conditions in which such products may be marketed, or it may simply prohibit these products.

Given the growing cannabidiol (CBD) products market, the U.S. Food and Drug Administration has convened a high-level internal working group to explore potential regulatory pathways for CBD products. After careful review, the FDA has concluded that a new regulatory pathway for CBD is needed that balances individuals’ desire for access to CBD products with the regulatory oversight needed to manage risks. The agency is prepared to work with Congress on this matter.6 Once the FDA makes a decision in relation to hemp-based products, we will follow the rules the FDA adopts.

[6]	www.FDA.gov.

Because the FDA’s regulatory process is subject to change, we cannot predict the likely outcome. In addition, the FTC under the Federal Trade Commission Act (“FTC Act”) requires that product advertising be truthful, substantiated and not misleading. We believe that our advertising meets these requirements. However, the FTC may bring a challenge at any time in evaluating our compliance with the FTC Act. In addition, most states where our products are legal provide their own regulatory guidelines and regulations in connection with cigarette or other smokable product sales. Any failure by us to remain current on state regulatory changes could negatively affect our ability to operate our business.

At the moment, our hemp manufactured dietary supplement products are produced in an FDA registered and cGMP facility strictly following SOPs to ensure consumer safety and consistency and reliability batch to batch. Our supplement product packaging, labeling, and marketing collateral make no disease claims that would run afoul of the Dietary Supplement Heath and Education Act (DSHEA). Additionally, we design our product packaging to appeal to adults, not children. By taking these actions, we are substantially reducing the risk of any FDA enforcement because these are two primary areas of FDA enforcement.

Quality Control reviews production at specified check points. Raw materials are tested for ID, potency, and contamination using ISO 17025 certified labs. Finished products are tested for strength, composition, and contamination using ISO 17025 certified labs. All products are produced in isolated rooms, with cleaning and ATP testing performed prior to use. Rooms are thoroughly cleaned after use, and retested before new products are introduced. All hemp products are tested to ensure < 0.3% THC. They are also tested for solvents, pesticides, and mycotoxins (where relevant). QC oversight occurs from incoming of the raw material and components, through the entire manufacturing, packaging, labeling, and boxing processes. All hemp derived raw materials and finished products are stored under lock and key. Only authorized persons are allowed access.

FDA regulates both finished dietary supplement products and dietary ingredients. FDA regulates dietary supplements under a different set of regulations than those covering “conventional” foods and drug products. Under the Dietary Supplement Health and Education Act of 1994 (DSHEA):

●	Manufacturers and distributors of dietary supplements and dietary ingredients are prohibited from marketing products that are adulterated or misbranded. That means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the Federal Food, Drug, and Cosmetic Act as amended by DSHEA and FDA regulations.

●	FDA has the authority to take action against any adulterated or misbranded dietary supplement product after it reaches the market.[7]

Our manufactured dietary supplement products are produced following SOPs, to ensure there is consistency and reliability batch to batch.  Quality Control reviews production at specified check points.  Raw materials are tested for ID, potency, and contamination using ISO 17025 certified labs.  Finished products are tested for strength, composition, and contamination using ISO 17025 certified labs.  All products are produced in isolated rooms, with cleaning and ATP testing performed prior to use.  Rooms are thoroughly cleaned after use, and retested before new products are introduced.  QC oversight occurs from incoming of the raw material and components, through the entire manufacturing, packaging, labeling, and boxing processes.

[7]	www.fda.gov/food/dietary-supplements.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distraction of management attention away from our business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all U.S. and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, our policies and procedures may not ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

Climate change may negatively affect our business.

There is growing concern that a gradual increase in global average temperatures may cause an adverse change in weather patterns around the globe resulting in an increase in the frequency and severity of natural disasters. Changing weather patterns could have a negative impact on agricultural productivity, which may limit availability or increase the cost of certain key ingredients such as hemp, natural flavors and other ingredients used in our products. Also, increased frequency or duration of extreme weather conditions may disrupt the productivity of our facilities, the operation of our supply chain or impact demand for our products. In addition, the increasing concern over climate change may result in more regional, federal and global legal and regulatory requirements and could result in increased production, transportation and raw material costs. As a result, the effects of climate change could have a long-term adverse impact on our business and results of operations.

Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

The proper functioning of our own information technology (IT) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyberattacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

Our results of operations may fluctuate from quarter to quarter for many reasons, including seasonality.

Our sales may be seasonal, and we experience fluctuations in quarterly results as a result of many factors. We expect to generate a greater percentage of our revenues during the warm weather months of April through September. The timing of customer purchases will vary each year, and sales can be expected to shift from one quarter to another. As a result, management believes that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance period comparisons or results expected for the fiscal year.

In addition, our operating results may fluctuate due to a number of other factors including, but not limited to:

●	Our ability to maintain, develop and expand distribution channels for current and new products, develop favorable arrangements with third party distributors of our products and minimize or reduce issues associated with engaging new distributors and retailers, including, but not limited to, transition costs and expenses and down time resulting from the initial deployment of our products in each new distributor’s network;

●	Unilateral decisions by distributors, grocery store chains, specialty chain stores, club stores, mass merchandisers and other customers to discontinue carrying all or any of our products that they are carrying at any time;

●	Our ability to manage our resources to sufficiently support general operating activities, promotion allowances and slotting fees, promotion and selling activities, and capital expansion, and our ability to sustain profitability;

●	Our ability to meet the competitive response by much larger, well-funded and established companies currently operating in the hemp smokables industry, as we introduce new competitive products, and our hemp smokables products; and

●	Competitive products and pricing pressures and our ability to gain or maintain share of sales in the marketplace as a result of actions by competitors.

Due to these and other factors, our results of operations have fluctuated from period to period and may continue to do so in the future, which could cause our operating results in a particular quarter to fail to meet market expectations.

Changes in our effective tax rate may impact our results of operations.

We are subject to taxes in the U.S. and other jurisdictions. Tax rates in these jurisdictions may be subject to significant change due to economic and/or political conditions. A number of other factors may also impact our future effective tax rate including:

●	the jurisdictions in which profits are determined to be earned and taxed;

●	the resolution of issues arising from tax audits with various tax authorities;

●	changes in valuation of our deferred tax assets and liabilities;

●	increases in expenses not deductible for tax purposes, including write-offs of acquired intangibles and impairment of goodwill in connection with acquisitions;

●	changes in availability of tax credits, tax holidays, and tax deductions;

●	changes in share-based compensation; and

●	changes in tax laws or the interpretation of such tax laws and changes in generally accepted accounting principles.

Although we believe our income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution by one or more taxing authorities could have a material impact on the results of our operations. Further, we may be unable to utilize our net operating losses in the event a change in control is determined to have occurred.

Global economic, political, social and other conditions, including the COVID-19 pandemic, may continue to adversely impact our business and results of operations.

The hemp industry can be affected by macro-economic factors, including changes in national, regional, and local economic conditions, unemployment levels and consumer spending patterns, which together may impact the willingness of consumers to purchase our products as they adjust their discretionary spending. Adverse economic conditions may adversely affect the ability of our distributors to obtain the credit necessary to fund their working capital needs, which could negatively impact their ability or desire to continue to purchase products from us in the same frequencies and volumes as they have done in the past. If we experience similar adverse economic conditions in the future, sales of our products could be adversely affected, collectability of accounts receivable may be compromised, and we may face obsolescence issues with our inventory, any of which could have a material adverse impact on our operating results and financial condition.

Additionally, while the extent of the continued impact on our business and financial condition is unknown at this time, we may be negatively affected by COVID-19 and actions taken to address and limit the spread of COVID-19, or any re-emergence of the virus, such as travel restrictions, event cancellations, and limitations affecting the supply of labor and the movement of raw materials and finished products. If available manufacturing capacity is reduced as a result of any re-emergence of COVID-19, it could negatively affect the timely supply, pricing and availability of finished products. Moreover, we may also be negatively impacted by current and future closures of restaurants, independent accounts, convenience chains, and retail store chains resulting from any re-emergence or new outbreaks of COVID-19. Overall, we do not yet know the full extent of potential delays or impacts on its business, financing activities, or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources, operations and business and those of third parties on which we rely.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the situation in Ukraine and globally and assessing its potential impact on our business.

Additionally, Russia’s prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military interventions in Ukraine have led to sanctions and other penalties being levied by the United States, European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) payment system, expansive ban on imports and exports of products to and from Russia and ban on exportation of U.S denominated banknotes to Russia or persons located there. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds and sell the shares we are offering. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, inventory, revenue recognition, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could adversely affect our reported financial results.

Risks Related to This Offering and Ownership of Our Common Stock

There has been no public market for our common stock prior to this offering, and an active market in which investors can resell their shares of our common stock may not develop.

Prior to this offering, there has been no public market for our common stock. We intend to apply to list our common stock on NASDAQ under the symbol “MEHA.” The closing of this offering is contingent upon the successful listing of our common stock on NASDAQ. There is no guarantee that NASDAQ, or any other exchange or quotation system, will permit our common stock to be listed and traded. If we fail to obtain a listing on NASDAQ, we may seek quotation on the OTCQX Best Market or OTCQB Venture Market of the OTC Link ATS (alternative trading system) operated by OTC Markets Group, Inc. These markets are inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ.

Even if our common stock is approved for listing on NASDAQ, a liquid public market for our common stock may not develop. The initial public offering price for our common stock has been determined by negotiation between us and the Underwriter based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The price at which the common stock is traded after this offering may decline below the initial public offering price, meaning that you may experience a decrease in the value of your common stock regardless of our operating performance or prospects.

We may not be able to satisfy listing requirements of NASDAQ or obtain or maintain a listing of our common stock on NASDAQ.

If our common stock is listed on NASDAQ, we must meet certain financial and liquidity criteria to maintain such listing. If we violate NASDAQ’s listing requirements, or if we fail to meet any of NASDAQ’s listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from NASDAQ may materially impair our shareholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

Listing our common stock on a securities exchange will increase our regulatory burden.

We intend to apply for the listing of our common stock under the symbol “MEHA” on the NASDAQ. There is no guarantee that our application will be approved in connection with this offering. Although to date we have not been subject to the continuous and timely disclosure requirements of exchange rules, regulations and policies of NASDAQ, we are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on NASDAQ. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of our shares that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on NASDAQ on a timely basis and that we will be able to achieve and maintain compliance with applicable listing requirements. In addition, compliance with reporting and other requirements applicable to public companies listed on NASDAQ will create additional costs for us and will require the time and attention of management. We cannot predict the amount of the additional costs that we might incur, the timing of such costs or the effects that management’s attention to these matters will have on our business.

The market price of our common stock may fluctuate, and you could lose all or part of your investment.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to several factors, most of which we cannot control, including:

●	actual or anticipated variations in our periodic operating results;

●	increases in market interest rates that lead investors of our common stock to demand a higher investment return;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by shareholders;

●	speculation in the media, online forums, or investment community; and

●	our intentions and ability to list our common stock on NASDAQ and our subsequent ability to maintain such listing.

The public offering price of our common stock has been determined by negotiations between us and the Underwriter based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our common stock may prevent investors from being able to sell their common stock at or above the initial public offering price. As a result, you may suffer a loss on your investment.

You will experience immediate and substantial dilution as a result of this offering.

As of September 30, 2024, our net tangible book value was approximately ($2,522,972) or approximately ($0.036) per share. Since the effective price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price of $4.25 per share of common stock being sold in this offering, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, and our net tangible book value per share as of September 30, 2024, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $3.94 per share (or $3.86 per share if the Underwriter exercises the over-allotment option in full) with respect to the net tangible book value of the common stock. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations.

We will have considerable discretion in the application of the net proceeds of this Offering. We intend to use the net proceeds from this offering to grow our company, cover expenses associated with becoming a public company, working capital and general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this Offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see the “Use of Proceeds” section in this prospectus for more information.

We do not intend to pay any cash dividends on our shares of common stock in the near future, so our shareholders will not be able to receive a return on their shares unless they sell their shares.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. There is no assurance that future dividends will ever be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell their shares, and they may be unable to sell their shares on favorable terms or at all.

There has been no independent valuation of our common stock, which means that our common stock may be worth less than the offering price in the offering.

The per share purchase price in the offering has been determined by us without independent valuation of our shares of common stock. We established the offering price based on management’s estimate of the valuation of shares of our common stock. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of our shares. Our shares of common stock may have a value significantly less than the offering price, and the shares may never obtain a value equal to or greater than the offering price.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common stock could be negatively affected.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our common stock to decline and would result in the dilution of your holdings.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our common stock to decline. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of our common stock. In all events, future issuances of our common stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lockups expire, could adversely affect the market price of our common stock. In connection with this offering, we will enter into a lock-up agreement that prevents us, subject to certain exceptions, from offering additional shares of capital stock for up to six months after the closing of this offering, as further described in the section titled “Underwriting.” In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our common stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our common stock.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our common stock.

We are authorized to issue “blank check” preferred stock without stockholder approval, which could adversely impact the rights of holders of our common stock.

Our articles of incorporation authorize us to issue shares of “blank check” preferred stock, meaning our board of directors can designate the rights and preferences of classes or series of such preferred stock without shareholder approval. Any preferred stock that we issue in the future may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Although we have no present intention to issue any shares of authorized preferred stock, there can be no assurance that we will not do so in the future.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The Securities and Exchange Commission, or the SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on NASDAQ or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore shareholders may have difficulty selling their shares.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our shareholders could receive less information than they might expect to receive from more mature public companies.

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”). An emerging growth company may take advantage of reduced disclosure and reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the completion of this offering.

We have taken advantage of the reduced disclosure obligations in the registration statement of which this prospectus is a part and intend to elect to take advantage of other reduced disclosure and reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company when we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Reports on Form 10-K and, like emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs, expectations, and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goal and strategies;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenue, costs or expenditures;

●	growth of and competition trends in our industry;

●	our expectations regarding demand for, and market acceptance of, our products;

●	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;

●	our expectation regarding the use of proceeds from this offering;

●	fluctuations in general economic and business conditions in the markets in which we operate; and

●	relevant government policies and regulations relating to our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, except as required by applicable law, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

After deducting the estimated Underwriter discounts and commissions and offering expenses payable by us, we expect to receive net proceeds of approximately $5,798,356 from this offering (or approximately $6,668,543 if the Underwriter exercises the over-allotment option in full), based on an assumed initial public offering price of $4.25 per Unit, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus.

We plan to use the net proceeds of this offering as follows:

●	13% of net proceeds (approximately $750,000) for Go Public Attorney Fees / Advisory Fees

●	6% of net proceeds (approximately $350,000) for investor relations

●	41% of the net proceeds (approximately $2.4 million) for a deferred payment in connection with the Kirkman acquisition, which has a maturity date of January 1, 2025. The payment is solely of principal, since there is currently a $15,000 monthly interest payment payable, and

●	40% of net proceeds (approximately $2.3 million) for sales, marketing and working capital

Each $1 increase or decrease in the assumed initial public offering price of $4.25 per Unit, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, would increase or decrease the net proceeds that we receive from this offering by approximately $1,500,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions payable by us.

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. See “Risk Factors—Risks Related to This Offering and Ownership of Our Common Stock—We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.”

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. See also “Risk Factors—Risks Related to This Offering and Ownership of Our Common Stock—We do not intend to pay any cash dividends on our shares of common stock in the near future, so our shareholders will not be able to receive a return on their shares unless they sell their shares.”

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024 (after giving effect to the Reverse Stock Split retroactively for all periods presented):

●	on an actual basis;

●	on a pro forma basis to reflect the sale of 1,500,000 shares by us in this offering at an assumed price to the public of $4.25 per Unit, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, resulting in net proceeds to us of $5,798,356 after deducting (i) underwriter commissions of $573,750 and (ii) our estimated other offering expenses of $719,950; and (iii) filing fees of $2,894.

●	on a pro forma basis to reflect the sale of 1,725,000 shares by us in this offering, assuming the Underwriter elects to exercise the over-allotment option in full, at an assumed price to the public of $4.25 per Unit, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, resulting in net proceeds to us of $6,668,543 after deducting (i) underwriter commissions of $659,813 and (ii) our estimated other offering expenses of $719,750, and (iii) filing fees of $2,894.

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of our common stock and other terms of this offering determined at pricing. All figures presented in the table below are rounded to the nearest thousand dollars. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2024:
	Actual	Post-Offering Pro Forma without Over-Allotment Option	Post- Offering Pro Forma with Over- Allotment Option
Cash	$246,903	$5,328,203	$6,198,391
Total long-term liabilities	$5,298,024	5,294,024	5,294,024
Total liabilities	$7,337,949	$7,337,949	$7,337,949
Shareholders’ equity (deficit):
Common stock, $0.00001 par value, 220,000,000 shares authorized and 6,694,493 shares issued and outstanding on an actual and pro forma basis (prior to this offering) (after giving effect to the Reverse Stock Split)	$67	$82	$84
Additional Paid in Capital	$7,127,386	$12,208,656	$13,078,841
Accumulated Deficit	$(7,377,212)	$(7,337,212)	$(7,337,212)
Total shareholders’ Equity/(Deficit)	$(249,759)	$4,831,526	$5,048,265

Each $1.00 increase or decrease in the assumed offering price per Unit of $4.25, which is the midpoint of the price range set forth on the cover page of this prospectus, assuming no change in the number of shares to be sold, would increase or decrease the net proceeds that we receive in this offering and each of total shareholders’ equity and total capitalization by approximately $1,365,000 (or $1,569,752 if the Underwriter exercises its over-allotment option in full), after deducting (i) estimated underwriter commissions and (ii) offering expenses, in each case, payable by us.

DILUTION

Dilution in net tangible book value per share to new investors in our securities, is the amount by which the offering price paid by the purchasers of the shares of our common stock sold in this offering exceeds the pro forma net tangible book value per share of common stock immediately after this offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

The net tangible book value of our common stock as of September 30, 2024, was approximately $(2,523,000), or approximately $(0.36) per share of common stock.

Pro forma as adjusted net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after completion of this offering. Investors participating in this offering will incur immediate, substantial dilution. After giving effect to our sale of 1,500,000 shares of our common stock in this offering at an assumed initial public offering price of $4.25 per unit, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value as of September 30, 2024, would have been approximately $2,558,000, or approximately $0.30 per share. This amount represents an immediate increase in pro forma net tangible book value of $0.66 per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $3.95 per share to purchasers of our common stock in this offering, as illustrated in the following table.

Assumed initial public offering price per share	$4.25
Net tangible book value per share at September 30, 2024	$(0.36)
Pro forma net tangible book value per share after this offering	$0.30
Increase in net tangible book value per share to the existing shareholders	$0.66
Dilution in net tangible book value per share to new investors in this offering	$(3.95)

If the Underwriter exercises its over-allotment option in full, the pro forma as adjusted net tangible book value per share of our common stock, as adjusted to give effect to this offering, would be $0.39 per share, and the dilution in pro forma net tangible book value per share to new investors purchasing shares of common stock in this offering would be $(3.86) per share.

The following table sets forth, assuming the sale of 7,000,780 shares of our common stock in this offering, as of September 30, 2024, the total number of shares of common stock previously issued and sold by us to existing investors, the total consideration paid for the foregoing and the average price per share, before deducting estimated underwriter commissions and offering expenses (assuming no exercise of the over-allotment option to purchase additional shares of common stock and assuming no exercise of the Representative’s warrants), in each case payable by us. As the table shows, new investors purchasing shares of our common stock in this offering may in certain circumstances pay an average price per share substantially higher than the average price per share paid by our existing shareholders.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing shareholders	7,000,780	82.4%	$7,127,453	52.8%	$1.02
New investors	1,500,000	17.6%	$6.375,000	47.2%	$4.25
Total	8,500,780	100.00%	$13,502,453	100.00%	$1.59

A $1.00 increase or decrease in the assumed public offering price of $4.25 per share assuming the number of shares of our common stock offered by us remains the same and after deducting estimated underwriter commissions and offering expenses payable by us would increase or decrease our pro forma net tangible book value (deficit), as adjusted to give effect to this offering, to $1,365,015 per share ($0.16, if the Underwriter exercises its over-allotment option in full). A $1.00 increase in the assumed public offering price of $5.25 per share would increase the dilution to new investors by $1,569,767 per share ($0.18, if the Underwriter exercises its over-allotment option in full).

To the extent that any outstanding options or warrants are exercised, new options, restricted stock units or other securities are issued under our stock-based compensation plans, or new shares of preferred stock are issued, or we issue additional shares of common stock or warrants in the future, there will be further dilution to investors participating in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarize the significant factors affecting our operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”.

OUR COMPANY

Overview

Our company operates in the nutraceutical supplement industry. We are a manufacturer and distributor of supplements in categories such as pain, energy, prenatal, general health, bone and joint, gastro, immunity, cardiac, detox, brain and memory, sleep, prenatal and urinary. Our end markets focus on end-consumers through different channels that include pharmacies, US wholesalers, international distributors and direct-to-consumers sales. Our products are sold over the counter, and consumers do not need a prescription to purchase our products. Our products are not approved by the FDA. Our company also operates in the hemp industry as a retailer of hemp derived products in categories such as capsules, cigarettes, gummies, and tinctures with a commercial end market, and end-consumers.

Functional Brands is a super majority owned subsidiary of HOC, a privately held British Columbia corporation. Incorporated as HT Naturals Inc. in November 2020. The Company aims to deliver the highest quality and innovative products under multiple brands. Kirkman, P2i by Kirkman Prenatal, HempTown Naturals and Golf Mellow are current brands in the market or prepared to be launched in market.

Our Products

Kirkman Brand

Our products under our “Kirkman” brand are manufactured in our cGMP certified, FDA registered manufacturing facility located in Lake Oswego, Oregon. Kirkman is a manufacturer of nutritional supplements. Founded in 1949, Kirkman is also one of the oldest nutritional supplement companies serving the special needs community.

Our Kirkman brand offers more than 150 products including probiotics, enzymes, vitamins, multivitamins, amino acids, antioxidants, immune support, essential fatty acids, preconception, prenatal supplements, personal care products and other specialty products. Kirkman treats patients with autism spectrum disorders and special dietary needs through an established network of over 2,000 doctors in over 40 countries. Our Kirkman brand operates in 95% of the major subsegments in the supplement industry. Kirkman has a long-standing loyal customer and consumer base due to the rigorous testing of products in compliance with FDA requirements. Kirkman has been endorsed by various businesses and celebrities, including the famous and original Shark Tank member, Kevin Harrington.

Digestive enzymes: Over the counter oral digestive enzyme supplements are a combination of proteases, which aid protein digestion; lipases, which aid in fat digestion; and amylases, which aid in carbohydrate digestion. These may be prescribed by a doctor in some cases, when the pancreas does not make enough digestive enzymes on its own. People are increasingly taking over the counter (“OTC”) digestive enzymes in lower doses to support general gut health.

Essential fatty acids: Also called omega-3 fatty acids, essential fatty acids are important digestive chemicals that the body cannot make on its own.

Our products under the Kirkman Brand include, but are not limited to, the following:

●	Supplements for Autism;	●	Essential Fatty Acids;
●	Oxytocin;	●	Vitamin B12;
●	Vitamin B6 and Magnesium;	●	Glutathione;
●	Melatonin;	●	Functional Mushrooms;
●	Probiotics;	●	Multivitamins and Minerals;
●	Digestive Enzymes;	●	Antioxidants; and
		●	Amino Acids.

P2i (prenatal) Brand

We have recently launched in April 2024 a certified prenatal vitamin for expectant mothers under the P2i by Kirkman brand. These vitamins have been specially formulated by our company to provide essential nutrients for both the mother and the developing fetus. The International Federation of Gynecology and Obstetrics (“FIGO”) published a position statement about toxic chemicals and environmental contaminants in prenatal vitamins. FIGO’s recommendation from the October 2023 position statement highlights that patients should only consume, and clinicians should only prescribe, vitamins and supplements that have been independently assessed to make certain they do not contain contaminants. Manufacturers should be held to a standard of production that assures safety and minimizes contaminants and certification of all prenatal vitamins becomes the standard of care. The FIGO Committee report on Climate Change and Toxic Environmental Exposures brought together global scientists to review the reputable reference sources for chemicals that have the potential to impact maternal and newborn health, including the USA Environmental Protection Agency, the European Union, and the California EPA.

The group of experts recommended several approaches, including:

1.	creating a list of toxic chemicals and contaminants that should be screened for in Prenatal Vitamins and reduced to de minimis standards; and

2.	conducting assays of existing vitamins to assess ongoing risk to maternal and newborn health. This work can extend to personal exposure risk by offering women testing for the presence of potentially toxic environmental chemicals. Mass Spectrometry currently offers the most comprehensive measurement.

This first publication of a list of toxic chemicals and contaminants represents the most comprehensive testing available at present but does not purport to identify or eliminate all potential sources of toxicity.

We are currently the only certified prenatal vitamin in the market that aligns to the FIGO position statement. We have formulated and produced a prenatal vitamin called P2i by Kirkman. There are 3.6M pregnancies alone in the United States (https://www.cdc.gov/nchs/fastats/births.htm) and the initial market focus for this product will be the United States with the expectation to expand globally since FIGO’s position statement reaches all countries.

The P2i by Kirkman prenatal vitamin has been certified by The FORUM, a nonprofit 501(c)(3) organization dedicated to promoting low-toxicity standards for prenatal healthy products. The FORUM operates under a Memorandum of Understanding (MOU) with the International Federation of Gynecology and Obstetrics (FIGO), a globally recognized organization of obstetricians and gynecologists. This MOU establishes a shared objective to reduce environmental toxicity in prenatal products.

●	The certification process involves rigorous testing and evaluation to ensure compliance with The FORUM’s low-toxicity standards, which align with FIGO’s objectives for maternal and fetal health. These standards include:

o	Analysis of 24 Heavy Metals, ensuring levels are below stringent safety thresholds

o	Testing for the presence of 120 toxic chemicals, such as pesticides and endocrine disruptors, with strict limits to prevent potential harm

o	Utilization of ISO 17025-accredited laboratories for all testing to ensure reliability and reproducibility of results

●	Purity Labs, an ISO 17025-accredited laboratory, as directed by The FORUM, conducted testing, which confirmed the product’s compliance with The FORUM’s criteria. Based on this testing, The FORUM issued its certification, indicating that Kirkman’s prenatal vitamin meets its standards for low toxicity and safety.

HempTown Naturals Brand

All HempTown Naturals products are produced and sold in compliance with the US 2018 Farm Bill and the US Agricultural Act of 2014. CBD and CBG are cannabinoids present in the cannabis plant. Both CBD and CBG are used in hemp derived products. These products are believed to help in treating certain neurodegenerative and inflammatory conditions1.

[1]	https://www.medicalnewstoday.com/articles/cgb-vs-cbd

CBD

CBD, or cannabidiol, is the second most prevalent ingredient in cannabis. While CBD is an integral component of medical marijuana, it is derived directly from the hemp plant, both of which are the same species: Cannabis sativa L. One of the hundreds of components of Cannabis sativa L., CBD does not cause a “high” by itself. According to a report from the World Health Organization, “In humans, CBD exhibits no effects indicative of any abuse or dependance potential…. To date, there is no evidence of public health related products associated with the use of pure CBD.”2

As reported by Forbes Health, CBD is applied topically or consumed through smoke inhalation or edible consumption. CBD interacts with neuroreceptors in your endocannabinoid system, which sends signals between your cells to help regulate your movement, mood, homeostasis, and immune system. Different studies have shown that CBD can offset everyday anxiety and depression.3

CBG

CBG, or cannabigerol, is another compound found in hemp which doesn’t have intoxicatingly psychoactive effects. CBG, often referred to by experts as “the mother of all cannabinoids,” is the cannabinoid from which other types of cannabinoids (including CBD) are derived, says Michelle Sexton, a naturopathic doctor who works at the Pain Trauma Institute in San Diego. “CBG is the first compound in the biosynthesis (the production of chemical compounds by a living organism) of the other cannabinoids,” she adds.

CBG is available in many forms, including tinctures, gummies, capsules and topical creams and lotions. CBG is often coupled with CBD in these products because the two cannabinoids can provide complimentary benefits, such as decreasing inflammation and pain, says Fraser Smith, a naturopathic doctor, as well as assistant dean and associate professor at the National University of Health Services in Lombard, Illinois. CBD and CBG occur naturally in hemp extract which is the source of our cannabinoids.4

Golf Mellow Brand

The Company has utilized existing product formulations with plans to introduce 12 different products under the Golf Mellow brand. A brand logo and packaging has been created to support the existing formulations. These supplements will be targeting the golf industry and golf professionals. These products include capsules, a powder, a cream and tinctures to help golfers of all levels improve their game and overall well-being. The capsules are packed with a blend of essential vitamins and minerals that support joint health, flexibility, and energy levels. The tinctures are made from all-natural ingredients and provide a quick and easy way to support focus and mental clarity, helping athletes stay in the zone and make the perfect shot. The creams are specially designed to provide targeted relief for sore muscles and joints, helping them stay comfortable and focused on the course. Some of these products include Sleep Caps to ensure that players are well rested the night before, Super B12 Powder which provides the energy needed for the perfect round, Calm Caps which help manage anxiety when players need it most, and Epsom Salt Cream & Recovery Caps, which aids with recovery. Once we receive a purchase order, we will package the products to fulfill the respective order.

According to data from the National Golf Foundation 25.1 million people (aged six and over) played on a golf course in the United States in 2021 – furthermore there were another 12.4 million people who took part in off-course activities like driving ranges, indoor golf simulators or venues like Topgolf and Drive Shack.5

[2]	www.health.harvard.edu
[3]	www.forbes.com/health/body/cbd-oil-benefits/
[4]	www.forbes.com/health/body/cannabigerol-cbg/
[5]	https://www.golfmonthly.com/news/how-many-golfers-are-there-in-the-united-states

Competitive Strengths

The Kirkman brand has been in business for over 70 years with a loyal consumer base and we believe that we maintain high purity and quality standards in the industry. We source all materials from high quality suppliers.

We test our finished goods in certified laboratories with state-of-the-art equipment and manufacture our supplements in our US-based cGMP certified and FDA registered facility located in Lake Oswego, Oregon. The FDA requires that we conduct at least one appropriate test or examination to verify and identify any component that is a dietary ingredient. We conduct ingredient testing by verifying the identity through ISO certified 3rd party laboratories. We also test for residual solvents and pesticides (where applicable), presence of up to 24 heavy metals and microbial contamination that could lead to illness or death. Microbial tests can include, but are not limited to, aerobic plate count, yeast & mold, coliforms, E. coli, pseudomonas, staphylococcus aureus, Bile Tolerant gram negative, Salmonella, Aflatoxins and listeria. Heavy metals testing includes beryllium, aluminum, vanadium, chromium, manganese, cobalt, nickel, copper, zinc, arsenic, selenium, molybdenum, palladium, silver, cadmium, tin, antimony, barium, tungsten, platinum, thallium, lead, uranium and mercury. For incoming raw ingredients, we ID using the following methods: Botanicals – HPLC (High Pressure Liquid Chromatography) or TLC (Thin Layer Chromatography), or an approved Chemical test; Vitamins – IR (Infrared) absorption, Chemical test, UV (Ultraviolet) absorption, UV fluorescence, GC (Gas Chromatography), HPLC; Minerals – ICP-MS (Inductively Coupled Plasmas – Mass Spectroscopy), IR (Infrared), Chemical tests, TLC (Thin Layer Chromatography); Enzymes – HPLC (High Pressure Liquid Chromatography), PCR (Polymerase Chain Reaction); Amino Acids – IR absorption, Optical Rotation, HPLC, TLC, GC (Gas Chromatography), Assay; Probiotics – PCR and HPLC; Metals – HPLC or ICP-MS; Micros – Cell culture and cell identification.

The FDA requires that a finished batch of the dietary supplement meets product specifications for identity, purity, strength, composition, and for limits on those types of contamination that may adulterate or that may lead to adulteration of the finished batch of the dietary supplement. This can be conducted for a subset of finished dietary supplement batches through a sound statistical sampling plan (or for every finished batch). For our business, we test every batch of products to ensure heavy metals are below Pop 65 limits. In addition, every batch is tested for microbial contamination. Our 75+ year history in the industry, along with our rigorous material testing, allows Kirkman to use statistical sampling to ensure the identity, purity and strength of each product is met. Our formulations use proprietary blends.

Although we are authorized to produce hemp derived products because we hold a hemp handler’s license, we currently do not grow any hemp, but we source our hemp derived products from registered growers in operation. The FDA does not require any testing on dietary supplements whereas we test for approximately 90 metals and toxins in raw materials.

As previously mentioned, we’ve recently launched P2i by Kirkman prenatal vitamin, which is the only certified prenatal vitamin that aligns to FIGO’s position statement.

The P2i by Kirkman prenatal vitamin has been certified by The FORUM, a nonprofit 501(c)(3) organization dedicated to promoting low-toxicity standards for prenatal healthy products. The FORUM operates under a Memorandum of Understanding (MOU) with the International Federation of Gynecology and Obstetrics (FIGO), a globally recognized organization of obstetricians and gynecologists. This MOU establishes a shared objective to reduce environmental toxicity in prenatal products.

●	The certification process involves rigorous testing and evaluation to ensure compliance with The FORUM’s low-toxicity standards, which align with FIGO’s objectives for maternal and fetal health. These standards include:

o	Analysis of 24 Heavy Metals, ensuring levels are below stringent safety thresholds

o	Testing for the presence of 120 toxic chemicals, such as pesticides and endocrine disruptors, with strict limits to prevent potential harm

o	Utilization of ISO 17025-accredited laboratories for all testing to ensure reliability and reproducibility of results

●	Purity Labs, an ISO 17025-accredited laboratory, as directed by The FORUM, conducted testing, which confirmed the product’s compliance with The FORUM’s criteria. Based on this testing, The FORUM issued its certification, indicating that Kirkman’s prenatal vitamin meets its standards for low toxicity and safety.

We have an exclusive license agreement with the Trailer Park Boys to market & sell hemp derived products. There are two product categories that include Hemp Derived Delta 9 products. This includes Delta 9 gummies and Delta 9 Drink Enhancers. These two specific products are intended for health & wellness, and recreational use. Both product categories comply with the 2018 Farm Bill where THC concentration does not exceed 0.3% on a dry weight basis. The revenue of these two product categories represents .6% of total company revenue. We executed a license agreement with the Trailer Park Boys which is in effect since July 21, 2021 and until December 31, 2024, under the license agreement as amended, the Company will pay the Trailer Park Boys, an amount equal to $200,000 with $50,000 advance against royalties payable upon execution of the agreement and $150,000 to be paid during the second year of the agreement, additionally, the Trailer Park Boys are entitled to 54,600 shares of the Company (after giving effect to the Reverse Stock Split). The royalty rate under this agreement is between 15 - 30% of the gross sales of the company derived from sales related to the license. To date, $425,000 has been paid to the Trailer Park Boys towards the license agreement. The license agreement may be terminated with reasonable cause upon six months’ written notice or for certain triggering events without recourse or an opportunity to cure.

Growth Strategy

We aim to be a leader in the nutraceutical space by manufacturing products held to the highest standard of quality in terms of toxins, metals, and other impurities. Our goal is to build a well-rounded portfolio of products including mushroom-based supplements targeted for everyday use, prenatal, athletes and beyond.

We plan to do this by:

●	Strengthening our existing 70-year-old Kirkman brand with its established base of consumers in the autism community by curating our product mix to cater to their specific needs;

●	Launching multiple brands, broad as well as niche, including P2i by Kirkman which is the only certified prenatal vitamin supporting FIGO’s October 2023 position statement, to allow us to increase our market share;

●	Modernizing our manufacturing capabilities by reorganizing the space and introducing new and efficient machinery and equipment to significantly enhance our output;

●	Investing heavily into our sales and marketing activities as well as business development in order to increase sales and distribution; and

●	Identify key companies with synergistic strengths for partnerships or acquisitions.

Challenges, Risks and Limitations

Our ability to utilize our competitive advantages in order to strengthen and expand our business and achieve our growth plan is subject to a number of risks and uncertainties more fully discussed under “Risk Factors” in this Prospectus. As discussed in our financial statements, we have suffered recurring losses from operations and have a significant accumulated deficit. In addition, we continue to experience negative cash flows from operations. This limited working capital capabilities may delay or make the accomplishment of our growth plans difficult. In assessing the likelihood of our future success, investors in this offering should note our history of losses and the likelihood of our operating profitability in the future. Further, some of our products may be subject to unpredictable and evolving federal, state and local regulations concerning hemp, CBD and other non-tobacco consumable products. Because the type, timing, and impact of such regulations remain uncertain, we cannot give any assurance that such actions will not have a material adverse effect on this emerging business and our strategy.

Our Corporate History and Structure

Functional Brands was organized under the General Corporation Law in the state of Delaware on November 19, 2020 under the name HT Naturals Inc. HT Naturals Inc. changed its name to Functional Brands Inc. on March 23, 2023. Our principal business is the production, marketing, sales, and distribution of nutraceutical products through our Kirkman division, alongside our hemp derived products under the Hemptown brand in certain states within the United States that permit such sales. We ship our Kirkman products to all US states. As for hemp derived products, we only sell to states which permit this activity with certain restrictions such as the content of THC which differs depending on the state.

The states in which we have sold hemp derived products in the past are Alabama, Arizona, Arkansas, California (D9 ingestible and CBD/CBG ingestible only), Colorado (CBD/CBG inhalable only), Connecticut, Delaware (D9 ingestible), Florida, Georgia (D9 ingestible and CBD/CBG ingestible only), Hawaii (CBD/CBG ingestible only), Illinois(D9 ingestible and CBD/CBG inhalable), Indiana (D9 ingestible only), Iowa (D9 ingestible only), Kansas, Kentucky (D9 ingestible only), Louisiana, Maine (D9 ingestible and CBD/CBG inhalable), Maryland (CBD/CBG inhalable only), Massachusetts, Michigan, Minnesota, Missouri, Montana, Nevada, New Hampshire, New Jersey, New York (D9 and CBD/CBG ingestible only), North Carolina, North Dakota (CBD/CBG ingestible only), Ohio, Oklahoma, Oregon (CBD/CBG ingestible only), Pennsylvania, Rhode Island, South Carolina, South Dakota (D9 ingestible only), Tennessee (CBD/CBG inhalable only), Texas, Virgina (CBD/CBG ingestible and inhalable only), Washington (CBD/CBG Inhalable only), West Virginia, Wisconsin, Wyoming.

We have engaged specialized hemp counsel to provide regular updates on the 50 states and the legality of our hemp products in each state. In addition, we have established and followed a standard of operating procedure (SOP) to ensure sales do not occur in the states where hemp products may not be sold consistent with the regular updates provided by our hemp counsel. We have an internal policy that prohibits us as a company and any of our executives, directors, employees, sales representatives and distributors to distribute any of the Company’s hemp derived products in places in which the sale of hemp derived products is prohibited. We are a 98% subsidiary of HOC, a British Columbia, Canada private operating holding company with various interests in nutraceutical manufacturing and federally legal industrial hemp products. We were granted a licensing agreement by Hemptown Organics Corp. The licensing agreement, dated December 10, 2020, provides Functional Brands Inc. as licensee, a license to use the Hemptown USA and Hemptown Naturals brand and trademarks on a perpetual, non-exclusive, non-transferable basis, with no expiry date. This licensing agreement will transfer full ownership to Functional Brands upon the public offering and listing on the exchange, at which time HOC will dividend out the majority of the Company’s shares currently held by HOC.

On June 28, 2019, HTO Holdings Inc. (“HTO Holdings”) a wholly owned subsidiary of HOC and the owner of all issued and outstanding stock of HTO Nevada (as “Purchaser”), entered into an asset purchase agreement (“APA”) for the net assets of Kirkman Group Inc., a Nevada corporation, Kirkman Laboratories Inc., an Oregon corporation and Kirkman Group International, Inc., a Nevada corporation (collectively “Kirkman” or the “Seller,” and together with Purchaser, the “Parties”) for a consideration equal to $5 million with payout in a business combination of cash and deferred consideration. The ’’Seller’’ is David Humphrey. Under the APA, Purchaser and HTO Holdings were to make certain additional payments toward the purchase price. The APA was amended on November 30, 2021 by the Parties with the purpose of modifying the payment schedule of the deferred consideration; and in exchange for amending the payment schedule of the deferred consideration, the Purchaser and HTO Holdings agreed to enter into a security agreement, and amend the APA and other agreements attached to the APA (including, but not limited to, the non-competition agreement, the trademark assignment agreement, the domain names transfer agreement, the assignment of intangible assets, and the intellectual property security agreement (collectively, the “IP Collateral Agreements”)) to, among other things, provide additional collateral as security to Seller. Upon payment in full in cash of the deferred consideration or set-off of the deferred consideration, as amended: (i) each of the Parties agreed that the security agreement and amended intellectual property security agreement would be automatically terminated and be of no further force and effect; and (ii) Seller would, at its sole cost and expense, release all liens in the IP Collateral, as defined in the respective security agreement and intellectual property security agreement, and all rights therein would forthwith revert to Purchaser. On May 16, 2022, the APA was amended again by the Parties, to reflect further modifications to the schedules and exhibits to the APA and IP Collateral Agreements. On May 31, 2022, Purchaser paid Seller certain amounts (“Immediate Payments”), and on July 23, 2022, Purchaser and Seller executed a forbearance agreement (“Forbearance Agreement”) to extend the payments due under the APA to August 31, 2022. After Purchaser’s default, and partial payment to Seller in September 2022, the Parties executed an amendment to the Forbearance Agreement on December 27, 2022, to extend certain payments due under the APA, at which time the remaining balance due was $3,032,000 (the “Existing Default”). Since then, a Fourth Forbearance amendment has been signed by Seller and Buyer dated September 24, 2024, where additional principal and interest payments will continue. As of January 5, 2025, the balance due to Seller is $2,342,366. We intend to use a portion of the proceeds of the public offering to cover the payment of some of the Existing Default.

As a part of our restructuring efforts, HTO Nevada, formerly owned by HTO Holdings, was acquired by Functional Brands on May 19, 2023, through a share exchange agreement executed by HOC, HTO Holdings and Functional Brands, in which HTO Holdings exchanged 1,000 restricted shares of common stock, par value $0.0001 per share of HTO Nevada, being all of the issued and outstanding capital stock of HTO Nevada, in exchange for 4,362,378 restricted shares of common stock of Functional Brands, $0.00001 par value per share (the “Functional Brands Shares”) to HOC, such that, HTO Nevada shall be a wholly-owned subsidiary of Functional Brands and HOC shall own 6,543,567 shares of Functional Brands (after giving effect to the Reverse Stock Split). The resulting entity, Functional Brands Inc., with its wholly owned subsidiary HTO Nevada, will be the publicly listed entity. On January 24, 2025, Functional Brands ceased to be deemed a controlled company. Upon the completion of the restructuring of the Company, mainly consisting of a majority of shareholders of HOC executing exchange agreements to receive an equivalent amount of shares of Functional Brands in exchange for their equity in HOC as only consideration and upon the conversion described in the exchange agreement, pursuant to the recent completion of this transaction, as of the date of this prospectus, HOC holds the approximate amount of 13.8% of the total outstanding shares of Functional Brands. Functional Brands will be a majority publicly owned company as of the effective date of this prospectus. Our fiscal year-end is December 31.

Corporate Information

We are currently incorporated and in good standing in the State of Delaware. Our registered address is 6400 SW Rosewood Street, Lake Oswego, Oregon 97035 and our telephone number is (800) 245-8282. We maintain the following websites: https://functtionalbrandsinc.com, https://kirkmangroup.com and https://hemptownnaturals.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

NASDAQ Listing

We intend to list our common stock on NASDAQ. There is no assurance that our listing application will be approved by NASDAQ. The approval of our listing on NASDAQ is a condition to closing. If our application to NASDAQ is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on NASDAQ, we will not complete the offering.

Results of Operations

For the Nine Months Ended September 30, 2024, compared to the Nine Months Ended September 30, 2023

	September 30, 2024 (Unaudited)	September 30, 2023 (Unaudited)	$ Change	% Change
Statements of Operations Data
Net Revenue	$4,886,331	$5,268,405	$(382,074)	-7.25%
Cost of Goods Sold	(2,272,561)	(2,852,939)	580,378	-20.34%
Operating Expenses	(2,703,668)	(2,804,658)	100,990	-3.60%
Operating Loss	(89,898)	(389,192)	299,294	-76.90%
Other Income / (Expense), Net	(185,740)	(247,705)	61,965	-25.02%
Net Loss	$(275,638)	$(636,897)	$361,259	-56.72%

Revenue

During the nine months ended September 30, 2024, we generated $4,886,331 in revenue compared to $5,268,405 in revenue in 2023. Sales dropped by 7% year over year due to lower demand from contract manufacturing customers.

Operating Costs and Expenses

Cost of goods sold (COGS)

We had total cost of goods sold of $2,272,561 for the nine months ended September 30, 2024, representing approximately 20% decrease compared to $2,852,939 in cost of goods sold in 2023. This decline of $580,378 is partially attributable to 7% lower net revenue recorded for the nine months ended September 30, 2024, as well as tightening control over costs and negotiating better terms with vendors.

Selling and marketing costs (S&M)

Selling and marketing costs consisted of payroll, ecommerce expenses, as well as advertising & promotion.

Selling and marketing costs for the nine months ended September 30, 2024, were $454,714 compared to $434,740 for the nine months ended September 30, 2023. The 5% increase is the result of the efforts to promote the launch of the new P2i product made by The Company.

General and administrative expenses (G&A)

General and administrative costs consisted of professional, consulting & legal fees, as well as rent & utilities, insurance and payroll.

General and administrative expenses for the nine months ended September 30, 2024, decreased to $2,248,954, compared to $2,369,918 for the quarter ended September 30, 2023. The 5% decrease was primarily attributed to less consulting expenses incurred during the period.

Operating Loss

Operating loss decreased by 77% from $389,192 in during the nine months ended September 30, 2023 to $89,898 during the nine months ended September 30, 2024 due to the Company’s continuous work to stabilize the company by tightening costs including COGS and G&A, as described above.

Other income / (expenses)

Total other expenses decreased to $185,740 for the nine months ended September 30, 2024, compared to total other expenses $247,705 for the nine months ended September 30, 2023. This decrease was the result of payoff of loans during the nine months ended on September 30, 2024

Net loss

We had a net loss of $275,638 for the nine months ended September 30, 2024, compared to a net loss of $636,897 for the nine months ended September 30, 2023.

For the Year Ended December 31, 2023, compared to the Year Ended December 31, 2022

	December 31, 2023 (Audited)	December 31, 2022 (Restated)	$ Change	% Change
Statements of Operations Data
Net Revenue	6,820,499	7,051,224	$(230,725)	-3.27%
Cost of Goods Sold	(3,641,648)	(4,049,780)	408,132	-10.08%
Operating Expenses	(4,261,354)	(4,339,296)	77,942	-1.80%
Operating Loss	(1,082,503)	(1,337,852)	255,349	-19.09%
Other Income / (Expense), Net	(158,591)	395,517	(554,108)	-140.10%
Net Loss	(1,241,094)	(942,335)	$(298,759)	31.70%

Revenue

During the year ended December 31, 2023, we generated $6,820,499 in revenue compared to $7,051,224 in revenue in 2022. Sales dropped by 3% year over year due to lower demand from contract manufacturing customers.

Operating Costs and Expenses

Cost of goods sold (COGS)

We had total cost of goods sold of $3,641,648 for the year ended December 31, 2023, representing a 10% decrease compared to $4,049,780 in cost of goods sold in 2022. This decline of $408,132 is partially attributable to 4% lower net revenue recorded for the year ended December 31, 2023, as well as tightening control over costs and negotiating better terms with vendors.

Selling and marketing costs (S&M)

Selling and marketing costs consisted of payroll, ecommerce expenses, as well as advertising & promotion.

Selling and marketing costs for the year ended December 31, 2023, were $588,772 compared to $796,860 for the year ended December 31, 2022. The 26% decrease is the result of the end of a fundraising campaign for which the company incurred significant financing costs.

General and administrative expenses (G&A)

General and administrative costs consisted of professional, consulting & legal fees, as well as rent & utilities, insurance and payroll.

General and administrative expenses for the year ended December 31, 2023, increased to $3,672,582, compared to $3,542,433 for the year ended December 31, 2022. The 4% increase was primarily attributed to services and fees incurred in relation to the initial public offering, such as audit, consulting and legal fees.

Operating Loss

Operating loss decreased by 19% from $1,337,852 in 2022 to $1,082,503 in 2023 due to the Company’s continuous work to stabilize the company by tightening costs including COGS and G&A, as described above.

Other income / (expenses)

Total other expenses increased to $158,591 for the year ended December 31, 2023, compared to total other income $395,517 for the year ended December 31, 2022. This increase was heavily positively impacted by Payment Protection Program (PPP) loan forgiven totaling 528,586 in 2022.

Net loss

We had a net loss of $1,241,094 for the year ended December 31, 2023, compared to a net loss of $942,335 for the year ended December 31, 2022 which was partially offset by a gain on forgiveness of Paycheck Protection Program loan in the amount of $528,586.

Liquidity and Capital Resources

Sources and Uses of Cash for the Nine Months Ended September 30, 2024 and 2023

The table below, for the periods indicated, provides selected cash flow information:

	Nine-month Period Ended September 30, 2024 (Unaudited)	Nine-month Period Ended September 30, 2023 (Unaudited)
Net cash used in operating activities	$(57,446)	(99,795)
Net cash used in investing activities	(1,881)	(3,500)
Net cash (used in) provided by financing activities	(68,205)	180,227
Net increase (decrease) in cash	$(127,532)	76,932

Material cash requirements from known contractual and other obligations:

Excluding debt obligations from ongoing operations, the Company owes $2,597,368 payable for acquisition as of December 31, 2023. On September 24, 2024, the Company executed a Forbearance Agreement with the former owner of Kirkman. This allows the postponement of principal payment. On the same date, the Company executed a Confession of Judgement in connection with the principal owed. This allowed the seller to enter a judgement against the Company in The Circuit Court of The State of Oregon for the County of Clackamas.

Cash Flows from Operating Activities

We had cash provided by operating activities of $57,446 in the quarter ended September 30, 2024, as compared to cash used in operating activities of $99,795 during the quarter ended September 30, 2023. The decrease in net cash used in operating activities is attributable to lower inventory turnover, lower balance for accounts & accruals and lower balance for accounts receivable.

Cash Flows from Investing Activities

We had cash used in investing $1,881 for the nine-month ended September 30, 2024, as compared to $3,500 cash used in investing activities for the quarter ended September 30, 2023. This was primarily attributed to the purchase of capital property & equipment for lesser value.

Cash Flows from Financing Activities

We had cash used in financing activities of $68,205 in the nine ended September 30, 2024, as compared to cash provided by financing activities of $180,227 in 2023.

Use of cash

The change in net cash used in financing activities was primarily the result of the payment for payable acquisition as well as line of credit repayment.

Source of cash

During the nine-month period, the Company executed multiple loan agreements which served as a source of cash as the Company was longer raising funds for Reg CF nor Reg D.

On March 11, 2024, the Company executed a loan agreement with a related party in the amount of $130,000, with an annual interest rate of 20% to be paid off in 7 years.

On June 18, 2024, the Company executed a loan agreement with a lender in the amount of $150,000. The payment terms are 12.5% OID, initial principal amount consisting of a $150,000 loan plus $21,500 OID totaling $171,500. To mature the earlier of six months from execution, completion of a senior exchange listing of the Company or as mutually agreed, with an interest rate of the higher of 12% or WSJ Prime plus 4% guaranteed.

Sources and Uses of Cash for the Years Ended December 31, 2023 and 2022

The table below, for the periods indicated, provides selected cash flow information:

	Year Ended December 31, 2023	Year Ended December 31, 2022 (Restated)
Net cash provided by (used in) operating activities	$248,169	(689,880)
Net cash used in investing activities	(3,500)	(967)
Net cash (used in) provided by financing activities	(73,061)	552,933
Net increase (decrease) in cash	$171,608	(137,914)

Material cash requirements from known contractual and other obligations:

Excluding debt obligations from ongoing operations, the Company owes $2,597,368 payable for acquisition as of December 31, 2023. On September 24, 2024, the Company executed a Forbearance Agreement with the former owner of Kirkman. This allows the postponement of principal payment. On the same date, the Company executed a Confession of Judgement in connection with the principal owed. This allowed the seller to enter a judgement against the Company in The Circuit Court of The State of Oregon for the County of Clackamas.

Cash Flows from Operating Activities

We had cash provided by operating activities of $248,169 in the year ended December 31, 2023, as compared to cash used in operating activities of $689,880 during the year ended December 31, 2022. The increase in net cash provided by operating activities is attributable to higher inventory turnover, higher balance for accounts & accruals and stock-based compensation in 2023 as well as the gain on loan forgiveness in 2022.

Cash Flows from Investing Activities

We had cash used in investing activities of $3,500 for the year ended December 31, 2023, as compared to $967 cash used in investing activities for the year ended December 31, 2022. This was primarily attributed to the purchase of capital property & equipment.

Cash Flows from Financing Activities

We had cash used in financing activities of $73,061 in the year ended December 31, 2023, as compared to cash provided by financing activities of $552,933 in 2022.  The change in net cash used in financing activities was primarily the result of the lower amount of funds raised from the Reg CF campaign, $9,067 in 2023 compared to $1,162,867.

We anticipate that our cash needs for the next twelve months for working capital and capital expenditures will be approximately $3,600,000. As of December 31, 2024, we had approximately $200,000 in cash, and we believe that our current cash and cash flow from operations will only be sufficient to meet anticipated cash needs for the next six months for working capital and capital expenditures. We will likely also require additional cash resources due to possible changed business conditions or other future developments. We plan to seek to sell additional equity securities to generate additional cash to continue operations. We may also sell debt securities to generate additional cash. The sale of equity securities, or of debt securities that are convertible into our equity, could result in additional dilution to our shareholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including the following: investors’ perception of, and demand for, securities of cigarette and hemp companies; conditions of the U.S. and other capital markets in which we may seek to raise funds; future results of operations, financial condition and cash flow. Therefore, our management cannot assure that financing will be available in amounts or on terms acceptable to us, or if at all. Any failure by us to raise additional funds on terms favorable to us could have a material adverse effect on our liquidity and financial condition.

Going Concern

In the event we are not successful in reaching our sustained revenue targets, we anticipate that depending on market conditions and our plan of operations, we will likely incur continued operating losses. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit to cover our operating expenses. Consequently, we may not continue to operate as a going concern in the long term. As described in the section entitled “Risk Factors,” we are subject to many factors which could detrimentally affect us. Many of these risk factors may be outside management’s control, including demand for our products, our ability to hire and retain talented and skilled employees and service providers, as well as other factors. We do not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonable likely to result in, our liquidity increasing or decreasing in any material way. We do not know of any significant changes in expected sources and uses of cash. We do not have any commitments or arrangements from any person to provide us with any equity capital.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our financial statements are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue, and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 5 to our financial statements. While these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause an effect on our results of operations, financial position or liquidity for the periods presented in this report.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by us as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on our financial statements upon adoption.

BUSINESS

Overview

Our company operates in the nutraceutical supplement industry. We are a manufacturer and distributor of supplements in categories such as pain, energy, prenatal, general health, bone and joint, gastro, immunity, cardiac, detox, brain and memory, sleep, prenatal and urinary. Our end markets focus on end-consumers through different channels that include pharmacies, US wholesalers, international distributors and direct-to-consumers sales. Our products are sold over the counter and consumers do not need a prescription to purchase our products. Our products are not approved by the FDA. Our company also operates in the hemp industry as a retailer of hemp derived products in categories such as capsules, cigarettes, gummies, and tinctures with a commercial end market, and end-consumers.

Functional Brands is a super majority owned subsidiary of HOC, a privately held British Columbia corporation. Incorporated as HT Naturals Inc. in November 2020. The Company aims to deliver the highest quality and innovative products under multiple brands. Kirkman, P2i by Kirkman Prenatal, HempTown Naturals and Golf Mellow are current brands in market or prepared to be launched in market.

Our Products

Kirkman Brand

Our products under our “Kirkman” brand are manufactured in our cGMP certified, FDA registered manufacturing facility located in Lake Oswego, Oregon. Kirkman is a manufacturer of nutritional supplements. Founded in 1949, Kirkman is also one of the oldest nutritional supplement companies serving the special needs community.

Our Kirkman brand offers more than 150 products including probiotics, enzymes, vitamins, multivitamins, amino acids, antioxidants, immune support, essential fatty acids, preconception, prenatal supplements, personal care products and other specialty products. Kirkman treats patients with autism spectrum disorders and special dietary needs through an established network of over 2,000 doctors in over 40 countries. Our Kirkman brand operates in 95% of the major subsegments in the supplement industry. Kirkman has a long-standing loyal customer and consumer base due to the rigorous testing of products in compliance with FDA requirements. Kirkman has been endorsed by various businesses and celebrities, including the famous and original Shark Tank member, Kevin Harrington.

Digestive enzymes: Over the counter oral digestive enzyme supplements are a combination of proteases, which aid protein digestion; lipases, which aid in fat digestion; and amylases, which aid in carbohydrate digestion. These may be prescribed by a doctor in some cases, when the pancreas does not make enough digestive enzymes on its own. People are increasingly taking over the counter (“OTC”) digestive enzymes in lower doses to support general gut health.

Essential fatty acids: Also called omega-3 fatty acids, essential fatty acids are important digestive chemicals that the body cannot make on its own.

Our products under the Kirkman Brand include, but are not limited to, the following:

●	Supplements for Autism;	●	Essential Fatty Acids;
●	Oxytocin;	●	Vitamin B12;
●	Vitamin B6 and Magnesium;	●	Glutathione;
●	Melatonin;	●	Functional Mushrooms;
●	Probiotics;	●	Multivitamins and Minerals;
●	Digestive Enzymes;	●	Antioxidants; and
		●	Amino Acids.

P2i (prenatal) Brand

We have recently launched in April 2024, a certified prenatal vitamin for expectant mothers under the P2i by Kirkman brand. These vitamins have been specially formulated by our company to provide essential nutrients for both the mother and the developing fetus. The International Federation of Gynecology and Obstetrics (“FIGO”) published a position statement about toxic chemicals and environmental contaminants in prenatal vitamins. FIGO’s recommendation from the October 2023 position statement highlights that patients should only consume, and clinicians should only prescribe, vitamins and supplements that have been independently assessed to make certain they do not contain contaminants. Manufacturers should be held to a standard of production that assures safety and minimizes contaminants and certification of all prenatal vitamins becomes the standard of care. The FIGO Committee report on Climate Change and Toxic Environmental Exposures brought together global scientists to review the reputable reference sources for chemicals that have the potential to impact maternal and newborn health, including the USA Environmental Protection Agency, the European Union, and the California EPA.

The group of experts recommended several approaches, including:

1.	creating a list of toxic chemicals and contaminants that should be screened for in Prenatal Vitamins and reduced to de minimis standards; and

2.	conducting assays of existing vitamins to assess ongoing risk to maternal and newborn health. This work can extend to personal exposure risk by offering women testing for the presence of potentially toxic environmental chemicals. Mass Spectrometry currently offers the most comprehensive measurement.

This first publication of a list of toxic chemicals and contaminants represents the most comprehensive testing available at present but does not purport to identify or eliminate all potential sources of toxicity.

We are currently the only certified prenatal vitamin in the market that aligns to the FIGO position statement. We have formulated and produced a prenatal vitamin called P2i by Kirkman. There are 3.6M pregnancies alone in the United States (https://www.cdc.gov/nchs/fastats/births.htm) and the initial market focus for this product will be the United States with the expectation to expand globally since FIGO’s position statement reaches all countries.

The P2i by Kirkman prenatal vitamin has been certified by The FORUM, a nonprofit 501(c)(3) organization dedicated to promoting low-toxicity standards for prenatal healthy products. The FORUM operates under a Memorandum of Understanding (MOU) with the International Federation of Gynecology and Obstetrics (FIGO), a globally recognized organization of obstetricians and gynecologists. This MOU establishes a shared objective to reduce environmental toxicity in prenatal products.

●	The certification process involves rigorous testing and evaluation to ensure compliance with The FORUM’s low-toxicity standards, which align with FIGO’s objectives for maternal and fetal health. These standards include:

o	Analysis of 24 Heavy Metals, ensuring levels are below stringent safety thresholds

o	Testing for the presence of 120 toxic chemicals, such as pesticides and endocrine disruptors, with strict limits to prevent potential harm

o	Utilization of ISO 17025-accredited laboratories for all testing to ensure reliability and reproducibility of results

●	Purity Labs, an ISO 17025-accredited laboratory, as directed by The FORUM, conducted testing, which confirmed the product’s compliance with The FORUM’s criteria. Based on this testing, The FORUM issued its certification, indicating that Kirkman’s prenatal vitamin meets its standards for low toxicity and safety.

HempTown Naturals Brand

All HempTown Naturals products are produced and sold in compliance with the US 2018 Farm Bill and the US Agricultural Act of 2014. CBD and CBG are cannabinoids present in the cannabis plant. Both CBD and CBG are used in hemp derived products. These products are believed to help in treating certain neurodegenerative and inflammatory conditions1.

CBD

CBD, or cannabidiol, is the second most prevalent ingredient in cannabis. While CBD is an integral component of medical marijuana, it is derived directly from the hemp plant, both of which are the same species: Cannabis sativa L. One of the hundreds of components of Cannabis sativa L., CBD does not cause a “high” by itself. According to a report from the World Health Organization, “In humans, CBD exhibits no effects indicative of any abuse or dependance potential…. To date, there is no evidence of public health related products associated with the use of pure CBD.”2

As reported by Forbes Health, CBD is applied topically or consumed through smoke inhalation or edible consumption. CBD interacts with neuroreceptors in your endocannabinoid system, which sends signals between your cells to help regulate your movement, mood, homeostasis, and immune system. Different studies have shown that CBD can offset everyday anxiety and depression.3

CBG

CBG, or cannabigerol, is another compound found in hemp which doesn’t have intoxicatingly psychoactive effects. CBG, often referred to by experts as “the mother of all cannabinoids,” is the cannabinoid from which other types of cannabinoids (including CBD) are derived, says Michelle Sexton, a naturopathic doctor who works at the Pain Trauma Institute in San Diego. “CBG is the first compound in the biosynthesis (the production of chemical compounds by a living organism) of the other cannabinoids,” she adds.

CBG is available in many forms, including tinctures, gummies, capsules and topical creams and lotions. CBG is often coupled with CBD in these products because the two cannabinoids can provide complimentary benefits, such as decreasing inflammation and pain, says Fraser Smith, a naturopathic doctor, as well as assistant dean and associate professor at the National University of Health Services in Lombard, Illinois. CBD and CBG occur naturally in hemp extract which is the source of our cannabinoids.4

[1]	https://www.medicalnewstoday.com/articles/cgb-vs-cbd
[2]	www.health.harvard.edu
[3]	www.forbes.com/health/body/cbd-oil-benefits/
[4]	www.forbes.com/health/body/cannabigerol-cbg/

Golf Mellow Brand. The Company has utilized existing product formulations with plans to introduce 12 different products under the Golf Mellow brand. A brand logo and packaging has been created to support the existing formulations. These supplements will be targeting the golf industry and golf professionals. These products include capsules, a powder, a cream and tinctures to help golfers of all levels improve their game and overall well-being. The capsules are packed with a blend of essential vitamins and minerals that support joint health, flexibility, and energy levels. The tinctures are made from all-natural ingredients and provide a quick and easy way to support focus and mental clarity, helping athletes stay in the zone and make the perfect shot. The creams are specially designed to provide targeted relief for sore muscles and joints, helping them stay comfortable and focused on the course. Some of these products include Sleep Caps to ensure that players are well rested the night before, Super B12 Powder which provides the energy needed for the perfect round, Calm Caps which help manage anxiety when players need it most, and Epsom Salt Cream & Recovery Caps, which aids with recovery. Once we receive a purchase order, we will package the products to fulfill the respective order.

According to data from the National Golf Foundation 25.1 million people (aged six and over) played on a golf course in the United States in 2021 – furthermore there were another 12.4 million people who took part in off-course activities like driving ranges, indoor golf simulators or venues like Topgolf and Drive Shack.5

Competitive Strengths

The Kirkman brand has been in business for over 70 years with a loyal consumer base and we believe that we maintain high purity and quality standards in the industry. We source all materials from high quality suppliers. We test our finished goods in certified laboratories with state-of-the-art equipment and manufacture our supplements in our US-based cGMP certified and FDA registered facility located in Lake Oswego, Oregon. The FDA requires that we conduct at least one appropriate test or examination to verify and identify any component that is a dietary ingredient. We conduct ingredient testing by verifying the identity through ISO certified 3rd party laboratories. We also test for residual solvents and pesticides (where applicable), presence of up to 24 heavy metals and microbial contamination that could lead to illness or death. Microbial tests can include, but are not limited to, aerobic plate count, yeast & mold, coliforms, E. coli, pseudomonas, staphylococcus aureus, Bile Tolerant gram negative, Salmonella, Aflatoxins and listeria. Heavy metals testing includes beryllium, aluminum, vanadium, chromium, manganese, cobalt, nickel, copper, zinc, arsenic, selenium, molybdenum, palladium, silver, cadmium, tin, antimony, barium, tungsten, platinum, thallium, lead, uranium and mercury. For incoming raw ingredients, we ID using the following methods: Botanicals – HPLC (High Pressure Liquid Chromatography) or TLC (Thin Layer Chromatography), or an approved Chemical test; Vitamins – IR (Infrared) absorption, Chemical test, UV (Ultraviolet) absorption, UV fluorescence, GC (Gas Chromatography), HPLC; Minerals – ICP-MS (Inductively Coupled Plasmas – Mass Spectroscopy), IR (Infrared), Chemical tests, TLC (Thin Layer Chromatography); Enzymes – HPLC (High Pressure Liquid Chromatography), PCR (Polymerase Chain Reaction); Amino Acids – IR absorption, Optical Rotation, HPLC, TLC, GC (Gas Chromatography), Assay; Probiotics – PCR and HPLC; Metals – HPLC or ICP-MS; Micros – Cell culture and cell identification. The FDA requires that a finished batch of the dietary supplement meets product specifications for identity, purity, strength, composition, and for limits on those types of contamination that may adulterate or that may lead to adulteration of the finished batch of the dietary supplement. This can be conducted for a subset of finished dietary supplement batches through a sound statistical sampling plan (or for every finished batch). For our business, we test every batch of products to ensure heavy metals are below Pop 65 limits. In addition, every batch is tested for microbial contamination. Our 75+ year history in the industry, along with our rigorous material testing, allows Kirkman to use statistical sampling to ensure the identity, purity and strength of each product is met. Our formulations use proprietary blends. Although we are authorized to produce hemp derived products because we hold a hemp handler’s license, we currently do not grow any hemp, but we source our hemp derived products from registered growers in operation. The FDA does not require any testing on dietary supplements whereas we test for approximately 90 metals and toxins in raw materials.

As previously mentioned, we’ve recently launched P2i by Kirkman prenatal vitamin, which is the only certified prenatal vitamin that aligns to FIGO’s position statement.

[5]	https://www.golfmonthly.com/news/how-many-golfers-are-there-in-the-united-states

The P2i by Kirkman prenatal vitamin has been certified by The FORUM, a nonprofit 501(c)(3) organization dedicated to promoting low-toxicity standards for prenatal healthy products. The FORUM operates under a Memorandum of Understanding (MOU) with the International Federation of Gynecology and Obstetrics (FIGO), a globally recognized organization of obstetricians and gynecologists. This MOU establishes a shared objective to reduce environmental toxicity in prenatal products.

●	The certification process involves rigorous testing and evaluation to ensure compliance with The FORUM’s low-toxicity standards, which align with FIGO’s objectives for maternal and fetal health. These standards include:

o	Analysis of 24 Heavy Metals, ensuring levels are below stringent safety thresholds

o	Testing for the presence of 120 toxic chemicals, such as pesticides and endocrine disruptors, with strict limits to prevent potential harm

o	Utilization of ISO 17025-accredited laboratories for all testing to ensure reliability and reproducibility of results

●	Purity Labs, an ISO 17025-accredited laboratory, as directed by The FORUM, conducted testing, which confirmed the product’s compliance with The FORUM’s criteria. Based on this testing, The FORUM issued its certification, indicating that Kirkman’s prenatal vitamin meets its standards for low toxicity and safety.

We have an exclusive license agreement with the Trailer Park Boys to market & sell hemp derived products. There are two product categories that include Hemp Derived Delta 9 products. This includes Delta 9 gummies and Delta 9 Drink Enhancers. These two specific products are intended for health & wellness, and recreational use. Both product categories comply with the 2018 Farm Bill where THC concentration does not exceed 0.3% on a dry weight basis. The revenue of these two product categories represents .6% of total company revenue. We executed a license agreement with the Trailer Park Boys which is in effect since July 21, 2021 and until December 31, 2025, under the license agreement as amended, the Company will pay the Trailer Park Boys, an amount equal to $200,000 with $50,000 advance against royalties payable upon execution of the agreement and $150,000 to be paid during the second year of the agreement, additionally, the Trailer Park Boys are entitled to 1,000,000 shares of the Company. The royalty rates under this agreement are between 15% - 30% of the net sales of the company derived from sales related to the license. To date, $425,000 has been paid to the Trailer Park Boys towards the license agreement. The license agreement may be terminated with reasonable cause upon six months’ written notice or for certain triggering events without recourse or an opportunity to cure.

Growth Strategy

We aim to be a leader in the nutraceutical space by manufacturing products held to the highest standard of quality in terms of toxins, metals, and other impurities. Our goal is to build a well-rounded portfolio of products, including mushroom-based supplements targeted for everyday use, prenatal, athletes and beyond.

We plan to do this by:

●	Strengthening our existing 70-year-old Kirkman brand with its established base of consumers in the autism community by curating our product mix to cater to their specific needs;

●	Launching multiple brands, broad as well as niche, including P2i by Kirkman which is the only certified prenatal vitamin supporting FIGO’s October 2023 position statement, to allow us to increase our market share;

●	Modernizing our manufacturing capabilities by reorganizing the space and introducing new and efficient machinery and equipment to significantly enhance our output;

●	Investing heavily into our sales and marketing activities as well as business development in order to increase sales and distribution; and

●	Identify key companies with synergistic strengths for partnerships or acquisitions.

Challenges, Risks and Limitations

Our ability to utilize our competitive advantages in order to strengthen and expand our business and achieve our growth plan is subject to a number of risks and uncertainties more fully discussed under “Risk Factors” in this Prospectus. As discussed in our financial statements, we have suffered recurring losses from operations and have a significant accumulated deficit. In addition, we continue to experience negative cash flows from operations. This limited working capital capabilities may delay or make the accomplishment of our growth plans difficult. In assessing the likelihood of our future success, investors in this offering should note our history of losses and the likelihood of our operating profitably in the future. Further, some of our products may be subject to uncertain and evolving federal, state and local regulations concerning hemp, CBD and other non-tobacco consumable products. Because the type, timing, and impact of such regulations remains uncertain, we cannot give any assurance that such actions will not have a material adverse effect on this emerging business and our strategy.

Our Corporate History and Structure

Functional Brands was organized under the General Corporation Law in the state of Delaware on November 19, 2020 under the name HT Naturals Inc. HT Naturals Inc. changed its name to Functional Brands Inc. on March 23, 2023. Our principal business is the production, marketing, sales, and distribution of nutraceutical products through our Kirkman division, alongside our hemp derived products under the Hemptown brand in certain states within the United States that permit such sales. We ship our Kirkman products to all US states. As for hemp derived products, we only sell to states which permit this activity with certain restrictions such as the content of THC which differs depending on the state.

The states in which we have sold hemp derived products in the past are Alabama, Arizona, Arkansas, California (D9 ingestible and CBD/CBG ingestible only), Colorado (CBD/CBG inhalable only), Connecticut, Delaware (D9 ingestible), Florida, Georgia (D9 ingestible and CBD/CBG ingestible only), Hawaii (CBD/CBG ingestible only), Illinois(D9 ingestible and CBD/CBG inhalable), Indiana (D9 ingestible only), Iowa (D9 ingestible only), Kansas, Kentucky (D9 ingestible only), Louisiana, Maine (D9 ingestible and CBD/CBG inhalable), Maryland (CBD/CBG inhalable only), Massachusetts, Michigan, Minnesota, Missouri, Montana, Nevada, New Hampshire, New Jersey, New York (D9 and CBD/CBG ingestible only), North Carolina, North Dakota (CBD/CBG ingestible only), Ohio, Oklahoma, Oregon (CBD/CBG ingestible only), Pennsylvania, Rhode Island, South Carolina, South Dakota (D9 ingestible only), Tennessee (CBD/CBG inhalable only), Texas, Virgina (CBD/CBG ingestible and inhalable only), Washington (CBD/CBG Inhalable only), West Virginia, Wisconsin, Wyoming. We have engaged specialized hemp counsel to provide regular updates on the 50 states and the legality of our hemp products in each state. In addition, we have established and follow a standard of operating procedure (SOP) to ensure sales do not occur in the states where hemp products may not be sold consistent with the regular updates provided by our hemp counsel. We have an internal policy that prohibits us as a company and any of our executives, directors, employees, sales representatives and distributors to distribute any of the Company’s hemp derived products in places in which the sale of hemp derived products is prohibited. We are a 98% subsidiary of HOC, a British Columbia, Canada private operating holding company with various interests in nutraceutical manufacturing and federally legal industrial hemp products. We were granted a licensing agreement by Hemptown Organics Corp. The licensing agreement, dated December 10, 2020, provides Functional Brands Inc. as licensee, a license to use the Hemptown USA and Hemptown Naturals brand and trademarks on a perpetual, non-exclusive, non-transferable basis, with no expiry date. This licensing agreement will transfer to full ownership to Functional Brands upon the public offering and listing on the exchange, at which time HOC will dividend out the majority of the Company’s shares currently held by HOC.

On June 28, 2019, HTO Holdings Inc. (“HTO Holdings”) a wholly owned subsidiary of HOC and the owner of all issued and outstanding stock of HTO Nevada (as “Purchaser”), entered into an asset purchase agreement (“APA”) for the net assets of Kirkman Group Inc. a Nevada corporation, Kirkman Laboratories Inc., an Oregon corporation and Kirkman Group International, Inc. a Nevada corporation (collectively “Kirkman” or the “Seller,” and together with Purchaser, the “Parties”) for a consideration equal to $5 million with payout in a business combination of cash and deferred consideration. The ’’Seller’’ is David Humphrey. Under the APA, Purchaser and HTO Holdings were to make certain additional payments toward the purchase price. The APA was amended on November 30, 2021 by the Parties with the purpose of modifying the payment schedule of the deferred consideration; and in exchange for amending the payment schedule of the deferred consideration, the Purchaser and HTO Holdings agreed to enter into a security agreement, and amend the APA and other agreements attached to the APA (including, but not limited to, the non-competition agreement, the trademark assignment agreement, the domain names transfer agreement, the assignment of intangible assets, and the intellectual property security agreement (collectively, the “IP Collateral Agreements”)) to, among other things, provide additional collateral as security to Seller. Upon payment in full in cash of the deferred consideration or set-off of the deferred consideration, as amended: (i) each of the Parties agreed that the security agreement and amended intellectual property security agreement would be automatically terminated and be of no further force and effect; and (ii) Seller would, at its sole cost and expense, release all liens in the IP Collateral, as defined in the respective security agreement and intellectual property security agreement, and all rights therein would forthwith revert to Purchaser. On May 16, 2022, the APA was amended again by the Parties, to reflect further modifications to the schedules and exhibits to the APA and IP Collateral Agreements. On May 31, 2022, Purchaser paid Seller certain amounts (“Immediate Payments”), and on July 23, 2022, Purchaser and Seller executed a forbearance agreement (“Forbearance Agreement”) to extend the payments due under the APA to August 31, 2022. After Purchaser’s default, and partial payment to Seller in September 2022, the Parties executed an amendment to the Forbearance Agreement on December 27, 2022, to extend certain payments due under the APA, at which time the remaining balance due was $3,032,000 (the “Existing Default”). Since then, a Fourth Forbearance amendment has been signed by Seller and Buyer dated September 24, 2024, where additional principal and interest payments will continue. As of September 1, 2024, the balance due to Seller is $2,417,366. We intend to use a portion of the proceeds of the public offering to cover the payment of some of the Existing Default.

As a part of our restructuring efforts, HTO Nevada, formerly owned by HTO Holdings, was acquired by Functional Brands on May 19, 2023, through a share exchange agreement executed by HOC, HTO Holdings and Functional Brands, in which HTO Holdings exchanged 1,000 restricted shares of common stock, par value $0.0001 per share of HTO Nevada, being all of the issued and outstanding capital stock of HTO Nevada, in exchange for 4,362,378 restricted shares of common stock of Functional Brands, $0.00001 par value per share (the “Functional Brands Shares”) to HOC, such that, HTO Nevada shall be a wholly-owned subsidiary of Functional Brands and HOC shall own 6,543,567 shares of Functional Brands (after giving effect to the Reverse Stock Split). The resulting entity, Functional Brands Inc., with its wholly owned subsidiary HTO Nevada, will be the publicly listed entity. On January 24, 2025, Functional Brands ceased to be deemed a controlled company. Upon the completion of the restructuring of the Company, mainly consisting of a majority of shareholders of HOC executing exchange agreements to receive an equivalent amount of shares of Functional Brands in exchange for their equity in HOC as only consideration and upon the conversion described in the exchange agreement, pursuant to the recent completion of this transaction, as of the date of this prospectus, HOC holds the approximate amount of 13.8% of the total outstanding shares of Functional Brands. Functional Brands will be a majority publicly owned company as of the effective date of this prospectus. Our fiscal year-end is December 31.

Industry

According to Grand View Research, the Global Nutritional Supplements Market is valued at approximately $405.15B in 2023, and is expected to expand at a compound annual growth rate (CAGR) of 6.3% from 2023 to 2030. Growing attention to health has significantly helped the market thrive. Moreover, the rising prevalence of non-communicable diseases has resulted in the faster adoption of nutritional supplements to enrich overall well-being. According to the Global Alliance for Chronic Diseases (GACD), approximately 75% of deaths globally occur due to non-communicable diseases (NCDs). Thus, these alarming statistics have shifted the focus on well-being and health, which is expected to increase the demand for nutritional supplements.

The United States Nutritional Supplements Market is valuated at approximately $95.2 billion in 2023 and is expected to expand at a compound annual growth rate (CAGR) of 4.8% from 2023 to 2030. The United States accounted for 23.5% of the global nutritional supplements market in 2023. The U.S. is expected to lead the global market in terms of revenue in 2030. North America nutritional supplements market is projected to lead the regional market in terms of revenue in 2030.

*	Source: Grand View Research

According to Grand View Research, the United States Dietary Supplement Market is valued at approximately $53.6 billion in 2023 and is expected to expand at a compound annual growth rate (CAGR) of 5.7% from 2024 to 2030. The United States emerged as a leading market for dietary supplements in the North America region owing to the higher spending capacity of the consumers. Increasing spending on healthcare products, the rising geriatric population, rising interest in preventive healthcare, and growing interest in attaining wellness through diet are expected to augment market growth over the forecast period. We expect that a growing number of fitness centers, health clubs and gymnasiums coupled with growing awareness about fitness among younger generations will increase the demand for energy and weight management. Increasing acceptance of sports as a career is expected to increase the demand for sports nutrition, which we expect will benefit the market for dietary supplements.

According to Grand View Research, the global prenatal vitamin supplement market was valued at USD 542.8 million in 2023 and is projected to grow at a CAGR of 8.5% from 2024 to 2030. Increasing awareness about healthy eating habits and proper medication among pregnant women is the major factor driving the market. The overweight and sedentary lifestyle of pregnant women increases the deficiency of minerals and vitamins. In addition, malnutrition in infants, increasing incidence of other congenital disabilities, and increasing awareness about the benefits of prenatal supplements are some of the factors driving the market. The U.S. prenatal vitamin supplements market was identified as a lucrative region in 2023. Strong endorsements and guidelines from healthcare providers such as the CDC and ACOG bolster confidence in the efficacy and necessity of prenatal vitamins among expectant mothers, driving widespread adoption and market growth in the U.S. According to the American College of Obstetricians and Gynecologists (ACOG), during pregnancy, essential nutrients such as iron, folic acid, choline, calcium, omega-3 fatty acids, vitamin D, B vitamins, and vitamin C are crucial for fetal development and maternal health. A balanced diet rich in sources such as leafy greens, dairy, lean meats, fortified foods, and a prenatal vitamin containing folic acid ensures adequate intake to support both mother and baby’s needs.

According to Grand View Research, the global CBD consumer health market was valued at USD $19.5B in 2023 and is anticipated to grow at a CAGR of 18.1% during the forecast period. The leading factor attributed to the growth is the positive government reforms for the legalization of CBD in various regions. CBD consumer products are gaining significant acceptance due to the rising awareness of their health benefits. Furthermore, the demand for hemp-derived CBD products is increasing globally due to the legalization of hemp in various countries. These statements have not been reviewed and/or approved by the FDA. The U.S. market value for CBD in 2023 was valued at USD $8.3B, and is expected to grow at a CAGR of 7.6% through 2030.

We believe that increasing awareness regarding CBD’s benefits has influenced buyers to buy CBD products. Because CBD products have a greater profit margin, commercial retailers are now focusing on selling cannabis-based products. Numerous health and wellness retailers, such as Rite Aid, CVS Health, and Walgreens Boots Alliance are now offering CBD-based products. For example, CVS Health decided to offer CBD topicals at its 800 stores and Walgreens Boots Alliance is selling CBD-containing topicals across 1,500 of its stores in the United States. As referenced by Forbes health, there are several benefits for CBD that include offsetting anxiety and depression, treating select epilepsy syndromes, reducing PTSD symptoms, treating opioid addiction, alleviating ALS symptoms, relieving unmanageable pain, easing diabetic complications, protecting against neurological disease, and inhibiting arthritic symptoms. Given the growing cannabidiol (CBD) products market, the U.S. Food and Drug Administration has convened a high-level internal working group to explore potential regulatory pathways for CBD products. On January 26, 2023, the FDA announced that it would not seek to regulate CBD as a dietary supplement. Rather, after careful review, the FDA has concluded that a new regulatory pathway for CBD is needed that balances individuals’ desire for access to CBD products with the regulatory oversight needed to manage risks. The agency is prepared to work with Congress on this matter10. With FDA’s lack of regulating CBD products, numerous states have authorized hemp-derived extract (CBD and other cannabinoids) products and affirmatively regulate their consumer safety. Meanwhile, FDA’s enforcement priorities focus directly on disease claims and intoxicating products appealing to children. As discussed above, we make sure that our products and marketing collateral neither make disease claims or appeal to youth11. FDA still has not issued any regulations regarding CBD. The agency is awaiting direction from Congress.

FDA has approved Epidiolex, which contains a purified form of the drug substance cannabidiol (CBD) for the treatment of seizure associated with Lennox-Gastaut syndrome or Dravet syndrome in patients 2 years of age and older. That means the FDA has concluded that this particular drug product is safe and effective for its intended use.

The FDA has also approved Marinl and Syndros for therapeutic uses in the United States, including for nausea associated with cancer chemotherapy and for the treatment of anorexia associated with weight loss in AIDS patients. Mariol and Syndros include the active ingredient dronabinol, a synthetic delta-9-tetrahydrocannabinol (THC) which is considered the psychoactive intoxicating component of cannabis (i.e. the component responsible for the ’‘high’’ people may experience from using cannabis). Another FDA-approved drug, Cesamet, contains the active ingredient nabilone, which has a chemical structure to THC and is synthetically derived. Cesamet, like dronabinol-containing products, is indicated for nausea associated with cancer chemotherapy.

According to Grand View Research, CBD derived from hemp is anticipated to witness rapid growth owing to the increasing demand from the pharmaceutical sector and rising awareness among consumers regarding health. Increasing consumer disposable income along with the legalization of medicinal cannabis is anticipated to have a positive impact on the demand for CBD in the pharmaceutical sector. Oils, tinctures, concentrates, capsules, topical solutions such as salves, lip balms, lotions and edibles such as baked goods, coffee, chocolates, gums and candies are some of the CBD products that are in high demand.

Competitive Strengths

Our competitive strengths lie in the fact that the Kirkman brand has been in business for over 70 years with a loyal consumer base and we believe that we maintain high purity and quality standards in the industry. We source all materials from high quality suppliers. We test our finished goods in certified laboratories with state-of-the-art equipment and manufacture our supplements in our US-based cGMP certified and FDA registered facility located in Lake Oswego, Oregon. Our formulations use proprietary blends. Although we are authorized to produce hemp derived products because we hold a hemp handler’s license, we currently do not grow any hemp. Instead, we source our hemp derived products from registered growers in operation. Our products are not FDA approved and they do not require a prescription; all our products are sold over the counter. The FDA does not require any testing on dietary supplements; however, we test for approximately 90 metals and toxins in raw materials.

Growth Strategy

We aim to be a leader in the nutraceutical space by manufacturing products held to the highest standard of quality in terms of toxins, metals, and other impurities. Our goal is to build a well-rounded portfolio of products including regular as well as mushroom-based supplements targeted for everyday use, prenatal, athletes and beyond.

We plan to do this by using the net proceeds from the Offering in the following manner. Net proceeds are defined after deducting the estimated underwriter discounts and commissions and offering expenses payable by us, we expect to invest the net process of approximately $5,801,250.

●	Approximately 13% of net proceeds (approximately $750,000) for Go-Public Attorney / Partner Fees

●	Approximately 7% of net proceeds (approximately $350,000) for market awareness marketing

●	Approximately 42% of the net proceeds (approximately $2.4 million) for a deferred payment in connection with the Kirkman acquisition which has a maturity date of January 1, 2025. The payment is comprised solely of principal, since there is currently a $20,000 monthly interest payment payable; and

●	Approximately 39% of net proceeds (approximately $2,300,000) for sales, marketing and working capital

Why do people on the spectrum need supplements?

Some on the spectrum are restrictive in what they will eat, preferring certain textures or colors over others. This can lead to vitamin and mineral deficiencies since they aren’t eating a wide variety of food types.

[10]	www.forbes.com/health/body/cbd-oil-benefits/

[11]	Source: www.FDA.gov

According to Grand View Research, there is evidence that people with autism may not absorb or metabolize nutrients in the way that persons without autism absorb or metabolize nutrients. This could mean that even if persons with autism are consuming the nutrients they need, their body cannot utilize them effectively.

Technology & Intellectual Property

On December 10, 2020, we were granted a licensing agreement from Hemptown Organics Corp. The licensing agreement, dated December 10, 2020, provides Functional Brands Inc. as licensee, a license to use the Hemptown USA and Hemptown Naturals brands and trademarks on a perpetual, non-exclusive, non-transferable basis, with no expiry date. This licensing agreement will be transferred to full ownership to Functional Brands upon the completion of the Offering, at which time HOC will dividend out the majority of the Company’s shares currently held by HOC.

The following is a list of our current trademark registrations:

Marketing

We market our products through various sales channels, primarily trade shows and through print and digital advertisements, focusing on several customer types. These customers include consumers, wholesalers, distributors, and those seeking private label products. We repeatedly test new marketing venues, platforms and approaches and measure results to improve the cost-effectiveness of our efforts.

Trade Shows

We participate in a variety of trade shows each year with differing attendee focuses. These include health and wellness shows, Autism conferences, OBGYN conferences, convenience and grocery stores, consumer product distribution, and private labels.

Digital and Printed Advertisements

We utilize sophisticated digital tools to place ads primarily through Google and Facebook (now Meta) that target potential customers and those showing interest in our products. In addition, we have recently begun to place traditional print ads in journals and magazines focused on convenience stores, distributors, and private label products.

In addition to new prospect acquisition programs, our marketing team produces newsletters that are distributed to our contacts with the goal of keeping our company top-of-mind, and this newsletter has historically resulted in conversion of contacts into current customers.

Customers and Markets

We sell our Kirkman branded supplements to 45 countries through international distributors that have partnered with the Kirkman brand for two decades. We have recurring consumers that purchase Kirkman brand products via our website at www.kirkmangroup.com, as well as through Amazon. Our core B2B customers are iHerb, Emerson and FullScript. We also have several hundred direct customers, classified as professionals, where we sell our supplements. These customers include doctors, chiropractors, and practitioners who sell our products to their patients. In addition, we plan to focus our commercial efforts for P2i by Kirkman prenatal to OBGYN’s and expectant mothers.

Our hemp related products are sold in the United States. We have several thousand customers on our e-commerce sites. For Hemptown Naturals, we have 3,189 subscribers and 6,355 non-investor emails in our database. For Kirkman, we have 36,762 active emails in our email database. As for our white/private label business, we have twelve customers who use us to manufacture white/private label products for them.

Competition

●	There are several competitors in the supplement space. Within the Vitamin segment, 66% of vitamins purchased are classified as multivitamins, as indicated by Nielsen Retail Measurement Data. Market leaders in the multi-vitamin segment are ‘private label store brands’ followed by Nature Made, Centrum, One-A-Day and Nature’s Bounty, respectively.

●	Minerals remain a steady category, and they include Calcium, Magnesium and Iron as the main mineral categories. Private Label brands, again, lead the way, followed by Nature Made, Caltrate, Citracal and Nature’s Bounty.

●	Supplement growth outpaces the Vitamin and Minerals categories (Source: Nielsen). The segments within the supplement category include, but are not limited to, Digestive Health, General Health, Heart Health, Energy, and Sleep Aids. The leaders within this space are Nature’s Bounty, Nature Made, Emergen-C, Baush+Lomb and Airbourne. 91% of the supplement revenue (Nielsen Homescan Panel Data) is generated within the following four sales channels: Warehouse Club, Grocery, Super Centers and Drug Stores.

●	There are several product delivery methods for vitamins, minerals and supplements. These delivery methods could be tablets, capsules, liquids, effervescent tablets, and powders. Kirkman has the ability to produce capsules, tablets, liquids and powders to properly compete with core competitors.

●	Within the special needs category, competition includes New Beginnings, Claire Labs, Houston Enzymes and Lifetrients. These companies primarily focus on the dietary sensitivities of their respective consumers.

●	Within the Hemp Industry, products include gummies, tinctures, creams/lotions and capsules, Charlotte’s Web, cbdMD, Social CBD, Joy Organics, MedTerra produce CBD related products. There is limited market share data due to the fact that the majority of product sales occur online.

Facilities

We lease a 24,000 square foot facility located in Lake Oswego, OR. This facility houses our manufacturing operation, warehouse, back-end offices and fulfillment center. Although we are authorized to produce hemp derived products because we hold a hemp handler’s license, we currently do not grow any hemp, instead, we source our hemp derived products from registered growers in operation.

Employees

As of the date of this prospectus, we have 40 full-time employees and 1 part-time employee, and we consider our employee relations to be good. Our human capital resource objectives are designed to attract, and retain, highly motivated and well-qualified employees. We have worked diligently to provide a flexible and safe work environment. The health and safety of our employees and clientele is of the upmost importance to us.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

On May 25, 2021, True Health Medical Center, S.C. (“True Health”) amended an existing complaint against Kirkman Group, Inc. (“Kirkman”), James Hall and David Humphries to assert claims against HTO Nevada, Inc. and HTO Holdings, Inc. (collectively, HTO Nevada, Inc. and HTO Holdings, Inc. are referred to as the “HTO Parties”). Kirkman is the seller of certain assets to the HTO Parties and is a separate legal entity. Affiliates of the HTO Parties were first named in the lawsuit on September 23, 2020. The case is pending in the Circuit Court for the Eighteenth Judicial Circuit, DuPage County, Illinois. Kirkman had terminated a royalty agreement prior to selling its assets to the HTO Parties but the royalty agreement has a provision that allows True Health to continue to receive royalties after the termination of the agreement. True Health claims that Kirkman underpaid the royalties due to True Health prior to the sale of assets to the HTO Parties. There is no dispute that Kirkman stopped paying royalties to True Health around the time it terminated the agreement and that the HTO Parties have never paid royalties to True Health. True Health contends that as the purchaser of certain Kirkman assets, the HTO Parties should be bound by the terms of the royalty agreement. There is no certain amount at this time in connection with the alleged in the damages claim against the HTO Parties. It is not possible to predict the outcome of this proceeding at this time. To date, the parties have engaged in some discovery including a limited number of depositions. True Health has filed a motion for summary judgment that addresses its claims against Kirkman, but does not address any claim against the HTO Parties. Briefing is not yet complete on the summary judgment motion and a ruling is likely more than 60 days away. Regardless of how the court rules on summary judgment, there will be remaining claims in the case and it is likely that additional discovery will be conducted. No trial date has been scheduled at this time.

Regulation

Trade Regulations

Our suppliers generally source or manufacture finished goods in parts of the world that may be affected by the imposition of duties, tariffs or other import regulations by the United States. We believe that our redundant network of suppliers provides sufficient capacity to mitigate any dependency risks on a single supplier.

We buy necessary components or ingredients for our products from suppliers or factories both domestically and internationally. We do not depend on any single supplier. However, if we are unable to continue to obtain our finished products from international locations or if our suppliers are unable to source raw materials, it could significantly disrupt our business. Further, we are affected by economic, political and other conditions in the United States and internationally, including those resulting in the imposition or increase of import duties, tariffs and other import regulations and widespread health emergencies, which could have a material adverse effect on our business.

Laws and Regulations Relating to Our Products

Nutraceutical

The dietary supplement industry is regulated on a federal level in the U.S. by the Food and Drug Administration (“FDA”) and the Federal Trade Commission (“FTC”) as well as by government agencies in each of the 50 states. FDA regulates both finished dietary supplement products and dietary ingredients. FDA regulates dietary supplements under a different set of regulations than those covering “conventional” foods and drug products. Under the Dietary Supplement Health and Education Act of 1994 (DSHEA):

Manufacturers and distributors of dietary supplements and dietary ingredients are prohibited from marketing products that are adulterated or misbranded. That means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the Federal Food, Drug, and Cosmetic Act as amended by DSHEA and FDA regulations. The FDA has the authority to take action against any adulterated or misbranded dietary supplement product after it reaches the market. Most dietary supplement manufacturing, labeling and marketing is covered by extensive regulations issued and enforced by the FDA and the FTC. The FDA has regulatory authority under the Federal Food, Drug and Cosmetic Act as amended in 1994 by the Dietary Supplement Health and Education Act (DSHEA) and in 2006 by the Dietary Supplement and Nonprescription Drug Consumer Protection Act. Under the DSHEA, dietary supplements are regulated as a category of food. The FDA regulates both finished dietary supplement products and dietary ingredients. By law, it is illegal to manufacture or market dietary supplement products that are adulterated or misbranded, and the FDA has regulatory authority to remove such products from the marketplace.

Key Regulations

Responsible companies in the dietary supplement industry abide by extensive regulations that cover manufacturing, labeling, quality control, safety, post-market surveillance and more.

New Dietary Ingredient Notifications

The Food Drug & Cosmetic Act, as amended by the Dietary Supplement Health and Education Act (DSHEA), established that dietary supplements that were in commerce prior to 1994 have a history of safe use, and therefore, can remain on the market without additional safety review. All new ingredients marketed after that date, however, must submit a formal 75-day notice along with evidence that the product is reasonably expected to be safe. This is referred to as a new dietary ingredient (NDI) notification. If the FDA has concerns about the ingredient or its safety profile, the agency has clear authority to request more information or to reject the notification and deny the product’s entry into the market.

Dietary Supplement Labeling Requirements

The following are the minimum labeling requirements:

1.	Statement of Identity

The statement must include the product name and identify itself as a dietary supplement. Although you may replace the term dietary with the type of ingredients that are in the product, having one of them on the product label is a mandatory requirement. The product must be labeled either as conventional foods and beverages or dietary supplement based on its actuals.

2.	Net Quantity of Contents

The net quantity of content informs consumers of the amount of dietary supplement that is in the container or package. The net quantity of content must be located on the product label as a distinct item in the bottom 30 percent of the principal display panel in lines generally parallel to the base of the container.

3.	Supplements Chart

The supplement facts must contain the list of names and quantities of dietary ingredients present in the product’s serving size and servings per container.

4.	Ingredients List

The list of ingredients must be displayed in descending order of predominance by weight. If all source ingredients are listed in the supplement facts panel, and there are no other ingredients, such as excipients or fillers, an ingredient statement is not needed.

5.	Other Details

Other details required include manufacturer, packer, or distributor name and address, and domestic U.S. mail address and phone number to which a consumer can report a serious adverse event. If an adverse event is reported, the company must notify the FDA.

Hemp and marijuana regulatory regimes in each state where we sell hemp derived products.

State	D9 Ingestibles	Legislative and Enforcement Notes	Registration/ License Required	CBD / CBG Ingestibles	Notes (THC caps)	CBD / CBG Inhalables	Inhalables prohibited?
*Alabama		23 Leg session: SB 66 enacted limits psychoactive cannabinoid products to 21+; attempt by DPH to stop CBD sales challenged in court: TRO issued against DPH; SB 255 (2019) authorized hemp farming, including its derivatives and extracts, with less than 0.3% D9 on a dry weight basis; products not affirmatively authorized. Products must be less than 0.3% D9	No		All states in this column that HT is selling into are OK but must meet THC cap, if applicable		No

*Arizona		24 Leg session: SB 1401 would have criminalized D8, etc. as a dangerous drug but it DIED in committee; 23 Leg Session: SB 1271 would have authorized the manufacturing of hemp-derived products, license required but it stalled in the House; SB 1098 (2018) authorized hemp farming with less than 0.3% D9	No				No

*Arkansas		HB 1640 (2021) authorized hemp/farming, including its derivatives and extracts, with less than 0.3% THC (all THCs)	No				No

*California		24 Leg Session: AB 2223 would cap THC at .25mg/1mg per serving/product (PASSAGE LIKELY); AB 45 (2021) authorized hemp manufacturing; 0.3% THC limit applies to final form extract ingredient, not final form product; otherwise, must be sold in cannabis retail	Yes, Extract and Product Manufacturer License; out-of-state extract manufacturer only				Yes, until a tax is adopted.

Colorado	23 Leg Session: SB 23-271 caps total THC at 1.75 mg/serging and 5 serving/product	Yes	Total THC cap: 1.75 mg/serving & 5 mg/product	No

*Connecticut	24 Leg Session: HB 5150 ENACTED total THC limit: 1mg/serving and 5mg/product for edible products; 25mg/product for vape products; and 0.3% for flower; 23 Leg Update: HB 6699 enacted Caps total THC at 1mg/serving and 5mg/product; up to 25mg/product for tinctures/concentrates; D8/D9/HHC/THC-O included in total THC 0.3% limit for hemp products; otherwise must be sold in marijuana retail. SB 1201 (2021) separated hemp from marijuana and defined it the same as the federal act (less than 0.3% D9 including extracts/derivatives); D8/D9/HHC/THC-O included in total THC so **all THCs considered in hemp products.	No	Total THC Cap: 1mg/serving & 5mg/product for edible products; 25mg/product for vape products; and 0.3% for flower	No

*Delaware	23 Leg session: HB 1 enacted relating to MJ possession for 21+, wholly removed hemp from MJ definition. This arguably authorizes possession of D9 etc. products. Title 3, Chapter 28 authorized hemp farming/research with less than 0.3% D9; flower derivatives and extracts not specifically authorized	No		No

*Florida	24 Leg Session: AB 1698 would have included THCa in D9 count and cap D9 at 5mg/50mg per serving/product (GOV VETOED); 23 Leg Session: SB 1676 enacted and regulates hemp extract products under 0.3% D9, including D8, etc. limited to 21+; HB 333 (2019) authorized hemp/farming/products, including its derivatives and extracts, with less than 0.3% D9 on a dry weight basis; food establishment permit required for all products sold in state including inhalable products. Labeling/packaging requirements	Yes, Food Establishment Permit if presence in state beyond online sales		No

*Georgia	24 Leg Session: SB 494 (ENACTED) prohibits food infused w/THC/CBD - gummies excluded; now Total D9 THC/THCa standard (0.3% total D9 THC/THCa) for hemp products; HB 1127/SB 437/SB 350 would have limited all consumable hemp products to 21+ (DEAD); 23 Leg Session: SB 22 would have limited all hemp products to 18+ but stalled before the Legislature adjourned; HB 213 (2019) authorized hemp/farming/products, including its derivatives and extracts, with the federally defined THC (D9) level	No		Yes

Hawaii	24 Leg Session HB 1424/SB516 would have invoked state protectionism in labels; and HB 2449/SB 3138 would have allowed hemp in food/bev (ALL DEAD); HB 2689 (2020) authorized hemp products with less than 0.3% D9, however, State code §328G-3 prohibits adding cannabinoids as an ingredient to foods and inhalable products	No		Yes

Idaho	State’s CSA prohibits hemp products with any THC. The only CBD allowed is 0.00% Isolate products	No	0 THC state	Yes

*Illinois	24 Leg Session: HB 5306/SB 3790 would have limited all consumable hemp products to 21+; SB 3926 would have limited all hemp products to 0.5mg THC (ALL DEAD); Chicago Ordinance 4215 would cap D9 products at .5mg/serving / 2.5mg/product; SB 2298 (2018) authorized hemp farming/products with less than 0.3% D9.	No	No

*Indiana	SEA 516 (2019) authorized hemp products with less than 0.3% D9.	No	Yes

*Iowa	24 Leg Session: HF 2605 (ENACTED) caps Total THC at 4mg/serving 10/mg/product; SF 2417 would have imposed 25% tax on hemp products in bars/restaurants (DEAD); Iowa Administrative Code 481, Chapter 32 (2021) requires a consumable hemp product registration for retailers (in store/online) and must be less than 0.3% total THC	Yes, Retailer registration	Yes

*Kansas	SB 263 (2018) authorized hemp research farming with less than 0.3% D9; no specific product authorization, but, state statute 2-3908 prohibits extracts with D9 greater than 0.3% and also references federal law (FDA); from AG Opinion: “Thus, we conclude that the limit of 0.3% applies to the total amount of all tetrahydrocannabinols in a final hemp product, including Delta-8, Delta-9, and all other tetrahydrocannabinols.”	No	No

*Kentucky	23 Leg Session: HB 544 enacted and the state will strictly regulate intoxicating products and limit them to 21+; regulations in process; State law authorizes hemp products with less than 0.3% D9	No		Flower prohibited/vapes OK

*Louisiana	24 Leg Session: SB 237 would have limited consumable hemp products to 0.0% THC; SB 495 would have prohibited out of state products (BOTH DEAD); HB 491 (2019 – Hemp Farming Act) 0.3% THC limit applies to D9 only. HB 491 (2019) authorized hemp, including extracts and derivatives, with D9 less than 0.3%; products must be approved by the state (RS 3-1483) and wholesalers are required to obtain a permit	Yes, Product registration and hemp vendor license		No

Maine	HP 459/LD 630 (2019) fully authorized hemp products with less than 0.3% D9	No		No

Maryland	24 Leg Session: SB 1109 would have restricted who can sell intoxicating hemp products (DEAD); 23 Update: Consumable and inhalable products with more than 0.5mg total THC/serving and 2.5mg THC/product are cannabis/MJ; tinctures OK w/less than 2.5mg total THC/serving and 100mg THC/product; HB 698 (2018) authorized hemp pilot program with less than 0.3% D9, flower derivatives and extracts not specifically authorized	No	Consumable and inhalable products with more than 0.5mg total THC/serving and 2.5mg THC/product are cannabis/MJ; **tinctures OK w/less than 2.5mg total THC/serving and 100mg THC/product**	No

*Massachusetts	24 Update: Department of AG adopted a new policy prohibiting hemp flower and hemp products with any THC other than topicals; ’23 Leg Session: H.90 would have regulated hemp products and license in-state manufacturers but stalled before leg. adjournment 8/1 (DEAD); state operates under USDA’s state hemp plan program and the federal 0.3% D9 limit; CBD food/dietary supplement product wholesaling prohibited, but retail sales currently not regulated	Not yet		Sold in MJ retail only

*Michigan	HB 4517 (2021) authorized hemp products with less than 0.3% THC on a dry weight basis (THC generally, not just D9)	MJ license/Hemp handler-processor license to sell hemp products including smokable flower		No

*Minnesota

24 Leg Session: HF 4629 would have allowed lower potency hemp products (DEAD); 23 Leg session: HF 100 enacted limits D9 to 5 mg and require a retail license. HF 3595 (2022) limits edible hemp products to 5mg/serving and 50mg/package total THC including D8, etc.; sales limited to 21+; RS 18K.02 (2021) authorized hemp, including extracts and derivatives, with less 0.3% D9.

		Retailer license	D9 cap: 5 mg/serving & 50 mg/product	No

Mississippi	24 Leg Update: HB 1676 would have capped THC in consumable hemp products at 0.5mg/2.5mg & 20:1 CBD: THC (DEAD); SB 2725 (2020) adopted the federal D9 THC limit, including extracts and derivatives, but consumable hemp products must be “FDA approved”.	No		No

*Missouri	24 Leg Update: SB 984 would have moved all intoxicating cannabinoids to MJ retail (all ingestible/consumable products - not smoking) (DEAD); HB 2034 (2018) authorized hemp, including extracts and derivatives, with less 0.3% D9.	No	No

*Montana	HB 701 (2021) kept hemp products with less than 0.3% D9 out of marijuana system and thus allowed, but not affirmatively authorized	No	No

Nebraska	24 Leg Session: LB 999 would have prohibited all cannabinoids other than CBD in hemp products (DEAD); LB 657 (2019) authorized hemp/farming, including its derivatives and extracts, with less than 0.3% D9 on a dry weight basis; products not affirmatively authorized.	No	No

*Nevada	Hemp farming authorized with less than 0.3% total THC; products not affirmatively authorized; SB 49 (2021) clarifies that 0.3% THC limit is total THC, not just D9	No	No

*New Hampshire	HB 459-FN (2019) limits hemp products to 0.3% D9 THC only. Product registration	Product registration	No

*New Jersey	24 Leg Session: A3580/S2313 would limit all hemp products w/any THC to 21+; S3235 would push all hemp products over 2.5mg total THC to MJ (ON GUV’S DESK); AB 5322 (2020) limits hemp products to 0.3% D9 THC only. Dept of Ag license for selling hemp products may be required.	Dept of Ag. license may be required for sales	No

*New Mexico	HB 581(2019) limits hemp products to 0.3% D9 THC only	No	No

*New York

24 Les Session: A09047/S8463 would have re-legalized synthetic hemp THC in MJ retail (DEAD); S3235 would have allowed up to 5mg THC in hemp beverages (DEAD); 23 update: Cannabis agency enforcement against high THC products imminent along with THC caps; Hemp products authorized in 2020 with less than 0.3% D9; hemp retailer license required for in store/online sales; food/beverage products limited to 25 mg total cannabinoids/product; supplement products have much higher total cannabinoid limits

		Manufacturer and Retailer Permit	Cannabis regulatory agency enforcement against high THC hemp products and THC cap imminent	Flower prohibited; oil OK

*North Carolina	24 Leg Session: H563 would have established THC caps including synthetic THC (DEAD); ’23 Leg session: HB 563 would have limited hemp cannabinoid products to 21+ but it appears to have died; SB 455 (2022) permanently authorized hemp products with less than 0.3% D9 only. All hemp derived cannabinoids removed from CSA	No		No

North Dakota

24 Update: Adopted administrative rule caps total THC/serving at 1.25mg and 15:1 CBD:THC ratio for “cannabinoid product”; ’23 Leg Session: SB 2096 enacted - prohibits all “chemically derived cannabinoids” including Delta 8, 9, etc. - **full/broad spectrum OK with THC limit in an amount to be determined.** HB 1045 authorizes hemp products with less than 0.3% THC (all THCs);

products with converted D9 prohibited

		No		Yes

*Ohio	24 Leg Session: SB 278 would limit hemp products to 0.3% Total THC and products over 2.5mg/serving limited to 21+; HB 642 would direct depts. to do study re: adult use hemp limits; ’23 Leg Session: A replacement of SB 9 would have prohibited any amount of D8/9/10 in hemp products. SB 57 (2019) limits hemp products to 0.3% D9 THC only (DIED)	No		No

*Oklahoma	23 Leg Session: SB 365 would have required registration of hemp cannabinoid products but it died before adjournment. SB 238 (2019) authorized hemp products with less than 0.3% D9	Not yet	No

Oregon	HB 3000 (2021) and OLCC have limited hemp products to 0.5mg THC/product; otherwise it must be sold in MJ retail	MJ license if exceed 0.5mg THC/product	Sold in MJ retail only

*Pennsylvania	HB 967 (2016) authorized hemp farming with less than 0.3% total THC; products not affirmatively authorized	No	No

*Rhode Island	Hemp-derived products with less than 0.3% D9 are authorized; retail license required	Yes, retailer license	No

*South Carolina	24 Leg Session: H4628 would have limited all hemp-derived cannabinoid products to 21+, excluding CBD, CBN, CBG, etc. (DEAD); Hemp products with less than 0.3% D9 are authorized as the state follows federal definition (HB 3449)	No	No

*South Dakota	24 Leg Session: HB1125 enacted prohibits synthetic/converted cannabinoids; HB 1292 (signed into law March ’22) limits intoxicating product sales to 21 and over. HB 1008 (2020) authorized hemp products with less than 0.3% D9	No	Yes

*Tennessee	24 Leg Session: Department regulations finalized on 7/2/24 adopt a total THC standard; ’23 leg session: HB 403 enacted and limits any product w/non-Delta-9 THC to 21+; license required; SB 357 (2019) authorized hemp products with less than 0.3% D9; Smoking limited to 21+	Not for D9 products	No, but 21+ only

*Texas	23 Leg session: HB 4918 would have reversed in-state smokable hemp ban but died; HB 1325 (2019) authorized hemp products with less than 0.3% D9; Sup Ct. in June 22 upheld manufacturing smokable hemp ban	Consumable hemp product license		No

Utah	23 leg session: HB 227 enacted and limits any product with THC to 21+; HB 58 (2016) and HB 3001 (2018) authorized hemp extract products with less than 0.3% THC (all THCs) and with at least 5% CBD by weight. HB 385 (2022) requires product class and cannabinoid product registration with the state. Smokable flower prohibited - vape products not identified. Attempting to register vape product will ferret out whether state agrees that smokable prohibition applies only to flower.	Retailer permit; Product class or cannabinoid product registration		Yes, but possibly not vapes

Vermont	23 Leg Session: Cannabis Control Board issued emergency rule prohibiting synthetic THCs and limits hemp products to 1.5mg of THC per serving, or 10mg of THC per package (unless the product has at least 20:1 CBD-to-THC. State hemp rules adopt federal D9 limits for hemp products; however, all synthetically derived/converted THCs are prohibited (2020).	No	1.5 mg/serving & 10 mg/product	No

Virginia	24 Leg Session: **SB 582 (ENACTED) limits inhaled products to 21+; SB 448 would have improved regulatory environment (lower tax) while HB 1509 would further restrict hemp businesses; Cap of 2.5mg THC/product or a 25:1 CBD:THC ratio	Yes, Retailer registration	2.5mg THC/product or a 25:1 CBD:THC ratio	No

Washington	23 leg session: SB 5367 enacted prohibits any detectable THC in hemp products.	No	0 THC state	No

*West Virginia	24 Leg Session: SB 679 limits hemp cannabinoid products to 21+ and sales require business reg. certificate; ’23 Leg Session: SB 220 enacted limits D9, D8, etc. products to 21+ and requires permit. HB 2694 (2019) Authorized hemp products with less than 0.3% THC (all THCs). Inhalable hemp products must be approved by the Commissioner.	Yes, permit	No, but must be approved

*Wisconsin	Statute 94.55 authorizes hemp products with less than 0.3% D9. Products must be sold by a licensed retailer and meet strict packaging rules including flower.	Retailer license	No

*Wyoming	23 leg session: HB 108 enacted limits any edible or vaping product with any THC to 18+; HB 0171 (2019) authorized hemp products with less than 0.3% D9. Attempt to limit inhalable sales to 21+ failed.		No, but 18+ only

*	asterisk = we sell product in this state

Good Manufacturing Practices

Good manufacturing practices (“GMPs”) for dietary supplements are specific rules for the manufacturing processes of vitamins, minerals, herbs and botanicals, amino acids and all other supplements. Finalized in 2007, these rigorous practices impose higher standards on dietary supplements than food GMPs applied to conventional foods. Dietary supplement GMPs include thorough requirements for identity testing for all ingredients as they arrive at the manufacturer’s site.  Manufacturers must qualify their suppliers before receiving goods, incoming ingredients must be quarantined until their identity is confirmed using scientifically valid methods of analysis, and all components of dietary supplements must meet specifications established by the manufacturer regardless of where the ingredient was sourced.

Manufacturers are accountable to the FDA for the manufacturing process as well as the ingredients. During an inspection, the FDA has access to all the manufacturers’ records, including access to the country of origin of all supplement ingredients. The existing bioterrorism law already requires all parties in the production and distribution of dietary ingredients to keep records of suppliers and customers (“one up and one down”) that permit the agency to trace the pedigree of ingredients back to their original source. In addition, the GMP rules examine sanitation, batch records for production, employee training, validation of the manufacturing procedures, and testing final products for conformance with the label.

Adverse Event Reporting

In 2006, Congress passed The Dietary Supplement and Nonprescription Drug Consumer Protection Act, commonly referred to as the “adverse event reporting law.” The passage of this law was strongly supported by CRN and others in the industry as it provides an important regulatory tool for the FDA to protect consumers. Under this law, dietary supplement companies are required to report serious adverse events to the FDA no later than 15 business days after the company receives the report.

This post-market surveillance program alerts the FDA to possible signals or potential patterns of a problem, enabling the agency to identify concerns with ingredient safety, manufacturing issues, contamination (of either raw ingredients or finished products), tampering, and even bioterrorism. However, adverse events do not demonstrate a causal relationship between the product and the event.

Since the law went into effect, the dietary supplement industry’s track record demonstrates a strong safety profile for the industry’s products both in comparison to other FDA-regulated industries and considering that more than 170 million Americans take dietary supplements. In 2016, the FDA announced it would make data from the FDA Adverse Event Reporting System (FAERS) public.

Additional Safety Protections

Once a dietary supplement enters the stream of commerce, the FDA may remove a product if it is “adulterated” or “misbranded.” A product is considered adulterated if it contains unlisted ingredients or is not prepared or packaged under good manufacturing conditions. It is misbranded if its labeling is false or misleading.  In either case, the agency has enforcement authority to seize and destroy the product, impose fines or even imprisonment. In addition, the FDA can remove a product from the market if it “presents a significant or unreasonable risk of illness or injury” under conditions of use recommended in its labeling. A separate provision gives the FDA authority to declare a product “an imminent hazard to public health or safety.” In less dramatic situations, the FDA can request manufacturers to modify products and claims or to provide warnings to consumers. The Food Safety & Modernization Act, signed into law in 2011, gave the FDA additional authority to issue a mandatory recall when a company fails to voluntarily recall an unsafe food (including dietary supplements) after being asked to by the FDA.

Food Safety Regulations

Title 21 Code of Federal Regulations, Part 111: Current Good Manufacturing Practice in Manufacturing, Packaging, Labeling, or Holding Operations for Dietary Supplements

This regulation applies to manufacturers, packagers, labelers, or holders and includes importers as well. The manufacturing facilities of certain types of human food including dietary supplements are required to have a production and process control system in place.

Hemp

The production, distribution and sale in the United States of many of our products are subject to the Federal Food, Drug, and Cosmetic Act, the Federal Trade Commission Act, the Lanham Act, state consumer protection laws, competition laws, federal, state and local workplace health and safety laws, various federal, state and local environmental protection laws, various other federal, state and local statutes applicable to the production, transportation, sale, safety, advertising, labeling and ingredients of such products, and rules and regulations adopted pursuant to these laws. Outside the United States, the distribution and sale of our many products and related operations are also subject to numerous similar and other statutes and regulations. We only sell our hemp derived products to states which permit this activity with certain restrictions such as the content of THC which differs depending on the state.

On December 20, 2018, the Agricultural Improvement Act of 2018, which is also known as the “2018 Farm Bill,” was enacted and, among other things, further legalized hemp under U.S. federal law, but with compliance still being required with all applicable state hemp laws. The 2018 Farm Bill includes certain benefits for the hemp industry in the United States, including: (i) the extension of the protections for hemp research and researchers and the conditions in which hemp research can be done, (ii) the protection of hemp farmers and hemp production under federal crop insurance programs, (iii) the permitting of the cultivation, interstate transportation and sale of hemp and hemp products in the U.S. in compliance with all other applicable federal and state laws, and (iv) the removal of hemp and hemp derived products from Schedule 1 of the Controlled Substances Act (“CSA”).

As of August 1, 2024, all 50 states and the District of Columbia have legalized hemp

Our activities in the United States only involve legal hemp in compliance with the CSA. The hemp and the marijuana plants are both part of the same cannabis genus, except that hemp does not have more than 0.3% dry weight content of tetrahydrocannabinol (“THC”).   While 2018 Farm Bill legalized hemp and cannabinoids extracted from hemp in the United States, such extracts remain subject to state laws and regulation by other U.S. federal agencies such as the FDA, U.S. Drug Enforcement Administration (“DEA”), and the U.S. Department of Agriculture (“USDA”). The same plant, with a higher THC content is marijuana, which is legal under certain state laws, but which is currently not legal under U.S. federal law. The similarities between these plants can cause confusion.

A California law known as Proposition 65 requires a specific warning to appear on any product containing a component listed by the state as having been found to cause cancer or birth defects. The state maintains lists of these substances and periodically adds other substances to these lists. Proposition 65 exposes all food and beverage producers to the possibility of having to provide warnings on their products in California because it does not provide for any generally applicable quantitative threshold below which the presence of a listed substance is exempt from the warning requirement. Consequently, the detection of even a trace amount of a listed substance can subject an affected product to the requirement of a warning label. However, Proposition 65 does not require a warning if the manufacturer of a product can demonstrate that the use of that product exposes consumers to a daily quantity of a listed substance that is:

●	below a “safe harbor” threshold that may be established;

●	naturally occurring;

●	the result of necessary cooking; or

●	subject to another applicable exemption.

In January 2019, New York State’s governor announced the “Consumer Right to Know Act,” a proposed law that would impose similar and potentially more stringent labeling requirements than California Proposition 65. The law has not yet been adopted, and to our knowledge California Proposition 65 remains the most onerous state-level chemical exposure labeling statutory scheme. However, due in part to the large size of California’s market, promotional products sold or distributed anywhere in the United States may be subject to California Proposition 65.

We are unable to predict whether a component found in a product that we assisted a client in producing might be added to the California list in the future. Furthermore, we are also unable to predict when or whether the increasing sensitivity of detection methodology may become applicable under this law and related regulations as they currently exist, or as they may be amended.

We are subject to various federal, state and local laws and regulations, including but not limited to, laws and regulations relating to labor and employment, U.S. customs and consumer product safety, including the Consumer Product Safety Improvement Act, or the “CPSIA.” The CPSIA created more stringent safety requirements related to lead and phthalates content in children’s products. The CPSIA regulates the future manufacture of these items and existing inventories and may cause us to incur losses if we offer for sale or sell any non-compliant items. Failure to comply with the various regulations applicable to us may result in damage to our reputation, civil and criminal liability, fines and penalties and increased cost of regulatory compliance. These current and any future laws and regulations could harm our business, results of operations and financial condition.

Legal requirements apply in various jurisdictions in the United States and overseas requiring deposits or certain taxes or fees be charged for the sale, marketing and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of beverage container-related deposit, recycling, tax and/or product stewardship statutes and regulations also apply in various jurisdictions in the United States and overseas. We anticipate additional, similar legal requirements may be proposed or enacted in the future at local, state and federal levels, both in the United States and elsewhere.

New legislation or regulation, the application of laws from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and e-commerce generally could result in significant additional taxes on our business. Further, we could be subject to fines or other payments for any past failures to comply with these requirements. The continued growth and demand for e-commerce is likely to result in more laws and regulations that impose additional compliance burdens on e-commerce companies.

Laws and Regulations Relating to Data Privacy

In the ordinary course of our business, we might collect and store in our internal and external data centers, cloud services and networks sensitive data, including our proprietary business information and that of our customers, suppliers and business collaborators, as well as personal information of our customers and employees. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. The number and sophistication of attempted attacks and intrusions that companies have experienced from third parties has increased over the past few years. Despite our security measures, it is impossible for us to eliminate this risk.

A number of states in the United States have enacted data privacy and security laws and regulations that govern the collection, use, disclosure, transfer, storage, disposal, and protection of personal information, such as social security numbers, financial information and other sensitive personal information. For example, all 50 states and several U.S. territories now have data breach laws that require timely notification to affected individuals, and at times regulators, credit reporting agencies and other bodies, if a company has experienced the unauthorized access or acquisition of certain personal information. Other state laws, particularly the California Consumer Privacy Act, as amended (“CCPA”), among other things, contain disclosure obligations for businesses that collect personal information about residents in their state and afford those individuals new rights relating to their personal information that may affect our ability to collect and/or use personal information. The Virginia Consumer Data Protection Act (“CDPA”) also establishes rights for Virginia consumers to control how companies use individuals’ personal data. The CDPA dictates how companies must protect personal data in their possession and respond to consumers exercising their rights, as prescribed by the law, regarding such personal data. The CDPA went into effect on January 1, 2023. Further, the California Privacy Rights Act (CPRA) was recently voted into law by California residents. The CPRA significantly amends the CCPA and imposes additional data protection obligations on covered companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. It also creates a new California data protection agency specifically tasked to enforce the law, which would likely result in increased regulatory scrutiny of California businesses in the areas of data protection and security. The substantive requirements for businesses subject to the CPRA went into effect on January 1, 2023, and became enforceable on July 1, 2023. Meanwhile, several other states and the federal government have considered or are considering privacy laws like the CCPA. We will continue to monitor and assess the impact of these laws, which may impose substantial penalties for violations, impose significant costs for investigations and compliance, allow private class-action litigation and carry significant potential liability for our business.

Outside of the United States, data protection laws, including the EU General Data Protection Regulation (the “GDPR”), also might apply to some of our operations or business collaborators. Legal requirements in these countries relating to the collection, storage, processing and transfer of personal data/information continue to evolve. The GDPR imposes, among other things, data protection requirements that include strict obligations and restrictions on the ability to collect, analyze and transfer personal data/information of persons located in the European Union (EU), a requirement for prompt notice of data breaches to data subjects and supervisory authorities in certain circumstances, and possible substantial fines for any violations (including possible fines for certain violations of up to the greater of €20 million or 4% of total company revenue). Other governmental authorities around the world have enacted or are considering similar types of legislative and regulatory proposals concerning data protection.

The interpretation and enforcement of the laws and regulations described above are uncertain and subject to change, and may require substantial costs to monitor and implement and maintain adequate compliance programs. Failure to comply with United States and international data protection laws and regulations could result in government enforcement actions (which could include substantial civil and/or criminal penalties), private litigation and/or adverse publicity and could negatively affect our operating results and business.

Environmental Regulations

We use certain plastic, glass, fabric, metal and other products in our business which may be harmful if released into the environment. In view of the nature of our business, compliance with federal, state, and local laws regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, has had no material effect upon our operations or earnings, and we do not expect it to have a material impact in the foreseeable future.

Tax Laws and Regulations

Changes in tax laws or regulations in the jurisdictions in which we do business, including the United States, or changes in how the tax laws are interpreted, could further impact our effective tax rate, further restrict our ability to repatriate undistributed offshore earnings, or impose new restrictions, costs or prohibitions on our current practices and reduce our net income and adversely affect our cash flows.

We are also subject to tax audits in the United States and other jurisdictions and our tax positions may be challenged by tax authorities. Although we believe that our current tax provisions are reasonable and appropriate, there can be no assurance that these items will be settled for the amounts accrued, that additional tax exposures will not be identified in the future or that additional tax reserves will not be necessary for any such exposures. Any increase in the amount of taxation incurred as a result of challenges to our tax filing positions could result in a material adverse effect on our business, results of operations and financial condition.

Other Regulations

We are subject to international, federal, national, regional, state, local and other laws and regulations affecting our business, including those promulgated under the Occupational Safety and Health Act, the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission, the Food, Drug, and Cosmetic Act, the Foreign Corrupt Practices Act of 1977 (FCPA), various securities laws and regulations including but not limited to the Securities Exchange Act of 1934, as amended, the Securities Exchange Act of 1933, as amended, and the NASDAQ Rules, various labor, workplace and related laws, and environmental laws and regulations. Failure to comply with such laws and regulations may expose us to potential liability and have an adverse effect on our results of operations.

MANAGEMENT

Directors and Executive Officers

Set forth below is information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Eric Gripentrog	57	Chief Executive Officer and Director
Tariq Rahim	37	Chief Financial Officer and Director
Lourdes Felix (1)	57	Nominee Director
Blake Janover(1)	43	Nominee Director
Girard Smith(1)	62	Nominee Director

(1)	Nominee director whose tenure shall be effective and commence immediately on the date in which this registration statement is declared effective by the SEC.

Eric Gripentrog, Chief Executive Officer and Director

Mr. Gripentrog combines over 30 years of experience in the Consumer-Packaged Goods industry (“CPG”). Previously, he worked with three other companies in the CPG space holding several positions including CEO, SVP, and other senior management positions including Board Member. From 1992 to 2018, Eric held multiple roles in the Kellogg Company, both domestically and internationally (Europe and Latin America) leading business units with P&L responsibility. His last two roles at the Kellogg Company were Vice President/General Manager of the Caribbean business unit from 2009 to 2014; and Vice President, Strategy and Operations for North America from 2014 - 2018. From 2018 to 2019, Mr. Gripentrog was the SVP and General Manager of Panera Bread’s Consumer Packaged Goods division. This senior management position led this business unit covering six different product categories. He grew this division double-digit in both top-line and bottom-line performance, and his CPG division outperformed all other Panera business units and functions. From 2019 to 2020, Eric was the CEO and board member for Gina Cucina, Inc, a company involved in manufacturing and selling fresh soup into the retail grocery outlets and direct-to-consumer. His expertise in leading a business, managing the P&L and identifying margin enhancing opportunities for both business-to-business and direct-to-consumer clientele is critically important for the current role. Since 2020 Eric has been acting as the CEO of Hemptown USA, a director of Functional Brands, and a director of HTO Nevada, dba Kirkman. Whether Eric is leading a multi-billion-dollar operation or a small start-up; his experience in developing strategic plans and policies to bring the company vision to reality, implementing supporting plans, budgeting and forecasting, communicating with the Board of Directors, tracking company performance and establishing a high performing working culture, will enable his success in his current CEO role. Eric has an undergraduate degree from Western Michigan University.

Tariq Rahim, Chief Financial Officer, and Director

Mr. Rahim brings over 15 years of professional experience with over 10 years as a qualified Chartered Professional Accountant (CPA, CA – Canada). Having worked in a wide variety of industries including cannabis, hemp, prop-tech, professional services spaces, among others. In addition to his current position as CFO at the Company since April 2023 and VP, Finance since June 2021, his previous roles included Controller at Nobul (prop-tech startup) from June 2020 to June 2021 and Controller at Tokyo Smoke (cannabis start-up) from September 2018 to May 2020. Beginning his post-qualification careers in the Fall of 2011, he has held consistently progressive roles from a junior in public accounting leading up to the current position as an executive. Having worked with companies ranging in size from small to multi-million dollar publicly listed companies, he has tremendous experience in leveraging his financial skills to lead companies and clients through the full gamut of accounting and finance challenges – strategic planning, financial reporting, financial planning & analysis, budgeting & forecasting, to mention just a few. From 2018 onward, Mr. Rahim focused his career on startups and utilizing his experience to build and scale. Since 2021 Tariq has been serving as CFO of Hemptown USA, director of Functional Brands, and director of HTO Nevada, dba Kirkman. He has an Honors Bachelor of Accounting degree in Accounting from Brock University.

Girard Smith, Director

Girard Smith is a director nominee. Mr. Smith’s tenure will commence upon the effective date of this registration statement. Mr. Smith is the general manager, growth strategy and solutions, and a member of the executive leadership team for Market Performance Group (MPG), a leading omnichannel commerce strategy and services agency. He is a highly accomplished business leader with extensive strategic and operational experience. Over the course of his career, he has successfully built and scaled numerous consumer packaged goods brands, driving exceptional growth, innovation, and operational excellence within the omnichannel commerce landscape. Girard brings a unique blend of visionary leadership, entrepreneurial thinking, and strategic depth. He has a proven track record for delivering transformative results and building high-performing teams. In his current role with MPG, Girard leads a team focused on enabling consumer packaged goods brands to thrive across the omnichannel marketplace, including in-store, Amazon, and direct to consumer retail. He leads the commercial consulting practice, supporting various client needs including due diligence, commercial investment, brand strategy, go-to-market strategy, and learning & development. He also leads the full-funnel marketing practice, which includes strategy, creative, media, social commerce, and end-to-end business management. Over a 25-year career at Bayer Consumer Health, Girard held executive leadership positions in marketing (Nutritional & OTC), Sales, and consumer research. Girard was recognized as a paradigm shifter, credited with identifying entrepreneurial solutions to address key challenges and opportunities, and enabling the company to gain a leading edge in the marketplace. He is recognized for restructuring Bayer’s strategic and operational approach to the VMS category, to better leverage unique marketplace opportunities. His contributions led to category-defining product innovations and numerous game-changing initiatives in multivitamins and supplements. His new business model shaped the market in the company’s favor over many years. Under his leadership, Bayer achieved significant growth of its $1 billion Nutritionals & Digestive Health portfolio, and the One A Day brand achieved the #1 position in the adult multivitamin category. He also delivered market-leading organic growth for Bayer’s OTC business, revitalizing underperforming digestive health brands, while propelling significant market share growth for MiraLAX, the #1 laxative brand. In addition, he played a leading role in the acquisition and integration of the North American commercial activities for the Merck Consumer Health business. Girard’s experience also includes his former role as an operating partner and board member for NetWell Nutrition, a private equity-owned company with a portfolio of premium eCommerce brands delivering clean-label, science-based products. In addition, he served on the board of directors and executive committee of the Council for Responsible Nutrition (CRN), the leading industry association for dietary supplement and functional food manufacturers, and B2B ingredient suppliers.

We believe that Mr. Smith’s vast experience as a member of several companies’ board of directors, his education, and professional credentials qualify him to serve as a member of the Company’s Board of Directors.

Lourdes Felix, Director

Lourdes Felix is a director nominee. Ms. Felix’ tenure will commence upon the effective date of this registration statement. Ms. Felix is a female Hispanic entrepreneur and corporate finance executive with 30 years of combined experience in capital markets, public accounting, and the private sector who is driven by a passion for helping others. She presently serves as chief executive officer, chief financial officer and director of BioCorRx Inc. (OTCQB: BICX), a biotech company and leader in addiction treatment solutions and related disorders. She has been with BioCorRx since October 2012. Lourdes is also one of the founders and president of BioCorRx Pharmaceuticals Inc., a majority owned subsidiary of BioCorRx Inc that is focused on the development of addiction treatments and related disorders. Prior to joining BioCorRx her experience was in the private sector, public accounting including audit and public company experience. She has principles in finance, accounting, budgeting and internal control, including GAAP, SEC, and SOX Compliance. Thorough knowledge of federal and state regulations. Ms. Felix successfully managed and produced SEC regulatory filings. She has extensive experience in developing and managing financial operations. Lourdes has provided treasury and cash management functions. Ms. Felix is an excellent leader with a track record of documented contributions leading to improved financial performance, heightened productivity, and enhanced internal controls. Ms. Felix led corporate relationships with various major accounting firms and attorneys in preparing SEC filings and audited financial statements. Lourdes is very active in the Hispanic community and speaks fluent Spanish. Lourdes holds a Bachelor of Science degree in Accounting from the University of Phoenix. Since 2021 Ms. Felix has served as a member of the board of directors, audit committee chair, member compensation committee of Siyata Mobile Inc. (NASDAQ: SYTA). Since 2023, Ms. Felix has served as a member of the board of directors, compensation committee chair of Avalon Globocare (NASDAQ: ALBT)

We believe that Ms. Felix’s vast experience as a member of several companies’ board of directors, her education, and professional credentials qualify her to serve as a member of the Company’s Board of Directors.

Blake Janover, Director

Blake Janover is a director nominee. Mr. Janover’s tenure will commence upon the effective date of this registration statement. Blake Janover is the founder, chairman, and chief executive officer of Janover (Nasdaq: JNVR) an AI-enabled b2b SaaS platform providing technology, data, and value-add services to multifamily and commercial property owners across debt, equity, and insurance transactions and management. He serves on the Board of Directors of Soulpower Acquisition Corporation (NYSE: SOUL) a $250,000,000 SPAC and as a trustee at The Boca Raton Museum. He is a Harvard Business School alumnus (OPM 60), an active member of YPO, he has been an Official Member of the Forbes Real Estate Council, an On Deck Proptech and Scale Fellow, and an entrepreneur in residence and guest lecturer at Florida Atlantic University. Mr. Janover serves as a NATSEC Fellow at the National War College Alumni Association and as a guest lecturer and mentor at Reichman University’s Zell Entrepreneurship Program. Mr. Janover has navigated multiple cycles and billions of dollars of transactions. Over the course of his career Mr. Janover has employed 1,000 people across the globe, built and scaled multiple businesses, and deployed logistical and CPG infrastructure across continents and languages. Mr. Janover has been featured in Forbes, Bloomberg and other industry TV shows and publications.

We believe that Mr. Janover’s vast experience as a member of several companies’ board of directors, his education, and professional credentials qualify him to serve as a member of the Company’s Board of Directors.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Governance Structure

Upon the effective date of this registration statement, we will choose to appoint a separate Chairman of the Board who is not our Chief Executive Officer. Our board of directors’ decision is based on the belief that an independent Chairman of the Board can act as a balance to the Chief Executive Officer, who also serves as a non-independent director.

The Board’s Role in Risk Oversight

The board of directors oversees that the assets of our company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board’s oversight of the various risks facing our company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Much of this work has been delegated to committees, which will meet regularly and report back to the full board. The audit committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters, the compensation committee evaluates the risks and rewards associated with our compensation philosophy and programs, and the nominating and corporate governance committee evaluates risk associated with management decisions and strategic direction.

Independent Directors

NASDAQ’s rules generally require that a majority of an issuer’s board of directors consist of independent directors. Our board of directors currently consists of two (2) directors, Mr. Eric Gripentrog and Mr. Tariq Rahim. Upon the effective date of this registration statement, our board of directors will consist of five (5) directors, with three (3) directors, with Girard Smith, Lourdes Felix and Blake Janover considered independent within the meaning of NASDAQ’s rules. We have entered into independent director agreements with Girard Smith, Lourdes Felix and Blake Janover, pursuant to which each nominee director has been appointed to serve as an independent director of our company, whose tenure shall be effective and commence immediately on the date in which this registration statement is declared effective by the SEC. As a result of these board changes, our board of directors will consist of three directors, all of which will be independent within the meaning of NASDAQ’s rules.

Committees of the Board of Directors

Our board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each with its own charter approved by the board. The committee charters have been filed as exhibits to the registration statement of which this prospectus is a part. Upon completion of this offering, we intend to make each committee’s charter available on our website at https://functionalbrandsinc.com/.

In addition, our board of directors may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by our board of directors.

Audit Committee

Girard Smith, Lourdes Felix and Blake Janover, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and NASDAQ’s rules, will serve on our audit committee upon their appointment to the board, with Lourdes Felix serving as the chairman. Our board has determined that Lourdes Felix qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company.

The audit committee is responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and principal financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Compensation Committee

Girard Smith, Lourdes Felix and Blake Janover, each of whom satisfies the “independence” requirements of Rule 10C-1 under the Exchange Act and NASDAQ’s rules, will serve on our compensation committee upon their appointment to the board, with Girard Smith serving as the chairman. The members of the compensation committee are also “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and “non-employee directors” within the meaning of Section 16 of the Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation relating to our directors and executive officers.

The compensation committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) making recommendations to the board regarding the compensation of our independent directors; (iii) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter.

Nominating and Corporate Governance Committee

Girard Smith, Lourdes Felix and Blake Janover each of whom satisfies the “independence” requirements of NASDAQ’s rules, will serve on our nominating and corporate governance committee upon their appointment to the board, with Blake Janover serving as the chairman. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The nominating and corporate governance committee will be responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the board by reviewing nominees for election to the board submitted by shareholders and recommending to the board director nominees for each annual meeting of shareholders and for election to fill any vacancies on the board; (ii) advising the board with respect to board organization, desired qualifications of board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; (iv) overseeing compliance with the our code of ethics; and (v) approving any related party transactions.

The nominating and corporate governance committee’s methods for identifying candidates for election to our board of directors (other than those proposed by our shareholders, as discussed below) will include the solicitation of ideas for possible candidates from a number of sources - members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other board members; (iii) the extent to which the candidate would be a desirable addition to the board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the CGCL. During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

EXECUTIVE COMPENSATION

The following discussion and analysis of compensation arrangements should be read together with the compensation tables and related disclosures that follow. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion. The following discussion may also contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Summary Compensation Table – Years Ended December 31, 2023, and 2022

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Summary Compensation Table

	Fiscal			Stock	Option	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Total
Eric Gripentrog	2024	$280,000	$-	$-	$-	$-	$280,000
Chief Executive Officer	2023	$280,000	$-	$-	$-	$-	$280,000

Tariq Rahim	2024	$200,000	$-	$-	$-	$-	$200,000
Chief Financial Officer	2023	$200,000	$-	$-	$-	$-	$200,000

Employment Agreements

We have entered into contractual agreements with our CEO and CFO.

Employment Agreement – Eric Gripentrog, CEO

Effective as of April 1, 2023, the employment agreement has an original term of 12 months subject to automatic renewal unless terminated for cause. In addition to the salary described above, the CEO will be issued 54,300 company restricted stock units with an exercise price and vesting period to be determined after the initial public offering. The CEO is also entitled to a performance-based bonus payout.

The bonus is based upon a combination of achieving the consolidated revenue targets as set forth in the chart below, after giving effect to the Reverse Stock Split:

Consolidated Revenue Target (USD)	Functional Brands Inc. Stock Payout (common shares)
Below $10,000,000	54,300
$10,000,000	109,059
$15,000,000	163,589
$20,000,000	218,119
$25,000,000	272,649
$30,000,000	327,178
$35,000,000	381,708
$40,000,000	436,238

Employment Agreement – Tariq Rahim, CFO

Effective as of April 1, 2023, the employment agreement has an original term of 12 months subject to automatic renewal unless terminated for cause. In addition to the salary described above, the CFO will be issued 27,265 company restricted stock units with an exercise price and vesting period to be determined after the initial public offering and 190,854 stock options with an exercise price and date of issuance to be determined by the Company’s board of directors, with an expiration term of three years after termination of the employment agreement unless terminated for cause. The CFO is also entitled to a performance-based bonus payout as set forth in the chart below, after giving effect to the Reverse Stock Split:

Consolidated Revenue Target (USD)	Functional Brands Inc. Stock Payout (common shares)
Below $10,000,000	27,265
$10,000,000	54,530
$15,000,000	81,795
$20,000,000	109,059
$25,000,000	136,324
$30,000,000	163,589
$35,000,000	190,854
$40,000,000	218,119

Outstanding Equity Awards at Fiscal Year-End

Except as described in the employment agreement above, no executive officer named above had any unexercised options, stock that has not vested or equity incentive plan awards outstanding as of December 31, 2023, and 2022.

Director Compensation

No member of our board of directors received any compensation for his or her services as a director during the fiscal years ending December 31, 2023, and 2022, nor do they currently receive any compensation for such services.

Equity Incentive Plans

Long-Term Incentive Plans. We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans, nor do we provide non-qualified deferred compensation to our officers or employees, and therefore, the Summary Compensation Table above does not include columns for nonequity incentive plan compensation and nonqualified deferred compensation earnings since there were none.

Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Except as described below, there were no transactions during the fiscal years ending December 31, 2023 and 2022, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Debt facility with related parties

On March 11, 2024, the Company executed a loan agreement with a related party in the amount of $130,000, with an annual interest rate of 20%, with a maturity date of March 10, 2031.

In December 2022, the Company entered into a short-term debt facility with a related party, an officer and director of the parent company – Hemptown Organics Corp., whereby the Company received $247,634. The loan is non-interest bearing with a 2-year term.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the date of this prospectus for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. The following table assumes that the Underwriter has not exercised the over-allotment option.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

The percentages below are calculated based on 7,000,780 shares of our common stock, and no preferred stock, issued and outstanding as of January 22, 2025 (after giving effect to the Reverse Stock Split). We do not have any outstanding options, warrants exercisable for, or other securities convertible into shares of our common stock within the next 60 days which are deemed beneficially owned by the holder thereof. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, Functional Brands Inc., 6400 SW Rosewood Street, Lake Oswego, Oregon 97035.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class Before This Offering	Percent of Class After This Offering
Eric Gripentrog	Common Stock	710,907	10.15%	8.36%
Tariq Rahim	Common Stock	174,496	2.49%	2.05%
All Officers and Directors as a Group (4)	Common Stock	885,403	12.65%	10.42%
Hemptown Organics Corp.	Common Stock	962,411	13.80%	11.32%

(1)	After giving effect to the Reverse Stock Split.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock currently consists of 220,000,000 shares of common stock as of January 22, 2025 (previously 100,000,000), par value $0.00001 per share and 1,000,000 shares of preferred stock, par value $0.001 per share.

The following description summarizes important terms of the classes of our capital stock following the filing of our articles of incorporation. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part.

As of the date of this prospectus, there were 7,000,780 shares of common stock issued and outstanding, after giving effect to the Reverse Stock Split.

Common Stock

Voting Rights. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our articles of incorporation and bylaws, any corporate action to be taken by vote of shareholders other than for election of directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of votes. Shareholders do not have cumulative voting rights.

Dividend Rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Securities Other than Common Stock Offered in this Offering

Warrants

The Warrants will be issued in the respective forms filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is subject to and qualified in its entirety by the filed exhibits. You should review a copy of each form of Series A Warrant and Series B Warrant for a complete description of the terms and conditions applicable to the Warrants.

The following is a brief summary of the Warrants and is still subject in all respect to the provisions contained in the form of each applicable Warrant.

Duration and Exercise Price

Each Series A Warrant offered hereby has an initial exercise price per share equal to $4.00 . Each Series B Warrant offered hereby has an initial exercise price per share equal to $4.00 . The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

The Warrants will be issued separately from the common stock included in this offering. Each share of our common stock purchased in this offering will include a Series A Warrant and Series B Warrant, each to purchase one share of our common stock. The Series A Warrants and Series B Warrants will be issued in certificated form only.

Exercisability

The Series A Warrants and the Series B Warrants are exercisable at any time after their original issuance. The Series A Warrants will expire on the third-year anniversary of their original issuance date and the Series B Warrants will expire on the fifth-year anniversary of their original issuance date.

Each Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder will not have the right to exercise any portion of the Series A Warrants or Series B Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants and Series B Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Cashless Exercise and Alternative Cashless Exercise

If, at the time a holder exercises its Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the Warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrant.

Fractional Shares

No fractional shares of Common Stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share. If multiple warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Fundamental Transactions

In the event of a “fundamental transaction,” as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Exchange Listing

There is no established trading market for the Warrants. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange. Without an active trading market, the liquidity of the Warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Representative’s Warrants

Upon the closing of this offering, there will be up to 103,500 shares of common stock issuable upon exercise of the Representative’s warrants. See “Underwriting” below for a description of the Representative’s warrants.

Restricted stock options

Upon the closing of this offering, there will be up to 4,500,000 restricted stock units issuable at the discretion of the board of directors of the Company.

Anti-Takeover Provisions

Certain Anti-takeover Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

As a Delaware corporation, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our Board. This may discourage takeover attempts that might result in payment of a premium over the market price for the shares of common stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of Functional Brands’ voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

●	upon consummation of the transaction which resulted in the stockholder becoming an interested outstanding, shares owned by:

●	persons who are directors and also officers, and

●	employee stock plans, in some instances; or

●	at or after the time the stockholder became interested, the business combination was approved by the board of directors are authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called by the Chairman of the Board, the Board, President of the Company, or by the Board upon written request by the holders of a majority of the voting stock of the Company.

Removal of directors

Subject to any limitations imposed by applicable law (and assuming the corporation is not subject to Section 2115 of the CGCL), the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to elect such director.

During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

Limitation of Liability and Indemnification of Directors and Officers

Our bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification, except as disclosed below. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Cumulative Voting

The holders of our common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few shareholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other shareholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

Transfer Agent and Registrar

We have appointed Endeavor Trust Corporation as the transfer agent for our common stock. Endeavor Trust Corporation is located at 702 - 777 Hornby Street, Vancouver, BC, V6Z 1S4.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for shares of our common stock. Future sales of substantial amounts of shares of our common stock, including shares issued upon the conversion of convertible notes, the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

Immediately following the closing of this offering, we will have 8,500,780 shares of common stock issued and outstanding. In the event the Underwriter exercises its over-allotment option to purchase additional shares of common stock, we will have 8,725,780 shares of common stock issued and outstanding. The common stock sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

Previously issued shares of common stock that were not offered and sold in this offering, as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our common stock for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our common stock then outstanding; or

●	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a shareholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

Lock-Up Agreements

We, all of our directors and officers and holders of 5% or more of our common stock have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of six months after the closing of this offering. See the “Underwriting” section below for more information.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR SECURITIES

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock that is being issued pursuant to this offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our common stock.

This summary is based on provisions of the Code, applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the Internal Revenue Service, or IRS, will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an entity or arrangement treated as a partnership;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

●	a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in securities, dealer in currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company;

●	a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

●	a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

●	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including shareholders of a controlled foreign corporation or passive foreign investment company that holds our common stock.

Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

Distributions of Our Common Stock

We do not currently expect to pay any cash dividends on our common stock. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax rules. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in “— Dispositions of Our Common Stock.”

Distributions on our common stock that are treated as dividends and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons. An exception may apply if the Non-U.S. Holder is eligible for, and properly claims, the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In such case, the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to the U.S. withholding tax if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate (unless the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. The amount of taxable earnings and profits is generally reduced by amounts reinvested in the operations of the U.S. trade or business and increased by any decline in its equity.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under any relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding.”

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on gain recognized on any sale or other disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in such case, the gain would be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; in such case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even if the Non-U.S. Holder is not treated as a resident of the United States under the Code; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock are “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding any possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding.”

Federal Estate Tax

Any shares of our common stock that are owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in that individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) may apply to dividends paid by U.S. corporations in some circumstances, but will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person or is otherwise entitled to an exemption. However, the applicable withholding agent generally will be required to report to the IRS (and to such Non-U.S. Holder) payments of dividends on our common stock and the amount of U.S. federal income tax, if any, withheld from those payments. In accordance with applicable treaties or agreements, the IRS may provide copies of such information returns to the tax authorities in the country in which the Non-U.S. Holder resides.

The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of any of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as FATCA) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our common stock) and (ii) the gross proceeds from the sale or other disposition of property that produces U.S.-source dividends (including sales or other dispositions of our common stock). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its common stock will affect the determination of whether such withholding is required. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, U.S. Treasury regulations proposed in December 2018 eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

UNDERWRITING

In connection with this offering, we are entering into an underwriting agreement with Joseph Gunnar & Co., LLC (who we refer to as the Representative), as representative of the Underwriter named in this prospectus, with respect to the common stock in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the Representative will agree to purchase from us on a firm commitment basis the respective number of shares of common stock at the public price less the underwriting discounts and commissions set forth on the cover page of this prospectus, and each of the Underwriter has severally agreed to purchase, and we have agreed to sell to the Underwriter, at the public offering price per shares less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table.

Underwriter	Number of Units
Joseph Gunnar & Co., LLC	1,500,000

Total	1,500,000

The Units sold by the Underwriter to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus. Any shares of common stock sold by the Underwriter to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.17 per Unit. If all of the shares are not sold at the initial offering price, the Representative may change the offering price and the other selling terms. The Representative has advised us that the Underwriter does not intend to make sales to discretionary accounts. The underwriting agreement will provide that the obligations of the Underwriter to pay for and accept delivery of the shares of common stock are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters. The obligation of the Underwriter to purchase the shares of common stock is also conditioned upon our receiving approval to list the shares of common stock on NASDAQ.

We have granted to the Representative an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase up to 225,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, constituting 15% of the total number of shares of common stock to be offered in this offering (excluding shares subject to this option). The Representative may exercise this option solely for the purpose of covering over-allotments in connection with this offering. This offering is being conducted on a firm commitment basis. Any shares of common stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares of common stock that are the subject of this offering.

Discounts and Commissions; Expenses

The underwriting discounts and commissions are a cash fee equal to: (i) eight percent (8%) of gross proceeds from the sale of securities in this offering. We have been advised by the representative that the Underwriter proposes to offer the common stock to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $4.25 per Unit under the public offering price. After the offering, the representative may change the public offering price and other selling terms.

The following table summarizes the public offering price and the underwriting discounts and commissions payable to the Underwriter by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the Representative):

	Per Unit	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$4.25	$6,375,000	$7,331,250
Underwriting discounts and commissions (1)	$.34	$510,000	$586,500
Non-accountable expense allowance (1%)	$.04	$63,750	$73,313
Proceeds, before expenses, to us	$3.87	$5,801,250	$6,671,437

(1)	Does not include (i) the warrant to purchase a number of shares of common stock equal to 6% of the number of shares sold in the offering, or (ii) amounts representing reimbursement of certain out-of-pocket expenses, each as described below.

Representative’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants to purchase up to a total of 90,000 shares of common stock equal to 6% of the total number of shares of common stock sold in this offering at an exercise price equal to 100% of the public offering price of the common stock sold in this offering. The Representative’s warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from the effectiveness of the offering, will have a cashless exercise provision and will terminate on the fifth anniversary of the effective date of the registration statement of which this prospectus is a part. The Representative’s warrants are not exercisable or convertible for more than five years from the commencement of sales of the public offering. The Representative’s warrants also provide for customary anti-dilution provisions, as well as registration rights (including a one-time demand registration right) and “piggyback” registration rights with respect to the registration of the shares underlying the warrants. We have registered the Representative’s warrants and the shares underlying the Representative’s warrants in this offering.

The Representative’s warrants and the underlying shares are deemed to be compensation by FINRA, and therefore will be subject to a 180-day lock-up period pursuant to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Representative’s warrants nor any of our common stock issued upon exercise of the Representative’s warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following commencement of sale of this offering subject to certain exceptions permitted by FINRA Rule 5110(e)(2).

We have agreed to pay the Representative a non-accountable expense reimbursement equal to one percent (1%) of the gross proceeds from the sale of securities in this offering. We have also agreed to reimburse the Representative for reasonable out-of-pocket expenses incurred by the Representative in connection with this offering, regardless of whether the offering is consummated, up to $201,950. The Representative out-of-pocket expenses include but are not limited to: (i) road show and travel expenses, (ii) reasonable fees of Representative’s legal counsel, (iii) the cost of background check on our officers, directors and major shareholders and due diligence expenses. As of the date of this prospectus, we have paid the Representative refundable advances of $10,000 which shall be applied against its actual out-of-pocket accountable expenses. Such advance payments will be returned to us to the extent any portion of the advance is not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A).

In connection with the offering, the Underwriter may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

●	Short sales involve secondary market sales by an underwriter of a greater number of shares than they are required to purchase in the offering.

●	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the over-allotment option.

●	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the over-allotment option.

●	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●	To close a naked short position, an underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, an underwriter must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the Underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

●	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The Underwriter may conduct these transactions in the over-the-counter market or otherwise. If the Underwriter commences any of these transactions, they may discontinue them at any time.

Determination of Offering Price

In determining the initial public offering price, we and the Representative have considered a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the Representative;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future revenue and earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the Representative and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Representative can assure investors that an active trading market will develop for our common stock, or that the shares will trade in the public market at or above the initial public offering price.

Indemnification

We have agreed to indemnify the Representative and the other Underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Representative and the other Underwriter may be required to make for these liabilities.

Right of First Refusal

The Representative has the right of first refusal for fifteen months following the consummation of this offering or the termination or expiration of the engagement with the Representative to act as sole financial advisor on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or our assets (collectively, “Future Services”). In the event that we engage the Representative to provide such Future Services, the Representative will be compensated consistent with the engagement agreement with the Representative, unless we mutually agree otherwise. To the extent we are approached by a third party to lead any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or assets, the Representative will be notified of the transaction and be granted the right to exercise its right of first refusal with respect thereto. The terms and arrangements of such right of first refusal shall be in accordance with FINRA Rule 5110(g)(5)(B) (the “Rule”), which includes, but is not limited to, the fact that (i) the Company has a right to termination for cause, as set forth in the Rule and (ii) upon such a termination, the underwriter shall no longer have a right of first refusal.

No Sales of Similar Securities

We have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of common stock at a price per share that is less than the price per shares of common stock in this offering, or modify the terms of any existing securities, whether in conjunction with another broker-dealer or on our own volition for a period of twelve months following date on which our common stock are trading on the NASDAQ, without the prior written consent of the Representative.

Lock-Up Agreements

Our executive officers, directors and holder(s) of 5% or more of our outstanding common stock have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of our common stock for a period of six months following the closing of this offering, subject to certain exceptions (the “Lock-Up Period”).

Notwithstanding the above, the Underwriter of this offering may engage in stabilization activities as described above. The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the Lock-Up Period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Electronic Offer, Sale and Distribution of Common Stock

A prospectus in electronic format may be made available on the website maintained by the Representative. In addition, shares of common stock may be sold by the Representative to securities dealers who resell our common stock to online brokerage account holders. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by the Representative is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as Representative and should not be relied upon by investors.

Listing

We have applied to list our common stock on NASDAQ under the symbol “MEHA.”

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common stock, where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful. In particular, our common stock has not been qualified for distribution by prospectus in Canada and may not be offered or sold in Canada during the course of their distribution hereunder except pursuant to a Canadian prospectus or prospectus exemption.

LEGAL MATTERS

Lucosky Brookman LLP has acted as our counsel in connection with the preparation of this prospectus. The validity of the securities offered, shares of common stock, and warrants covered by this prospectus will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. The Underwriter has been represented in connection with this offering by Pryor Cashman LLP, New York, New York.

EXPERTS

The financial statements of our company included in this registration statement and have been audited by TAAD LLP an independent registered public accounting firm, as indicated in its report with respect thereto, and have been so included in reliance upon the report of such firm given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus does not contain all of the information in the registration statement and the exhibits included with the registration statement. For further information pertaining to us and the securities to be sold in this offering, you should refer to the registration statement and its exhibits, portions of which have been omitted as permitted by SEC rules and regulations. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC at http://www.sec.gov.

Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, will file reports, proxy and information statements and other information with the SEC. Annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above. We will also make these documents publicly available, free of charge, on our website at https://functionalbrandsinc.com/ as soon as reasonably practicable after filing such documents with the SEC. Information on, or accessible through, our website is not part of this prospectus.

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc .)

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In U.S. Dollars, except share data or otherwise noted)

	September 30, 2024	December 31, 2023
	(Unaudited) Amount in $	(Audited) Amount in $
Assets
Current
Cash	$246,903	$374,435
Accounts receivable, net	275,799	170,938
Inventories, net	1,753,986	1,694,020
Prepaid expenses and other current assets	74,280	72,441
Deferred offering costs	327,535	231,910
Total current assets	2,678,503	2,543,744

Non-current
Property and equipment, net	57,359	96,054
Right-of-use assets, net	2,079,115	2,307,027
Intangible assets, net	1,455,074	1,489,671
Goodwill	818,139	818,139
Total noncurrent assets	4,409,687	4,710,891
Total Assets	$7,088,190	$7,254,635

Liabilities and Shareholders’ Equity
Current
Accounts payable & accrued liabilities	$1,959,288	$1,630,399
Line of credit	22,649	68,315
Government loans, current	3,264	3,280
Lease liabilities, current	47,272	261,015
Other current liabilities	7,452	40,825
Total current liabilities	2,039,925	2,003,834

Non-current
Lease liabilities, net of current	2,136,032	2,136,032
Government loans, net of current	141,482	143,888
Payable for acquisition	2,397,368	2,597,368
Loan payable	150,000	-
Loan payable – related parties	373,142	247,634
Convertible debenture	100,000	100,000
Total non-current liabilities	5,298,024	5,224,922
Total liabilities	7,337,949	7,228756

Shareholders’ equity (deficit)

Common stock, par value $0.00001, authorized 220,000,000 shares; 6,694,493 and 6,694,493 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	67	67
Additional paid-in capital	7,127,386	7,127,386
Accumulated deficit	(7,377,212)	(7,101,574)
Total Shareholders’ Equity (Deficit)	(249,759)	25,879
Total Liabilities and Shareholders’ Equity	$7,088,190	$7,254,635

The accompanying notes are an integral part of these unaudited consolidated financial statements.

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In U.S. Dollars, except share data or otherwise noted)

	For the Nine Months end September 30, 2024	For the Nine Months end September 30, 2023
Revenues, net of returns	4,886,331	5,268,405
Costs and expenses:
Cost of goods sold	2,272,561	2,852,939
Sales & marketing	454,714	434,740
General and administrative expenses	2,248,954	2,369,918
Operating loss	(89,898)	(389,192)
Other income (expenses)
Interest expense	(187,031)	(247,705)
Interest income	1,291	-
Net loss	$(275,638)	$(636,897)
Net loss per share of common stock attributable to common stockholders
Basic and diluted	$(0.04)	$(0.10)
Weighted average shares used in computing net loss per share of common stock
Basic	6,694,493	6,689,547
Diluted	6,694,493	6,689,547

The accompanying notes are an integral part of these unaudited consolidated financial statements.

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY/(DEFICIT) (UNAUDITED)

(In U.S. Dollars, except share data or otherwise noted)

	No. of Shares	Common Stock	APIC	Accumulated Deficit	Total Shareholders’ Equity/(Deficit)
December 31, 2022	6,678,415	67	4,601,341	(5,860,480)	(1,259,073)

Shares issued as part of Reg CF campaign, net of refunds	354	-	9,076		9,076
Shares issued as part of Reg D	15,622	-	106,000		106,000
Net loss for the nine-month period ended September 30, 2023	-	-		(636,897)	(636,897)

September 30, 2023	6,694,391	67	4,716,417	(6,497,377)	(1,780,894)

	No. of Shares	Common Stock	APIC	Accumulated Deficit	Total Shareholders’ Equity/(Deficit)
December 31, 2023	6,694,493	67	7,127,386	(7,101,574)	25,879

Net loss for the nine-month period ended September 30, 2024				(275,638)	(275,638)

September 30, 2024	6,694,493	$67	$7,127,386	$(7,377,212)	$(249,759)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)

(In U.S. Dollars, except share data or otherwise noted)

	For the Nine Months Ended September 30, 2024	For the Nine Months ended September 30, 2023
	Amount in $	Amount in $
Cash flows from operating activities:
Net loss	$(275,638)	$(636,897)
Reconcile net loss to cash used in operating activities
Allowance for doubtful accounts receivable	36,287	-
Depreciation of property & equipment assets	40,576	79,214
Amortization of right-of-use assets	227,912	204,232
Amortization of intangible assets	34,597	34,597
Changes in operating assets and liabilities:
Accounts receivable	(141,148)	(321,693)
Inventories	(59,966)	47,101
Prepaid expenses and other current assets	(1,839)	35,490
Accounts payable & Accrued liabilities	328,889	901,340
Other current liabilities	(33,373)	7,118
Payments on lease liabilities	(213,743)	(124,271)
Due to/from related parties	-	(326,026)

Net cash used in operating activities	(57,446)	(99,795)

Cash flows from investing activities:
Purchases of property and equipment	(1,881)	(3,500)

Net cash used in investing activities	(1,881)	(3,500)

Cash flows from financing activities:
Capitalization of cost incurred in initial public offering	(95,625)
Addition of long-term debt	275,508	-
Payments for payable acquisition	(200,000)	(75,134)
Issuance of equity in respect of Reg CF campaign	-	9,076
Issuance of equity in respect of Reg D	-	106,000
Proceeds from debt facilities	123,466	400,000
Equipment loan repayment	-	(4,125)
Line of credit repayment	(169,132)	(253,569)
Government debt repayment	(2,422)	(2,021)

Net cash provided by (used in) financing activities	(68,205)	180,227

Net increase (decrease) in cash and cash equivalents	(127,532)	76,932

Cash and cash equivalents, beginning of period	374,435	202,827

Cash and cash equivalents, end of period	246,903	279,759

Supplemental disclosures of cash flow information
Cash paid for interest	187,031	158,591

Non-cash investing and financing activities
Right-of-use and lease liability upon lease commencement	-	2,500,612
Forgiveness of balances due to/from related parties	-	1,648,145

The accompanying notes are an integral part of these unaudited consolidated financial statements.

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	ORGANIZATION AND NATURE OF OPERATIONS

Functional Brands Inc. (formerly HT Naturals Inc. - the “Company”) was organized under the General Corporation Law in the State of Delaware on November 19, 2020.  The Company’s principal business is in the production, marketing, sales, and distribution of smokable hemp related products in certain states within the United States of America that permit such sales.

As of September 30, 2024, and December 31, 2023, the Consolidated Financial Statements consist of the Company and its wholly owned subsidiary HTO Nevada Inc. (d/b/a Kirkman), which is a nutraceutical manufacturer and distributor based in the Pacific Northwest. All intercompany transactions and balances have been eliminated in consolidation.

On January 21, 2025, the Company effected a reverse stock split in its authorized common stock on a basis of 1-for-18.338622. The authorized capital stock of the Company remained the same at 220,000,000 shares of common stock. All references to share and per share amounts in the consolidated financial statements and accompanying notes thereto have been retroactively restated to reflect the reverse stock split. In addition, the Company authorized 1,000,000 shares of blank check preferred $0.001 par value.

2.	GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company had a loss of $275,638 for the nine-months ended September 30, 2024, and net loss in the amount of $636,897  for the nine-months ended September 30, 2023. As of September 30, 2024, our accumulated deficit was $7,377,212. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is significantly dependent upon its ability, and will continue to attempt, to secure additional equity and/or debt financing. There are no assurances that the Company will be successful in obtaining additional capital.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. These financial statements do not include any adjustments that might arise from this uncertainty.

3.	BASIS OF PRESENTATION

Basis of preparation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented herein and are of a normal recurring nature.

The consolidated financial statements comprise the financial statements of the Company and its wholly owned subsidiary, HTO Nevada Inc. dba Kirkman. The subsidiary consists of an entity over which the Company is exposed to, or has rights to, variable returns as well as the ability to affect these returns through the power to direct the relevant activities of the entity. To the extent that subsidiaries provide services that relate to the Company’s activities, they are fully consolidated from the date control is transferred and are deconsolidated from the date control ceases. All intercompany balances and transactions have been eliminated.

The financial statements of the subsidiary are prepared for the same reporting period as the parent company, using consistent accounting policies.

Functional Brands Inc. (formerly HT Naturals Inc.)

Functional Brands Inc. (formerly HT Naturals Inc.) is the parent company which in turn is 72% owned by Hemptown Organics Corp.

HTO Nevada Inc. dba Kirkman

The principal subsidiary is HTO Nevada Inc. dba Kirkman which is solely and wholly owned by Functional Brands Inc. (formerly HT Naturals Inc.)

As part of the restructuring efforts, ownership of HTO Nevada Inc. dba Kirkman was transferred from HTO Holdings Inc. to Functional Brands Inc. (formerly HT Naturals Inc.) on May 19, 2023, in exchange for 4,367,979 common shares of the Company. As a result, HTO Nevada Inc. dba Kirkman became a wholly owned subsidiary of Functional Brands Inc. (formerly HT Naturals Inc.).

The initial accounting for acquisition of HTO Nevada Inc. dba Kirkman was accounted at fair value (See note13) on July 3, 2019. Since after the acquisition date and part of the restructuring efforts under ASC 850-50, the consolidated financial statements for the years ended December 31, 2021, December 31, 2022, and December 31, 2023 have been presented as historical carrying value to give effect to the merger transaction as occurred on July 3, 2019, which is the earliest date the entities were under common control.

On January 24, 2025, Functional Brands ceased to be deemed a controlled company. Upon the completion of the restructuring of the Company, mainly consisting of a majority of shareholders of HOC executing exchange agreements to receive an equivalent amount of shares of Functional Brands in exchange for their equity in HOC as only consideration and upon the conversion described in the exchange agreement, pursuant to the recent completion of this transaction, as of the date of this prospectus, HOC holds the approximate amount of 13.8% of the total outstanding shares of Functional Brands. Functional Brands will be a majority publicly owned company as of the effective date of this prospectus.

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used in the preparation of these consolidated financial statements are described below.

Cash

Cash consists of cash in readily available checking accounts and deposits in transit. As of September 30, 2024, and December 31, 2023, cash balances were deposited at a major financial institution. Cash balances are subject to minimal credit risk as the balances are with high credit quality financial institutions.

Trade and other receivables

Accounts receivables are stated at the amount the Company expects to collect from outstanding balances and do not bear interest. The Company provides for probable uncollectible amounts through an allowance for doubtful accounts, if an allowance is deemed necessary. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable; however, changes in circumstances relating to accounts receivable may result in a requirement for additional allowances in the future. On a periodic basis, management evaluates its accounts receivable and determines the requirement for an allowance for doubtful accounts based on its assessment of the current and collectible status of individual accounts with past due balances over 90 days. Account balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote. For the nine-month ended September 30, 2024, the Company did not record an allowance for doubtful accounts.

Inventories

Inventory consists of raw materials, work in process and finished goods. Inventory is measured at the lower of cost or net realizable value. Inventory costs include direct labor and certain overhead expenses such as in-bound shipping and handling costs incurred to bring the inventory to its present location and conditions. Cost is determined using the weighted average method. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses. If the Company determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to impairment expenses.

Property and equipment

Property and equipment are stated at cost. Depreciation of property and equipment is recorded using the straight-line method over the assets’ estimated useful lives. Computer equipment and capitalized software are depreciated over two to five years and furniture, and fixtures are depreciated over five years. Amortization of fixed assets under capital leases is included in depreciation expense.

The categories of capital assets are amortized on a straight-line basis as follows:

●	Machinery & equipment	7 years, straight-line

●	Furniture & fixtures	7 years, straight-line

●	Computer equipment	5 years, straight-line

The Company allocates the amount initially recognized in respect of a capital asset to its significant parts and amortizes separately each such part. Residual values, methods of amortization and useful lives of the capital assets are reviewed annually and adjusted if appropriate.

Gains and losses on disposals of capital assets are determined by comparing the proceeds with the carrying amount of the capital asset and is included in the consolidated statement of operations and comprehensive loss.

The assets’ residual values, useful lives and methods of depreciation are reviewed at each fiscal year-end and adjusted prospectively if appropriate. An item of equipment is retied upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on sale or retirement of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the consolidated statement of operations in the year the asset is retired. Such assets are tested annually for impairment, or more frequently, if events or changes in circumstances indicate that they might be impaired.

Intangible Assets

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization is provided on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.

The categories of the intangible assets are amortized on a straight-line basis as follows:

●	Customer relationships	10 years

●	cGMP certification	Indefinite life

●	Goodwill (including Assembled Workforce)	Indefinite life

●	Kirkman brand	Indefinite life

Expenditures in the research phase and post-development maintenance costs are expensed as incurred.

Goodwill

Goodwill arises from business combinations and is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any non-controlling interests in the acquire, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill acquired in a business combination is not amortized but tested for impairment at least annually or more frequently if events and circumstances exist that indicate that a goodwill impairment test should be performed.

Goodwill is tested for impairment at the reporting unit level. A reporting unit is an operating segment or one level below an operating segment (referred to as a component). We allocate goodwill to reporting units based on the reporting unit expected to benefit from the business combination. Assets and liabilities are assigned to each reporting unit if they are employed by a reporting unit and are considered in the determination of the reporting unit fair value. We have one reporting unit with goodwill, which is the Kirkman business.

The Company’s indefinite-lived intangible assets is tested for impairment at the consolidated level. In evaluating the recoverability of the Kirkman Brand name and CGMP License, we compare the fair value of the asset to its carrying amount to determine potential impairment. The Company’s estimate of the fair value of the Kirkman Brand name is derived using the income approach, specifically the relief-from-royalty method and the fair value of the CGMP License is derived using the income approach.

The fair value determination of the reporting units and the indefinite-lived intangible asset is judgmental in nature and requires the use of significant estimates and assumptions that are sensitive to changes. Assumptions include estimation of the royalty rate, estimation of future revenue and projected margins, which are dependent on internal cash flow forecasts, estimation of the terminal growth rates and capital spending, and determination of discount rates. As a result, there can be no assurance that the estimates and assumptions made for purposes of the quantitative goodwill and indefinite-lived intangible impairment tests will prove to be an accurate prediction of future results. Examples of events or circumstances that could reasonably be expected to negatively affect the underlying key assumptions and ultimately impact the estimated fair value of the reporting units may include such items as: (i) volatility in the equity and debt markets or other macroeconomic factors, (ii) an increase in the weighted-average cost of capital due to further increases in interest rates, (iii) decrease in future cash flows due to lower than expected sales, or (iv) fluctuations in foreign currency exchange rates that may negatively impact the Company’s reported results of operations. Accordingly, if the current cash flow assumptions are not realized, we experience further increases in costs of capital, it is possible that an additional impairment charge may be recorded in the future, which could be material.

Right-of-use Assets and Lease Liabilities

The Company recognizes right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated amortization and impairment losses, and adjusted for any re-measurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Unless the Company is reasonably certain to obtain ownership of the leased asset at the end of the lease term, right-of-use assets are amortized on a straight-line basis over the shorter of its estimated useful life and the lease term.

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees, if applicable. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for terminating a lease, if the lease term reflects the Company exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as occupancy expense in the period on which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Company uses its incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is re-measured if there is a modification, a change in the lease term, a change in the in-substance fixed lease payments or a change in the assessment to purchase the underlying asset.

Leases as lessee

The Company determines if an arrangement is a lease at inception of an arrangement. Operating and finance lease assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. Lease assets represent the Company’s right to use an underlying asset for the lease term, while lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The Company uses the internal incremental borrowing rate based on the information available at the lease commencement date, in determining the present value of lease payments. The length of a lease term includes options to extend or terminate the lease when it is reasonably certain the Company will exercise those options. The Company made an accounting policy election to not recognize lease assets or liabilities for leases with a term of 12 months or less. Additionally, when accounting for leases, the Company combines payments for leased assets, related services and other components of a lease. The Company applies a portfolio approach to determine the discount rate for leases with similar characteristics.

For leases classified as operating, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus unamortized initial direct costs, plus/(minus) any unamortized prepaid/(accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

For leases classified as finance leases, the ROU asset is subsequently amortized using the straight-line method from the lease commencement date to the earlier of the end of its useful life or the end of the lease term unless the lease transfers ownership of the underlying asset to the Company, or the Company is reasonably certain to exercise an option to purchase the underlying asset. In those cases, the ROU asset is amortized over the useful life of the underlying asset. The Company expects to exercise the options to purchase the assets which are leased under finance leases. Accordingly, these assets are included in property and equipment, and depreciation thereon is recognized as depreciation expense. When the Company makes contractually required payments under finance leases, a portion is allocated to reduce the finance lease obligation, and a portion is recognized as interest expense.

Stock-based compensation plans

The Company has a stock-based compensation plan that is used to compensate the Board, officers, employees and consultants for services rendered.

The restricted share units (“RSU’s) are measured by reference to the fair value of the Company’s Common Share at the date on which they are granted. In situations where equity instruments are issued to non-employees and the fair value of goods or services received by the entity as consideration cannot be estimated reliably, they are measured at fair value of the equity instruments granted.

The costs of equity settled transactions are recognized as expenses, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled, ending on the date on which the relevant party becomes fully entitled to the award.

No expense is recognized for performance-based awards that do not vest. Expense for service-based award is recognized upon vesting. Where the terms of an equity settled award are modified, the minimum expense recognized is the expense as if the terms had not been modified. An additional expense is recognized for any modification which increases the total fair value of the share-based payment arrangement or is otherwise beneficial to the employee as measured at the date of modification.

Compensation expense is recognized for all share-based payments to employees and non-employees, including restricted stock units, in the statements of operation based on the fair value of the awards that are granted. As necessary, the Company’s stock price at the date of grant was estimated using an acceptable valuation technique such as a recent round of fundraising or the probability-weighted expected return model. The fair value of RSUs is determined at the date of grant using the price per share offered at the most recent round of fundraising, the Reg CF campaign.

Compensation expense for restricted stock awards with performance-based vesting conditions is calculated based on the number of awards that are expected to vest during the performance period if it is probable that the performance metrics will be achieved. Generally, measured compensation cost, net of actual forfeitures, is recognized on a straight-line basis over the vesting period of the related share-based compensation award. The Company accounts for forfeitures of stock-based awards as they occur.

Revenue recognition

We account for revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 606, “Revenue from Contracts with Customers”. Revenue is measured based on the amount of consideration that we expect to receive, reduced by discounts and estimates for credits and returns (calculated based upon previous experience and management’s evaluation). Outbound shipping charged to customers is recognized at the time the related merchandise revenues are recognized and are included in net revenues.

Per Company policy, any product that doesn’t meet the customer’s expectations can be returned within the first 30 days of delivery in exchange for another product or for a full refund. Any product sold through a distributor or retailer must be returned to the original purchase location for any return or exchange.  For the nine-month period ended September 30, 2024, and 2023, the Company has not recorded any reserves on revenue.

Loss per Share

Basic net loss per common share is calculated by dividing the net loss distributed to the common class, by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares and potentially dilutive securities outstanding for the period.

For purposes of the diluted net loss per share calculation, restricted stock units (RSUs) are considered to be potentially dilutive securities. As of September 30, 2024, and September 30, 2023, there were 28,013 and 17,498 RSUs, respectively, of potential common stock equivalents excluded from the diluted loss per share calculations as their effect is anti-dilutive. Because the Company has reported a net loss for the nine-month period ended September 30, 2024, diluted net loss per common share is the same as basic net loss per common share for this period.

Business Combinations

Business combinations are accounted for using the acquisition method. The fair value of total purchase consideration is allocated to the fair values of identifiable tangible and intangible assets acquired and liabilities assumed, with the remaining amount being classified as goodwill. All assets, liabilities and contingent liabilities acquired or assumed in a business combination are recorded at their fair values at the date of acquisition. Determining the fair value of assets acquired and liabilities assumed requires management to use significant judgment and estimates including the selection of valuation methodologies, estimates of future revenue and cash flows, discount rates, and selection of comparable companies. Estimates of fair value are based on assumptions believed to be reasonable, but are inherently uncertain and unpredictable and, as a result, actual results may differ from those estimates. During the measurement period, not to exceed one year from the date of acquisition, the Company may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill. At the conclusion of the measurement period, any subsequent adjustments are reflected in the statements of operations. Transaction costs associated with business combinations are expensed as incurred and are included in general and administrative expenses in the Company’s statements of operations.

Significant accounting estimates and judgments

The most significant judgements made in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements include:

●	Obsolescence of inventories

●	Recoverability of the carrying value of long-lived assets including property & equipment and intangible assets

●	Recoverability of carrying value of goodwill

●	Discount rate used to calculate present value of future minimum lease payments for right-of-use asset and liabilities

●	Recognition and measurement of provisions and contingencies

●	Valuation of deferred income tax assets

Inventories, net

The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions, including forecasted demand compared to quantities on hand, as well as other factors such as potential excess or aged inventories based on product shelf life, and other factors that affect inventory obsolescence.

Long-Lived Assets

Long-lived assets consist primarily of property and equipment. Long-lived assets are tested for impairment when events and circumstances indicate the assets might be impaired by first comparing the estimated future undiscounted cash flows of the asset or asset group to the carrying value. If the carrying value exceeds the estimated future undiscounted cash flows, an impairment loss is recognized based on the amount that the carrying value exceeds the fair value of the asset or asset group. The Company did not recognize impairment losses during the nine-month period ended September 30, 2024, and 2023.

Fair value of financial instruments

The individual fair values attributed to the different components of a financing transaction, notably investment in equity securities, derivative financial instruments, convertible debt and loans, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations in order to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments subsequently carried at amortized cost. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Segment Reporting

The Company has two reportable segments: 1) Kirkman, which sells a range of nutraceuticals, supplements and related products direct to consumers; 2) HT Naturals, which sells a range of hemp products; and 3) Corporate, which generates no revenue, but reflects corporate expenses related primarily to management of the company, including costs associated with legal, audit, accounting, tax, SEC reporting, and investor/public relations, among other corporate expenses. As the hemp segment makes up less than 10% of net revenue, the Company has not disclosed summarized financial segment information.

Income taxes

The Company must exercise judgment in determining the provision for income taxes. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Company recognizes liabilities and contingencies for expected tax audit issues based on the Company’s current understanding of the tax law. For matters where it is probable that an adjustment will be made, the Company records its best estimate of the tax liability including the related interest and penalties in the current tax provision.

In addition, the Company recognizes deferred tax assets relating to tax losses carried forward to the extent there are sufficient taxable temporary differences (deferred tax liabilities) relating to the same taxation authority and the same taxable entity against which the unused tax losses can be utilized. However, utilization of the tax losses also depends on the ability of the taxable entity to satisfy certain tests at the time the losses are recouped.

Risks and uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include but are not limited to changes in US laws surrounding the sale of smokable CBG/CBD products, consumer demand, and COVID-19 issues more fully described below. These adverse conditions could affect the Company’s consolidated financial condition and the results of its operations.

5.	CASH

Cash consists of liquid funds and deposits in transit.

	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)
Cash	$240,507	$364,350

Deposits in transit	6,396	10,085
Cash	$246,903	$374,435

6.	ACCOUNTS RECEIVABLE

Accounts receivable consist of trade receivables, net of allowance.

	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)
Trade receivables	$312,086	$207,225

Allowance for doubtful accounts	(36,287)	(36,287)
Accounts receivable	$275,799	$170,938

7.	INVENTORIES

Inventories consisted of raw materials (minerals – magnesium, Calcium, vitamins, botanical extracts, hemp, trim and flower – CBG and CBD), finished goods (capsules, tablets, powders, creams, cigs, gummies, tinctures, pre-rolls, and vapes) and packaging & supplies (bottles, labels, covers, filters, tipping paper and packaging materials).

	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)
Raw materials, packaging / labels and others	$824,940	$813,236
Work in process	-	-
Finished goods	929,046	880,784
Total inventories	$1,753,986	$1,694,020

During the nine-month period ended September 30, 2024, the Company did not record an allowance for inventory obsolescence.

8.	PREPAIDS & OTHER CURRENT ASSETS

Balance consists of prepayments made to vendors and legal retainers.

	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)
Prepaids & deposits	$74,173	$45,538
Other current assets	107	26,903
Total prepaids and other current assets	$74,280	$72,441

9.	DEFERRED OFFERING COSTS

Schedule below represent capitalization of deferred cost incurred for the preparation of Initial Public Offering (“IPO”):

	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)
Administrative fees	$52,500	$7,500
Legal services	171,063	171,063
Professional services	103,972	53,347
Total IPO Cost	$327,535	$231,910

10.	PROPERTY & EQUIPMENT

Property and equipment consist of the following:

	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)
Furniture & fixtures	3,302	$3,302
Computer equipment	30,988	30,988
Machinery & equipment	730,508	728,627
Total property and equipment, gross	764,798	762,917
Less: accumulated depreciation	(707,439)	(666,863)
Property and equipment, net	$57,359	$96,054

Depreciation expenses totaled $40,576  and $79,215 for the nine-month period ended September 30, 2024, and December 31, 2023, respectively.

11.	RIGHT-OF-USE ASSETS & LEASE LIABILITY

Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. The following are the expected lease payments as of December 31, 2023. The lease is considered an “operating lease” and consequently lease payments are calculated on a straight-line basis, including the total amount of interest related.

Lease expense, on the straight-line basis was $227,912 and $283,197  during the nine-month period ended September 30, 2024, and December 31, 2023, respectively.

The movement in the right-of-use assets is as follows:

	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)
Right of use assets:
Right of use assets recognized as of January 1	$2,307,027	$89,611
Additions	-	2,500,613
Amortization Expense	(227,912)	(283,197)
Right of use assets	$2,079,115	$2,307,027

The movement in lease liability is as follows:

	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)
Lease liabilities recognized as at January 1	$2,397,047	$92,905
Additions	-	2,500,612
Lease payments	(213,743)	(196,470)
Lease liabilities as at period end	2,183,304	2,397,047
Less: current portion	(47,272)	(261,015)
Long-term portion	$2,136,032	$2,136,032

Right-of-use assets and lease liabilities comprise of three leases.

LEASE 1 – OPERATING FACILITY

On January 1, 2023, the Company entered a 7-year and 2-month lease to lease approximately 24,400 square feet industrial building containing 9,095 square feet of office space and 9,663 square feet of production area. At inception of the lease, the Company recorded a right of use asset and liability. The Company used an effective borrowing rate of 9.0% within the calculation.

The base monthly rent is $26,500 per month per month, with subsequent annual increases of 3%. Operating expense came to $10,774 per month for 2024 borne by the lessee.

LEASES 2 & 3 – OFFICE EQUIPMENT

The Company entered into a 5-year lease to lease office equipment that consists of four copiers for daily office use commencing on September 30, 2021. At inception of the lease, the Company recorded a right of use asset and liability. The Company used an effective borrowing rate of 9.0% within the calculation.

The base monthly payment amount is $1,979 per month per month, with subsequent annual increases of 6%. Operating expenses came to $2,119 per month for 2024 borne by the lessee.

In addition, The Company also entered into a 4-year and 7-month lease agreement to lease a Paper Source Accessory for daily office use commencing on March 14, 2022, to complement the previous office equipment discussed. At inception of the lease, the Company recorded a right of use asset and liability. The Company used an effective borrowing rate of 9.0% within the calculation. The base monthly payment amount is $89 per month, with no subsequent annual increases.

12.	BUSINESS COMBINATION

On July 3, 2019, the Company entered into an asset purchase agreement (the “APA”) with the Kirkman Group Inc. (“Kirkman”) to acquire certain tangible and intangible assets for a purchase price of $5,000,000.

As per ASC 805 – Business Combinations, an entity shall determine whether a transaction or other event is a business combination by applying the definition in this Subtopic, which requires that the assets acquired and liabilities assumed constitute a business.

Excerpt from ASC 805-10-55-3A provides that a business is an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs, or other economic benefits directly to investors or other owners, members, or participants.

According to ASC 805-10-55-4, a business consists of inputs and processes applied to those inputs that have the ability to contribute to the creation of outputs. The three elements of a business are defined as follows:

a.	Input. Any economic resource that creates, or has the ability to contribute to the creation of, outputs when one or more processes are applied to it. Examples include long-lived assets (including intangible assets or rights to use long-lived assets), intellectual property, the ability to obtain access to necessary materials or rights, and employees.

b.	Process. Any system, standard, protocol, convention, or rule that when applied to an input or inputs, creates or has the ability to contribute to the creation of outputs. Examples include strategic management processes, operational processes, and resource management processes. These processes typically are documented, but the intellectual capacity of an organized workforce having the necessary skills and experience following rules and conventions may provide the necessary processes that are capable of being applied to inputs to create outputs. Accounting, billing, payroll, and other administrative systems typically are not processes used to create outputs.

c.	Output. The result of inputs and processes applied to those inputs that provide goods or services to customers, investment income (such as dividends or interest), or other revenues.

The property plant and equipment purchased, along with the assembled workforce, are inputs which have the ability to create outputs so condition a. above is met. In addition, The Company also obtained the cGMP (Current Good Manufacturing Practice)-certified process in this asset acquisition.

That process, when applied to the inputs also acquired, are able to produce outputs, namely the manufacturing of over-the-counter remedies, generic drugs, and nutritional supplements. As such, conditions b. and c. above are met. Therefore, acquisition transaction meets the elements of (a) (b) and (c) of the definition of a business. Accordingly, the transaction is considered a business acquisition and accounted for under the guidance of ASC 805.

The present value of the acquisition fair value of the deferred cash payment transferred for Kirkman was $4,329,317, which consisted of the following:

Kirkman Group Inc.

Purchase consideration	Fair Value
Cash	$1,250,000
Deferred cash payment - $750,000 raise or 1st anniversary of closing	722,388
Deferred cash payment - $1,500,000 on 1st anniversary of closing	1,270,649
Deferred cash payment - $1,500,000 on 2nd anniversary of closing	1,086,280
Total consideration - $5,000,000	$4,329,317

The following table summarizes the finalized fair value of assets acquired, and liabilities assumed as of the date of the acquisition in 2019:

Kirkman Group Inc.

Purchase consideration	Fair Value
Net assets	$1,513,878
Kirkman brand	1,226,000
cGMP certification	310,000
Customer relationships	461,300
Net assets acquired	3,511,178
Goodwill	818,139
Total Consideration	$4,329,317

The excess of purchase consideration over the fair value of net assets acquired was recorded as goodwill which is not deductible for tax purposes.

Payable for acquisition

As of September 30, 2024 and December 31, 2023, the Company owed $2,417,366 and $2,597,368, respectively, in connection with the aforementioned APA, which is due in its entirety on January 1, 2025, subject to the Forbearance Agreement and Confession of Judgement.

On September 24, 2024, the Company executed a Forbearance Agreement which allows the seller to postpone the payment of principal balance without pursuing rights under the APA.

On September 24, 2024, the Company executed a Confession of Judgement in respect of the principal owed in the amount of $2,417,366 which allowed the seller to enter a judgement against the Company in The Circuit Court of The State of Oregon for the County of Clackamas.

The execution of these documents will impact the Company if it fails to settle the balance owed by the due date, January 1, 2025. As a result, the seller has the right to foreclose on the business.

13.	INTANGIBLE ASSETS & GOODWILL

Balance consists of intangible assets acquired from the acquisition of Kirkman in July 2019. The Kirkman brand and the c-GMP certification were assigned an indefinite useful life, whereas the customer relationships were assigned a life span of 10 years.

	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)
Kirkman brand, net	$925,700	$925,700
cGMP certification	310,000	310,000
Customer relationships	461,300	461,300
Total intangible assets, gross	1,697,000	1,697,000
Less: Accumulated amortization: Customer relationships	(241,926)	(207,329)
Intangible assets	$1,455,074	$1,489,671

There were no further impairments to the intangible assets during the nine-month period ended September 30, 2024, and the year ended December 31, 2023.

Balance consists of goodwill (including assembled workforce) acquired from acquisition of Kirkman in July 2019 which was assigned an indefinite useful life.

	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)
Goodwill	$818,139	$818,139

14.	ACCOUNTS PAYABLE & ACCRUED LIABILITIES

Balance consists of trade payables and accruals.

	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)
Trade payables	$1,087,800	$562,519

Accrued liabilities
- Professional services	107,307	462,499
- Legal & audit fees	316,352	316,352
- Audit fees	17,329	17,329
	440,988	796,180

Accrued compensation - shares earned but not issued	430,500	271,700
Total accounts payable and accrued liabilities	$1,959,288	$1,630,399

15.	EQUIPMENT LOANS

Balance consists of equipment loans for production & packaging machinery.

	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)
Equipment loans recognized as of January 1	-	$4,125
Proceeds from debt facilities	-	-
Payments on debt facilities	-	(4,125)
Equipment loans at period end	-	-
Less: current portion	-	-
Long-term portion	$-	$-

16.	LINES OF CREDIT

On March 12, 2024, the Company entered into a line of credit agreement with a third-party whereby the third party would pay the Company’s vendor $35,162. The terms of the loan were for 17 weeks, with finance charges of $2,092. On July 8, 2024, the loan was settled in full, at which point the security interest was released by the lender.

Additionally, on March 20, 2024, the Company entered into a line of credit agreement with a third-party whereby the third party would pay the Company’s vendor $51,500. The terms of the loan were for 26 weeks, with finance charges of $5,021. On September 25, 2024, the loan was settled in full, at which point the security interest was released by the lender.

Furthermore, on July 16, 2024, the Company entered into a line of credit agreement with a third-party whereby the third party would pay the Company’s vendor $36,804. The terms of the loan were for 26 weeks, with finance charges of $4,048.

On January 20, 2023, the Company entered into a line of credit agreement with a third-party whereby the Company received $300,000. The terms of the loan were for one year, with a 27% contract interest rate. On January 22, 2024, the loan was settled in full, at which point the security interest was released by the lender.

On July 14, 2023, the Company entered into an additional line of credit agreement with a third-party whereby the Company received $100,000. The terms of the loan were for 42 weeks, with a 5% contract interest rate. On May 7, 2024, the loan was settled in full, at which point the security interest was released by the lender.

	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)
Line of credit recognized as of January 1	$68,315	$27,837
Proceeds from lines of credit	123,466	400,000
Payments on lines of credit	(169,132)	(359,522)
Line of credit at period end	22,649	68,315
Less: current portion	(22,649)	(68,451)
Long-term portion	$-	$-

17.	GOVERNMENT LOANS PAYABLE

On July 7, 2020, Kirkman applied and was a granted thirty (30) year loan from the U.S. Small Business Administration for $150,000 with an interest of 3.75% per annum accrued daily, to alleviate financial burden caused due to COVID-19.

	September 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
Government loans recognized as of January 1	$147,168	$150,000
Proceeds from debt facilities	-	-
Payments on debt facilities	(2,422)	(2,832)
Debt forgiveness	-	-
Government loans at December 31	144,746	147,168
Less: current portion	(3,264)	(3,280)
Long-term portion	$141,482	$143,888

The Company has the following government loan commitments as of September 30, 2024.

Amount

2024	$843
2025	3,437
2026	3,595
2027 and beyond	136,871
Total	$144,746

18.	OTHER CURRENT LIABILITIES

Balance consists of credit cards, employee benefits and sales tax payable.

	September 30,	December 31, 2023
	2024	(Audited)
Credit cards	$29,263	$25,787
Employee benefits payable	-	-
Sales tax	1,385	1,242
Other	(23,196)	13,796
	$7,452	$40,825

Credit cards are utilized for software and technology costs for which no other form of payment is available.

19.	LOAN PAYABLE

Convertible Promissory Note

On June 18, 2024, the Company executed a loan agreement with a lender in the amount of $150,000. The payment terms are 12.5% OID, initial principal amount consisting of a $150,000 loan plus $21,500 OID totaling $171,500. To mature the earlier of six months from execution, completion of a senior exchange listing of the Company or as mutually agreed, with an interest rate of the higher of 12% or WSJ Prime plus 4% guaranteed.

With a conversion feature for the Lender to be paid in full in cash at the IPO or convert the note into shares of the Company’s common stock at the time of the Senior Exchange Listing.

20.	RELATED PARTY TRANSACTIONS

Long-term debt

In December 2023, the Company entered into a short-term debt facility with a related party, an officer and director of the parent company – Hemptown Organics Corp., whereby the Company received $247,634. The loan is non-interest bearing with a 2-year term.

On March 11, 2024, the Company executed a loan agreement with a related party in the amount of $130,000, with an annual interest rate of 20% to be paid off in 7 years.

We have entered into contractual agreements with our CEO and CFO.

Employment Agreement – Eric Gripentrog, CEO

Effective as of April 1, 2023, the employment agreement has an original term of 12 months subject to automatic renewal unless terminated for cause. In addition to the salary described above, the CEO will be issued 54,300 company restricted stock units with an exercise price and vesting period to be determined after the initial public offering. The CEO is also entitled to a performance-based bonus payout.

The bonus is based upon a combination of achieving the consolidated revenue targets as set forth in the chart below, after giving effect to the Reverse Stock Split:

Consolidated Revenue Target (USD)	Functional Brands Inc. Stock Payout (common shares)
Below $10,000,000	54,300
$10,000,000	109,059
$15,000,000	163,589
$20,000,000	218,119
$25,000,000	272,649
$30,000,000	327,178
$35,000,000	381,708
$40,000,000	436,238

Employment Agreement – Tariq Rahim, CFO

Effective as of April 1, 2023, the employment agreement has an original term of 12 months subject to automatic renewal unless terminated for cause. In addition to the salary described above, the CFO will be issued 27,265 company restricted stock units with an exercise price and vesting period to be determined after the initial public offering and 190,854 stock options with an exercise price and date of issuance to be determined by the Company’s board of directors, with an expiration term of three years after termination of the employment agreement unless terminated for cause. The CFO is also entitled to a performance-based bonus payout as set forth in the chart below, after giving effect to the Reverse Stock Split:

Consolidated Revenue Target (USD)	Functional Brands Inc. Stock Payout (common shares)
Below $10,000,000	27,265
$10,000,000	54,530
$15,000,000	81,795
$20,000,000	109,059
$25,000,000	136,324
$30,000,000	163,589
$35,000,000	190,854
$40,000,000	218,119

21.	CONVERTIBLE DEBENTURE

On October 7, 2022, the Company entered into Convertible Debenture Purchase Agreements pursuant to which the Company issued unsecured convertible promissory note (“Convertible Debenture”). The Company issued Convertible Debenture in the aggregate principal amount of $100,000 that was used to pay the expenses of the organization and reorganization and for other general corporate purposes. Interest accrued on the principal balance of the Convertible Debenture at 10.0% per annum totaled $2,338. The Convertible Debenture ranks on a parity with the Company’s other existing debt and matured on December 31, 2022. The Convertible Debenture was to convert the outstanding principal and accrued interest into shares of the Company’s common stock on maturity date at a price per share equal to $0.92 per share. As of September 30, 2024, the holder had still not converted the debenture.

22.	SHARE CAPITAL

Authorized share capital

Common Shares

Upon incorporation, the Company authorized 1,000,000 common shares with a par value of $0.001 per share were initially authorized for issuance. The Initial Share of the Company was allotted and issued to Zayn Kalyan as fully paid on November 19, 2020, the date of the organization. The issuance of the Initial Share was recorded in the central securities register of the Company and represents the only share initially issued. The Company purchased the Initial Share from Zayn Kalyan for the price of $0.18 and the Initial Shared formed part of the authorized but unissued share capital of the Company. The repurchase of the Incorporator’s Share was recorded in the central securities register of the Company and the director confirms that no share certificate was issued or shall be issued in respect of the Initial Share.

On December 10, 2020, the Company altered its authorized share capital to 100,000,000 common shares with a par value of $0.00001 per share to be issued from its treasury.

On August 31, 2023, this was changed to 220,000,000 common shares with a par value of $0.00001 per share to be issued from its treasury.

On January 21, 2025, the Company effected a reverse stock split in its authorized common stock on a basis of 1-for-18.338622. The authorized capital stock of the Company remained the same at 220,000,000 shares of common stock. All references to share and per share amounts in the consolidated financial statements and accompanying notes thereto have been retroactively restated to reflect the reverse stock split. In addition, the Company authorized 1,000,000 shares of blank check preferred $0.001 par value.

All Common Shares are entitled to one vote in respect to each Common Share held at all meetings of shareholders of the Company.

Issued share capital

Common share issuances

On December 10, 2020, the Company entered into a licensing agreement with Hemptown Organics Corp. (the “licensor”) to use the Hemptown Naturals brand (the “asset”) on a non-exclusive, non-transferable basis for a period of 4 years. In return, 2,181,189 common shares were issued to the licensor at $0.00001 per share with deemed proceeds of $40,000 as consideration.

On May 19, 2023, the Company entered into a Share Exchange Agreement (SEA) to acquire HTO Nevada Inc. dba Kirkman from a related party, Hemptown Organics Corp. and its wholly owned subsidiary, HTO Holdings Inc. As part this SEA, HTO Holdings Inc. exchanged 1,000 restricted shares of common stock, par value $0.0001 per share of HTO Nevada Inc. dba Kirkman, being all of the issued and outstanding capital stock of HTO Nevada Inc. dba Kirkman, for issuance of 4,362,378restricted shares of common stock of Functional Brands Inc., $0.00001 par value per share to Hemptown Organics Crop., with deemed proceeds of $80,000 as consideration, such that, HTO Nevada Inc. dba Kirkman shall be wholly-owned subsidiary of Functional Brands Inc. This was retroactively recorded in 2019 as the acquisition was completed on July 3, 2019.

This SEA was in respect of the asset purchase agreement (the “APA”) the Company entered into on July 3, 2019, with the Kirkman Group (“Kirkman”) to acquire certain tangible and intangible assets.

Regulation Crowdfunding (Reg CF) Campaign

Under the Securities act of 1933, the offer and sale of securities must be registered unless an exemption from registration is available. Title III of the Jumpstart Our Business Startups (JOBS) Act of 2012 added Securities Act Section 4(a)(6) that provides and exemption from registration for certain crowdfunding transactions. The Company is currently completing a Regulation Crowdfunding offering (“Offering”) subject to the above regulations and had filed its Offering statement on Form C through the EDGAR system and with the Title3Funds.com as intermediary.

The Offering is for up to a maximum of $5,000,000 at a price of $25.65 per share with an offering deadline of December 31, 2022, which was extended to May 31, 2023. The securities purchased in this Offering will be subject to a number of restrictions including restrictions on resale for a period of one year. The use of the proceeds will be towards the fees associated with this Offering, further development of the Company’s business – sales & marketing, and for general working capital purposes.

During the nine-month period ended September 30, 2024, the Company did not issue any common shares stemming from the Reg CF campaign.

Regulation D (Reg D) Campaign

During the nine-month period ended September 30, 2024, the Company did not issue any common shares stemming from the Reg D campaign.

Accrued stock-based compensation

For the nine-month period ended September 30, 2024, and December 31, 2023, accrued stock-based compensation was $158,800 and $760,200, respectively.

Restricted stock units (RSUs) for services

	Number of shares RSUs	Amount
January 2024	1,293	33,200
February 2024	1,293	33,200
March 2024	1,293	33,200
April 2024	1,293	33,200
May 2024	203	5,200
Jun 2024	203	5,200
July 2024	203	5,200
August 2024	203	5,200
September 2024	203	5,200
Total accrued	6,187	$158,800

During the nine-month period ended September 30, 2024, the Company incurred $158,800 in contracting services resulting from 6,193 of restricted stock units for consultants providing sales & marketing services at fair value of $25.67 per share.

23.	REVENUES, NET

This table shows revenue by product type – Functional Brands (formerly HT Naturals) reflects hemp derived products whereas Kirkman reflects nutraceutical products.

	September 30, 2024 (Unaudited)	September 30, 2023
Kirkman	$4,797,856	$4,863,369
Functional Brands (formerly HT Naturals)	88,475	685,036
	$4,886,331	$5,548,405

24.	CONCENTRATION

During the nine-month period ended September 30, 2024, sales from two customers represented 29% and 24% for a total of 54% of sales totaling $2,629,706. During the nine-month period ended September 30, 2023, sales from two customers represented 26%, 18 % for a total of 44%  of sales totaling $2,435,902.

As at September 30, 2024, accounts receivable balance from one customer represented 66% of accounts receivable totaling $177,332. As at December 31, 2023, accounts receivable balance from three customers represented 14%, 12%, and 8%   for a total of 34% of accounts receivable totaling $53,055.

25.	COMMITMENTS AND CONTINGENCIES

The Company has an exclusive license agreement with the Trailer Park Boys to market & sell hemp derived products. This license came into effect on July 21, 2021, and will expire on December 31, 2025. Under the amended license agreement, the Company will pay the Trailer Park Boys, an amount equal to $200,000 with $50,000 advance against royalties payable upon execution of the agreement and $150,000 to be paid during the second year of the agreement, additionally, the Trailer Park Boys are entitled to 54,530 shares of common stock of the Company. The royalty rates under this agreement are between 15% - 30% of the net sales of the company derived from sales related to the license. During the nine-month period ended September 30, 2024, and December 31, 2023, the Company made payments in the amounts of $25,000 and $200,000, respectively, with total payments amounting to $225,000. The license agreement may be terminated with reasonable cause upon six months’ written notice or for certain triggering events without recourse or an opportunity to cure.

On January 1, 2024, the Company executed an Advisory Agreement with a service provider to support the IPO process. The scope of work includes strategic review, consulting services, IPO readiness & execution as well as capital market advisory. Payment structure is as follows:

●	Monthly payment of $5,000 per month to be settled in the following manner

○	50% to be paid in cash

○	50% to be converted into shares of the Company’s common stock

●	Payment of $100,000 upon completion of the liquidity event

●	Ability to purchase common stock at $0.01 per share equal to 1.25% of the issue and outstanding shares of the Company

●	Issuance of 200,000 warrants for a period of 5 years with an exercise price to be equal to the price of the offering to be undertaken with the listing

26.	LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. On May 25, 2021, True Health Medical Center, S.C. (“True Health”) amended an existing complaint against Kirkman Group, Inc. (“Kirkman”), James Hall and David Humphries to assert claims against HTO Nevada, Inc. and HTO Holdings, Inc. (collectively, HTO Nevada, Inc. and HTO Holdings, Inc. are referred to as the “HTO Parties”). Kirkman is the seller of certain assets to the HTO Parties and is a separate legal entity. Affiliates of the HTO Parties were first named in the lawsuit on September 23, 2020. The case is pending in the Circuit Court for the Eighteenth Judicial Circuit, DuPage County, Illinois. Kirkman had terminated a royalty agreement prior to selling its assets to the HTO Parties but the royalty agreement has a provision that allows True Health to continue to receive royalties after the termination of the agreement. True Health claims that Kirkman underpaid the royalties due to True Health prior to the sale of assets to the HTO Parties. There is no dispute that Kirkman stopped paying royalties to True Health around the time it terminated the agreement and that the HTO Parties have never paid royalties to True Health. True Health contends that as the purchaser of certain Kirkman assets, the HTO Parties should be bound by the terms of the royalty agreement. There is no certain amount at this time in connection with the alleged in the damages claim against the HTO Parties. It is not possible to predict the outcome of this proceeding at this time. To date, the parties have engaged in some discoveries including a limited number of depositions. True Health has filed a motion for summary judgment that addresses its claims against Kirkman but does not address any claim against the HTO Parties. The briefing is not yet complete on the summary judgment motion and a ruling is likely more than 60 days away. Regardless of how the court rules on summary judgment, there will be remaining claims in the case, and it is likely that additional discovery will be conducted. No trial date has been scheduled at this time. The parties have largely completed both fact and expert discovery. Kirkman Group has recently filed a motion for leave to amend its counterclaims against True Health. None of these proposed counterclaims are alleged against HTO Nevada. However, if the Court permits the amended counterclaims to be filed, it is possible that additional discovery will be needed on the amended counterclaims. It is also likely that True Health will move to dismiss some or all the amended counterclaims. Either additional discovery or motion practice would typically mean that the prospective trial date will not occur until a later date than would have been the case absent these additional steps in the litigation. As of today, the court has not set a trial date.

27.	SUBSEQUENT EVENTS

The Company follows the guidance in FASB ASC Topic 855, Subsequent Events (“ASC 855”), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before the consolidated financial statements are issued or are available to be issued. ASC 855 sets forth the following:

(i)	The period after the balance sheet date during which management of a reporting entity evaluates events or transactions that may occur for potential recognition or disclosure in the consolidated financial statements

(ii)	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its consolidated financial statements, and

(iii)	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date. Accordingly, the Company did not have any subsequent events that require disclosure other than the following.

Invoice Financing

The Company executed multiple lending agreements to satisfy vendor debts.

Date	Amount Financed	Finance Charges	Repayment Terms
October 2, 2024	$3,199	$176	17 weeks
October 2, 2024	$7,870	$433	17 weeks
October 17, 2024	$46,127	$4,151	26 weeks

On January 15, 2025 the Company issued shares pursuant to an Advisory Agreement with a consultant provider to support the IPO process. The scope of work includes strategic review, consulting services, IPO readiness & execution as well as capital market advisory. Pursuant to the Advisory Agreement, the Company sold 86,240 shares of common stock for $100 to the consultant.

On January 17, 2025, the Company issued 2,485 shares of common stock for services.

On January 17, 2025 the holder of its Convertible Debenture converted an aggregate principal amount of $100,000 and accrued interest of $22,356.16 into 133,441 shares of common stock at a price equal to $0.92 per share.

Subsequent to September 30, 2024 the Company issued a total of 1,418 RSU’s that vest upon the completion of the Company’s initial public offering.

CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in United States dollars)

FUNCTIONAL BRANDS INC.

(Formerly HT Naturals Inc.)

And Independent Auditors’ Report thereon

For the years ended December 31, 2023 and December 31, 2022

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Functional Brands, Inc. (formerly HT Naturals Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Functional Brands, Inc.(formerly HT Naturals Inc.) (the “Company”) as of December 31, 2023, and 2022, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 4 to the financial statements, the 2022 financial statements have been restated to correct misstatements identified by management of the Company.

The financial statements of the Company as of and for the year ended December 31, 2022, were audited by other auditors whose report dated May 30, 2023, expressed an unqualified opinion on those statements. We also audited the adjustments described in Note 4 that were applied to restate the 2022 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit and negative cash flows from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024

Diamond Bar, CA

October 24, 2024, except for Notes 13, and 21, as to which the date is December 4, 2024 and Note 1, 3, 4, 20, 22, 25 & 27, as to which is dated January 28, 2025

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise noted)

	2023	RESTATED 2022
Assets
Current
Cash	$374,435	$202,827
Accounts receivable, net	170,938	238,927
Inventories, net	1,694,020	2,119,233
Prepaid expenses and other current assets	72,441	146,936
Deferred offering costs	231,910	20,250
Total current assets	2,543,744	2,728,173

Noncurrent
Property and equipment, net	96,054	197,729
Right-of-use assets	2,307,027	89,611
Intangible assets, net	1,489,671	1,535,801
Goodwill	818,139	818,139
Due from related parties	-	1,074,925
Total noncurrent assets	4,710,891	3,716,205
Total assets	$7,254,635	$6,444,378

Liabilities
Current
Accounts payable & accrued liabilities	$1,630,399	$1,292,423
Equipment loans, current	-	4,125
Line of credit	68,315	27,837
Government loans, current	3,280	2,832
Lease liabilities, current	261,015	19,096
Other current liabilities	40,825	142,344
Loan payable – related party	247,634	-
Total current liabilities	2,251,468	1,488,657

Noncurrent
Lease liabilities, net of current	2,136,032	73,808
Government loans, net of current	143,888	147,168
Due to related parties	-	3,038,818
Payable for acquisition	2,597,368	2,855,000
Convertible debenture	100,000	100,000
Total noncurrent liabilities	4,977,288	6,214,794
Total Liabilities	$7,228,756	$7,703,451

Shareholders’ equity (deficit)

Common stock, par value $0.00001, authorized 220,000,000 shares; 6,694,493 and 6,678,415 shares issued and outstanding at December 31, 2023, and December 31, 2022, respectively	67	67
Additional paid-in capital	7,127,386	4,601,341
Accumulated deficit	(7,101,574)	(5,860,480)
Total Shareholders’ Equity / (Deficit)	25,879	(1,259,073)
Total liabilities and shareholders’ equity / (deficit)	$7,254,635	$6,444,378

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In U.S. Dollars, except share data or otherwise noted)

	2023	RESTATED 2022
Revenues, net of returns	6,820,499	7,051,224
Costs and expenses:
Cost of goods sold	3,641,648	4,049,780
Sales & marketing	588,772	796,860
General and administrative expenses	3,672,582	3,542,436
Operating loss	(1,082,503)	(1,337,852)
Other income / (expenses)
Interest expense	(158,591)	(133,069)
Gain on forgiveness of Paycheck Protection Program loan	-	528,586
Net loss for the year	$(1,241,094)	$(942,335)
Net loss per share of common stock attributable to common stockholders
Basic and diluted	$(0.19)	$(0.14)
Weighted average shares used in computing net loss per share of common stock
Basic	6,689,547	6,661,214
Diluted	6,689,547,136	6,661,214

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In U.S. Dollars, except share data or otherwise noted)

	No. of Shares	Common Stock	APIC	Accumulated Deficit	Total Shareholders’ Equity/ (Deficit)
December 31, 2021 (Restated)	6,629,850	66	2,842,174	(4,918,145)	(2,075,905)

Stock-based compensation	3,272	-	496,300	-	496,300
Shares issued as part of Reg CF campaign	45,293	1	1,162,866	-	1,162,867
Beneficial conversion feature on convertible debenture	-	-	100,000	-	100,000
Net loss	-	-	-	(942,335)	(942,335)
December 31, 2022 (Restated)	6,678,415	67	4,601,340	(5,860,480)	(1,259,073)

Stock-based compensation	102	-	762,825	-	762,825
Shares issued as part of Reg CF campaign, net	354	-	9,076	-	9,076
Shares issued as part of Reg D, net	15,622	-	106,000	-	106,000
Forgiveness of balances from related parties	-	-	1,648,145	-	1,648,145
Net loss	-	-	-	(1,241,094)	(1,241,094)
December 31, 2023	6,694,493	$67	$7,127,386	$(7,101,574)	$25,879

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOW

(In U.S. Dollars, except share data or otherwise noted)

	2023	RESTATED 2022
	Amount in $	Amount in $
Cash flows from operating activities:
Net loss	$(1,241,094)	$(942,335)
Reconcile net loss to cash provided by operating activities
Gain on forgiveness of Paycheck Protection Program loan	-	(528,586)
Allowance for doubtful accounts receivable	36,287
Allowance for inventory obsolescence	79,033	76,774
Loss on disposal of property	-	3,241
Depreciation of property & equipment	105,175	109,485
Amortization of right-of-use assets	283,197	402,855
Amortization of convertible debenture	-	100,000
Stock-based compensation	762,825	496,300
Amortization of intangible assets	46,130	46,130
Changes in operating assets and liabilities:
Accounts receivable	31,702	54,455
Inventories	346,180	(492,047)
Prepaid expenses and other current assets	74,495	(50,344)
Accounts payable & Accrued liabilities	337,976	142,209
Other current liabilities	(101,519)	28,404
Lease liabilities	(196,470)	(416,069)
Due to/from related parties	(315,748)	279,648
Net cash provided by (used in) operating activities	248,169	(689,880)

Cash flows from investing activities:
Purchases of property and equipment	(3,500)	(967)
Net cash used in investing activities	(3,500)	(967)

Cash flows from financing activities:
Payment for deferred offering costs	(211,660)	(20,250)
Proceeds from long-term debt	247,634	-
Proceeds from issuance of convertible debenture	-	100,000
Payments for payable for acquisition	(257,632)	(445,001)
Share issuance for cash from Reg CF	9,076	1,162,867
Share issuance for cash from Reg D	106,000	-
Proceeds from debt facilities	400,000	156,800
Equipment loan repayment	(4,125)	(39,252)
Line of credit repayment	(359,522)	(362,231)
Government debt repayment	(2,832)	-
Net cash (used in) provided by financing activities	(73,061)	552,933

Net increase (decrease) in cash	171,608	(137,914)
Cash beginning of year	202,827	340,741
Cash, end of year	374,435	202,827

Supplemental disclosures of cash flow information
Cash paid for interest	158,591	133,069

Non-cash investing and financing activities
Beneficial conversion feature on convertible debenture	-	100,000
Right-of-use and lease liability upon lease commencement	2,500,613	4,088
Forgiveness of balances due to/from related parties	1,648,145	-

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATIONS

Functional Brands Inc. (formerly HT Naturals Inc. - the “Company”) was organized under the General Corporation Law in the State of Delaware on November 19, 2020.  The Company’s principal business is in the production, marketing, sales, and distribution of smokable hemp related products in certain states within the United States of America that permit such sales.

On March 22, 2023, the Company changed its name from HT Naturals Inc. to Functional Brands Inc. to better reflect its corporate identity.

As of December 31, 2023, and 2022, the Consolidated Financial Statements consist of the Company and its wholly owned subsidiary HTO Nevada Inc. (d/b/a Kirkman), which is a nutraceutical manufacturer and distributor based in the Pacific Northwest. All intercompany transactions and balances have been eliminated in consolidation.

On January 21, 2025, the Company effected a reverse stock split in its authorized common stock on a basis of 1-for-18.338622. The authorized capital stock of the Company remained the same at 220,000,000 shares of common stock. All references to share and per share amounts in the consolidated financial statements and accompanying notes thereto have been retroactively restated to reflect the reverse stock split. In addition, the Company authorized 1,000,000 shares of blank check preferred $0.001 par value.

2.	GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company had a loss of $1,241,094 for the year ended December 31, 2023, and losses in the amount of $942,335 for the year ended December 31, 2022. As of December 31, 2023, our accumulated deficit was $7,101,574. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is significantly dependent upon its ability, and will continue to attempt, to secure additional equity and/or debt financing. There are no assurances that the Company will be successful in obtaining additional capital.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. These financial statements do not include any adjustments that might arise from this uncertainty.

3.	BASIS OF PRESENTATION

Basis of preparation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements comprise the financial statements of the Company and its wholly owned subsidiary, HTO Nevada Inc. dba Kirkman. The subsidiary consists of an entity over which the Company is exposed to, or has rights to, variable returns as well as the ability to affect these returns through the power to direct the relevant activities of the entity. To the extent that subsidiaries provide services that relate to the Company’s activities, they are fully consolidated from the date control is transferred and are deconsolidated from the date control ceases. All intercompany balances and transactions have been eliminated.

The financial statements of the subsidiary are prepared for the same reporting period as the parent company, using consistent accounting policies.

Functional Brands Inc. (formerly HT Naturals Inc.)

Functional Brands Inc. (formerly HT Naturals Inc.) is the parent company which in turn is 72% owned by Hemptown Organics Corp.

HTO Nevada Inc. dba Kirkman

The principal subsidiary is HTO Nevada Inc. dba Kirkman which is solely and wholly owned by Functional Brands Inc. (formerly HT Naturals Inc.)

As part of the restructuring efforts, ownership of HTO Nevada Inc. dba Kirkman was transferred from HTO Holdings Inc. to Functional Brands Inc. (formerly HT Naturals Inc.) on May 19, 2023, in exchange 4,367,979 common shares of the Company. As a result, HTO Nevada Inc. dba Kirkman became a wholly-owned subsidiary of Functional Brands Inc. (formerly HT Naturals Inc.).

The initial accounting for acquisition of HTO Nevada Inc. dba Kirkman was accounted at fair value (See note13) on July 3, 2019. Since after the acquisition date and part of the restructuring efforts under ASC 850-50, the consolidated financial statements for the years ended December 31, 2021, December 31, 2022 and December 31, 2023 have been presented as historical carrying value to give effect to the merger transaction as occurred on July 3, 2019, which is the earliest date the entities were under common control.

On January 24, 2025, Functional Brands ceased to be deemed a controlled company. Upon the completion of the restructuring of the Company, mainly consisting of a majority of shareholders of HOC executing exchange agreements to receive an equivalent amount of shares of Functional Brands in exchange for their equity in HOC as only consideration and upon the conversion described in the exchange agreement, pursuant to the recent completion of this transaction, as of the date of this prospectus, HOC holds the approximate amount of 13.8% of the total outstanding shares of Functional Brands. Functional Brands will be a majority publicly owned company as of the effective date of this prospectus.

4.	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company identified errors in our financial statements for the year ended December 31, 2022. The Company has restated herein our audited consolidated financial statements as at December 31, 2022, and for the year ended December 31, 2022. When the previous audit engagement with Ben Borgers was terminated, we engaged a new auditor (TAAD), and through the audit process, TAAD identified several errors that required changes. As an example, common stock was adjusted to reclass the appropriate portion to APIC and notes payable was restated to reclass equipment loans, lines of credit and government loans and present them individually on the balance sheet. On the statement of income, general & administrative expenses were restated to recognize stock-based compensation for RSUs issued to contractors. Through this new audit process, the financial statements required adjustments to properly reflect the business results.

The accounting errors impacting our 2022 Financial Statements includes:

a)	Cash

Adjustment reflects deposits in-transit for the year-end resulting from ecommerce sales of $18,530, previously not recorded.

b)	Accounts receivable

Decreased accounts receivable $256,915 as a result of recording additional allowances for balances deemed uncollectible after further review by management.

c)	Inventories

Inventory was increased by $169,542 due to the following.

-	Increase of $78,555 due to account reclassifications from property & equipment;

-	Increase of $167,761 as a result of revision of costing for certain finished goods, previously not recorded; and

-	Decrease of $76,774 by recording additional write-downs, previously not recorded.

d)	Prepaid expenses and other current assets

Increased prepaids by $49,429 for payments made to vendors prior to year-end, previously not recorded.

e)	Deferred offering costs

Increased deferred offering costs to capitalize expenditures related to professional services for the Initial Public Offering of $20,250, previously not recorded.

f)	Property and equipment

Property and equipment was decreased by $339,506 due to the following not recorded previously.

-	Decrease of $78,555 due to account reclassifications to inventory;

-	Decrease of $219,904 as a result of correction for depreciation expense; and

-	Decrease of $41,047 due to disposal of property and equipment.

g)	Right-of-use (ROU) assets

Right-of-use was decreased by $620,742 due to the following not recorded previously.

-	Decrease of $710,353 due to amortization for right-of-use of operating building;

-	Increase of $111,253 due to recognition of equipment leases that fall under the ASC 842, Lease; and

-	Decrease of $21,642 as of result of the amortization expense for equipment leases.

h)	Intangible assets and goodwill

To record correct amounts for intangible assets and goodwill based on the final purchase price allocation report from third-party appraiser, previously not recorded.

i)	Due to / from related parties

Due from related parties

Due from related parties increased by $375,781 due to the following.

-	Decreased by $827,338 as a result of adjustments made to reclass due from balances as an asset, previously recorded in one line as part of due from related parties; and

-	Increased by $1,203,119 due to payments made on behalf of related parties, previously netted out with due to related party balance and reclassed to due from related parties because the related party has a debit balance to be offset.

Due to related parties

Due to related parties increased by $3,038,818, due to the following.

-	Increase of $2,145,000 as part of the push-down accounting for Kirkman acquisition, the Company recorded a balance due to related parties for payments made by related parties to the Kirkman’s seller, previously not recorded;

-	Increased by $827,338 as a result of adjustments made to reclass due to balances as a liability, previously recorded in one line as part of due from related parties; and

-	Increased by $66,480 as a result of payments made by related parties to vendors on behalf of the Company, previously not recorded.

j)	Accounts payable & accrued liabilities

Accounts payable & accrued liabilities were increased by $1,049,037 due to the following not recorded previously.

-	Increase of $556,603 due to accruals not previously recorded

o	$365,251 in professional services

o	$191,352 in legal services & audit services

-	Increase of $471,500 as a result of stock-based compensation, not previously recorded, and;

-	Increase of $20,934 to adjust year-end balance to accounts payable.

k)	Equipment loans

Equipment loans, current increased by $4,125, due to the following.

-	Reclassed equipment loans, current in the amount of $8,878, previously combined with notes payable; and

-	Decreased equipment loan balances in the amount of $4,753 due to error in calculation of interest expense, previously not recorded.

l)	Lines of credit

Lines of credit, current increased by $27,837, previously combined with notes payable.

m)	Government loans, current

Government loans, current increased by $2,832, previously combined with notes payable.

n)	Lease liabilities, current and noncurrent

Lease liabilities, current and noncurrent decreased by $694,941, due to the following not recorded previously.

-	Lease amortization for building lease in the amount of $787,845;

-	Recognized lease liabilities for equipment lease in the amount of $111,253; and

-	Lease amortization for equipment leases in the amount of $18,349.

o)	Other current liabilities

Reduced other current liabilities in the amount of $17,513 for royalty fee payable, incorrectly recorded.

p)	Notes payable

Notes payable decreased by $201,981, due to reclassed liabilities as follows:

-	Decrease of $27,837 due to reclass to credit lines

-	Decrease of $8,878 due to reclass to equipment loans

-	Decrease of $165,266 due to reclass of government loans, noncurrent

q)	Government loans, noncurrent

Government loans, current increased by $147,168, due to the following.

-	Increased by $165,266, previously combined with notes payable;

-	Decreased by $10,000 for loan forgiveness, previously not recorded;

-	Decreased by $10,000 for loan recorded in error, and

-	Increased by $1,902 as a result of adjustments recorded to correct principal balance and interest paid.

r)	Payable for acquisition

Recorded balance payable for acquisition in the amount of $2,855,000, stemming from the June 2019 Asset Purchase Agreement to acquire Kirkman, previously not recorded. Balance represents the difference between agreed upon consideration of $5,000,000 and $2,145,000 in payments made by December 31, 2022. See Business Combination note details on total consideration and balance owing.

s)	Convertible debenture

Increased the debenture balance of $100,000 as a liability as the required shares hadn’t been issued as per request of the debenture holder.

t)	Stockholders’ equity

Increased shareholders’ equity by $124,662 due to following changes in common stock and additional paid-in capital.

Common stock
Allocation of par value of Reg CF	(3,122,585)
Allocation of par value of stock-based compensation	2
Refunds of Reg CF investments	(9,584)
Elimination of equity from Kirkman acquisition	(1,593,877)
Shares issued for Hemptown licensing agreement	400
Shares issued for purchase of Kirkman	800
Effect of reverse stock split	(1,159)
(4,726,003)

Additional paid-in capital
Allocation of value above par value of Reg CF	3,122,585
Allocation of value above par value stock-based compensation	1,258,797
Shares issued for Hemptown licensing agreement	39,600
Shares issued for purchase of Kirkman	79,200
Beneficial conversion feature on convertible debenture	100,000
Effect of reverse stock split	1,159
4,601,341

Net impact on stockholders’ equity	$(124,662)

Common stock

On January 21, 2025, the Company effected a reverse stock split in its authorized common stock on a basis of 1-for-18.338622. The authorized capital stock of the Company remained the same at 220,000,000 shares of common stock. All references to share and per share amounts in the consolidated financial statements and accompanying notes thereto have been retroactively restated to reflect the reverse stock split.

Common stock decreased by $4,724,844 due to the following.

-	Decrease of $3,122,585 for adjustments to common stock for Reg CF to allocate difference between amount paid and par value to additional paid-in capital;

-	Increase of $2 for stock-based compensation at par value;

-	Decreased of $9,584 for refund adjustments to Reg CF;

-	Decrease of $1,593,877 for eliminating Kirkman equity upon consolidation resulting from for the asset purchase agreement;

-	Increase of $400 for share issuance to HOC for a licensing agreement; and

-	Increase of $800 for share issuance to HOC for purchase of Kirkman.

Additional paid-in capital (APIC)

APIC increased by $4,600,182 due to the following.

-	Increase of $4,381,382 to reflect the amount paid above par value for Reg CF;

-	Increase of $118,800 shares issuances to parent company and Kirkman acquisition; and

-	Increase of $100,000 as of a result of beneficial conversion feature on convertible debenture.

Accumulated deficit

The adjustments to the statement of comprehensive income (loss) amounted to a reduction of $1,284,954 as explained in subsections u, v, w, x and y below.

u)	Revenue

Adjustment to sales discount made for the year in the amount of $4,672, not previously recorded.

v)	Cost of goods sold

Cost of goods sold increased by $1,800,665 due to the following:

-	Increase of $76,774 as a result of inventory write down, previously not recorded;

-	Decrease of $167,761 due to correction of costing for finished goods inventory;

-	Increase of $109,485 to record depreciation expense, previously not recognized;

-	Increase of $1,379,312 as of a result of reclassification of payroll costs (salary & wages, benefits and other expenses) from general and administrative expenses; and

o	$788,965 incurred in direct labor

o	$590,347 incurred in indirect labor

-	Increase of $402,855 to record amortization expenses for right-of-use assets for the year.

w)	Sales and marketing

Reclassed sales and marketing in the amount of $428,596 to reallocate payroll costs (salaries, benefits and other expenses) recorded originally in general and administrative.

x)	General and administrative

Decreased by $983,051 due to the following.

-	Increase of $496,300 to record stock-based compensation for the year, previously not recorded;

-	Increase of $776,574 for accrual of expenses, previously not recognized;

o	$556,603 for professional services

o	$66,353 for legal services

o	$153,618 for consulting services

-	Decrease of $1,807,908 as of a result of the reclassification of payroll costs (salaries, benefits and other expenses);

o	$1,379,312 in payroll costs associated with the cost of goods sold; and

o	$428,596 in payroll costs associated with sales and marketing.

-	Decrease of $402,855 due to allocation of right-of-use amortization for the year; and

-	Decrease of $45,162 due to reversal of royalties payable.

y)	Interest Expense

Interest expense increased by $34,072 due to the following.

-	Increase of $2,329 due to accrued interest not recorded for convertible debenture;

-	Increase of $9,487 due to correction of interest incurred during the year for loans; and,

-	Increase of $22,256 as a result of interest incurred in lease liabilities during the year.

Balance Sheet

		As filed	Restatement adjustments	As restated
		2022	2022	2022
Assets
Current
Cash	a	$221,357	$(18,530)	$202,827
Accounts receivable	b	495,842	(256,915)	238,927
Inventories	c	1,949,691	169,542	2,119,233
Prepaid expenses and other current assets	d	97,507	49,429	146,936
Deferred operating costs	e	-	20,250	20,250
Total current assets		2,764,397	(36,224)	2,728,173

Noncurrent
Property and equipment	f	537,235	(339,506)	197,729
Right-of-use assets	g	710,353	(620,742)	89,611
Intangible assets	h	-	1,535,801	1,535,801
Goodwill	h	-	818,139	818,139
Due from related parties	i	699,144	375,781	1,074,925
Total noncurrent assets		1,946,732	1,769,473	3,716,205
Total assets		$4,711,129	$1,733,249	$6,444,378

Liabilities
Current
Accounts payable & Accrued liabilities	j	$243,386	$1,049,037	$1,292,423
Equipment loans, current	k	-	4,125	4,125
Line of credit	l	-	27,837	27,837
Government loans, current	m	-	2,832	2,832
Lease liabilities, current	n	441,224	(422,128)	19,096
Other current liabilities	o	159,857	(17,513)	142,344
Notes payable	p	201,981	(201,981)	-
Total current liabilities		1,046,448	442,209	1,488,657

Noncurrent
Lease liabilities, net of current	n	346,621	(272,813)	73,808
Government loans, net of current	q	-	147,168	147,168
Due to related parties	i	-	3,038,818	3,038,818
Payable for acquisition	r	-	2,855,000	2,855,000
Convertible debenture	s	-	100,000	100,000
Total noncurrent liabilities		346,621	5,868,173	6,214,794
Total liabilities		$1,393,069	$6,310,382	$7,703,451

Shareholders’ equity (deficit)
Stockholders’ Equity	t
Common stock, par value $0.00001, authorized 220,000,000 shares; 6.678,415 shares issued and outstanding at December 31, 2022		4,726,069	(4,726,003)	67
Additional paid-in capital	t	-	4,601,341	4,601,341
Accumulated deficit		(1,408,009)	(4,452,471)	(5,860,480)
Total Stockholders’ Equity / (Deficit)		3,318,060	(4,577,133)	(1,259,073)
Total liabilities and shareholders’ Deficit		$4,711,129	$1,733,249	$6,444,378

Statement of comprehensive income/(loss)

		As filed	Restatement adjustments	As restated
		2022	2022	2022
Revenues, net of returns	u	7,055,896	(4,672)	7,051,224
Costs and expenses:
Cost of goods sold	v	2,249,115	1,800,665	4,049,780
Sales & marketing	w	368,264	428,596	796,860
General and administrative expenses	x	4,525,487	(983,051)	3,542,436
Operating loss		(86,970)	(1,250,882)	(1,337,852)
Other income /(expenses)
Interest expense	y	(98,997)	(34,072)	(133,069)
Gain on forgiveness of Paycheck Protection Program loan		528,586	-	528,586
Total income (loss) for the year, net of tax		$342,619	$(1,284,954)	$(942,335)

Statement of cash flows

	As filed	Restatement adjustments	As restated
	2022	2022	2022
	Amount in $	Amount in $	Amount in $
Cash flows from operating activities:
Net income / (loss)	$342,619	$(1,284,954)	$(942,335)
Reconcile net loss to cash used in operating activities
Gain on forgiveness of Paycheck Protection Program loan	-	(528,586)	(528,586)
Allowance for inventory obsolescence	-	76,774	76,774
Loss on disposal of property	-	3,241	3,241
Depreciation of property & equipment	-	109,485	109,485
Amortization of right-of-use assets	-	402,855	402,855
Amortization of convertible debenture	-	100,000	100,000
Stock-based compensation	-	496,300	496,300
Amortization of intangible assets	-	46,130	46,130
Changes in operating assets and liabilities:
Accounts receivable	(19,837)	74,292	54,455
Inventories	(307,556)	(184,491)	(492,047)
Prepaid expenses and other current assets	(915)	(49,429)	(50,344)
Accounts payable & accrued liabilities	(227,700)	369,909	142,209
Other current liabilities	85,990	(57,586)	28,404
Payments on lease liabilities	(5,497)	(410,572)	(416,069)
Due to / from related parties	(447,473)	727,121	279,648
Notes payable	(766,128)	766,128	-
Net cash used in operating activities	(1,346,497)	656,617	(689,880)

Cash flows from investing activities:
Purchases of property and equipment	81,977	(82,944)	(967)
Net cash used in investing activities	81,977	(82,944)	(967)

Cash flows from financing activities:
Issuance of equity	1,122,865	(1,122,865)	-
Payment for deferred offering costs	-	(20,250)	(20,250)
Proceeds from issuance of convertible debenture	-	100,000	100,000
Payments for payable for acquisition	-	(445,001)	(445,001)
Share issuance for cash from Reg CF	-	1,162,867	1,162,867
Proceeds from debt facilities	-	156,800	156,800
Equipment loan repayment	-	(39,252)	(39,252)
Line of credit repayment	-	(362,231)	(362,231)
Net cash provided by financing activities	1,122,865	(569,932)	552,933

Net increase (decrease) in cash	(141,655)	3,741	(137,914)
Cash, beginning of year	363,012	(22,271)	340,741
Cash, end of year	221,357	(18,530)	202,827

Supplemental disclosures of cash flow information
Cash paid for interest	(98,997)	(34,072)	(133,069)

Non-cash investing and financing activities
Beneficial conversion feature on convertible debenture	-	100,000	100,000
Right-of-use and lease liability upon lease commencement	-	4,088	4,088

Statement of changes in equity

	As filed	Restatement adjustments	As restated
	2022	2022	2022
	Total Shareholders’ Equity/(Deficit)	Total Shareholders’ Equity/(Deficit)	Total Shareholders’ Equity/(Deficit)
December 31, 2021 (Restated)	$1,852,574	$(3,928,479)	$(2,075,905)

Shares issued for the year	1,122,867	(1,122,867)	-
Shares based compensation	-	496,300	496,300
Shares issued as part of Reg CF campaign	-	1,162,867	1,162,867
Beneficial conversion feature on convertible debenture	-	100,000	100,000
Net income (loss)	342,619	(1,284,954)	(942,335)
December 31, 2022 (Restated)	$3,318,060	$(4,577,133)	$(1,259,073)

Cumulative effect of the change in common stock, additional paid-in capital, and accumulated deficit

	Common Stock	Additional Paid-in Capital	Accumulated Deficit
Net effect of prior years	$(3,601,986)	$2,841,024	$(3,167,521)
Change for the year ended December 31, 2022	(1,122,858)	1,759,158	(1,284,950)
Net change	$(4,724,844)	$4,600,182	$(4,452,471)

5.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used in the preparation of these consolidated financial statements are described below.

Cash

Cash consists of cash in readily available checking accounts and deposits in transit. As of December 31, 2023, and 2022, cash balances were deposited at a major financial institution. Cash balances are subject to minimal credit risk as the balances are with high credit quality financial institutions.

Trade and other receivables

Accounts receivables are stated at the amount the Company expects to collect from outstanding balances and do not bear interest. The Company provides for probable uncollectible amounts through an allowance for doubtful accounts, if an allowance is deemed necessary. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable; however, changes in circumstances relating to accounts receivable may result in a requirement for additional allowances in the future. On a periodic basis, management evaluates its accounts receivable and determines the requirement for an allowance for doubtful accounts based on its assessment of the current and collectible status of individual accounts with past due balances over 90 days. Account balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote. For the year ended December 31, 2023, the Company recorded an allowance for doubtful accounts of $36,287.

Inventories

Inventory consists of raw materials, work in process and finished goods. Inventory is measured at the lower of cost or net realizable value. Inventory costs include direct labor and certain overhead expenses such as in-bound shipping and handling costs incurred to bring the inventory to its present location and conditions. Cost is determined using the weighted average method. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses. If the Company determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to impairment expenses.

Property and equipment

Property and equipment are stated at cost. Depreciation of property and equipment is recorded using the straight-line method over the assets’ estimated useful lives. Computer equipment and capitalized software are depreciated over two to five years and furniture, and fixtures are depreciated over five years. Amortization of fixed assets under capital leases is included in depreciation expense.

The categories of capital assets are amortized on a straight-line basis as follows:

●	Machinery & equipment	7 years, straight-line
●	Furniture & fixtures	7 years, straight-line
●	Computer equipment	5 years, straight-line

The Company allocates the amount initially recognized in respect of a capital asset to its significant parts and amortizes separately each such part. Residual values, methods of amortization and useful lives of the capital assets are reviewed annually and adjusted if appropriate.

Gains and losses on disposals of capital assets are determined by comparing the proceeds with the carrying amount of the capital asset and is included in the consolidated statement of operations and comprehensive loss.

The assets’ residual values, useful lives and methods of depreciation are reviewed at each fiscal year-end and adjusted prospectively if appropriate. An item of equipment is retied upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on sale or retirement of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the consolidated statement of operations in the year the asset is retired. Such assets are tested annually for impairment, or more frequently, if events or changes in circumstances indicate that they might be impaired.

Intangible Assets

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization is provided on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.

The categories of the intangible assets are amortized on a straight-line basis as follows:

●	Customer relationships	10 years
●	cGMP certification	Indefinite life
●	Goodwill (including Assembled Workforce)	Indefinite life
●	Kirkman brand	Indefinite life

Expenditures in the research phase and post-development maintenance costs are expensed as incurred.

Goodwill

Goodwill arises from business combinations and is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any non-controlling interests in the acquire, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill acquired in a business combination is not amortized but tested for impairment at least annually or more frequently if events and circumstances exist that indicate that a goodwill impairment test should be performed.

Goodwill is tested for impairment at the reporting unit level. A reporting unit is an operating segment or one level below an operating segment (referred to as a component). We allocate goodwill to reporting units based on the reporting unit expected to benefit from the business combination. Assets and liabilities are assigned to each reporting units if they are employed by a reporting unit and are considered in the determination of the reporting unit fair value. We have one reporting unit with goodwill, which is the Kirkman business.

Impairment of long-lived assets

The Company’s indefinite-lived intangible assets is tested for impairment at the consolidated level. In evaluating the recoverability of the Kirkman Brand name and CGMP License, we compare the fair value of the asset to its carrying amount to determine potential impairment. The Company’s estimate of the fair value of the Kirkman Brand name is derived using the income approach, specifically the relief-from-royalty method and the fair value of the CGMP License is derived using the income approach.

The fair value determination of the reporting units and the indefinite-lived intangible asset is judgmental in nature and requires the use of significant estimates and assumptions that are sensitive to changes. Assumptions include estimation of the royalty rate, estimation of future revenue and projected margins, which are dependent on internal cash flow forecasts, estimation of the terminal growth rates and capital spending, and determination of discount rates. As a result, there can be no assurance that the estimates and assumptions made for purposes of the quantitative goodwill and indefinite-lived intangible impairment tests will prove to be an accurate prediction of future results. Examples of events or circumstances that could reasonably be expected to negatively affect the underlying key assumptions and ultimately impact the estimated fair value of the reporting units may include such items as: (i) volatility in the equity and debt markets or other macroeconomic factors, (ii) an increase in the weighted-average cost of capital due to further increases in interest rates, (iii) decrease in future cash flows due to lower than expected sales, or (iv) fluctuations in foreign currency exchange rates that may negatively impact the Company’s reported results of operations. Accordingly, if the current cash flow assumptions are not realized, we experience further increases in costs of capital, it is possible that an additional impairment charge may be recorded in the future, which could be material. The Company recorded an impairment loss of $300,300, at December 31, 2021.

Right-of-use Assets and Lease Liabilities

The Company recognizes right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated amortization and impairment losses, and adjusted for any re-measurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Unless the Company is reasonably certain to obtain ownership of the leased asset at the end of the lease term, right-of-use assets are amortized on a straight-line basis over the shorter of its estimated useful life and the lease term.

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees, if applicable. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for terminating a lease, if the lease term reflects the Company exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as occupancy expense in the period on which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Company uses its incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is re-measured if there is a modification, a change in the lease term, a change in the in-substance fixed lease payments or a change in the assessment to purchase the underlying asset.

Leases as lessee

The Company determines if an arrangement is a lease at inception of an arrangement. Operating and finance lease assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. Lease assets represent the Company’s right to use an underlying asset for the lease term, while lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The Company uses the internal incremental borrowing rate based on the information available at the lease commencement date, in determining the present value of lease payments. The length of a lease term includes options to extend or terminate the lease when it is reasonably certain the Company will exercise those options. The Company made an accounting policy election to not recognize lease assets or liabilities for leases with a term of 12 months or less. Additionally, when accounting for leases, the Company combines payments for leased assets, related services and other components of a lease. The Company applies a portfolio approach to determine the discount rate for leases with similar characteristics.

For leases classified as operating, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus unamortized initial direct costs, plus/(minus) any unamortized prepaid/(accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

For leases classified as finance leases, the ROU asset is subsequently amortized using the straight-line method from the lease commencement date to the earlier of the end of its useful life or the end of the lease term unless the lease transfers ownership of the underlying asset to the Company, or the Company is reasonably certain to exercise an option to purchase the underlying asset. In those cases, the ROU asset is amortized over the useful life of the underlying asset. The Company expects to exercise the options to purchase the assets which are leased under finance leases. Accordingly, these assets are included in property and equipment, and depreciation thereon is recognized as depreciation expense. When the Company makes contractually required payments under finance leases, a portion is allocated to reduce the finance lease obligation, and a portion is recognized as interest expense.

Stock-based compensation plans

The Company has a stock-based compensation plan that is used to compensate the Board, officers, employees and consultants for services rendered.

The restricted share units (“RSU’s) are measured by reference to the fair value of the Company’s Common Share at the date on which they are granted. In situations where equity instruments are issued to non-employees and the fair value of goods or services received by the entity as consideration cannot be estimated reliably, they are measured at fair value of the equity instruments granted.

The costs of equity settled transactions are recognized as expenses, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled, ending on the date on which the relevant party becomes fully entitled to the award.

No expense is recognized for performance-based awards that do not vest. Expense for service-based award is recognized upon vesting. Where the terms of an equity settled award are modified, the minimum expense recognized is the expense as if the terms had not been modified. An additional expense is recognized for any modification which increases the total fair value of the share-based payment arrangement or is otherwise beneficial to the employee as measured at the date of modification.

Compensation expense is recognized for all share-based payments to employees and non-employees, including restricted stock units, in the statements of operation based on the fair value of the awards that are granted. As necessary, the Company’s stock price at the date of grant was estimated using an acceptable valuation technique such as a recent round of fundraising or the probability-weighted expected return model. The fair value of RSUs is determined at the date of grant using the price per share offered at the most recent round of fundraising, the Reg CF campaign.

Compensation expense for restricted stock awards with performance-based vesting conditions is calculated based on the number of awards that are expected to vest during the performance period if it is probable that the performance metrics will be achieved. Generally, measured compensation cost, net of actual forfeitures, is recognized on a straight-line basis over the vesting period of the related share-based compensation award. The Company accounts for forfeitures of stock-based awards as they occur.

Revenue recognition

We account for revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 606, “Revenue from Contracts with Customers”. Revenue is measured based on the amount of consideration that we expect to receive, reduced by discounts and estimates for credits and returns (calculated based upon previous experience and management’s evaluation). Outbound shipping charged to customers is recognized at the time the related merchandise revenues are recognized and are included in net revenues.

Per Company policy, any product that doesn’t meet the customer’s expectations can be returned within the first 30 days of delivery in exchange for another product or for a full refund. Any product sold through a distributor or retailer must be returned to the original purchase location for any return or exchange.  For the years ended December 31, 2023, and 2022, the Company has not recorded any reserves on revenue.

Loss per Share

Basic net loss per common share is calculated by dividing the net loss distributed to the common class, by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares and potentially dilutive securities outstanding for the period.

For purposes of the diluted net loss per share calculation, vested restricted stock units (RSUs) are considered to be potentially dilutive securities. As of December 31, 2023, and 2022, there were no potential common stock equivalents excluded from the diluted loss per share calculations as their effect is anti-dilutive. Because the Company has reported a net loss for the years ended December 31, 2023, and 2022, diluted net loss per common share is the same as basic net loss per common share for such years.

Business Combinations

Business combinations are accounted for using the acquisition method. The fair value of total purchase consideration is allocated to the fair values of identifiable tangible and intangible assets acquired and liabilities assumed, with the remaining amount being classified as goodwill. All assets, liabilities and contingent liabilities acquired or assumed in a business combination are recorded at their fair values at the date of acquisition. Determining the fair value of assets acquired and liabilities assumed requires management to use significant judgment and estimates including the selection of valuation methodologies, estimates of future revenue and cash flows, discount rates, and selection of comparable companies. Estimates of fair value are based on assumptions believed to be reasonable, but are inherently uncertain and unpredictable and, as a result, actual results may differ from those estimates. During the measurement period, not to exceed one year from the date of acquisition, the Company may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill. At the conclusion of the measurement period, any subsequent adjustments are reflected in the statements of operations. Transaction costs associated with business combinations are expensed as incurred and are included in general and administrative expenses in the Company’s statements of operations.

Significant accounting estimates and judgments

The most significant judgements made in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements include:

●	Obsolescence of inventories

●	Recoverability of the carrying value of long-lived assets including property & equipment and intangible assets

●	Recoverability of carrying value of goodwill

●	Discount rate used to calculate present value of future minimum lease payments for right-of-use asset and liabilities

●	Recognition and measurement of provisions and contingencies

●	Valuation of deferred income tax assets

Inventories, net

The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions, including forecasted demand compared to quantities on hand, as well as other factors such as potential excess or aged inventories based on product shelf life, and other factors that affect inventory obsolescence.

Long-Lived Assets

Long-lived assets consist primarily of property and equipment. Long-lived assets are tested for impairment when events and circumstances indicate the assets might be impaired by first comparing the estimated future undiscounted cash flows of the asset or asset group to the carrying value. If the carrying value exceeds the estimated future undiscounted cash flows, an impairment loss is recognized based on the amount that the carrying value exceeds the fair value of the asset or asset group. The Company did not recognize impairment losses during the years ended December 31, 2023, and 2022.

Fair value of financial instruments

The individual fair values attributed to the different components of a financing transaction, notably investment in equity securities, derivative financial instruments, convertible debt and loans, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations in order to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments subsequently carried at amortized cost. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Segment Reporting

The Company has two reportable segments: 1) Kirkman, which sells a range of nutraceuticals, supplements and related products direct to consumers; 2) HT Naturals, which sells a range of hemp products; and 3) Corporate, which generates no revenue, but reflects corporate expenses related primarily to management of the company, including costs associated with legal, audit, accounting, tax, SEC reporting, and investor/public relations, among other corporate expenses. As the hemp segment makes up less than 10% of net revenue, the Company has not disclosed summarized financial segment information.

Income taxes

The Company must exercise judgment in determining the provision for income taxes. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Company recognizes liabilities and contingencies for expected tax audit issues based on the Company’s current understanding of the tax law. For matters where it is probable that an adjustment will be made, the Company records its best estimate of the tax liability including the related interest and penalties in the current tax provision.

In addition, the Company recognizes deferred tax assets relating to tax losses carried forward to the extent there are sufficient taxable temporary differences (deferred tax liabilities) relating to the same taxation authority and the same taxable entity against which the unused tax losses can be utilized. However, utilization of the tax losses also depends on the ability of the taxable entity to satisfy certain tests at the time the losses are recouped.

Risks and uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include but are not limited to changes in US laws surrounding the sale of smokable CBG/CBD products, consumer demand, and COVID-19 issues more fully described below. These adverse conditions could affect the Company’s consolidated financial condition and the results of its operations.

6.	CASH

Cash consists of liquid funds and deposits in transit.

		RESTATED
	December 31, 2023	December 31, 2022
Cash	$364,350	$201,103
Deposits in transit	10,085	1,724
Cash	$374,435	$202,827

7.	ACCOUNTS RECEIVABLE

Accounts receivable consist of trade receivables, net of allowance.

		RESTATED
	December 31, 2023	December 31, 2022

Trade receivables	$207,225	$238,927
Allowance for doubtful accounts	(36,287)	-
Accounts receivable	$170,938	$238,927

8.	INVENTORIES

Inventories consisted of raw materials (minerals – magnesium, Calcium, vitamins, botanical extracts, hemp, trim and flower – CBG and CBD), finished goods (capsules, tablets, powders, creams, cigs, gummies, tinctures, pre-rolls, and vapes) and packaging & supplies (bottles, labels, covers, filters, tipping paper and packaging materials).

		RESTATED
	December 31, 2023	December 31, 2022

Raw materials, packaging / labels and others	$813,236	$847,462
Work in process	-	89,415

Finished goods	880,784	1,182,356
Total inventories	$1,694,020	$2,119,233

During the year ended December 31, 2023, the Company recorded an allowance for inventory obsolescence in the amount of $79,033. This obsolescence allowance is continually re-evaluated and adjusted as necessary.

9.	PREPAIDS & OTHER CURRENT ASSETS

Balance consists of prepayments made to vendors and legal retainers.

		RESTATED
	December 31, 2023	December 31, 2022
Prepaids & deposits	$45,538	$108,576
Other current assets	26,903	38,360
Total prepaids and other current assets	$72,441	$146,936

10.	DEFERRED OFFERING COSTS

Schedule below represent capitalization of deferred cost incurred for the preparation of Initial Public Offering (“IPO”):

		RESTATED
	December 31, 2023	December 31, 2022
Administrative fees	$7,500	$-
Legal services	171,063	-
Professional services	53,347	20,250
Total IPO Cost	$231,910	$20,250

11.	PROPERTY & EQUIPMENT

Property and equipment consist of the following:

		RESTATED
	December 31, 2023	December 31, 2022

Furniture & fixtures	3,302	$3,302
Computer equipment	30,988	30,988
Machinery & equipment	728,627	725,128
Total property and equipment, gross	762,917	759,418
Less: accumulated depreciation	(666,863)	(561,689)
Property and equipment, net	$96,054	$197,729

Depreciation expenses totaled $105,175 and $109,485 for the years ended December 31, 2023, and 2022, respectively.

12.	RIGHT-OF-USE ASSETS & LEASE LIABILITY

Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. The following are the expected lease payments as of December 31, 2023. The lease is considered an “operating lease” and consequently lease payments are calculated on a straight-line basis, including the total amount of interest related.

Lease expense, on the straight-line basis was $507,508 and $372,066 during the years ended December 31, 2023, and 2022.

The movement in the right-of-use assets is as follows:

		RESTATED
	December 31, 2023	December 31, 2022

Right of use assets:
Right of use assets recognized as of January 1	$89,611	$488,378
Additions	2,500,613	4,088
Amortization Expense	(283,197)	(402,855)
Right of use assets	$2,307,027	$89,611

The movement in lease liability is as follows:

		RESTATED
	December 31, 2023	December 31, 2022

Lease liabilities recognized as at January 1	$92,904	$504,885
Additions	2,500,612	4,088
Lease payments	(196,469)	(416,069)
Lease liabilities as at December 31	2,397,047	92,904
Less: current portion	(261,015)	(19,096)
Long-term portion	$2,136,032	$73,808

Right-of-use assets and lease liabilities comprise of three leases.

LEASE 1 – OPERATING FACILITY

On January 1, 2023, the Company entered a 7-year and 2-month lease to lease approximately 24,400 square feet industrial building containing 9,095 square feet of office space and 9,663 square feet of production area. At inception of the lease, the Company recorded a right of use asset and liability. The Company used an effective borrowing rate of 9.0% within the calculation.

The base monthly rent is $26,500 per month per month, with subsequent annual increases of 3%. Operating expense came to $10,774 per month for 2023 borne by the lessee.

LEASES 2 & 3 – OFFICE EQUIPMENT

The Company entered into a 5-year lease to lease office equipment that consists of four copiers for daily office use commencing on September 30, 2021. At inception of the lease, the Company recorded a right of use asset and liability. The Company used an effective borrowing rate of 9.0% within the calculation.

The base monthly payment amount is $1,979 per month per month, with subsequent annual increases of 6%. Operating expense came to $2,119 per month for 2023 borne by the lessee.

In addition, The Company also entered into a 4-year and 7-month lease agreement to lease a Paper Source Accessory for daily office use commencing on March 14, 2022, to complement the previous office equipment discussed. At inception of the lease, the Company recorded a right of use asset and liability. The Company used an effective borrowing rate of 9.0% within the calculation. The base monthly payment amount is $89 per month, with no subsequent annual increases.

13.	BUSINESS COMBINATION

On July 3, 2019, the Company entered into an asset purchase agreement (the “APA”) with the Kirkman Group Inc. (“Kirkman”) to acquire certain tangible and intangible assets for a purchase price of $5,000,000.

As per ASC 805 – Business Combinations, an entity shall determine whether a transaction or other event is a business combination by applying the definition in this Subtopic, which requires that the assets acquired and liabilities assumed constitute a business.

Excerpt from ASC 805-10-55-3A provides that a business is an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs, or other economic benefits directly to investors or other owners, members, or participants.

According to ASC 805-10-55-4, a business consists of inputs and processes applied to those inputs that have the ability to contribute to the creation of outputs. The three elements of a business are defined as follows:

a.	Input. Any economic resource that creates, or has the ability to contribute to the creation of, outputs when one or more processes are applied to it. Examples include long-lived assets (including intangible assets or rights to use long-lived assets), intellectual property, the ability to obtain access to necessary materials or rights, and employees.

b.	Process. Any system, standard, protocol, convention, or rule that when applied to an input or inputs, creates or has the ability to contribute to the creation of outputs. Examples include strategic management processes, operational processes, and resource management processes. These processes typically are documented, but the intellectual capacity of an organized workforce having the necessary skills and experience following rules and conventions may provide the necessary processes that are capable of being applied to inputs to create outputs. Accounting, billing, payroll, and other administrative systems typically are not processes used to create outputs.

c.	Output. The result of inputs and processes applied to those inputs that provide goods or services to customers, investment income (such as dividends or interest), or other revenues.

The property plant and equipment purchased, along with the assembled workforce, are inputs which have the ability to create outputs so condition a. above is met. In addition, The Company also obtained the cGMP (Current Good Manufacturing Practice)-certified process in this asset acquisition.

That process, when applied to the inputs also acquired, are able to produce outputs, namely the manufacturing of over-the-counter remedies, generic drugs, and nutritional supplements. As such, conditions b. and c. above are met. Therefore, acquisition transaction meets the elements of (a) (b) and (c) of the definition of a business. Accordingly, the transaction is considered a business acquisition and accounted for under the guidance of ASC 805.

The present value of the acquisition fair value of the deferred cash payment transferred for Kirkman was $4,329,317, which consisted of the following:

Kirkman Group Inc.

Purchase consideration	Fair Value
Cash	$1,250,000
Deferred cash payment - $750,000 raise or 1st anniversary of closing	722,388
Deferred cash payment - $1,500,000 on 1st anniversary of closing	1,270,649
Deferred cash payment - $1,500,000 on 2nd anniversary of closing	1,086,280
Total consideration - $5,000,000	$4,329,317

The following table summarizes the finalized fair value of assets acquired, and liabilities assumed as of the date of the acquisition in 2019:

Kirkman Group Inc.

Purchase consideration	Fair Value
Net assets	$1,513,878
Kirkman brand	1,226,000
cGMP certification	310,000
Customer relationships	461,300
Net assets acquired	3,511,178
Goodwill	818,139
Total Consideration	$4,329,317

The excess of purchase consideration over the fair value of net assets acquired was recorded as goodwill which is not deductible for tax purposes.

Payable for acquisition

As of December 31, 2023, and 2022, the Company owed $2,597,368 and $2,855,000, respectively, in connection with the aforementioned APA, which is due in its entirety on January 1, 2025, subject to the Forbearance Agreement and Confession of Judgement.

On September 24, 2024, the Company executed a Forbearance Agreement which allows the seller to postpone the payment of principal balance without pursuing rights under the APA.

On September 24, 2024, the Company executed a Confession of Judgement in respect of the principal owed in the amount of $2,417,366 which allowed the seller to enter a judgement against the Company in The Circuit Court of The State of Oregon for the County of Clackamas.

The execution of these documents will impact the Company if it fails to settle the balance owed by the due date, January 1, 2025. As a result, the seller has the right to foreclose on the business.

14.	INTANGIBLE ASSETS & GOODWILL

Balance consists of intangible assets acquired from acquisition of Kirkman in July 2019. The Kirkman brand and the c-GMP certification were assigned an indefinite useful life, whereas the customer relationships were assigned a life span of 10 years.

		RESTATED
	December 31, 2023	December 31, 2022

Kirkman brand, net	$925,700	$925,700
cGMP certification	310,000	310,000
Customer relationships	461,300	461,300
Total intangible assets, gross	1,697,000	1,697,000
Less: Accumulated amortization: Customer relationships	(207,329)	(161,199)
Intangible assets	$1,489,671	$1,535,801

During the year ended December 31, 2021, the Company recorded an impairment charge in the amount of $300,300 against the Kirkman brand. There were no further impairments to the intangible assets during the years ended December 31, 2023 and 2022.

Balance consists of goodwill (including assembled workforce) acquired from acquisition of Kirkman in July 2019 which was assigned an indefinite useful life.

		RESTATED
	December 31, 2023	December 31, 2022

Goodwill	$818,139	$818,139

15.	ACCOUNTS PAYABLE & ACCRUED LIABILITIES

Balance consists of trade payables and accruals.

		RESTATED
	December 31, 2023	December 31, 2022

Trade payables	$562,519	$264,320

Accrued liabilities
- Professional services	462,499	365,251
- Legal & audit fees	316,352	191,352
- Audit fees	17,329	-
	796,180	556,603

Accrued compensation - shares earned but not issued	271,700	471,500
Total accounts payable and accrued liabilities	$1,630,399	$1,292,423

16.	EQUIPMENT LOANS

Balance consists of equipment loans for production & packaging machinery.

		RESTATED
	December 31, 2023	December 31, 2022

Equipment loans recognized as of January 1	$4,125	$43,377
Proceeds from debt facilities	-	-
Payments on debt facilities	(4,125)	(39,252)
Equipment loans at December 31	-	4,125
Less: current portion	-	(4,125)
Long-term portion	$-	$-

17.	LINES OF CREDIT

On January 20, 2023, the Company entered a line of credit agreement with a third-party whereby the Company received $300,000. The terms of the loan were for one year, with a 27% contract interest rate. On January 22, 2024, the loan was settled in full, at which point the security interest was released by the lender.

On July 14, 2023, the Company entered into an additional line of credit agreement with a third-party whereby the Company received $100,000. The terms of the loan were for 42 weeks, with a 5% contract interest rate. On July 7, 2024, the loan was settled in full, at which point the security interest was released by the lender.

In addition, during the year ended December 31, 2022, the Company executed a line of credit agreement with a third-party on April 12, 2022, whereby the Company received $140,000. The terms of the loan were for an undefined period, with a 12% contract interest rate. Repayment rate was 20% of daily credit card sales paid on a daily until the balance was settled in full on February 23, 2023.

		RESTATED
	December 31, 2023	December 31, 2022

Line of credit recognized as of January 1	$27,837	$233,268
Proceeds from lines of credit	400,000	156,800
Payments on lines of credit	(359,522)	(362,231)
Line of credit at December 31	68,315	27,837
Less: current portion	(68,315)	(27,837)
Long-term portion	$-	$-

18.	GOVERNMENT LOANS PAYABLE

On July 7, 2020, Kirkman applied and was a granted thirty (30) year loan from the U.S. Small Business Administration for $150,000 with an interest of 3.75% per annum accrued daily, to alleviate financial burden caused due to COVID-19.

In addition, on January 21, 2021, Kirkman also applied for a Payment Protection Program loan from U.S. Small Business Administration receiving $528,586 in cash at 1% per annum accruing interest daily. This loan was later forgiven in its totality on August 10, 2022.

		RESTATED
	December 31, 2023	December 31, 2022

Government loans recognized as of January 1	$150,000	$678,586
Proceeds from debt facilities	-	-
Payments on debt facilities	(2,832)	-
Debt forgiveness	-	(528,586)
Government loans at December 31	147,168	150,000
Less: current portion	(3,280)	(2,832)
Long-term portion	$143,888	$147,168

The Company has the following government loan commitments as at December 31, 2023.

Amount

2024	$3,280
2025	3,437
2026	3,595
2027 and beyond	136,856
Total	$147,168

19.	OTHER CURRENT LIABILITIES

Balance consists of credit cards, employee benefits and sales tax payable.

		RESTATED
	December 31, 2023	December 31, 2022

Credit cards	$25,787	$13,789
Employee benefits payable	-	13,932
Sales tax	1,242	11,272
Other	13,796	103,351
	$40,825	$142,344

Credit cards are utilized for software and technology costs for which no other form of payment is available.

20.	CONVERTIBLE DEBENTURE

On October 7, 2022, the Company entered into Convertible Debenture Purchase Agreements pursuant to which the Company issued unsecured convertible promissory note (“Convertible Debenture”). The Company issued Convertible Debenture in the aggregate principal amount of $100,000 that was used to pay the expenses of the organization and reorganization and for other general corporate purposes. Interest accrued on the principal balance of the Convertible Debenture at 10.0% per annum totaled $2,338. The Convertible Debenture ranks on a parity with the Company’s other existing debt and matured on December 31, 2022. The Convertible Debenture was to convert the outstanding principal and accrued interest into shares of the Company’s common stock on maturity date at a price per share equal to $0.92 per share. As of December 31, 2023, the holder had still not converted the debenture.

21.	RELATED PARTY TRANSACTIONS

Long-term debt

In December 2023, the Company entered into a short-term debt facility with a related party, an officer and director of the parent company – Hemptown Organics Corp., whereby the Company received $247,634. The loan is non-interest bearing with a 2-year term.

Inter-company transactions

During the years ended December 31, 2023, and 2022, the Company engaged in inter-company transactions with its parent company, Hemptown Organics Corp. and sister companies, L2F, LLC and HTO Holdings Inc., to borrow funds for operational activities and debt repayment. At December 31, 2022, the Company had balances due from related party of $1,074,925 and $3,038,818 respectively. During the Year ended December 31, 2023 the Company made payments of ($615,257) and received $299,509 for a net reduction of $315,748 and reached an agreement with the parent and sister companies to forgive the net balance of $1,648,145 and the forgiveness amount was recorded in additional-paid-in-capital.

Executive contracts

On April 1, 2023, the Company executed contracts with the Chief Executive Officer for a term of 1 year, totaling $280,000.

On April 1, 2023, the Company executed contracts with the Chief Financial Officer for a term of 1 year, totaling $200,000.

We have entered into contractual agreements with our CEO and CFO.

Employment Agreement – Eric Gripentrog, CEO

Effective as of April 1, 2023, the employment agreement has an original term of 12 months subject to automatic renewal unless terminated for cause. In addition to the salary described above, the CEO will be issued 54,300 company restricted stock units with an exercise price and vesting period to be determined after the initial public offering. The CEO is also entitled to a performance-based bonus payout.

The bonus is based upon a combination of achieving the consolidated revenue targets as set forth in the chart below, after giving effect to the Reverse Stock Split:

Consolidated Revenue Target (USD)	Functional Brands Inc. Stock Payout (common shares)
Below $10,000,000	54,300
$10,000,000	109,059
$15,000,000	163,589
$20,000,000	218,119
$25,000,000	272,649
$30,000,000	327,178
$35,000,000	381,708
$40,000,000	436,238

Employment Agreement – Tariq Rahim, CFO

Effective as of April 1, 2023, the employment agreement has an original term of 12 months subject to automatic renewal unless terminated for cause. In addition to the salary described above, the CFO will be issued 27,265 company restricted stock units with an exercise price and vesting period to be determined after the initial public offering and 190,854 stock options with an exercise price and date of issuance to be determined by the Company’s board of directors, with an expiration term of three years after termination of the employment agreement unless terminated for cause. The CFO is also entitled to a performance-based bonus payout as set forth in the chart below, after giving effect to the Reverse Stock Split:

Consolidated Revenue Target (USD)	Functional Brands Inc. Stock Payout (common shares)
Below $10,000,000	27,265
$10,000,000	54,530
$15,000,000	81,795
$20,000,000	109,059
$25,000,000	136,324
$30,000,000	163,589
$35,000,000	190,854
$40,000,000	218,119

22.	DEFERRED TAXES

The provision for income taxes for the year ended December 31, 2023, and 2022 consists of the following:

	2023	2022
Current:
Federal	$(259,139)	$(286,515)
State	(64,341)	(71,138)
Change in Valuation Allowance	323,480	357,653

Income Tax Expense	$-	$-

The Company has the following net deferred tax asset (liability):

	As of December 31, 2023	As of December 31, 2022
Net Operating Losses	$1,204,862	$1,156,009
Inventory Reserve	20,718	28,234
Accounts Receivable Provision for uncollectable	9,512	-
ROU Assets	23,598	864
Accrued Liabilities	188,330	72,507
Stock Compensation	254,983	108,080
Book to Tax Depreciation – Property, Plant & Equipment	(25,033)	(51,832)
Book to tax amortization – Intangible Assets	(120,646)	(80,939)
Valuation Allowance	(1,556,324)	(1,232,923)

Net Deferred Tax Assets (liabilities)	$-	$-

In assessing the realizability of deferred tax assets, we consider whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. We consider the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has net loss carryforwards of approximately $5,539,000 available to offset future taxable income. Tax returns for the years 2019 through 2023 remain open to review by both Federal and State Tax Authorities.

23.	SHARE CAPITAL

Authorized share capital

Common Shares

Upon incorporation, the Company authorized 1,000,000 common shares with a par value of $0.001 per share were initially authorized for issuance. The Initial Share of the Company was allotted and issued to Zayn Kalyan as fully paid on November 19, 2020, the date of the organization. The issuance of the Initial Share was recorded in the central securities register of the Company and represents the only share initially issued. The Company purchased the Initial Share from Zayn Kalyan for the price of $0.01 and the Initial Shared formed part of the authorized but unissued share capital of the Company. The repurchase of the Incorporator’s Share was recorded in the central securities register of the Company and the director confirms that no share certificate was issued or shall be issued in respect of the Initial Share.

On December 10, 2020, the Company altered its authorized share capital to 100,000,000 common shares with a par value of $0.00001 per share to be issued from its treasury.

On August 31, 2023, this was changed to 220,000,000 common shares with a par value of $0.00001 per share to be issued from its treasury.

On January 21, 2025, the Company effected a reverse stock split in its authorized common stock on a basis of 1-for-18.338622. The authorized capital stock of the Company remained the same at 220,000,000 shares of common stock. All references to share and per share amounts in the consolidated financial statements and accompanying notes thereto have been retroactively restated to reflect the reverse stock split. In addition, the Company authorized 1,000,000 shares of blank check preferred $0.001 par value.

All Common Shares are entitled to one vote in respect to each Common Share held at all meetings of shareholders of the Company.

Issued share capital

Common share issuances

On December 10, 2020, the Company entered into a licensing agreement with Hemptown Organics Corp. (the “licensor”) to use the Hemptown Naturals brand (the “asset”) on a non-exclusive, non-transferable basis for a period of 4 years. In return, 2,181,189 common shares were issued to the licensor at $0.018 per share with deemed proceeds of $40,000 as consideration.

On May 19, 2023, the Company entered into a Share Exchange Agreement (SEA) to acquire HTO Nevada Inc. from a related party, Hemptown Organics Corp. and its wholly owned subsidiary, HTO Holdings Inc. This SEA was in respect of the asset purchase agreement (the “APA”) the Company entered into on July 3, 2019, with the Kirkman Group (“Kirkman”) to acquire certain tangible and intangible assets. As part of the SEA, the Company issued 4,362,378 common shares as part of the compensation from the agreement at $0.001 per share with deemed proceeds of $80,000 as consideration. This was retroactively recorded in 2019 as the acquisition was completed on July 3, 2019.

Regulation Crowdfunding (Reg CF) Campaign

Under the Securities act of 1933, the offer and sale of securities must be registered unless an exemption from registration is available. Title III of the Jumpstart Our Business Startups (JOBS) Act of 2012 added Securities Act Section 4(a)(6) that provides and exemption from registration for certain crowdfunding transactions. The Company is currently completing a Regulation Crowdfunding offering (“Offering”) subject to the above regulations and had filed its Offering statement on Form C through the EDGAR system and with the Title3Funds.com as intermediary.

The Offering is for up to a maximum of $5,000,000 at a price of $1.40 per share with an offering deadline of December 31, 2022, which was extended to May 31, 2023. The securities purchased in this Offering will be subject to a number of restrictions including restrictions on resale for a period of one year. The use of the proceeds will be towards the fees associated with this Offering, further development of the Company’s business – sales & marketing, and for general working capital purposes.

	Number of shares issued	Price per Share	Amount

May 2023	354	$25.67	$9,087
Total issuance for the year	354		$9,087

During the year ended December 31, 2023, the Company issued 6,484 common shares with net proceeds of $9,076 as part of Reg CF campaign in pre-IPO funding at a price of $25.64 per share.

	Number of shares issued	Price per Share	Amount

January 2022	3,928	$25.67	$100,838
February 2022	3,356	25.67	86,168
March 2022	5,744	25.67	147,462
April 2022	5,072	25.67	130,230
May 2022	7,613	25.67	195,462
Jun 2022	4,831	25.67	124,030
July 2022	1,971	25.67	50,600
August 2022	2,477	25.67	63,599
September 2022	3,584	25.67	92,003
October 2022	6,593	25.67	169,273
December 2022	125	25.67	3,200
Total issuance for the year	45,294		$1,162,697

During the year ended December 31, 2022, the Company issued 45,352 common shares with net proceeds of $1,162,867 as part of Reg CF campaign in pre-IPO funding at a price of $25.67 per share.

Regulation D (Reg D) Campaign

During the year ended December 31, 2023, the Company issued 15,622 shares with net proceeds of $106,000 as part of Reg D campaign in pre-IPO funding at a price of $6.87 per share.

	Number of shares issued	Price per share	Amount

April 2023	14,738	$6.79	$100,000
May 2023	884	6.79	6,000
Total issuance for the year	15,622		$106,000

As of December 31, 2023, the Company has received net proceeds of $106,000 and incurring transaction costs of $10,480 at a price of $6.79 per share.

Stock based compensation

For the years ended December 31, 2023 and 2022, stock-based compensation was $762,825 and $496,299, respectively.

Restricted stock units (RSUs) for services

During the year ended December 31, 2023, the Company incurred $560,400 in contracting services resulting from 21,826 of restricted stock units for consultants providing sales & marketing services at fair value of $25.67 per share.

	Number of shares RSUs	Amount

January 2023	1,799	46,200
February 2023	1,799	46,200
March 2023	1,799	46,200
April 2023	1,799	46,200
May 2023	2,345	60,200
Jun 2023	2,345	60,200
July 2023	2,384	61,200
August 2023	2,384	61,200
September 2023	1,293	33,200
October 2023	1,293	33,200
November 2023	1,293	33,200
December 2023	1,293	33,200
Total issuance for the year	21,827	$560,400

During the year ended December 31, 2022, the Company incurred $457,100 in contracting services resulting from 17,804 of restricted stock units for consultants providing sales & marketing services at fair value of $25.67 per share.

	Number of shares RSUs	Amount

January 2022	1,554	39,900
February 2022	1,554	39,900
March 2022	1,554	39,900
April 2022	1,418	36,400
May 2022	1,418	36,400
Jun 2022	1,418	36,400
July 2022	1,418	36,400
August 2022	1,418	36,400
September 2022	1,418	36,400
October 2022	1,418	36,400
November 2022	1,418	36,400
December 2022	1,799	46,200
Total issuance for the year	17,804	$457,100

24.	REVENUES, NET

This table shows revenue by product type – Functional Brands (formerly HT Naturals) reflects hemp derived products whereas Kirkman reflects nutraceutical products.

		RESTATED
	December 31, 2023	December 31, 2022
Kirkman	$6,435,735	$6,870,433
Functional Brands (formerly HT Naturals)	384,764	180,791
	$6,820,499	$7,051,224

25.	OTHER INCOME

Gain on loan forgiveness pertains to the Paycheck Protection Program (PPP) loan forgiven by the Small Business Administration (SBA) on August 10, 2022, in the amount of $528,586 during year ended December 31, 2022.

26.	CONCENTRATION

During the year ended December 31, 2023, sales from two customers represented 22% and 19% for a total of 41% of sales totaling $2,918,058. During the year ended December 31, 2022, sales from three customers represented 17%, 13%, and 16% for a total of 46% of sales totaling $3,205,613.

As at December 31, 2023, accounts receivable balance from three customers represented 17%, 13%, and 11% for a total of 41% of accounts receivable totaling $68,928. As at December 31, 2022, accounts receivable balance from one customer represented 46% of total accounts receivable, totaling $110,082.

27.	COMMITMENTS AND CONTINGENCIES

The Company has an exclusive license agreement with the Trailer Park Boys to market & sell hemp derived products. This license came into effect on July 21, 2021, and will expire on December 31, 2025. Under the amended license agreement, the Company will pay the Trailer Park Boys, an amount equal to $200,000 with $50,000 advance against royalties payable upon execution of the agreement and $150,000 to be paid during the second year of the agreement, additionally, the Trailer Park Boys are entitled to 1,000,000 shares of common stock of the Company. The royalty rates under this agreement are between 15% - 30% of the net sales of the company derived from sales related to the license. During the years ended December 31, 2023, and 2022, the Company made payments in the amount of $200,000 and $175,000, respectively, with total payments amounting to $425,000. The license agreement may be terminated with reasonable cause upon six months’ written notice or for certain triggering events without recourse or an opportunity to cure.

28.	LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. On May 25, 2021, True Health Medical Center, S.C. (“True Health”) amended an existing complaint against Kirkman Group, Inc. (“Kirkman”), James Hall and David Humphries to assert claims against HTO Nevada, Inc. and HTO Holdings, Inc. (collectively, HTO Nevada, Inc. and HTO Holdings, Inc. are referred to as the “HTO Parties”). Kirkman is the seller of certain assets to the HTO Parties and is a separate legal entity. Affiliates of the HTO Parties were first named in the lawsuit on September 23, 2020. The case is pending in the Circuit Court for the Eighteenth Judicial Circuit, DuPage County, Illinois. Kirkman had terminated a royalty agreement prior to selling its assets to the HTO Parties but the royalty agreement has a provision that allows True Health to continue to receive royalties after the termination of the agreement. True Health claims that Kirkman underpaid the royalties due to True Health prior to the sale of assets to the HTO Parties. There is no dispute that Kirkman stopped paying royalties to True Health around the time it terminated the agreement and that the HTO Parties have never paid royalties to True Health. True Health contends that as the purchaser of certain Kirkman assets, the HTO Parties should be bound by the terms of the royalty agreement. There is no certain amount at this time in connection with the alleged in the damages claim against the HTO Parties. It is not possible to predict the outcome of this proceeding at this time. To date, the parties have engaged in some discovery including a limited number of depositions. True Health has filed a motion for summary judgment that addresses its claims against Kirkman but does not address any claim against the HTO Parties. The briefing is not yet complete on the summary judgment motion and a ruling is likely more than 60 days away. Regardless of how the court rules on summary judgment, there will be remaining claims in the case, and it is likely that additional discovery will be conducted. No trial date has been scheduled at this time. The parties have largely completed both fact and expert discovery. Kirkman Group has recently filed a motion for leave to amend its counterclaims against True Health. None of these proposed counterclaims are alleged against HTO Nevada. However, if the Court permits the amended counterclaims to be filed, it is possible that additional discovery will be needed on the amended counterclaims. It is also likely that True Health will move to dismiss some or all the amended counterclaims. Either additional discovery or motion practice would typically mean that the prospective trial date will not occur until a later date than would have been the case absent these additional steps in the litigation. As of today, the court has not set a trial date.

29.	SUBSEQUENT EVENTS

The Company follows the guidance in FASB ASC Topic 855, Subsequent Events (“ASC 855”), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before the consolidated financial statements are issued or are available to be issued. ASC 855 sets forth the following:

(i)	The period after the balance sheet date during which management of a reporting entity evaluates events or transactions that may occur for potential recognition or disclosure in the consolidated financial statements

(ii)	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its consolidated financial statements, and

(iii)	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date. Accordingly, the Company did not have any subsequent events that require disclosure other than the following.

Payable for acquisition

On September 24, 2024, the Company executed a Forbearance Agreement with former owner of Kirkman. This allows the postponement of principal payment. On the same date, the Company executed a Confession of Judgement in respect of the principal owed. This allowed the seller to enter a judgement against the Company in The Circuit Court of The State of Oregon for the County of Clackamas.

Related party transactions

On March 11, 2024, the Company executed a loan agreement with a related party in the amount of $130,000, with an annual interest rate of 20%, with a maturity date of March 10, 2031.

Long-term debt

Convertible Promissory Note

On April 29, 2024, the Company executed a loan agreement with a lender in the amount of $150,000. The payment terms are 15% OID, initial principal amount consisting in $150,000 loan plus $26,500 OID totaling $176,500. To mature the earlier of six months from execution, completion of a Senior Exchange Listing of the Company or as mutually agreed, with an interest rate of the higher of 12% or WSJ Prime plus 4% guaranteed.

With a conversion feature for the Lender to be paid in full in cash at the IPO or convert the note into shares of the Company’s common stock at the time of the Senior Exchange Listing.

Invoice Financing

The Company executed multiple lending agreements to satisfy vendor debts.

Date	Amount Financed	Finance Charges	Repayment Terms
March 12, 2024	$35,162	$2,092	17 weeks
March 20, 2024	$51,500	$5,021	26 weeks
July 16, 2024	$36,804	$4,048	26 weeks

The financing agreement executed on March 12, 2024 was settled in full on July 8, 2024 and the financing agreement executed on March 20, 2024 was settled in full on September 25, 2024.

Material contract

On January 1, 2024, the Company executed an Advisory Agreement with a service provider to support the IPO process. The scope of work includes strategic review, consulting services, IPO readiness & execution as well as capital market advisory. Payment structure is as follows:

●	Monthly payment of $5,000 per month to be settled in the following manner

o	50% to be paid in cash

o	50% to be converted into shares of the Company’s common stock

●	Payment of $100,000 upon completion of the liquidity event

●	Ability to purchase common stock at $0.01 per share equal to 1.25% of the issue and outstanding shares of the Company

●	Issuance of 200,000 warrants for a period of 5 years with an exercise price to be equal to the price of the offering to be undertaken with the listing

Functional Brands Inc.

PRELIMINARY PROSPECTUS

Underwriter

JOSEPH GUNNAR & CO., LLC

                   , 2025

Until         , 2025, 25 days after the date of this prospectus, all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as Underwriter and with respect to their unsold allotments or subscriptions.

[Alternate Page for Resale Prospectus]

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2025

PRELIMINARY PROSPECTUS

FUNCTIONAL BRANDS INC.

Shares of Common Stock

This prospectus relates to 2,549,486 of common stock of Functional Brands Inc., par value $0.00001 per share, that may be sold from time to time by the selling shareholders named in this prospectus. This resale offering is contingent on the closing of the primary underwritten public offering as contemplated in the Primary Offering Prospectus, and the resale offering may not commence until the primary offering closes.

We will not receive any proceeds from the sales of outstanding common shares by the selling shareholders.

Currently, there is no public market for our common stock. We intend to apply to list our common stock on The Nasdaq Stock Market LLC (“NASDAQ”), under the symbol “MEHA”. There can be no assurance that our common stock will be approved for listing on the NASDAQ.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

The selling shareholders may offer and sell the shares of common stock being offered by this prospectus from time to time in public or private transactions, or both. These sales will occur at a fixed price of $ per share until our shares are listed on a national securities exchange. Thereafter, these sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling shareholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchasers of the shares, or both. Any participating broker-dealers and any selling shareholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933, as amended. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their shares of common stock. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of the material risks of investing in our common stock under the heading “Risk Factors” beginning on page 13 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2025

[Alternate Page for Resale Prospectus]

THE OFFERING

Shares offered by the selling shareholders:	This prospectus relates to 2,549,486 shares of common stock that may be sold from time to time by the selling shareholders named in this prospectus.

Shares outstanding(1):	8,500,780 shares of common stock (or 8,725,780 shares if the underwriters exercise the over-allotment option in full).

Use of proceeds:	We will not receive any proceeds from the sales of outstanding common stock by the selling shareholders.

Risk factors:	Investing in our common stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13.

Trading market and symbol:	We have applied to list our common stock on the NASDAQ under the symbol “MEHA”. There can be no assurance that we will be approved for listing.

(1)	The number of shares of common stock outstanding assumes the issuance by us of shares of common stock pursuant to the Public Offering Prospectus filed contemporaneously herewith.

Alt-1

[Alternate Page for Resale Prospectus]

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling shareholders.

Alt-2

[Alternate Page for Resale Prospectus]

SELLING SHAREHOLDERS

The shares of common stock being offered by the selling shareholders are those restricted shares previously issued to the selling shareholders. We are registering the shares in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of these shares, the selling shareholders have not had any material relationship with us within the past three years and based on the information provided to us by the selling shareholders, no selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling shareholders and other information regarding the ownership of the common stock by each of the selling shareholders. The second column lists the number of shares of common stock owned by each selling shareholder. The third column lists the common stock being offered by this prospectus by the selling shareholders. The fourth column assumes the sale of all of the shares of common stock offered by the selling shareholders pursuant to this prospectus.

The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Footnote	Number of Shares of Common Stock Beneficially Owned Prior to This Offering	Number of Shares Being Offered	Common Stock Beneficially Owned After This Offering	Percentage Notes
BOURASSA PROFESSIONAL CORP.	1	301	181	120	<1%
HAYWOOD SECURITIES INC.	2	3869	2321	1548	<1%
Haywood Securities Inc.	2	838	503	335	<1%
Fidelity Clearing Canada ULC ITF Beacon Securities Ltd.	3	155	93	62	<1%
Fidelity Clearing Canada ULC ITF Beacon Securities Ltd.	3	11	7	4	<1%
Andrew Kohler Professional Corp.	4	28868	17321	11547	<1%
Columbia St Holdings	5	28868	17321	11547	<1%
Water Street Assets Inc.	6	36085	21651	14434	<1%
BMN KEEN ENTERPRISES	7	294	177	117	<1%
Bronze Resources Ltd.	8	4987	2992	1995	<1%
B.D. Corporate Services Inc.	9	2887	1733	1154	<1%
Roytor & Co.	10	466	280	186	<1%
Brian Kowall Holdings Ltd.	11	7217	4331	2886	<1%
Interrobang Ventures Ltd.	12	2887	1733	1154	<1%
CD PRODUCTIONS INC	13	1075	645	430	<1%
Catherine Coyle Trust Holdings Inc.	14	7217	4331	2886	<1%
CHURCH STREET STEAKHOUSE AND PUB INC	15	344	207	137	<1%
Puetz Family Trust	16	10760	6456	4304	<1%
576112 B.C. Ltd.	17	7217	4331	2886	<1%
Dr. D.E. Craig Professional Corporation	18	7217	4331	2886	<1%
CANACCORD GENUITY CORP.	19	46292	27776	18516	<1%
Canaccord Genuity Corp.	19	4666	2800	1866	<1%
Canaccord Genuity Corp.	19	283	170	113	<1%
Canaccord Genuity Corp.	19	349	210	139	<1%
Danahelo Holdings Ltd.	20	7873	4724	3149	<1%
D. Baker Capital Inc.	21	2887	1733	1154	<1%
Violetta Holdings Ltd.	22	2100	1260	840	<1%
Fisher Pond Inc.	23	7217	4331	2886	<1%
Zenith Appraisal & Land Consulting Ltd.	24	21651	12991	8660	<1%
NBF ITF 4EM006A Industrial Alliance Securities Inc. (89371M)	25	62	38	24	<1%
DLCS Holdings Ltd.	26	2887	1733	1154	<1%
101049658 SASKATCHEWAN LTD	27	144	86	58	<1%
INVESTOR COMPANY ITF DONNA JUBIN	28	238	143	95	<1%
Doug Simpson Investments Ltd.	29	14434	8661	5773	<1%
Quantico Capital Corp.	30	21651	12991	8660	<1%
CAPITAL ADVISORY INC. 0	31	319	192	127	<1%
GENEVIEVE ENTERPRISE CORP (32010M)	32	319	192	127	<1%
G & L Height Holdings Ltd.	33	7217	4331	2886	<1%
Bohdon Holdings Inc.	34	14434	8661	5773	<1%
The Saunders Family Trust	35	7217	4331	2886	<1%

Alt-3

GREG WALTON INVESTMENTS LIMITED	36	30	18	12	<1%
Greg Walton Investments Limited	36	28868	17321	11547	<1%
Alcaron Capital Corp.	37	14434	8661	5773	<1%
G.A Beach Consultants Ltd.	38	4331	2599	1732	<1%
THE HESHAM OSMAN FAMILY TRUST	39	201	121	80	<1%
4390270 Canada Inc.	40	14434	8661	5773	<1%
GCPD Ontario Inc.	41	14434	8661	5773	<1%
Sausilito Ltd.	42	4331	2599	1732	<1%
897032 Alberta Inc.	43	43302	25981	17321	<1%
Gift2Gift Corp.	44	7217	4331	2886	<1%
ATP Investments Inc	45	57735	34641	23094	<1%
1136124 BC ULC	46	4331	2599	1732	<1%
682501 Alberta Ltd.	47	7217	4331	2886	<1%
1135541 ALBERTA LTD 0	48	287	172	115	<1%
Darringer Enterprise	49	14434	8661	5773	<1%
LEEDE JONES GABLE INC.	50	853	512	341	<1%
Leede Jones Gable Inc.	50	16	10	6	<1%
John C. McLeod Law Corp.	51	2100	1260	840	<1%
POINT FISHING LTD 0	52	319	192	127	<1%
John L. Murray Financial Services Ltd.	53	7217	4331	2886	<1%
Gainey Consultants Inc.	54	2100	1260	840	<1%
Merohiry Ontario Ltd.	55	2887	1733	1154	<1%
THE ESTATE OF KELLY DEE MOROZ	56	287	172	115	<1%
Nia Capital Corp.	57	2887	1733	1154	<1%
1130065 BC LTD	58	144	86	58	<1%
James Avery Grace Corp.	59	2100	1260	840	<1%
Nilock Capital Corp.	60	36085	21651	14434	<1%
769644 Alberta Ltd.	61	3543	2126	1417	<1%
Terra Capital New Horizons Fund	62	2070	1242	828	<1%
Terra Capital New Horizons Fund	62	72169	43302	28867	<1%
608266 NB Ltd.	63	7217	4331	2886	<1%
0885093 BC Ltd.	64	20208	12125	8083	<1%
Halcorp Capital Ltd.	65	5774	3465	2309	<1%
Capital Event Management	66	8661	5197	3464	<1%
2587557 ONTARIO INC	67	329	197	132	<1%
Mardi Bengal Investments Pty Ltd	68	10760	6456	4304	<1%
Maclachlan Investments Corp.	69	28868	17321	11547	<1%
641470 Alberta Ltd	70	2100	1260	840	<1%
Dr. Pierre Andre Beaulieu Prof. Corp.	71	9317	5590	3727	<1%
Raymond Reed Enterprises Ltd.	72	3543	2126	1417	<1%
Richard P. Borden Professional Corporation	73	3543	2126	1417	<1%
Lorick Holdings Ltd.	74	3543	2126	1417	<1%
RDDS Holdings Ltd.	75	28868	17321	11547	<1%
Strang's Produce Inc.	76	10760	6456	4304	<1%
PI FINANCIAL CORP.	77	144	86	58	<1%
PI Financial Corp.	77	589	353	236	<1%
PI Financial Corp.	77	47	29	18	<1%
636579 NB Inc.	78	7217	4331	2886	<1%
1073331 BC Ltd.	79	1444	867	577	<1%
ITF HYBRID FINANCIAL LTD. 0	80	335	201	134	<1%
Michael Wilson	81	172	104	68	<1%
Luke Hickey	81	144	86	58	<1%
Harold Thurrott	81	161	97	64	<1%
Dr. Pierre Andre Beaulieu	81	96	58	38	<1%
Saverio Rocca	81	129	78	51	<1%
Patricia &/or Douglas Trecartin	81	129	78	51	<1%
Catherine Coyle	81	330	198	132	<1%
Douglas &/or Barbara Anderson	81	65	39	26	<1%
Bryan McDonald	81	172	104	68	<1%
J.N. Lafford	81	194	117	77	<1%

Alt-4

Paul Champagne	81	194	117	77	<1%
Paul Poirier	81	172	104	68	<1%
Michael Jacob	81	194	117	77	<1%
Colin or Alison Thornton	81	129	78	51	<1%
Gary & Mary Pollock	81	96	58	38	<1%
Jeffrey Cassidy	81	65	39	26	<1%
Bruce Sweeney	81	320	192	128	<1%
Richard Strang	81	320	192	128	<1%
D.J. Strang	81	161	97	64	<1%
William Leroy	81	128	77	51	<1%
Keith Maddison	81	65	39	26	<1%
Al Burgoyne	81	320	192	128	<1%
Blair & Suzanne Roma	81	223	134	89	<1%
Terance Lehanky	81	323	194	129	<1%
Gordon Lehanky	81	960	576	384	<1%
Joe Taylor	81	165	99	66	<1%
Gordon Lahanky	81	645	387	258	<1%
Brenda Young	81	323	194	129	<1%
Brenda Young	81	165	99	66	<1%
Katherine Coyle	81	330	198	132	<1%
Heidi Eaton	81	51	31	20	<1%
Leigh Eaton	81	96	58	38	<1%
Patrice Landry	81	194	117	77	<1%
Scott or Christine O'Neal	81	194	117	77	<1%
Claude Babineau	81	287	172	115	<1%
Ian Kelly	81	256	154	102	<1%
Maurice Arsenault	81	128	77	51	<1%
Jarrette Bannister	81	81	49	32	<1%
Craig Burgoyne	81	72	43	29	<1%
Jerrod Burgoyne	81	64	38	26	<1%
Harold Butler	81	127	76	51	<1%
David Deline	81	65	39	26	<1%
Liam Dolan	81	509	306	203	<1%
Christopher Downey	81	64	38	26	<1%
Robert & Stephanie Downey	81	445	267	178	<1%
George Georgoudis	81	158	95	63	<1%
William Hanley	81	158	95	63	<1%
Suzanne Leroy	81	32	19	13	<1%
Johnny Longphee	81	65	39	26	<1%
Jeffrey Pearson	81	65	39	26	<1%
Daryl Ritchie	81	128	77	51	<1%
Benjamin Strang	81	191	115	76	<1%
Harold Thurott	81	323	194	129	<1%
Jean Donovan Heisler	81	191	115	76	<1%
Devon Babineau	81	127	76	51	<1%
Ian Hunt	81	638	383	255	<1%
KIMBERLY DOLAN	81	8	5	3	<1%
CRAIG BRENNAN	81	574	344	230	<1%
DONALD MCINNES	81	144	86	58	<1%
MARK E HEWETT	81	1147	688	459	<1%
MICHAEL TRIPP	81	956	574	382	<1%
MICHAEL TRIPP	81	1147	688	459	<1%
SEAMUS O'BYRNE	81	1433	860	573	<1%
CATHY PEARSON	81	1433	860	573	<1%
Corey Babineau	81	4987	2992	1995	<1%
Allan Burgoyne	81	21651	12991	8660	<1%
Danny Cormier	81	14434	8661	5773	<1%
Bradley Deware	81	8661	5197	3464	<1%

Alt-5

Peter Deware	81	14434	8661	5773	<1%
Kimberly Dolan	81	7217	4331	2886	<1%
Robert &/Or Stephanie Downey	81	14434	8661	5773	<1%
William Dunnett	81	10760	6456	4304	<1%
Johnny Longphee	81	14434	8661	5773	<1%
Samuel Mackay	81	7217	4331	2886	<1%
Devon Strang	81	2887	1733	1154	<1%
Robert Strang	81	7217	4331	2886	<1%
John Young	81	14434	8661	5773	<1%
648557 NB Inc. 0	81	14434	8661	5773	<1%
Dr. Jeff Sheppard Prof. Corp. 0	81	7217	4331	2886	<1%
The Streeter Family Trust	81	5774	3465	2309	<1%
Chris Grannan	81	7217	4331	2886	<1%
Erik Dekker	81	373	224	149	<1%
Mark E Hewett	81	373	224	149	<1%
BMO Nesbitt Burns	81	466	280	186	<1%
Jeremy Pearson	81	807	485	322	<1%
Matthew Straight	81	112	68	44	<1%
Val Streeter	81	305	183	122	<1%
Mark and Lauren Anderson	81	428	257	171	<1%
Doug and Barb Anderson	81	76	46	30	<1%
PETER FARNWORTH	82	110	66	44	<1%
MARK VENIER	82	137	82	55	<1%
Christopher Backus	82	3543	2126	1417	<1%
Shlomo Baranovski	82	14434	8661	5773	<1%
Margaret Barron	82	3543	2126	1417	<1%
David Beattie	82	5774	3465	2309	<1%
Colby Bell	82	1444	867	577	<1%
Hans & Terri Birker	82	1444	867	577	<1%
David Bishop	82	3543	2126	1417	<1%
Michael Bordeleau-Tassile	82	4331	2599	1732	<1%
Michael Boyes	82	7217	4331	2886	<1%
Clive Brookes	82	1444	867	577	<1%
Blair Brown	82	2100	1260	840	<1%
Gary & Annette Mario Bunz	82	7217	4331	2886	<1%
Stanley Burton	82	3018	1811	1207	<1%
Sanit Chanhao	82	42908	25745	17163	<1%
Douglas Charlish	82	2100	1260	840	<1%
Barry Chilibeck	82	4331	2599	1732	<1%
Corinne Chodzick	82	3543	2126	1417	<1%
Arthur L Cinnamon	82	17977	10786	7191	<1%
Logan &/or Mary Sloan-Craig Craig	82	4987	2992	1995	<1%
Stephen & Ellen Cronk	82	7217	4331	2886	<1%
Lisa C Cumming	82	7217	4331	2886	<1%
Taylor Cumming	82	7217	4331	2886	<1%
Juniper Currie	82	2100	1260	840	<1%
Benjamin Curry	82	4331	2599	1732	<1%
Rebecca Darling	82	7217	4331	2886	<1%
Greg Davis	82	7873	4724	3149	<1%
Nick Demare	82	3543	2126	1417	<1%
Arnold Dlin	82	14434	8661	5773	<1%
Neil Duffy	82	5905	3543	2362	<1%
Jerry Dugger	82	21651	12991	8660	<1%
Jerry & Jackoline Dugger	82	10760	6456	4304	<1%
David Edwards	82	8661	5197	3464	<1%
Joseph M Fairbloom	82	5774	3465	2309	<1%

Alt-6

Peter Fay	82	14434	8661	5773	<1%
Robert Forrest	82	3543	2126	1417	<1%
Robert Geddes	82	14434	8661	5773	<1%
James Franklin George	82	4331	2599	1732	<1%
Sean Gercsak	82	2887	1733	1154	<1%
David Ghermezian	82	10760	6456	4304	<1%
Don Ghermezian	82	7217	4331	2886	<1%
Tony Ghermezian	82	3543	2126	1417	<1%
Blair GogoWich	82	5774	3465	2309	<1%
Donald Greenfield	82	7217	4331	2886	<1%
Joseph Grosso	82	14434	8661	5773	<1%
Michael Halvorson	82	7217	4331	2886	<1%
Luke Hamill	82	1444	867	577	<1%
Larry &/or Karen Abbott Hammond	82	1444	867	577	<1%
Todd Hanas	82	1444	867	577	<1%
James Hansen	82	14434	8661	5773	<1%
Kristen & Alex Harrison	82	1444	867	577	<1%
Shairole Henchall	82	4331	2599	1732	<1%
Brenda-Lee Hill	82	4987	2992	1995	<1%
Amanda Holowachuk	82	1444	867	577	<1%
Brent Holowachuk	82	2100	1260	840	<1%
Russell &/or Linda Holowachuk	82	7217	4331	2886	<1%
Sophie Holtkamp	82	2100	1260	840	<1%
Douglas & Christine Schuh Hunter	82	14434	8661	5773	<1%
Gordon and Barbara Johnston	82	10104	6063	4041	<1%
Loyola Keough	82	5774	3465	2309	<1%
Robert Kossman	82	28868	17321	11547	<1%
Christopher &/or Stephanie Bold Kucharski	82	7217	4331	2886	<1%
Gregory & Elizabeth Kwong	82	7217	4331	2886	<1%
Adrian Lamoureux	82	2887	1733	1154	<1%
Barry &/or Sharon Larson	82	14434	8661	5773	<1%
Dwayne Lashyn	82	2100	1260	840	<1%
Justin Lee	82	4331	2599	1732	<1%
Andy Leuchter	82	7217	4331	2886	<1%
Dirk Lohrisch	82	14434	8661	5773	<1%
Peter Lubey	82	2887	1733	1154	<1%
Davy Ly &/or Jessica Lan Keng Lun	82	1444	867	577	<1%
Anita Luszszak	82	1444	867	577	<1%
Langton & Cheney, Carol Lynn	82	2887	1733	1154	<1%
Michael Lysko	82	2887	1733	1154	<1%
Robert Malcolm	82	3543	2126	1417	<1%
Dallas Manning	82	3543	2126	1417	<1%
Neil &/or Susan Manning	82	14434	8661	5773	<1%
Alexandria Martin	82	2100	1260	840	<1%
Stewart McGregor	82	36085	21651	14434	<1%
Michael &/or Celia McLeod	82	1444	867	577	<1%
Jamie & Karen Flavelle Mctavish	82	4331	2599	1732	<1%
Victoria K. Morisset	82	7217	4331	2886	<1%
Andrew Morrisey	82	7217	4331	2886	<1%
Mark Naccache	82	2887	1733	1154	<1%
Timothy &/or Dianne Nakaska	82	2887	1733	1154	<1%
Darlene Noble	82	2100	1260	840	<1%
Sascha Opel	82	4331	2599	1732	<1%
Mike Parker	82	1444	867	577	<1%
Martine Peters	82	2100	1260	840	<1%
Paul Pigeon	82	25981	15589	10392	<1%
Kenneth Pinsky	82	3543	2126	1417	<1%
Daryl Pollock	82	3543	2126	1417	<1%

Alt-7

Cathryn J. &/or David Boone Pool	82	14434	8661	5773	<1%
Candice Prescott	82	2887	1733	1154	<1%
Joyce and Channarong Ratanaseangsuang	82	21651	12991	8660	<1%
Kevin Reinhart	82	14434	8661	5773	<1%
Jason Ropchan	82	7217	4331	2886	<1%
Robert Rubinic	82	1444	867	577	<1%
Severin Samulski	82	2887	1733	1154	<1%
Graham Saunders	82	7217	4331	2886	<1%
Liam Sauro	82	1444	867	577	<1%
John Seaman	82	2100	1260	840	<1%
Gregory Sewell	82	4987	2992	1995	<1%
Terry Sklavenitis	82	2887	1733	1154	<1%
Patcharin Smith	82	14434	8661	5773	<1%
Brian & Leela Soares	82	11547	6929	4618	<1%
Patricia Sowa	82	7217	4331	2886	<1%
Marc Spicer	82	9317	5590	3727	<1%
Marty Staples	82	1444	867	577	<1%
Geoffrey P Stenger	82	1444	867	577	<1%
Kenneth Struss	82	3543	2126	1417	<1%
Joey Taylor	82	2887	1733	1154	<1%
Eric Tomasek	82	2100	1260	840	<1%
Anand &/or Aruna Vaidyanath	82	5774	3465	2309	<1%
Lisa Van Hemert	82	1444	867	577	<1%
Michelle Vincent	82	1444	867	577	<1%
Peter Vuong	82	14434	8661	5773	<1%
Trevor Wallace	82	28868	17321	11547	<1%
Kelley & Jeffrey Warner	82	2100	1260	840	<1%
Susan West	82	3543	2126	1417	<1%
David Wood	82	28868	17321	11547	<1%
Blair Yorke-Slader	82	14434	8661	5773	<1%
Michele Zampini	82	1444	867	577	<1%
Kenneth Zandee	82	4331	2599	1732	<1%
Norm & Christine Chung	82	3018	1811	1207	<1%
Arthur L Cinnamon	82	3543	2126	1417	<1%
Greg Davis	82	2887	1733	1154	<1%
Dave Delgreco	82	10760	6456	4304	<1%
Dr. Arnold Dlin	82	3543	2126	1417	<1%
Jerry Dugger	82	7217	4331	2886	<1%
Jerry & Jackoline Dugger	82	3543	2126	1417	<1%
Greg Sewell	82	1444	867	577	<1%
Bruce Hill	82	15090	9054	6036	<1%
Travis O'Donnell	82	5774	3465	2309	<1%
Paul Pigeon	82	17977	10786	7191	<1%
Jeffrey Gerstein	83	7217	4331	2886	<1%
Jeffrey Gerstein	83	10760	6456	4304	<1%
Leonard & Laurie Kayter	84	1444	867	577	<1%
Beverly & Joseph Remai	84	1444	867	577	<1%
Monte Sheppard	84	1444	867	577	<1%
ROGER ROGERS 0	85	637	383	254	<1%
KIMBLE O MOONEY 0	86	144	86	58	<1%
Asad Sheikh	86	2887	1733	1154	<1%
Mazhar Sheikh	86	4331	2599	1732	<1%
Ryan Walsh	86	4331	2599	1732	<1%
Juergen Kneifel	87	10104	6063	4041	<1%
Chris Stewart	88	3543	2126	1417	<1%
7SAAJE4 ANAT BENEDICT 0	89	320	192	128	<1%

Alt-8

Jack Ross	90	2887	1733	1154	<1%
EVE ABRAMS	91	192	115	77	<1%
GEORGE ADAMS	91	144	86	58	<1%
JERET BODE	91	48	29	19	<1%
RANDY BOUDOT	91	48	29	19	<1%
LINDA BOVER	91	64	38	26	<1%
STEVE BRADBURY	91	128	77	51	<1%
MALCOLM BUKENBERGER	91	172	104	68	<1%
ROBERT & PATRICIA CUTTRISS	91	64	39	25	<1%
THOMAS DAVIS & DEBORAH KEENLEYSIDE	91	64	39	25	<1%
TREVOR DILWORTH & BARBARA DILWORTH	91	58	35	23	<1%
DAN DUVALL	91	128	77	51	<1%
DAVID ELLIOTT	91	144	86	58	<1%
GORDON GRAHAM	91	48	29	19	<1%
GLENN GRAY	91	48	29	19	<1%
KEVIN HAAKENSEN	91	64	39	25	<1%
ALEXANDER HARPER	91	48	29	19	<1%
DAVID HUXLEY	91	128	77	51	<1%
ALAN & ANITA KELLER	91	319	192	127	<1%
RODNEY KOCH	91	48	29	19	<1%
BRIAN KRUSE	91	96	58	38	<1%
BARRY LARSON	91	5015	3009	2006	<1%
MARIA LEOCZKO	91	160	96	64	<1%
VICTOR & DONNA LOUCKS	91	128	77	51	<1%
RONALD MCDONOUGH	91	64	39	25	<1%
KATHLEEN MCKINNELL	91	128	77	51	<1%
BRADLEY MCLEAN	91	319	192	127	<1%
KEVIN MCROBERTS	91	48	29	19	<1%
AURELA MELHADO	91	64	38	26	<1%
DALE MILLER	91	64	39	25	<1%
AL MURRAY	91	96	58	38	<1%
JOHN J NANOS	91	144	86	58	<1%
NIKITA JAMES NANOS	91	144	86	58	<1%
STEVE NICKS	91	64	39	25	<1%
G SCOTT PATERSON	91	319	192	127	<1%
ERIC PATTERSON	91	144	86	58	<1%
ROBIN RAISTRICK	91	194	117	77	<1%
KIRK SHAW	91	330	198	132	<1%
CRAIG TAYLOR	91	51	31	20	<1%
KEVIN THOMPSON	91	52	31	21	<1%
DOUG VENABLES	91	645	387	258	<1%
CELESTE VIDAL	91	48	29	19	<1%
LOIS WIENS	91	645	387	258	<1%
JEFFREY YORK	91	330	198	132	<1%
Mary Turnbull	91	64952	38972	25980	<1%
Jack Agrios	91	14434	8661	5773	<1%
Chris Mayerson	91	36085	21651	14434	<1%
James Stewart	91	14434	8661	5773	<1%
NEIL TANNER	92	48	29	19	<1%
YOEL ALTMAN	92	144	86	58	<1%
Negar Adam	92	3543	2126	1417	<1%
Gary Anderson	92	2887	1733	1154	<1%
Linda Brown	92	3543	2126	1417	<1%
Brent Eshleman	92	3543	2126	1417	<1%
Bill Fox	92	14434	8661	5773	<1%
Russel Fuhrer	92	2100	1260	840	<1%

Alt-9

Renee Garnett	92	2887	1733	1154	<1%
Lorena Gaymes	92	1444	867	577	<1%
Bryan Henry	92	7217	4331	2886	<1%
David Jarvis	92	1444	867	577	<1%
Gabriel Ko	92	1444	867	577	<1%
Mark Macri	92	1444	867	577	<1%
Stephen Moore	92	7217	4331	2886	<1%
Frank J. Mueller	92	3543	2126	1417	<1%
Ilie Onulov	92	4331	2599	1732	<1%
Danny Quattrociocchi	92	3543	2126	1417	<1%
Henry Reichert	92	3543	2126	1417	<1%
Michael Senior	92	1444	867	577	<1%
Robert Sisti	92	3543	2126	1417	<1%
Paige Slezak	92	3543	2126	1417	<1%
Candice Stephey	92	3543	2126	1417	<1%
Joe Stewart	92	3543	2126	1417	<1%
Ari Toderovitz	92	3543	2126	1417	<1%
Joe David Voisin	92	2100	1260	840	<1%
Elizabeth Walters	92	3543	2126	1417	<1%
Robert Wineberg	92	28868	17321	11547	<1%
Dean Martin	92	1444	867	577	<1%
Tim Walsh	92	14434	8661	5773	<1%
Scott Asplund	92	466	280	186	<1%
Murray Cobbe	92	466	280	186	<1%
James Stewart	92	302	181	121	<1%
MICHEAL DECTER	93	2551	1531	1020	<1%
LIL TONMYR 0	94	144	86	58	<1%
Tristan M Sawtell	94	7217	4331	2886	<1%
Warren Shing Ngai Tsoi	94	1444	867	577	<1%
GLEN G FRANK	95	127	76	51	<1%
Cumming Construction Ltd.	96	21651	12991	8660	<1%
Arsenault Solutions Inc.	97	7217	4331	2886	<1%
Covalent Enterprises Ltd.	98	7217	4331	2886	<1%
BeepsCo Ltd.	99	7217	4331	2886	<1%
Weldwood Inc.	100	21651	12991	8660	<1%
Sprott Capital Partners LP	101	155	93	62	<1%
Sprott Capital Partners LP	101	11	7	4	<1%
HT HOLDINGS	102	261743	5235	256508	3%
PEISES CORP.	103	190855	19086	171769	2%
SKYVIEW CORP	104	218119	4363	213756	3%
Exchange Listing	105	86420	86420	0	<1%
1056365 BC LTD	106	64	39	25	<1%
1177883 BC LTD	107	1720	1032	688	<1%
514751 NB INC	108	98	59	39	<1%
576112 BC LTD	109	1433	860	573	<1%
680286 NB INC	110	98	59	39	<1%
7A J.A.M. CORPORATION	111	1791	1075	716	<1%
ADVISIR VENTURES LTD.	112	2866	1720	1146	<1%
AKCCE INC	113	422	253	169	<1%
ALL SEASONS CONSULTING INC	114	430	258	172	<1%
ARTILLERY ONE INC	115	11177	6706	4471	<1%
BANISTER & MILLER, PLLC	116	11534	6920	4614	<1%
BIG SKY PRIVATE EQUITY LLC	117	422	253	169	<1%
BIRKEN CAPITAL PARTNERS LTD.	118	8812	5287	3525	<1%
BOESCH & COMPANY	119	253	152	101	<1%
WILLIAM RAY BOREHAM	120	86	52	34	<1%
CAMM GLOBAL INC	121	1433	860	573	<1%
CANNON BRIDGE CAPITAL CORP.	122	48211	28927	19284	<1%

Alt-10

CARSON LEVIT	123	2107	1265	842	<1%
CDS & CO	124	20219	12132	8087	<1%
DIG MEDIA INC.	125	192	116	76	<1%
FOLKLORE ENTERTAINMENT LLC	126	43	26	17	<1%
FOUNTAINHEAD MERCHANT BANCORP INC.	127	645	387	258	<1%
GENEVIEVE ENTERPRISE CORP	128	329	197	132	<1%
GREYSTONE CORPORATE SERVICES INC.	129	717	430	287	<1%
IN THE ROOM MEDIA INC.	130	20419	12252	8167	<1%
DARYL JAMBRICH	131	72	43	29	<1%
KADENWOOD CAPITAL CORP	132	2866	1720	1146	<1%
KADENWOOD DEVELOPMENT CORP.	133	21205	12723	8482	<1%
KADENWOOD VENTURES CORP	134	8024	4814	3210	<1%
KORAMO LIMITED	135	860	516	344	<1%
LEG HOLDINGS INC	136	43	26	17	<1%
LELAND L BAKER JR	137	115	69	46	<1%
LEVEL 3 CAPITAL MANAGEMENT INC.	138	28082	16849	11233	<1%
MCGILLIGAN BARRY INVESTMENTS LTD	139	638	383	255	<1%
MEGA DEALER LLC	140	1147	688	459	<1%
NELSON FAMILY LIVING TRUST	141	717	430	287	<1%
NORTH EQUITIES CORP	142	2655	1593	1062	<1%
PACER CAPITAL CORP	143	287	172	115	<1%
PEISES CORP.	144	970	582	388	<1%
PETER A FEIFEL PROFESSIONAL CORPORATION	145	316	190	126	<1%
PLACEMENTS ALAIN LEMAY INC	146	14328	8597	5731	<1%
PLAYGROUND MEDIA INC	147	287	172	115	<1%
RATHERBY INVESTMENTS LLC	148	260	156	104	<1%
RSD CAPITAL CORP.	149	2364	1419	945	<1%
SEVEN SEVEN SEVEN HOLDINGS LTD	150	397	239	158	<1%
SIENAG HOLDINGS LLC	151	144	86	58	<1%
SKYE CORPORATE HOLDINGS, INC.	152	2508	1505	1003	<1%
SPECTRE CAPITAL CORP.	153	28655	17193	11462	<1%
SPECTRE INVESTMENTS INC.	154	10746	6448	4298	<1%
STOCKHOUSE PUBLISHING LTD.	155	946	568	378	<1%
THE IRA CLUB F/B/O PATRICK H. RYAN, JR.	156	57309	34386	22923	<1%
TORO PACIFIC MANAGEMENT INC	157	2221	1333	888	<1%
DANIEL C FALLER	158	215	129	86	<1%
DAVID S GODBER	159	1433	860	573	<1%
DEANE CHEATHAM LIVING TRUST	160	58	35	23	<1%
TRAILER PARK BOYS INCORPORATED	161	8597	5158	3439	<1%
WATER STREET ASSETS INC.	162	7109	4265	2844	<1%
WESTLAKE CONSULTING, LLC	163	129	78	51	<1%
WKN LLC	164	1433	860	573	<1%
YOUNG STRATEGIES LTD	165	1003	602	401	<1%
ZERO GRAVITY CAPITAL CORP.	166	574	344	230	<1%
TRAILER PARK BOYS INCORPORATED	167	5731	3439	2292	<1%
Lynx BV Germany Branch (Carsten Schulz)	168	2100	1260	840	<1%
Lynx BV Germany Branch (Klaus Schulz)	169	2100	1260	840	<1%
Greystone Corporate Services Inc.	170	1444	867	577	<1%
Peter A. Feifel Professional Corporation	171	7217	4331	2886	<1%
Playground Media Inc.	172	1444	867	577	<1%
Daniel J. McNellis and Jeanne Marie McNellis	173	14178	8507	5671	<1%
All Seasons Consulting Inc.	174	140	84	56	<1%
Athena Ventures Inc.	175	94	56	38	<1%
Birken Capital Partners Ltd.	176	280	168	112	<1%

Alt-11

Camm Global Inc.	177	466	280	186	<1%
WKN, LLC	178	466	280	186	<1%
Young Strategies Ltd.	179	187	112	75	<1%
Zero Gravity Capital Corp.	180	187	112	75	<1%
Koramo Limited	181	280	168	112	<1%
Advisir Ventures Ltd.	182	1862	1117	745	<1%
Niche Investor Services	183	48	29	19	<1%
Coyle Trust Holdings Inc.	184	7217	4331	2886	<1%
Jamie Goldstein		133441	133441	0	<1%
ALBERT O. MENN		29	18	11	<1%
ALEXANDRA YAMPOLSKY		7164	4299	2865	<1%
ANDREW D WILLIAMS		22	13	9	<1%
ANDY SHELTON		5373	3224	2149	<1%
ANTHONY COLE		36	22	14	<1%
ANTONIO ANCONA		314	189	125	<1%
BILL LEACH		215	129	86	<1%
CHRISTOPHER CAIAZZO		4299	2579	1720	<1%
CHRISTOPHER RICCELLI		115	69	46	<1%
CLEM ANZ JR		23	14	9	<1%
CLIFF ROBER		359	215	144	<1%
COLE WOLTERMAN		28655	17193	11462	<1%
CORINNE SINGERY		28655	17193	11462	<1%
DALE RAMBUR		115	69	46	<1%
DAMIEN LOWRY		8597	5158	3439	<1%
DARYL D. TAYLOR		72	43	29	<1%
DAVID SHIFFMAN		21	13	8	<1%
DENA L HILTON		21491	12895	8596	<1%
ED SCHUYLER		323	194	129	<1%
FANI M. ORDONEZ DE LA CRUZ		2508	1505	1003	<1%
FRANCES M SINGERY		47638	28583	19055	<1%
FRANK SCHRECK		72	43	29	<1%
GORDON CHIU		21491	12895	8596	<1%
GREG PRUITT		717	430	287	<1%
H.T. MERIDIAN, LLC		36	22	14	<1%
HARVEY KESNER		144	86	58	<1%
HENRY SOENNEKER		29	18	11	<1%
HERBERT M BERNSTEIN &		72	43	29	<1%
HUMBERTO COLLAZO		144	86	58	<1%
JACQUELINE YAMPOLSKY		7164	4299	2865	<1%
JAMES L WHITE &		54	32	22	<1%
JAMES RHODE		115	69	46	<1%
JAMIE GOLDSTEIN		1420	852	568	<1%
JERRY JOOS		430	258	172	<1%
JIMMY RYAN		13	8	5	<1%
JOAN HALEY		79	48	31	<1%
JOEL PRUZANSKY		101	61	40	<1%
JOSEPH S. HINCKLEY JR.		58	35	23	<1%
JUAN FIGUERAS		660	396	264	<1%
KATHY MCKEEVER		2150	1290	860	<1%
KELLEEN R TAYLOR		13906	8344	5562	<1%
KELLEEN R. TAYLOR		20480	12288	8192	<1%
LARRY TAYLOR		359	215	144	<1%
MARCUS WILLIAMS		144	86	58	<1%
MICHAEL MAGA		22	13	9	<1%
MICHAEL YAMPOLSKY		7164	4299	2865	<1%
NOREEK DAVITIAN		144	86	58	<1%
PAMELA S. WOLTERMAN		50145	30087	20058	<1%
PETER SMITH		387	233	154	<1%

Alt-12

RICHARD JACKSON	66	40	26	<1%
RICHARD MARIEN	58	35	23	<1%
RICHARD SAMOLEWICZ &	72	43	29	<1%
RICHARD STRETTON	373	224	149	<1%
RODNEY WOLTERMAN	33086	19852	13234	<1%
RONALD KOLMAN &	645	387	258	<1%
SERGEY GADAYEV	101	61	40	<1%
SIDDHARTHA SENROY	717	430	287	<1%
STANLEY S MALIN	101	61	40	<1%
STEPHEN BARNES	287	172	115	<1%
STEVEN STEWART	301	181	120	<1%
THOMAS A REINHART	58	35	23	<1%
THOMAS GIOSEFFI	281	169	112	<1%
THOMAS HINRICHS	29	18	11	<1%
TREVOR TAYLOR	316	190	126	<1%
TYRONE CLARK	75	45	30	<1%
VANCE G. DUNN	72	43	29	<1%
VLADISLAV YAMPOLSKY	51979	31188	20791	<1%
WILMOUTH H BAKER	29	18	11	<1%
MADISON ADAM	430	258	172	<1%
GLENN ADAMS	8955	5373	3582	<1%
NIROZ AL-MOZAHID	287	172	115	<1%
JACK R ALBRIGHT	37	22	15	<1%
JOE L ALVAREZ	251	151	100	<1%
REIDAR ANDERSON	86	52	34	<1%
SARWAT ANSARI	8668	5201	3467	<1%
ATHENA VENTURES INC	287	172	115	<1%
LAURA H. BAILEY	144	86	58	<1%
TOMMY BAILEY &	15	9	6	<1%
GEOFF BALDERSON	3582	2150	1432	<1%
KEITH ANDREW BALL	717	430	287	<1%
WILLIAM BARBER	860	516	344	<1%
ALESSANDRA BARION	7164	4299	2865	<1%
JOHN BAT	574	344	230	<1%
MARCUS A M BELL	46	28	18	<1%
JAMES DOUGLAS BENSON	717	430	287	<1%
JAMIE BERNER	64	39	25	<1%
FRANK BERRY	85	51	34	<1%
TIMOTHY BESAW	717	430	287	<1%
JAMES BIZZIERI	256	154	102	<1%
LEIGHTON BOCKING	12752	7651	5101	<1%
JERET BODE	430	258	172	<1%
MARY BRACKENHOFF	180	108	72	<1%
CALVIN R BRAUNSTEIN	253	152	101	<1%
HOWARD G BRAVERMAN	54	33	21	<1%
JARON BROWNE	32	20	12	<1%
JARON BROWNE	8	5	3	<1%
JOHN DUKE BUTLER	338	203	135	<1%
KATHERINE CAISSIE	33	20	13	<1%
TYE CHADWICKE CARTER	144	86	58	<1%
LES CASDEN	52	31	21	<1%
NICHOLAS J. CASTORIA	860	516	344	<1%
ANNA CERVANTES	2364	1419	945	<1%
JAMES H CHANG	271	163	108	<1%
PANG-YUAN NICOLE CHANG	43	26	17	<1%
JAMES L. CHAPUT AND JANICE D. CHAPUT	7164	4299	2865	<1%

Alt-13

CHRISTINE A CHARLES	15	9	6	<1%
SHIRLEY CHEN	215	129	86	<1%
RAYMOND CHRISTIAN	1791	1075	716	<1%
GREG CLOUGH	4299	2579	1720	<1%
NICOLE CLOUGH	7164	4299	2865	<1%
IAN ALLAN COBB	104	63	41	<1%
MATTHEW COBB	108	65	43	<1%
CLARK COLBY	359	215	144	<1%
PETER CONNOLLY	180	108	72	<1%
TED COOPERSMITH	72	43	29	<1%
MEDFORD ROOSEVELT COSNER JR &	22	13	9	<1%
DORA COTTERELL	58	35	23	<1%
LARRY EDWARD CRAVEN	144	86	58	<1%
TED CROFTS	215	129	86	<1%
JANET K CROPPER	34	21	13	<1%
JOSEPH A CROPPER	36	22	14	<1%
JOHN CUMMINGS	10746	6448	4298	<1%
JEFF CURRAN	144	86	58	<1%
BENJAMIN CURRY	1935	1161	774	<1%
DAVID DANKO	287	172	115	<1%
MARC DOLAN	66	40	26	<1%
SINEAD DOLAN	66	40	26	<1%
IAN DONALD	1003	602	401	<1%
MATTHEW J DONOVAN	359	215	144	<1%
ROBERT DOWLING	538	323	215	<1%
KARL A. DOWNER	251	151	100	<1%
ALANA DROZDUKE	43	26	17	<1%
GOKHAN DURUST	58	35	23	<1%
BRADLEY A DUSSAULT	215	129	86	<1%
MICHAEL CLIFFORD DUSSAULT	85	51	34	<1%
MATTHEW ECKERMANN	110	66	44	<1%
MARY MARTHA EDWARDS	43	26	17	<1%
ANTHONY FEDELE	180	108	72	<1%
GARY FEENER	287	172	115	<1%
ROBERT FENTY	1415	849	566	<1%
SANDRA FERRARI	43	26	17	<1%
MICHAEL JOHN FIGURA	15	9	6	<1%
FRANK FINDLAY	18	11	7	<1%
THOMAS JAMES FRANCIOSA	85	51	34	<1%
ALAN H FRIEDMAN	43	26	17	<1%
SEAN GERCSAK	2866	1720	1146	<1%
SEAN GERCSAK	1433	860	573	<1%
IRVIN GERLING	15	9	6	<1%
STEPHEN GILLIS	33	20	13	<1%
JAMIE GOLDSTEIN	5353	3212	2141	<1%
EARL W. GRADEN	287	172	115	<1%
DENNIS GRAYSON	215	129	86	<1%
DANIEL M GREENE	36	22	14	<1%
ROBERT GREENHOW	422	253	169	<1%
NUNZIO GUERRIERO	172	104	68	<1%
KYLE GULLICKSON	1433	860	573	<1%
MARIA GUTIERREZ-GALEANO	430	258	172	<1%
ROBERT HALPIN	359	215	144	<1%
LISA K HASTINGS	58	35	23	<1%
JOHN HAY	72	43	29	<1%
PAUL J. HEAL	3582	2150	1432	<1%
SUSAN HEATHCOTE	2293	1376	917	<1%
BRYAN HENRY	2866	1720	1146	<1%

Alt-14

FRED JOSEPH HERCULES	753	452	301	<1%
MICHAEL HEWETT	1075	645	430	<1%
SHINICHI HIRABAYASHI	215	129	86	<1%
DENNIS HOESGEN	2866	1720	1146	<1%
ERIC HOESGEN	2866	1720	1146	<1%
BRANDON HOLDRIDGE	896	538	358	<1%
AMY HOWARD	85	51	34	<1%
KEVIN HUBER	180	108	72	<1%
CORT HUGHES	180	108	72	<1%
DAVID IMSCHWEILER	287	172	115	<1%
DAVID INGRAM	29	18	11	<1%
KEVIN JACOBS	86	52	34	<1%
BRADLEY JACOKES	6528	3917	2611	<1%
VIRGINIA JARAMILLO	180	108	72	<1%
ROBYN JENNER	33	20	13	<1%
JOHNNIE & EDDIE MAE BARRON-SMITH	359	215	144	<1%
ALON KALIDYN	402	241	161	<1%
RICHARD ALAN KALISCH	127	76	51	<1%
SETH KALYAN	287	172	115	<1%
ZAYN KALYAN	20419	12252	8167	<1%
ILIA KATIRAEE	160	96	64	<1%
ALEX HARVEY KAUFMAN	162	97	65	<1%
DERRICK R KAUK	144	86	58	<1%
MICHAEL D KAYS	86	52	34	<1%
GARY KELLY	5	3	2	<1%
MICHAEL KERKHOF	287	172	115	<1%
DON C. & SANDRA M. KERZEE	180	108	72	<1%
DAVID KINGSLEY	72	43	29	<1%
ROBERT KIRSTIUK	860	516	344	<1%
MICHAEL KLINE	1003	602	401	<1%
KARSTEN KLUG	29	18	11	<1%
IVAN KMECKO	645	387	258	<1%
CHRISTOPH KNUTTEL	101	61	40	<1%
RONALD KOHLER	2579	1548	1031	<1%
FRED KOLYBABA	48	29	19	<1%
MARK KUHN	108	65	43	<1%
RICHARD KURTZ	1003	602	401	<1%
VLADIMIR KUZIN	2866	1720	1146	<1%
PHILIP KUZYK	1433	860	573	<1%
STEVEN W. & DIANE M. LEE	180	108	72	<1%
ANNE A LEGER	43	26	17	<1%
PAUL LEGER	43	26	17	<1%
WILLIAM LEVIN	538	323	215	<1%
LINDA BARGSLEY LINDBURG	215	129	86	<1%
CYNTHIA MARIE LOVE	60	36	24	<1%
LAMAR E LOVE	80	48	32	<1%
SHEILA LOVE	9	6	3	<1%
DAMIEN LOWRY	2866	1720	1146	<1%
AMY MACKAY	32	20	12	<1%
BRUCE MACKINNON	287	172	115	<1%
PAUL MACNEILL	129	78	51	<1%
GRANT MAGDOVITZ	474	285	189	<1%

Alt-15

DEAN MAHER	182	109	73	<1%
SOCKY MAILA	32	20	12	<1%
DOUG MARCH	9456	5674	3782	<1%
DIANA MARK	287	172	115	<1%
DEAN MARTIN	72	43	29	<1%
EDOARDO MASSARO	33	20	13	<1%
MAUDO MASSARO	33	20	13	<1%
VALERIO MASSARO	33	20	13	<1%
PATRICK TERENCE MCALLISTER	64	39	25	<1%
KEVIN MCBRIDE	359	215	144	<1%
COREY MCGILL	33	20	13	<1%
JUDY MCKENZIE	5	3	2	<1%
ANGELA MCKERRAL	4299	2579	1720	<1%
MICHAEL MCMANUS	81	49	32	<1%
JOHN MCNEILAGE	33	20	13	<1%
MITCH MEADOWS	180	108	72	<1%
DOUGLAS MILLS	287	172	115	<1%
MICHAEL MILLS	430	258	172	<1%
JERRY MINNI	1147	688	459	<1%
BRAD MITCHELL	72	43	29	<1%
JASON MOCH	144	86	58	<1%
JAN MOIR	63	38	25	<1%
MICHAEL MOORE	287	172	115	<1%
LISA MORGAN	2293	1376	917	<1%
EDWARD MORIN	1827	1097	730	<1%
CHRISTIAN MUELLER	22	13	9	<1%
JOYCE C MUNNINGS	52	32	20	<1%
MICHAEL F MUNNINGS	15	9	6	<1%
CHAD MURRY	42	25	17	<1%
DEAN MYLALSINGH	33	20	13	<1%
MARTIN NICHOLSON	1791	1075	716	<1%
DAVID NISSEN	43	26	17	<1%
CONNIE PARKER	717	430	287	<1%
CHRIS PARRY	430	258	172	<1%
MRS VICTORIA E PATTERSON	144	86	58	<1%
SUNEETH PATWARI	43	26	17	<1%
STEVEN PAYNE	359	215	144	<1%
ROBERT IRVIN PEDIGO	181	109	72	<1%
BLAKE W PELLETIER	15	9	6	<1%
ROBERT J POLVERE	72	43	29	<1%
DEAN D PORTER	11	7	4	<1%
PAUL QUILKEY	1147	688	459	<1%
HARRY M RAPKIN	36	22	14	<1%
LARRY REID	717	430	287	<1%
GERD REINIG	85	51	34	<1%
MARY CECELIA RITZ	43	26	17	<1%
BRANDON ROOK	430	258	172	<1%
ANTHONY F DE ROSA	106	64	42	<1%
BARBARA ROSENBERG &	127	76	51	<1%
JACK ROSS	1011	607	404	<1%
STUART ROSS	860	516	344	<1%
MICHAEL ROTHER	1003	602	401	<1%
MICHAEL ROTHER	717	430	287	<1%
MAURICE RUST	36	22	14	<1%
MAXIMILIAN SALI	574	344	230	<1%
SHARON SAVOIE	33	20	13	<1%
RUSTY SCHMIDT	538	323	215	<1%
JACK SCHNEIDER	144	86	58	<1%
EDMUND G. SCHUYLER	1433	860	573	<1%
ALEXANDRE SCHWAB	7164	4299	2865	<1%
WALTER SCHWERDTFEGER	180	108	72	<1%
WALTER JR. SCHWERDTFEGER	180	108	72	<1%

Alt-16

DARA FELICE SEDAKA	43	26	17	<1%
MYLES A SEMAN	58	35	23	<1%
GINA SENESE	59	35	24	<1%
SIDDHARTHA SENROY	17193	10316	6877	<1%
BRIAN SHEARON	32	19	13	<1%
CATHERINE SHEARON	51	31	20	<1%
MICHAELYN SHELLEY-DAVID	43	26	17	<1%
LAWRENCE SIEGEL	860	516	344	<1%
ADRIAN M SIMM	86	52	34	<1%
JOHN SINGERA	144	86	58	<1%
BAKHTAWAR SINGH	66	40	26	<1%
HOLLY L SINGH	66	40	26	<1%
ROBERT SOLKNER	29	18	11	<1%
RUBEN G SOTO	467	280	187	<1%
ADELE STONAWSKI	1433	860	573	<1%
ELAINE LESLIE STRIDE	1970	1182	788	<1%
KEITH ELLIOTT STRIDE	9671	5803	3868	<1%
SAFAK SUBASI	144	86	58	<1%
GRACE L. SURDIS	402	241	161	<1%
STEVEN PAUL SZARKA	144	86	58	<1%
MICHAEL THIBAULT	860	516	344	<1%
HANS-JUERGEN THOMAS	8	5	3	<1%
KEVIN THOMPSON	430	258	172	<1%
GARY DOUGLAS THRASH	43	26	17	<1%
CARSON TING	574	344	230	<1%
EDWIN S TOPOREK	43	26	17	<1%
CAROL TOWNSEND	21491	12895	8596	<1%
KEN TOWNSEND	940	564	376	<1%
MICHAEL TOWNSEND	17647	10589	7058	<1%
VINCENT A. TRIMBALI JR.	538	323	215	<1%
MICHAEL D TRIPP	796	478	318	<1%
THOMAS TROFE	43	26	17	<1%
ANGELO TURICIANO	85	51	34	<1%
ANASTACIA L. TURNER	101	61	40	<1%
GEORGE VAN VALKENBURG JR	1433	860	573	<1%
MARK VANRY	1147	688	459	<1%
CHRIS VETSCH	169	102	67	<1%
TRACY DOMINIC VIGIL IRA	7164	4299	2865	<1%
ELENA ANNA THEODORA VIKIS	430	258	172	<1%
PRADEEP K VOHORA	72	43	29	<1%
LAURA WASILENKOFF	1433	860	573	<1%
LARRY WATSON	538	323	215	<1%
ROSS WESTBROOK	5015	3009	2006	<1%

Alt-17

HUBERT H WILLER III	85	51	34	<1%
ALLEN WILSON	3869	2321	1548	<1%
BERNARD WINKLER &	86	52	34	<1%
LESTER WINOGRADE	43	26	17	<1%
BRETT JOSEPH WOLTERMAN	256	154	102	<1%
REX WOLTERMAN	860	516	344	<1%
RODNEY WOLTERMAN	2582	1550	1032	<1%
KAREN WONG	33	20	13	<1%
VLADISLAV YAMPOLSKY	62816	37690	25126	<1%
DARRYL YEA	8597	5158	3439	<1%
TRAVIS ZIPPE	287	172	115	<1%
CALVIN C ZOELLNER	29	18	11	<1%
JAMES ZUCCHERO	359	215	144	<1%
Mark Vanry	4331	2599	1732	<1%
Gary Feener	12204	7322	4882	<1%
Erick Factor	5774	3465	2309	<1%
Frances Hacett	1444	867	577	<1%
Murray Caruth	1444	867	577	<1%
Jurgen Alps	1444	867	577	<1%
Dieter Anding	2100	1260	840	<1%
Robert Berger	2100	1260	840	<1%
Matthias Blume	7217	4331	2886	<1%
Matthias Bornitz	1575	945	630	<1%
Andreas Brueckner	3543	2126	1417	<1%
Seamus Byrne	4331	2599	1732	<1%
Andreas Elsner	1444	867	577	<1%
Marius Frassek	1444	867	577	<1%
Simon Gaschler	1838	1103	735	<1%
Michael Georgii	657	394	263	<1%
Felix Glueck	2100	1260	840	<1%
Sven Hanisch	2100	1260	840	<1%
Gaby Hofmann	1050	630	420	<1%
Karsten Klug	1050	630	420	<1%
Christoph Knuttel	2100	1260	840	<1%
Patrick Mildner	1050	630	420	<1%
Christian Mueller	4331	2599	1732	<1%
Brunhilde Paulus	1706	1024	682	<1%
Paul Quilkey	4331	2599	1732	<1%
Roland Raddatz	2100	1260	840	<1%
Christian Rupschus	1050	630	420	<1%
Michael Sailer	1050	630	420	<1%
Christian Schoenfeld	2887	1733	1154	<1%
Alexander Schramek	2100	1260	840	<1%
Reiner Seitz	1050	630	420	<1%
Mark Vanry	4331	2599	1732	<1%
Malte Viering	1444	867	577	<1%
Ralf Wagner	7217	4331	2886	<1%
Rachel A. Miller	142384	85430	56954	<1%
Charles E. Watson	14239	8543	5696	<1%
Dean Watt	8483	5090	3393	<1%
Stephen Saterbo	7066	4240	2826	<1%
Frank Frysiek	5637	3382	2255	<1%
Ruben Soto	3518	2111	1407	<1%
Madison Adam	140	84	56	<1%

Alt-18

Geoffrey Balderson	233	140	93	<1%
William Barber	280	168	112	<1%
Mark Vanry	280	168	112	<1%
Anna Cervantes	768	461	307	<1%
Robert Kirstiuk	280	168	112	<1%
Diana Mark	94	56	38	<1%
Brandon Rook	140	84	56	<1%
Stuart Ross	280	168	112	<1%
Jack Schneider	47	28	19	<1%
Lawrence Siegel	280	168	112	<1%
Michael Thibault	280	168	112	<1%
Mark Vanry	94	56	38	<1%
Maximilian Sali	187	112	75	<1%
Laura Wasilenkoff	466	280	186	<1%
Philip Kuzyk	466	280	186	<1%
Barry Larson	931	559	372	<1%
Michael Hewett	233	140	93	<1%
Ross Westbrook	1396	838	558	<1%
Raymond Christian	1164	698	466	<1%
Clark Colby	233	140	93	<1%
Paul J. Heal	2327	1396	931	<1%
Brandon Holdridge	582	349	233	<1%
David Imschweiler	187	112	75	<1%
Alex Harvey Kaufman	47	28	19	<1%
Don C. & Sandra M. Kerzee	117	70	47	<1%
Ivan Kmecko	326	196	130	<1%
Steven W. & Diane M. Lee	117	70	47	<1%
Linda Bargsley Lindburg	140	84	56	<1%
Grant Magdovitz	233	140	93	<1%
Larry Reid	466	280	186	<1%
Jack Ross	424	255	169	<1%
Jack Ross	233	140	93	<1%
Rusty Schmidt	349	210	139	<1%
Edmund G. Schuyler	466	280	186	<1%
James Zucchero	233	140	93	<1%
Eddie Morin	349	210	139	<1%
Keith Andrew Ball	466	280	186	<1%
James Douglas Benson	466	280	186	<1%
Timothy Besaw	466	280	186	<1%
Mary Brackenhoff	117	70	47	<1%
James L Chaput & Janice D Chaput	2327	1396	931	<1%
Peter Connolly	117	70	47	<1%
Ted Crofts	117	70	47	<1%
Robert Dowling	117	70	47	<1%
Anthony Fedele	117	70	47	<1%
Cort Hughes	117	70	47	<1%
Mark Kuhn	70	42	28	<1%
William Levin	233	140	93	<1%
Edmund G. Schuyler	466	280	186	<1%
Larry Watson	233	140	93	<1%
Kevin McBride	233	140	93	<1%
Robert Dowling	233	140	93	<1%

Alt-19

Footnotes

1	Alain D. Bourassa is the principal of BOURASSA PROFESSIONAL CORP., and has voting control and investment discretion over the securities reported herein which are held by Scotia Capital Inc. in trust for BOURASSA PROFESSIONAL CORP..
2	Alan Berge is the principal of HAYWOOD SECURITIES INC. and has voting control and investment discretion over the securities reported herein which are held by HAYWOOD SECURITIES INC.
3	Alistair Maxwell is the principal of Beacon Securities Ltd. , and has voting control and investment discretion over the securities reported herein which are held by Fidelity Clearing Canada in trust for Beacon Securities Ltd. .
4	Andrew Kohler is the principal of Andrew Kohler Professional Corp., and has voting control and investment discretion over the securities reported herein which are held by National Bank Inc. in trust for Andrew Kohler Professional Corp..
5	B.Scott is the principal of Columbia St Holdings, has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Columbia St Holdings.
6	Barkatali Lalani is the principal of Water Street Assets Inc., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Water Street Assets Inc..
7	Bill Keen is the principal of BMN KEEN ENTERPRISES , and has voting control and investment discretion over the securities reported herein which are held by National Bank Inc. in trust for BMN KEEN ENTERPRISES .
8	Brad Aelicks is the principal of Bronze Resources Ltd., and has voting control and investment discretion over the securities reported herein which are held by PI Financial Corp. in trust for Bronze Resources Ltd..
9	Brad Docherty is the principal of B.D. Corporate Services Inc., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for B.D. Corporate Services Inc..
10	Brett Thorne is the principal of ROYTOR & CO. and has voting control and investment discretion over the securities reported herein which are held by ROYTOR & CO.
11	Brian Kowall is the principal of Brian Kowall Holdings Ltd., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Brian Kowall Holdings Ltd..
12	Bryan Arthur is the principal of Interrobang Ventures Ltd., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Interrobang Ventures Ltd..
13	Cara Tarbaj is the principal of CD PRODUCTIONS INC, and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for CD PRODUCTIONS INC.
14	Catherine Coyle is the principal of Catherine Coyle Trust Holdings Inc., and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for Catherine Coyle Trust Holdings Inc..
15	Chris Grannan is the principal of CHURCH STREET STEAKHOUSE AND PUB INC, and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for CHURCH STREET STEAKHOUSE AND PUB INC.
16	Craig Puetz is the principal of Puetz Family Trust, has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Puetz Family Trust.
17	Craig Taylor is the principal of 576112 B.C. Ltd., and has voting control and investment discretion over the securities reported herein which are held by PI Financial Corp. in trust for 576112 B.C. Ltd..
18	D.E. Craig is the principal of Dr. D.E. Craig Professional Corporation, and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for Dr. D.E. Craig Professional Corporation.
19	Dan Daviau is the principal of CANACCORD GENUITY CORP and has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP.
20	Daniel Gormley is the principal of Danahelo Holdings Ltd., and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for Danahelo Holdings Ltd..
21	David Baker is the principal of D. Baker Capital Inc., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for D. Baker Capital Inc..
22	David Malm is the principal of Violetta Holdings Ltd., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Violetta Holdings Ltd..
23	David Sword is the principal of Fisher Pond Inc., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Fisher Pond Inc..
24	David Wood is the principal of Zenith Appraisal & Land Consulting Ltd., and has voting control and investment discretion over the securities reported herein which are held by PI Financial Corp. in trust for Zenith Appraisal & Land Consulting Ltd..
25	Denis Ricard is the principal of Industrial Alliance Securities Inc. and has voting control and investment discretion over the securities reported herein which are held by Alliance Securities Inc.
26	Donald Parkin is the principal of DLCS Holdings Ltd., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for DLCS Holdings Ltd..
27	Donna Jubin is the principal of 101049658 SASKATCHEWAN LTD, and has voting control and investment discretion over the securities reported herein which are held by Investor Company Inc. in trust for 101049658 SASKATCHEWAN LTD.
28	Donna Jubin is the principal of Investor Company Inc. and has voting control and investment discretion over the securities reported herein which are held by Investor Company Inc.
29	Doug Simpson is the principal of Doug Simpson Investments Ltd., and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for Doug Simpson Investments Ltd..
30	Dwayne Lashyn is the principal of Quantico Capital Corp., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Quantico Capital Corp..
31	Genevieve Roch-Decter is the principal of CAPITAL ADVISORY INC., and has voting control and investment discretion over the securities reported herein which are held by Fidelity Clearing Canada in trust for CAPITAL ADVISORY INC..

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32	Genevieve Roch-Decter is the principal of GENEVIEVE ENTERPRISE CORP (32010M), and has voting control and investment discretion over the securities reported herein which are held by National Bank Inc. in trust for GENEVIEVE ENTERPRISE CORP (32010M).
33	Gordon Height is the principal of G & L Height Holdings Ltd., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for G & L Height Holdings Ltd..
34	Gordon Lahanky is the principal of Bohdon Holdings Inc., and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for Bohdon Holdings Inc..
35	Graham Saunders is the principal of The Saunders Family Trust, has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for The Saunders Family Trust.
36	Greg Walton is the principal of GREG WALTON INVESTMENTS LIMITED, and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for GREG WALTON INVESTMENTS LIMITED.
37	Gregg Sedun is the principal of Alcaron Capital Corp., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Alcaron Capital Corp..
38	Helen Beach is the principal of G.A Beach Consultants Ltd., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for G.A Beach Consultants Ltd..
39	Hesham Osman is the principal of THE HESHAM OSMAN FAMILY TRUST, and has voting control and investment discretion over the securities reported herein which are held by National Bank Inc. in trust for THE HESHAM OSMAN FAMILY TRUST.
40	Howard Klein is the principal of 4390270 Canada Inc., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for 4390270 Canada Inc..
41	J.Diygkas Hoyes is the principal of GCPD Ontario Inc., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for GCPD Ontario Inc..
42	James Longshores is the principal of Sausilito Ltd., and has voting control and investment discretion over the securities reported herein which are held by Haywoos Securities Inc. in trust for Sausilito Ltd..
43	James McRoberts is the principal of 897032 Alberta Inc., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for 897032 Alberta Inc..
44	James Roberts is the principal of Gift2Gift Corp., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Gift2Gift Corp..
45	Jasdeep Rai is the principal of ATP Investments Inc, has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for ATP Investments Inc.
46	Jason Priestley is the principal of 1136124 BC ULC, has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for 1136124 BC ULC.
47	Jeff Green is the principal of 682501 Alberta Ltd., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for 682501 Alberta Ltd..
48	Jeff Hines is the principal of 1135541 ALBERTA LTD, and has voting control and investment discretion over the securities reported herein which are held by PI Financial Corp. in trust for 1135541 ALBERTA LTD.
49	Jeffrey Scott is the principal of Darringer Enterprise, has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Darringer Enterprise.
50	Jim Dale is the principal of Leede Jones Gable Inc. and has voting control and investment discretion over the securities reported herein which are held by Leede Jones Gable Inc.
51	John Mcleod is the principal of John C. McLeod Law Corp., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for John C. McLeod Law Corp..
52	John Millicheap is the principal of POINT FISHING LTD, and has voting control and investment discretion over the securities reported herein which are held by Fidelity Clearing Canada in trust for POINT FISHING LTD.
53	John Murray is the principal of John L. Murray Financial Services Ltd., and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for John L. Murray Financial Services Ltd..
54	John Reynolds is the principal of Gainey Consultants Inc. , has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Gainey Consultants Inc. .
55	John Weise is the principal of Merohiry Ontario Ltd., and has voting control and investment discretion over the securities reported herein which are held by Haywoos Securities Inc. in trust for Merohiry Ontario Ltd..
56	K. Moroz is the principal of THE ESTATE OF KELLY DEE MOROZ, and has voting control and investment discretion over the securities reported herein which are held by PI Financial Corp. in trust for THE ESTATE OF KELLY DEE MOROZ.
57	Kelly Pladson is the principal of Nia Capital Corp., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Nia Capital Corp..
58	Lars Taylor is the principal of 1130065 BC LTD , and has voting control and investment discretion over the securities reported herein which are held by National Bank Inc. in trust for 1130065 BC LTD .
59	Luke Moffett is the principal of James Avery Grace Corp., and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for James Avery Grace Corp..
60	Luke Moffett is the principal of Nilock Capital Corp., and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for Nilock Capital Corp..
61	Lyle Wunderlick is the principal of 769644 Alberta Ltd., and has voting control and investment discretion over the securities reported herein which are held by PI Financial Corp. in trust for 769644 Alberta Ltd..
62	Matt Langford is the principal of Terra Capital New Horizons Fund, and has voting control and investment discretion over the securities reported herein which are held by ROYTOR & Co. in trust for Terra Capital New Horizons Fund.
63	Matthew LeRoy is the principal of 608266 NB Ltd., and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for 608266 NB Ltd..

Alt-21

64	Melamangalam Venkateswaran is the principal of 0885093 BC Ltd., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for 0885093 BC Ltd..
65	Michael Halvorson is the principal of Halcorp Capital Ltd., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Halcorp Capital Ltd..
66	Neil Currie is the principal of Capital Event Management, and has voting control and investment discretion over the securities reported herein which are held by PI Financial Corp. in trust for Capital Event Management.
67	Nicole Marchand is the principal of 2587557 ONTARIO INC, and has voting control and investment discretion over the securities reported herein which are held by Fidelity Clearing Canada in trust for 2587557 ONTARIO INC.
68	Oran Dorel is the principal of Mardi Bengal Investments Pty Ltd, has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Mardi Bengal Investments Pty Ltd.
69	Peter Brown is the principal of Maclachlan Investments Corp., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Maclachlan Investments Corp..
70	Phillip Lo is the principal of 641470 Alberta Ltd, has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for 641470 Alberta Ltd.
71	Piere Andre Beaulieu is the principal of Dr. Pierre Andre Beaulieu Prof. Corp., and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for Dr. Pierre Andre Beaulieu Prof. Corp..
72	Raymond Reed is the principal of Raymond Reed Enterprises Ltd., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Raymond Reed Enterprises Ltd..
73	Richard Borden is the principal of Richard P. Borden Professional Corporation, has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Richard P. Borden Professional Corporation.
74	Richard Funk is the principal of Lorick Holdings Ltd., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Lorick Holdings Ltd..
75	Richard Strang is the principal of RDDS Holdings Ltd., and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for RDDS Holdings Ltd..
76	Richard Strang is the principal of Strang's Produce Inc., and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for Strang's Produce Inc..
77	Richard Thomas is the principal of PI Financial Corp. and has voting control and investment discretion over the securities reported herein which are held by PI Financial Corp.
78	Ryan Kennedy is the principal of 636579 NB Inc., and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for 636579 NB Inc..
79	Sean Easton is the principal of 1073331 BC Ltd., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for 1073331 BC Ltd..
80	Steven Marshall is the principal of ITF HYBRID FINANCIAL LTD., and has voting control and investment discretion over the securities reported herein which are held by Fidelity Clearing Canada in trust for ITF HYBRID FINANCIAL LTD..
81	These shares are held by BMO NESBITT BURNS INC TR in trust for the shareholder.
82	These shares are held by CANACCORD GENUITY CORP in trust for the shareholder.
83	These shares are held by Desjardins in trust for the shareholder.
84	These shares are held by GMP Securities LP in trust for the shareholder.
85	These shares are held by GUNDY CO TR in trust for the shareholder.
86	These shares are held by HAYWOOD SECURITIES INC TR in trust for the shareholder.
87	These shares are held by Interactive Brokers UK Ltd. TR in trust for the shareholder.
88	These shares are held by Investor Company Inc. in trust for the shareholder.
89	These shares are held by Laurentian Bank Securities Inc. in trust for the shareholder.
90	These shares are held by Leede Jones Gable Inc. in trust for the shareholder.
91	These shares are held by National Bank Financial Inc. in trust for the shareholder.
92	These shares are held by PI Financial Corp. in trust for the shareholder.
93	These shares are held by RBC INVESTOR SERVICES in trust for the shareholder.
94	These shares are held by Scotia Capital Inc. in trust for the shareholder.
95	These shares are held by TD Ameritrade in trust for the shareholder.
96	Thomas Cumming is the principal of Cumming Construction Ltd., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Cumming Construction Ltd..
97	Troy Arsenault is the principal of Arsenault Solutions Inc., has voting control and investment discretion over the securities reported herein which are held by CANACCORD GENUITY CORP in trust for Arsenault Solutions Inc..
98	Wayne Chamberlain is the principal of Covalent Enterprises Ltd., and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for Covalent Enterprises Ltd..
99	Wendy Jarvis is the principal of BeepsCo Ltd., and has voting control and investment discretion over the securities reported herein which are held by PI Financial Corp. in trust for BeepsCo Ltd..
100	Wendy Jarvis is the principal of Weldwood Inc., and has voting control and investment discretion over the securities reported herein which are held by PI Financial Corp. in trust for Weldwood Inc..
101	Whitney George is the principal of National Bank Financial Inc. and has voting control and investment discretion over the securities reported herein which are held by National Bank Financial Inc.
102	Naseer Fatima is the principal of HT HOLDINGS and has voting control and investment discretion over the securities reported herein that are held by Naseer Fatima.

Alt-22

103	Robyn Knox is the principal of PEISES CORP. and has voting control and investment discretion over the securities reported herein that are held by Robyn Knox.
104	Naseer Fatima is the principal of SKYVIEW CORP and has voting control and investment discretion over the securities reported herein that are held by Naseer Fatima.
105	Peter Goldstein is the principal of Exchange Listing and has voting control and investment discretion over the securities reported herein that are held by Peter Goldstein.
106	Diana Klejne is the principal of 1056365 BC LTD and has voting control and investment discretion over the securities reported herein that are held by Diana Klejne.
107	Judy Kalyan is the principal of 1177883 BC LTD and has voting control and investment discretion over the securities reported herein that are held by Judy Kalyan.
108	Kyle Lennie is the principal of 514751 NB INC and has voting control and investment discretion over the securities reported herein that are held by Kyle Lennie.
109	Craig Taylor is the principal of 576112 BC LTD and has voting control and investment discretion over the securities reported herein that are held by Craig Taylor.
110	Kyle Lennie is the principal of 680286 NB INC and has voting control and investment discretion over the securities reported herein that are held by Kyle Lennie.
111	Joseph Michael is the principal of 7A J.A.M. CORPORATION and has voting control and investment discretion over the securities reported herein that are held by Joseph Michael.
112	Gary Kelly is the principal of ADVISIR VENTURES LTD. and has voting control and investment discretion over the securities reported herein that are held by Gary Kelly.
113	R.L.S. Nook is the principal of AKCCE INC and has voting control and investment discretion over the securities reported herein that are held by R.L.S. Nook.
114	Negar Adam is the principal of ALL SEASONS CONSULTING INC and has voting control and investment discretion over the securities reported herein that are held by Negar Adam.
115	Dan Cannon is the principal of ARTILLERY ONE INC and has voting control and investment discretion over the securities reported herein that are held by Dan Cannon.
116	Matthew Banister is the principal of BANISTER & MILLER, PLLC and has voting control and investment discretion over the securities reported herein that are held by Matthew Banister.
117	Craig Loucks is the principal of BIG SKY PRIVATE EQUITY LLC and has voting control and investment discretion over the securities reported herein that are held by Craig Loucks.
118	Jeff Tindale is the principal of BIRKEN CAPITAL PARTNERS LTD. and has voting control and investment discretion over the securities reported herein that are held by Jeff Tindale.
119	Doyce Boesch is the principal of BOESCH & COMPANY and has voting control and investment discretion over the securities reported herein that are held by Doyce Boesch.
120	W. Ray Boreham is the principal of WILLIAM RAY BOREHAM TR and has voting control and investment discretion over the securities reported herein that are held by W. Ray Boreham.
121	David Ponn is the principal of CAMM GLOBAL INC and has voting control and investment discretion over the securities reported herein that are held by David Ponn.
122	Michael Townsend is the principal of CANNON BRIDGE CAPITAL CORP. and has voting control and investment discretion over the securities reported herein that are held by Michael Townsend.
123	Carson Levit is the principal of CARSON LEVIT TR and has voting control and investment discretion over the securities reported herein that are held by Carson Levit.
124	Kevin Sampson is the principal of CDS & CO and has voting control and investment discretion over the securities reported herein that are held by Kevin Sampson.
125	Michael Rodger is the principal of DIG MEDIA INC. and has voting control and investment discretion over the securities reported herein that are held by Michael Rodger.
126	Michael Albanese is the principal of FOLKLORE ENTERTAINMENT LLC and has voting control and investment discretion over the securities reported herein that are held by Michael Albanese.
127	Jonathan Living is the principal of FOUNTAINHEAD MERCHANT BANCORP INC. and has voting control and investment discretion over the securities reported herein that are held by Jonathan Living.
128	Genevieve Roch-Decter is the principal of GENEVIEVE ENTERPRISE CORP and has voting control and investment discretion over the securities reported herein that are held by Genevieve Roch-Decter.
129	Diana Mark is the principal of GREYSTONE CORPORATE SERVICES INC. and has voting control and investment discretion over the securities reported herein that are held by Diana Mark.
130	Tomek Antoniak is the principal of IN THE ROOM MEDIA INC. and has voting control and investment discretion over the securities reported herein that are held by Tomek Antoniak.
131	Daryl Jambrich is the principal of MACKIE RESEARCH CAPITAL CORP TR and has voting control and investment discretion over the securities reported herein that are held by Daryl Jambrich.
132	Michael Townsend is the principal of KADENWOOD CAPITAL CORP and has voting control and investment discretion over the securities reported herein that are held by Michael Townsend.
133	Michael Townsend is the principal of KADENWOOD DEVELOPMENT CORP. and has voting control and investment discretion over the securities reported herein that are held by Michael Townsend.
134	Michael Townsend is the principal of KADENWOOD VENTURES CORP and has voting control and investment discretion over the securities reported herein that are held by Michael Townsend.
135	Demetrios Synzinos is the principal of KORAMO LIMITED and has voting control and investment discretion over the securities reported herein that are held by Demetrios Synzinos.

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136	Paul Leger is the principal of LEG HOLDINGS INC and has voting control and investment discretion over the securities reported herein that are held by Paul Leger.
137	Leland Baker is the principal of LELAND L BAKER JR TR and has voting control and investment discretion over the securities reported herein that are held by Leland Baker.
138	Damien Lowry is the principal of LEVEL 3 CAPITAL MANAGEMENT INC. and has voting control and investment discretion over the securities reported herein that are held by Damien Lowry.
139	Barry McGilligan is the principal of MCGILLIGAN BARRY INVESTMENTS LTD and has voting control and investment discretion over the securities reported herein that are held by Barry McGilligan.
140	George Velarde is the principal of MEGA DEALER LLC and has voting control and investment discretion over the securities reported herein that are held by George Velarde.
141	Russell Nelson is the principal of NELSON FAMILY LIVING TRUST DATED 9/13/20 and has voting control and investment discretion over the securities reported herein that are held by Russell Nelson.
142	Jason Coles is the principal of NORTH EQUITIES CORP and has voting control and investment discretion over the securities reported herein that are held by Jason Coles.
143	Taylor Gavinchuck is the principal of PACER CAPITAL CORP and has voting control and investment discretion over the securities reported herein that are held by Taylor Gavinchuck.
144	Robyn Knox is the principal of PEISES CORP. and has voting control and investment discretion over the securities reported herein that are held by Robyn Knox.
145	Peter Feifel is the principal of PETER A FEIFEL PROFESSIONAL CORPORATION and has voting control and investment discretion over the securities reported herein that are held by Peter Feifel.
146	Alain Lemay is the principal of PLACEMENTS ALAIN LEMAY INC and has voting control and investment discretion over the securities reported herein that are held by Alain Lemay.
147	Robert Turner is the principal of PLAYGROUND MEDIA INC and has voting control and investment discretion over the securities reported herein that are held by Robert Turner.
148	Rosalind Cross is the principal of RATHERBY INVESTMENTS LLC and has voting control and investment discretion over the securities reported herein that are held by Rosalind Cross.
149	Nav Dhaliwahl is the principal of RSD CAPITAL CORP. and has voting control and investment discretion over the securities reported herein that are held by Nav Dhaliwahl.
150	John Longphee is the principal of SEVEN SEVEN SEVEN HOLDINGS LTD and has voting control and investment discretion over the securities reported herein that are held by John Longphee.
151	Kelli Nguyen is the principal of SIENAG HOLDINGS LLC and has voting control and investment discretion over the securities reported herein that are held by Kelli Nguyen.
152	Chris Hunt is the principal of SKYE CORPORATE HOLDINGS, INC. and has voting control and investment discretion over the securities reported herein that are held by Chris Hunt.
153	Geoff Balderson is the principal of SPECTRE CAPITAL CORP. and has voting control and investment discretion over the securities reported herein that are held by Geoff Balderson.
154	Michael Townsend is the principal of SPECTRE INVESTMENTS INC. and has voting control and investment discretion over the securities reported herein that are held by Michael Townsend.
155	Jag Sanger is the principal of STOCKHOUSE PUBLISHING LTD. and has voting control and investment discretion over the securities reported herein that are held by Jag Sanger.
156	Patrick H. Ryan is the principal of THE IRA CLUB F/B/O PATRICK H. RYAN, JR. and has voting control and investment discretion over the securities reported herein that are held by Patrick H. Ryan.
157	Leonard Clough is the principal of TORO PACIFIC MANAGEMENT INC and has voting control and investment discretion over the securities reported herein that are held by Leonard Clough.
158	Daniel C. Faller is the principal of DANIEL C FALLER TR and has voting control and investment discretion over the securities reported herein that are held by Daniel C. Faller.
159	David Godber is the principal of DAVID GODBER TR and has voting control and investment discretion over the securities reported herein that are held by David Godber.
160	Martin Cheatham is the principal of MARTIN DEANE CHEATHAM JR TR and has voting control and investment discretion over the securities reported herein that are held by Martin Cheatham.
161	Mike Smith is the principal of TRAILER PARK BOYS INCORPORATED and has voting control and investment discretion over the securities reported herein that are held by Mike Smith.
162	Barkatali Lalani is the principal of WATER STREET ASSETS INC. and has voting control and investment discretion over the securities reported herein that are held by Barkatali Lalani.
163	Andrew Donaldson is the principal of WESTLAKE CONSULTING, LLC and has voting control and investment discretion over the securities reported herein that are held by Andrew Donaldson.
164	Walter Neil is the principal of WKN LLC and has voting control and investment discretion over the securities reported herein that are held by Walter Neil.
165	Bruce Young is the principal of YOUNG STRATEGIES LTD and has voting control and investment discretion over the securities reported herein that are held by Bruce Young.
166	Jeff Steinke is the principal of ZERO GRAVITY CAPITAL CORP. and has voting control and investment discretion over the securities reported herein that are held by Jeff Steinke.
167	Mike Smith is the principal of TRAILER PARK BOYS INCORPORATED and has voting control and investment discretion over the securities reported herein that are held by Mike Smith.
168	Carsten Schulz is the principal of Lynx BV Germany Branch (Carsten Schulz) and has voting control and investment discretion over the securities reported herein that are held by Carsten Schulz.

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169	Klaus Schulz is the principal of Lynx BV Germany Branch (Klaus Schulz) and has voting control and investment discretion over the securities reported herein that are held by Klaus Schulz.
170	Diana Mark is the principal of Greystone Corporate Services Inc. and has voting control and investment discretion over the securities reported herein that are held by Diana Mark.
171	Peter Feifel is the principal of Peter A. Feifel Professional Corporation and has voting control and investment discretion over the securities reported herein that are held by Peter Feifel.
172	Robert Turner is the principal of Playground Media Inc. and has voting control and investment discretion over the securities reported herein that are held by Robert Turner.
173	Daniel or Jeanne Marie McNellis is the principal of Daniel J. McNellis and Jeanne Marie McNellis Revocable Trust Agreement Dated September 26, 2017 and has voting control and investment discretion over the securities reported herein that are held by Daniel or Jeanne Marie McNellis.
174	Negar Adam is the principal of All Seasons Consulting Inc. and has voting control and investment discretion over the securities reported herein that are held by Negar Adam.
175	Carrie Cesarone is the principal of Athena Ventures Inc. and has voting control and investment discretion over the securities reported herein that are held by Carrie Cesarone.
176	Jeff Tindale is the principal of Birken Capital Partners Ltd. and has voting control and investment discretion over the securities reported herein that are held by Jeff Tindale.
177	David Ponn is the principal of Camm Global Inc. and has voting control and investment discretion over the securities reported herein that are held by David Ponn.
178	Walter Neil is the principal of WKN, LLC and has voting control and investment discretion over the securities reported herein that are held by Walter Neil.
179	Bruce Young is the principal of Young Strategies Ltd. and has voting control and investment discretion over the securities reported herein that are held by Bruce Young.
180	Jeff Steinke is the principal of Zero Gravity Capital Corp. and has voting control and investment discretion over the securities reported herein that are held by Jeff Steinke.
181	Demetrios Synzinos is the principal of Koramo Limited and has voting control and investment discretion over the securities reported herein that are held by Demetrios Synzinos.
182	Russell Nelson is the principal of Advisir Ventures Ltd. and has voting control and investment discretion over the securities reported herein that are held by Russell Nelson.
183	David Kean is the principal of Niche Investor Services and has voting control and investment discretion over the securities reported herein that are held by David Kean.
184	Catherine Coyle is the principal of Coyle Trust Holdings Inc., and has voting control and investment discretion over the securities reported herein which are held by BMO Nesbitt Burns in trust for Coyle Trust Holdings Inc..

Explanatory Note

Shares issued to certain investors in connection with the restructuring of the Company and received pursuant to that certain exchange agreement executed by HOC and the investors (the “Exchange Shares) will be subject to the following: 2,549,486 shares of the Company representing sixty percent (60%) of the Exchange Shares shall immediately become eligible to enter the public float of the Company’s shares upon issuance. On the date, which is the date that is six months following the effective date of this registration statement, 1,087,822 of the Company’s shares representing twenty percent (20%) of the Exchange Shares shall become eligible to enter the public float of the Company. On the date, which is the date that is nine months following the effective date of this registration statement, 1,087,822 of the Company’s shares representing twenty percent (20%) of the Exchange Shares shall become eligible to enter the public float of the Company, after which all of the Exchange Shares shall have entered the public float. On January 24, 2025, Functional Brands ceased to be deemed a controlled company. Upon the completion of the restructuring of the Company, mainly consisting of a majority of shareholders of HOC executing exchange agreements to receive an equivalent amount of shares of Functional Brands in exchange for their equity in HOC as only consideration and upon the conversion described in the exchange agreement, pursuant to the recent completion of this transaction, as of the date of this prospectus, HOC holds the approximate amount of 13.8% of the total outstanding shares of Functional Brands. Functional Brands will be a majority publicly owned company as of the effective date of this prospectus.

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[Alternate Page for Resale Prospectus]

PLAN OF DISTRIBUTION

Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These sales will occur at a fixed price of $ per share until our ordinary shares are listed on a national securities exchange. Thereafter, these sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. A selling shareholder may use any one or more of the following methods when selling the shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling shareholders. The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders, but excluding brokerage commissions or underwriter discounts.

The selling shareholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

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[Alternate Page for Resale Prospectus]

The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other such person. In the event that any of the selling shareholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling shareholders will not be permitted to engage in short sales of common shares. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling shareholders will not be permitted to engage in a short sale of our shares. All of these limitations may affect the marketability of the shares.

If a selling shareholder notifies us that it has a material arrangement with a broker-dealer for the resale of the shares, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling shareholder and the broker-dealer.

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[Alternate Page for Resale Prospectus]

LEGAL MATTERS

The validity of the securities offered, shares of common stock, covered by this prospectus will be passed upon by Lucosky Brookman LLP.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, NASDAQ listing fee and FINRA filing fee, are estimates. We will pay all these expenses.

Amount
SEC registration fee	$2,893.59
NASDAQ listing fee	*
FINRA filing fee	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent fees and expenses	*
Printing and related fees	*
Miscellaneous	*
Total	$2,893.59

*	To be filed by amendment.

Item 14. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that none of our directors shall be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, agent of the corporation or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability.

Our Certificate of Incorporation and our Bylaws provide for indemnification of our directors and officers. Our Bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a legal representative, director, officer or employee or agent of our company, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, without more, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

The Company completed a Regulation Crowdfunding offering (“Offering”) under Section 4(a)(6) which provided an exemption from registration for certain crowdfunding transactions. The company filed its Offering statement on Form C through the EDGAR system and with Title3Funds.com as intermediary.

The Offering is for up to a maximum of $5,000,000 at a price of $1.40 per share with an offering deadline of Dec 31, 2023. The securities purchased in this Offering are subject to a number of restrictions including a restriction on resale for a period of one year.

On December 10, 2020, the Company entered into a licensing agreement with Hemptown Organics Corp. (the “licensor”) to use the Hemptown Naturals brand (the “asset”) on a non-exclusive, non-transferable basis for a period of 4 years. In return, 40,000,000 common shares were issued to the licensor at $0.001 per share with deemed proceeds of $40,000 as consideration.

Share Issuances

On January 15, 2025 the Company issued shares pursuant to an Advisory Agreement with a consultant provider to support the IPO process. The scope of work includes strategic review, consulting services, IPO readiness & execution as well as capital market advisory. Pursuant to the Advisory Agreement, the Company sold 86,240 shares of common stock for $100 to the consultant.

On January 17, 2025, the Company issued 2,485 shares of common stock for services.

On January 17, 2025 the holder of its Convertible Debenture converted an aggregate principal amount of $100,000 and accrued interest of $22,356.16 into 133,441 shares of common stock at a price equal to $0.92 per share.

Subsequent to September 30, 2024 the Company issued a total of 1,418 RSU’s that vest upon the completion of the Company’s initial public offering.

Item 16. Exhibits

(a) Exhibits.

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1***	Articles of Incorporation
3.2***	Amended and Restated Articles of Incorporation
3.3***	Bylaws of Functional Brands Inc.
3.4***	Amendment Name Change
3.5***	Cert of Amendment Increase Authorized Shares
3.6***	Cert of Amendment Reverse Split and Increase of authorized
3.7***	Consent Resolution – Reverse Split
4.1***	Form of Representative’s Warrant
4.2***	Specimen Common Stock Certificate
4.3***	Form of Series A Warrant
4.4***	Form of Series B Warrant
5.1***	Opinion of Lucosky Brookman LLP as to the legality of the shares
10.1***	License Agreement, dated July 7, 2021, between Trailer Park Boys Incorporated and Hemptown Organics Corp.
10.2***	Amendment to the License Agreement, dated August 16, 2023, between Trailer Park Boys Incorporated and Hemptown Organics Corp.
10.3***	Agreement, dated January 20, 2023, between HS Wholesale and Hemptown Naturals, Inc.
10.4***	Asset Purchase Agreement dated June 28, 2019
10.5***	Amendment No. 1 to the Asset Purchase Agreement dated November 30, 2021
10.6***	Amendment No. 2 to the Asset Purchase Agreement dated May 16, 2022
10.7***	Trademark Assignment Agreement dated July 11, 2019
10.8***	Domain Names Transfer Agreement dated July 11, 2019
10.9***	Assignment of Intangible Assets dated July 11, 2019
10.10***	First Amended Forbearance Agreement dated December 27, 2022
10.11***	Employment Agreement, dated April 1, 2023, between HTO Holdings Inc., Functional Brands Inc. and Hemptown Organics Corp., and Eric Gripentrog
10.12***	Employment Agreement, dated April 1, 2023, between HTO Holdings Inc., Functional Brands Inc. and Hemptown Organics Corp., and Tariq Rahim
10.13***	ISO Certification - Purity Labs
10.14***	Kirkman Certification validation from Purity
10.15***	Testing Standards - The Forum
10.16***	Schedule A to the Asset Purchase Agreement (Warranty Bill of Sale)
10.17***	iHerb Inc agreement - Kirkman
10.18***	Amendment to License Agreement with the Trailer Park Boys 9/25/2024
10.19***	Fourth Amended Forbearance
10.20***	Conf of Judgement
23.1*	Consent of TAAD LLP
23.2***	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1***	Power of Attorney (included on the signature page of this registration statement)
99.1***	Audit Committee Charter
99.2***	Compensation Committee Charter
99.3***	Nominating and Corporate Governance Committee Charter
99.4***	Consent of Girard Smith as Director Nominee
99.5***	Consent of Blake Janover as Director Nominee
99.6***	Consent of Lourdes Felix as Director Nominee
99.7***	Executive Compensation Clawback Policy
107***	Filing Fee Table

***	Previously filed.
*	Filed herewith

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 14, 2025.

Functional Brands Inc.

By:	/s/ Eric Gripentrog
Eric Gripentrog Chief Executive Officer, and Director

SIGNATURE	TITLE	DATE

/s/ Eric Gripentrog	Chief Executive Officer and Director	February 14, 2025
Eric Gripentrog

/s/ Tariq Rahim	Chief Financial Officer and Director	February 14, 2025
Tariq Rahim

By:	/s/ Eric Gripentrog
Eric Gripentrog
Attorney-in-fact